As filed with the Securities and Exchange Commission on March 27, 2017

Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-4

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

APX Group Holdings, Inc.

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation or organization)

7380

(Primary Standard Industrial Classification Code Number)

46-1304852

(I.R.S. Employer Identification No.)

4931 North 300 West

Provo, Utah 84604

(801) 377-9111

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

APX Group, Inc.

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation or organization)

7380

(Primary Standard Industrial Classification Code Number)

20-4658652

(I.R.S. Employer Identification No.)

4931 North 300 West

Provo, Utah 84604

(801) 377-9111

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

SEE TABLE OF ADDITIONAL REGISTRANTS

Shawn J. Lindquist

Chief Legal Officer

APX Group Holdings, Inc.

4931 North 300 West

Provo, Utah 84604

(801) 377-9111

(Name, address, including zip code, and telephone number, including area code, of agent for service)

With a copy to:

Igor Fert

Simpson Thacher & Bartlett LLP

425 Lexington Avenue

New York, New York 10017-3954

(212) 455-2000

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Approximate date of commencement of proposed exchange offer: As soon as practicable after this Registration Statement is declared effective.

If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box.  ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a small reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒ (Do not check if a smaller reporting company)	Smaller reporting company	☐

If applicable, place an X in the box to designate the appropriate rule provision relied upon in conducting this transaction:

Exchange Act Rule 13e-4(i) (Cross Border Issuer Tender Offer)  ☐

Exchange Act Rule 14d-1(d) (Cross Border Third Party Tender Offer)  ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price Per Note	Proposed Maximum Aggregate Offering Price(1)	Amount of Registration Fee
7.875% Senior Secured Notes due 2022	$300,000,000	100%	$300,000,000	$34,770.00
Guarantees of 7.875% Senior Notes due 2022(2)	N/A	N/A	N/A	N/A(3)

(1)	Estimated solely for the purpose of calculating the registration fee under Rule 457(f) of the Securities Act of 1933, as amended (the “Securities Act”).
(2)	See inside facing page for table of registrant guarantors.
(3)	Pursuant to Rule 457(n) under the Securities Act, no separate filing fee is required for the guarantees.

The Registrants hereby amend this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrants shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

Table of Additional Registrant Guarantors

Exact Name of Registrant Guarantor as Specified in its Charter (or Other Organizational Document)	State or Other Jurisdiction of Incorporation or Organization	I.R.S. Employer Identification Number	Primary Standard Industrial Classification Code Number	Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant Guarantor’s Principal Executive Offices
313 Aviation, LLC	Utah	80-0872606	7380	4931 North 300 West Provo, Utah 84604 (801) 377-9111
Vivint, Inc.	Utah	20-3754038	7380	4931 North 300 West Provo, Utah 84604 (801) 377-9111
Vivint Purchasing, LLC	Utah	45-2644263	7380	4931 North 300 West Provo, Utah 84604 (801) 377-9111
AP AL LLC	Delaware	26-3670401	7380	4931 North 300 West Provo, Utah 84604 (801) 377-9111
Vivint Wireless, Inc.	Delaware	80-0917588	7380	4931 North 300 West Provo, Utah 84604 (801) 377-9111
Farmington IP LLC	Delaware	38-3926661	7380	4931 North 300 West Provo, Utah 84604 (801) 377-9111
IPR LLC	Delaware	38-3944718	7380	4931 North 300 West Provo, Utah 84604 (801) 377-9111
Smartrove Inc.	Delaware	46-0581286	7380	4931 North 300 West Provo, Utah 84604 (801) 377-9111
Smart Home Pros, Inc.	Utah	26-2819709	7380	491 South 1325 W #3-4, Orem UT 84058 (801) 377-9111
Space Monkey, LLC	Delaware	38-3937398	7380	4931 North 300 West Provo, Utah 84604 (801) 377-9111
Vivint FireWild, LLC	Delaware	46-4644442	7380	4931 North 300 West Provo, Utah 84604 (801) 377-9111
Vivint Group, Inc.	Delaware	61-1750524	7380	4931 North 300 West Provo, Utah 84604 (801) 377-9111
Vivint Louisiana LLC	Louisiana	37-1719559	7380	1701 Old Minden Rd., Suite 32, Bossier City, LA 71111 (844) 318-3354

The information in this prospectus is not complete and may be changed. We may not issue the exchange notes in the exchange offer until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state or jurisdiction where such offer or sale is not permitted.

Subject to Completion, dated March 27, 2017

APX Group, Inc.

Offer to Exchange

$300,000,000 aggregate principal amount of 7.875% Senior Secured Notes due 2022 (the “exchange notes”), which have been registered under the Securities Act of 1933, as amended (the “Securities Act”), for any and all outstanding $300,000,000 aggregate principal amount of 7.875% Senior Secured Notes due 2022 that were issued on February 1, 2017 (the “outstanding 2022 notes”). Prior to the sale and issuance of the outstanding 2022 notes, there were $600,000,000 aggregate principal amount of 7.875% Senior Secured Notes due 2022 already outstanding under the indenture (the “existing registered 2022 notes”). The exchange notes, the outstanding 2022 notes and the existing registered 2022 notes are collectively referred to herein as the “notes.”

The exchange notes will be fully and unconditionally guaranteed, jointly and severally, on a senior secured basis, by APX Group Holdings, Inc., our parent company, and each of our existing and future material wholly-owned U.S. restricted subsidiaries to the extent such entities guarantee indebtedness under our revolving credit facility or our other indebtedness or indebtedness of any subsidiary guarantor as described herein.

We are conducting the exchange offer in order to provide you with an opportunity to exchange your unregistered outstanding 2022 notes for freely tradeable exchange notes that have been registered under the Securities Act.

The Exchange Offer

•	We will exchange all outstanding 2022 notes that are validly tendered and not validly withdrawn for an equal principal amount of exchange notes that are freely tradeable.

•	You may withdraw tenders of outstanding 2022 notes at any time prior to the expiration date of the exchange offer.

•	The exchange offer expires at 5:00 p.m., New York City time, on , 2017 which is the 21st business day after the date of this prospectus.

•	The exchange of outstanding 2022 notes for exchange notes in the exchange offer will not be a taxable event for U.S. federal income tax purposes.

•	The terms of the exchange notes to be issued in the exchange offer are substantially identical to the outstanding 2022 notes, except that the exchange notes will be freely tradeable.

Results of the Exchange Offer:

•	The exchange notes may be sold in the over-the-counter market, in negotiated transactions or through a combination of such methods. We do not plan to list the exchange notes on a national market.

All untendered outstanding 2022 notes will continue to be subject to the restrictions on transfer set forth in such outstanding 2022 notes and in the indenture governing the notes. In general, the outstanding 2022 notes may not be offered or sold, unless registered under the Securities Act, except pursuant to an exemption from, or in a transaction not subject to, the Securities Act and applicable state securities laws. Other than in connection with the exchange offer, we do not currently anticipate that we will register the outstanding 2022 notes under the Securities Act.

You should carefully consider the “Risk Factors” beginning on page 12 of this prospectus before participating in the exchange offer.

Each broker dealer that receives exchange notes for its own account pursuant to the exchange offer must acknowledge that it will deliver a prospectus in connection with any resale of such exchange notes. This prospectus, as it may be amended or supplemented from time to time, may be used by a broker dealer in connection with resales of exchange notes received in exchange for outstanding 2022 notes where such outstanding 2022 notes were acquired as a result of market making activities or other trading activities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of the exchange notes to be distributed in the exchange offer or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is             , 2017.

You should rely only on the information contained in this prospectus. We have not authorized anyone to provide you with different information. This prospectus may be used only for the purposes for which it has been published and no person has been authorized to give any information not contained herein. If you receive any other information, you should not rely on it. We are not making an offer of these securities in any state where the offer is not permitted.

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FORWARD-LOOKING STATEMENTS

This prospectus includes forward-looking statements regarding, among other things, our plans, strategies and prospects, both business and financial. These statements are based on the beliefs and assumptions of our management. Although we believe that our plans, intentions and expectations reflected in or suggested by these forward-looking statements are reasonable, we cannot assure you that we will achieve or realize these plans, intentions or expectations. Forward-looking statements are inherently subject to risks, uncertainties and assumptions. Generally, statements that are not historical facts, including statements concerning our possible or assumed future actions, business strategies, events or results of operations, are forward-looking statements. These statements may be preceded by, followed by or include the words “believes,” “estimates,” “expects,” “projects,” “forecasts,” “may,” “will,” “should,” “seeks,” “plans,” “scheduled,” “anticipates” or “intends” or similar expressions.

Forward-looking statements are not guarantees of performance. You should not put undue reliance on these statements which speak only as of the date hereof. You should understand that the following important factors, in addition to those discussed in “Risk Factors” and elsewhere in this prospectus, could affect our future results and could cause those results or other outcomes to differ materially from those expressed or implied in our forward-looking statements:

•	risks of the security and smart home industry, including risks of and publicity surrounding the sales, subscriber origination and retention process;

•	the highly competitive nature of the security and smart home industry and product introductions and promotional activity by our competitors;

•	litigation, complaints or adverse publicity;

•	the impact of changes in consumer spending patterns, consumer preferences, local, regional, and national economic conditions, crime, weather, demographic trends and employee availability;

•	adverse publicity and product liability claims;

•	increases and/or decreases in utility and other energy costs, increased costs related to utility or governmental requirements;

•	cost increases or shortages in security and smart home technology products or components; and

•	the impact to our business, results of operations, financial condition, regulatory compliance and customer experience of the Vivint Flex Pay plan.

In addition, the origination and retention of new subscribers will depend on various factors, including, but not limited to, market availability, subscriber interest, the availability of suitable components, the negotiation of acceptable contract terms with subscribers, local permitting, licensing and regulatory compliance and our ability to manage anticipated expansion and to hire, train and retain personnel, the financial viability of subscribers and general economic conditions.

These and other factors that could cause actual results to differ from those implied by the forward-looking statements in this prospectus are more fully described in “Risk Factors” and elsewhere in this prospectus. The risks described in “Risk Factors” are not exhaustive. Other sections of this prospectus describe additional factors that could adversely affect our business, financial condition or results of operations. New risk factors emerge from time to time and it is not possible for us to predict all such risk factors, nor can we assess the impact of all such risk factors on our business or the extent to which any factor or combination of factors may cause actual results to differ materially from those contained in any forward-looking statements. All forward-looking statements attributable to us or persons acting on our behalf are expressly qualified in their entirety by the foregoing cautionary statements. We undertake no obligations to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise.

MARKET, RANKING AND OTHER INDUSTRY DATA

Market, ranking and industry data used throughout this prospectus, including statements regarding subscriber acquisition costs, attrition and adoption rates, is based on the good faith estimates of management, which in turn are based upon management’s review of internal surveys, independent industry surveys and publications, including reports by Strategy Analytics, ABI Research and Barnes Associates and other third party research and publicly available information. Although we believe that these third-party sources are reliable, we do not guarantee the accuracy or completeness of this information, and neither we nor the initial purchasers have independently verified this information. Similarly, internal company surveys, while believed by us to be reliable, have not been verified by any independent sources.

TRADEMARKS

Vivint and related marks are registered trademarks or trademark applications of, or are otherwise owned or used by, Vivint, Inc. Any trademarks, trade names or service marks of other companies appearing herein are, to our knowledge, the property of their respective owners. Solely for convenience, the trademarks, service marks and trade names referred to in this prospectus may appear without the ®, TM or SM symbols, but the absence of such references does not indicate the registration status of the trademarks, service marks and trade names and is not intended to indicate, in any way, that we will not assert, to the fullest extent under applicable law, our rights or the right of the applicable licensor to such trademarks, service marks and trade names.

BASIS OF PRESENTATION

On November 16, 2012, APX Group, Inc. and two of its historical affiliates, V Solar Holdings, Inc. (“Solar”) and 2GIG Technologies, Inc. (“2GIG”), were acquired by an investor group (collectively, the “Investors”) comprised of certain investment funds affiliated with Blackstone Capital Partners VI L.P. (“Blackstone” or the “Sponsor”), and certain co-investors and management investors. This acquisition was accomplished through certain mergers and related reorganization transactions (collectively, the “Merger” and, together with certain related financing transactions, the “Transactions”) pursuant to which each of APX Group, Inc., Solar and 2GIG became indirect wholly-owned subsidiaries of 313 Acquisition LLC (“Acquisition LLC”), an entity wholly-owned by the Investors. Upon the consummation of the Merger, APX Group, Inc. and 2GIG became consolidated subsidiaries of APX Group Holdings, Inc. (“Holdings” or “Parent Guarantor”), which in turn is wholly-owned by APX Parent Holdco, Inc., which in turn is owned by Acquisition LLC, and Solar became a direct wholly-owned subsidiary of Acquisition LLC. Acquisition LLC, APX Parent Holdco, Inc. and Parent Guarantor have no independent operations and were formed for the purpose of facilitating the Merger.

Unless the context suggests otherwise, references in this prospectus to “Vivint®,” the “Company,” “we,” “us” and “our” refer to the Parent Guarantor and its subsidiaries, including 2GIG to the date of the 2GIG Sale (as defined below). References to the “Issuer” refer to APX Group, Inc., exclusive of its subsidiaries. References to “Parent Guarantor” refer to Holdings, exclusive of its subsidiaries.

Our results of operations included in this prospectus include the results of operations of 2GIG up through April 1, 2013, which was the date we completed the sale of 2GIG and its subsidiary (the “2GIG Sale”) to Nortek, Inc. (“Nortek”). In connection with the 2GIG Sale, we entered into a five-year supply agreement with 2GIG, pursuant to which they will be the exclusive provider of our control panel requirements, subject to certain exceptions as provided in the supply agreement. Due to our continuing involvement with 2GIG under the supply agreement, it is not considered a discontinued operation. 2GIG does not and will not provide any credit support for any of our indebtedness, including indebtedness incurred under our revolving credit facility, our 6.375% Senior Secured Notes due 2019 (the “2019 notes”), our 8.75% Senior Notes due 2020 (the “2020 notes”), our 8.875% Senior Secured Notes due 2022 (the “private placement notes” and, together with the 2019 notes, the existing registered 2022 notes and the outstanding 2022 notes, the “existing senior secured notes” and, the existing senior secured notes together with the 2020 notes, the “existing notes”) or the exchange notes.

Unless specified otherwise, amounts in this prospectus are presented in U.S. dollars.

Defined terms in the financial statements contained in this prospectus have the meanings ascribed to them in the financial statements.

PROSPECTUS SUMMARY

This summary highlights selected information appearing elsewhere in this prospectus. Because it is a summary, it may not contain all of the information that may be important to you. To understand this exchange offer fully, you should read this entire prospectus carefully, including the information set forth under the heading “Risk Factors” and our financial statements. Before participating in the exchange offer, you should read the discussion under “Basis of Presentation” above for the definition of certain terms used in this prospectus and a description of certain transactions and other matters described in this prospectus.

Company Overview

We are one of the largest companies in North America focused on delivering smart home and security products and services. Our fully integrated smart home platform offers subscribers a comprehensive suite of products and services to remotely control, monitor and manage their homes using any Internet-connected smart device. Unlike many other smart home companies that focus only on selling equipment and software, subscriber origination or servicing, we are a vertically integrated smart home company, owning the entire customer lifecycle including sales, professional installation, service, monitoring, billing and customer support. We believe that with our proven business model, along with 17 years of experience installing integrated solutions, we are well positioned to continue to lead the large and growing smart home market. We offer homeowners a customized smart home that integrates a wide variety of smart home and security products. We seek to deliver a quality subscriber experience through a combination of innovative products and services and a commitment to customer service, which together with our focus on originating high-quality new subscribers, has enabled us to achieve attrition rates we believe are historically at industry averages, while continuing to increase RPU as a result of increased adoption of smart home products and services. Through our established underwriting criteria and compensation structure, we have built a portfolio of approximately 1,147,000 subscribers in North America, with an average credit score of 714, as of December 31, 2016. Over 95% of our revenues during the years ended December 31, 2016, 2015 and 2014, respectively, consisted of contractually committed revenues, which have historically resulted in predictable and consistent operating results.

Corporate Information

APX Group, Inc. was incorporated under the laws of the State of Delaware on April 5, 2006. Our principal executive offices are located at 4931 North 300 West, Provo, Utah 84604, and our telephone number is (801) 377-9111.

The Exchange Offer

The following summary is provided solely for your convenience and is not intended to be complete. You should read the full text and more specific details contained elsewhere in this prospectus for a more detailed description of the notes.

General	On February 1, 2017, the Issuer issued in a private offering $300,000,000 aggregate principal amount of 7.875% Senior Secured Notes due 2022.

In connection with the private offering, the Issuer and the guarantors of the outstanding 2022 notes entered into a registration rights agreement with the initial purchasers pursuant to which they agreed, among other things, to complete the exchange offer on or prior to October 29, 2017. You are entitled to exchange in the exchange offer your outstanding 2022 notes for exchange notes which are identical in all material respects to the outstanding 2022 notes except:

•	the exchange notes have been registered under the Securities Act;

•	the exchange notes are not entitled to any registration rights which are applicable to the outstanding 2022 notes under the registration rights agreement; and

•	the additional interest provisions of the registration rights agreement are not applicable.

The Exchange Offer	The Issuer is offering to exchange $300,000,000 aggregate principal amount of 7.875% Senior Secured Notes due 2022 which have been registered under the Securities Act for any and all of its existing unregistered 7.875% Senior Secured Notes due 2022 that were issued on February 1, 2017.

You may only exchange outstanding 2022 notes in a minimum principal amount of $2,000 or in integral multiples of $1,000 in excess thereof.

Resale	Based on an interpretation by the staff of the Securities and Exchange Commission (the “SEC”) set forth in no-action letters issued to third parties, we believe that the exchange notes issued pursuant to the exchange offer in exchange for outstanding 2022 notes may be offered for resale, resold and otherwise transferred by you (unless you are our “affiliate” within the meaning of Rule 405 under the Securities Act) without compliance with the registration and prospectus delivery provisions of the Securities Act, provided that:

•	you are acquiring the exchange notes in the ordinary course of your business; and

•	you have not engaged in, do not intend to engage in, and have no arrangement or understanding with any person to participate in, a distribution of the exchange notes.

If you are a broker-dealer and receive exchange notes for your own account in exchange for outstanding 2022 notes that you acquired as a result of market-making activities or other trading activities, you must acknowledge that you will deliver this prospectus in connection with any resale of the exchange notes. See “Plan of Distribution.”

Any holder of outstanding 2022 notes who:

•	is our affiliate;

•	does not acquire exchange notes in the ordinary course of its business; or

•	tenders its outstanding 2022 notes in the exchange offer with the intention to participate, or for the purpose of participating, in a distribution of exchange notes;

cannot rely on the position of the staff of the SEC enunciated in Morgan Stanley & Co. Incorporated (available June 5, 1991) and Exxon Capital Holdings Corporation (available May 13, 1988), as interpreted in the SEC’s letter to Shearman & Sterling (available July 2, 1993), or similar no-action letters and, in the absence of an exemption therefrom, must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale of the exchange notes.

Expiration Date	The exchange offer will expire at 5:00 p.m., New York City time, on , 2017, which is the 21st business day after the date of this prospectus, unless extended by the Issuer. The Issuer does not currently intend to extend the expiration date.

Withdrawal	You may withdraw the tender of your outstanding 2022 notes at any time prior to the expiration of the exchange offer. The Issuer will return to you any of your outstanding 2022 notes that are not accepted for any reason for exchange, without expense to you, promptly after the expiration or termination of the exchange offer.

Interest on the exchange notes and the outstanding 2022 notes	The exchange notes will bear interest at the rate per annum set forth on the cover page of this prospectus from the most recent date to which interest has been paid on the outstanding 2022 notes. The interest will be payable semi-annually on June 1 and December 1, commencing on June 1, 2017. No interest will be paid on outstanding 2022 notes following their acceptance for exchange.

Conditions to the Exchange Offer	The exchange offer is subject to customary conditions, which the Issuer may waive.

See “The Exchange Offer—Conditions to the Exchange Offer.”

Procedures for Tendering Outstanding 2022 Notes	If you wish to participate in the exchange offer, you must complete, sign and date the accompanying letter of transmittal, or a facsimile of such letter of transmittal, according to the instructions contained in this prospectus and the letter of transmittal. You must then mail or otherwise deliver the letter of transmittal, or a facsimile of such letter of transmittal, together with the outstanding 2022 notes and any other required documents, to the exchange agent at the address set forth on the cover page of the letter of transmittal.

If you hold outstanding 2022 notes through The Depository Trust Company (“DTC”) and wish to participate in the exchange offer, you must comply with the Automated Tender Offer Program procedures of DTC, by which you will agree to be bound by the letter of transmittal. By signing or agreeing to be bound by the letter of transmittal, you will represent to us that, among other things:

•	you are not our “affiliate” within the meaning of Rule 405 under the Securities Act or, if you are our affiliate, that you will comply with any applicable registration and prospectus delivery requirements of the Securities Act;

•	you do not have an arrangement or understanding with any person or entity to participate in the distribution of the exchange notes;

•	you are acquiring the exchange notes in the ordinary course of your business; and

•	if you are a broker-dealer that will receive exchange notes for your own account in exchange for outstanding 2022 notes that were acquired as a result of market-making activities, that you will deliver a prospectus, as required by law, in connection with any resale of such exchange notes.

Special Procedures for Beneficial Owners	If you are a beneficial owner of outstanding 2022 notes that are registered in the name of a broker, dealer, commercial bank, trust company or other nominee, and you wish to tender those outstanding 2022 notes in the exchange offer, you should contact the registered holder promptly and instruct the registered holder to tender those outstanding 2022 notes on your behalf. If you wish to tender on your own behalf, you must, prior to completing and executing the letter of transmittal and delivering your outstanding 2022 notes, either make appropriate arrangements to register ownership of the outstanding 2022 notes in your name or obtain a properly completed bond power from the registered holder. The transfer of registered ownership may take considerable time and may not be able to be completed prior to the expiration date.

Guaranteed Delivery Procedures

If you wish to tender your outstanding 2022 notes and your outstanding 2022 notes are not immediately available or you cannot deliver your outstanding 2022 notes, the letter of transmittal or any other required documents, or you cannot comply with the applicable procedures under DTC’s Automated Tender Offer Program for transfer of book-entry interests, prior to the expiration date, you must tender your outstanding 2022 notes according to the guaranteed delivery procedures set forth in this prospectus under “The Exchange Offer—Guaranteed Delivery Procedures.”

Effect on Holders of Outstanding 2022 Notes	As a result of the making of, and upon acceptance for exchange of all validly tendered outstanding 2022 notes pursuant to the terms of the exchange offer, the Issuer and the guarantors will have fulfilled a covenant under the registration rights agreement. Accordingly, there will be no increase in the interest rate on the outstanding 2022 notes under the circumstances described in the registration rights agreement. If you do not tender your outstanding 2022 notes in the exchange offer, you will continue to be entitled to all the rights and limitations applicable to the outstanding 2022 notes as set forth in the indenture governing the outstanding 2022 notes, except the Issuer and the guarantors will not have any further obligation to you to provide for the exchange and registration of the outstanding 2022 notes under the registration rights agreement. To the extent that outstanding 2022 notes are tendered and accepted in the exchange offer, the trading market for remaining outstanding 2022 notes that are not so tendered and exchanged could be adversely affected.

Consequences of Failure to Exchange	All untendered outstanding 2022 notes will continue to be subject to the restrictions on transfer set forth in the outstanding 2022 notes and in the indenture governing the outstanding 2022 notes. In general, the outstanding 2022 notes may not be offered or sold unless registered under the Securities Act, except pursuant to an exemption from, or in a transaction not subject to, the Securities Act and applicable state securities laws. Other than in connection with the exchange offer, the Issuer and the guarantors do not currently anticipate that they will register the outstanding 2022 notes under the Securities Act.

Certain U.S. Federal Income Tax Considerations	The exchange of outstanding 2022 notes for exchange notes in the exchange offer will not be a taxable event for U.S. federal income tax purposes. See “Certain U.S. Federal Income Tax Considerations.”

Use of Proceeds	We will not receive any cash proceeds from the issuance of exchange notes in the exchange offer. See “Use of Proceeds.”

The Exchange Notes

The terms of the exchange notes are identical in all material respects to the terms of the outstanding 2022 notes, except that the exchange notes will not contain terms with respect to transfer restrictions or additional interest upon a failure to fulfill certain of our obligations under the registration rights agreement. The exchange notes will evidence the same debt as the outstanding 2022 notes. The exchange notes will be governed by the same indenture under which the outstanding 2022 notes were issued. The exchange notes will be treated as a single class with the existing registered 2022 notes and the outstanding 2022 notes and will have the same terms as those of the existing registered 2022 notes. The following summary is not intended to be a complete description of the terms of the exchange notes. For a more detailed description of the notes, see “Description of the Notes.”

Issuer	APX Group, Inc.

Notes Offered	$300.0 million aggregate principal amount of 7.875% Senior Secured Notes due 2022.

Maturity Date	The exchange notes will mature on December 1, 2022, or on such earlier date when any of our outstanding indebtedness that is pari passu with the notes (other than the 2019 notes) matures as a result of the operation of any “Springing Maturity” provision set forth in the agreements governing such indebtedness (as the same may be amended or waived from time to time).

See “Description of the Notes—Principal, Maturity and Interest.”

Interest	The exchange notes will accrue interest at a rate of 7.875% per annum, payable on June 1 and December 1 of each year, commencing on June 1, 2017.

Guarantees	The exchange notes will be fully and unconditionally guaranteed, jointly and severally, on a senior secured basis, by Parent Guarantor and each of our existing and future material wholly-owned U.S. restricted subsidiaries to the extent such entities guarantee indebtedness under our revolving credit facility or our other indebtedness or indebtedness of any subsidiary guarantor as described herein. Our existing and future foreign subsidiaries are not expected to guarantee the exchange notes. These guarantees are subject to release under specified circumstances. See “Description of the Notes—Guarantees.”

Ranking	The exchange notes and the guarantees thereof will be our and our guarantors’ senior obligations and will rank (without giving effect to security interests):

•	equally in right of payment with all of our and the guarantors’ existing and future senior obligations;

•	senior in right of payment to any of our and our guarantors’ subordinated indebtedness; and

•	structurally subordinated to all existing and future liabilities (including trade payables) of our subsidiaries that do not guarantee the notes.

Claims under the exchange notes and guarantees thereof will effectively rank behind the claims of holders of “superpriority” obligations, including interest, under our $289.4 million revolving credit facility, and up to an additional $60.0 million of “superpriority” obligations that we may incur in the future, in respect of proceeds from the enforcement of remedies or other realization of collateral. See “Description of the Notes—Intercreditor Agreement.” The exchange notes will also be effectively subordinated to any existing or future indebtedness that is secured by liens on assets that do not constitute a part of the collateral securing the notes to the extent of the value of such assets.

Before intercompany eliminations, revenues from our non-guarantor Subsidiaries were approximately $59.3 million, or 7.8% of our total revenues, during the year ended December 31, 2016. As of December 31, 2016, before intercompany eliminations, liabilities of our non-guarantor Subsidiaries were approximately $97.0 million, or 3.5% of our total liabilities.

Collateral	The exchange notes and the guarantees thereof will be secured, together with our existing senior secured notes and borrowings under our revolving credit facility, on a first-priority lien basis by substantially all of the assets of Parent Guarantor, the Issuer, and any existing and future subsidiary guarantors, including all of the capital stock of the Issuer and each restricted subsidiary (which, in the case of foreign subsidiaries, will be limited to 65% of the capital stock of each first-tier foreign subsidiary), subject to certain exceptions and permitted liens, as described in this prospectus.

The Trustee is a party to the intercreditor and collateral agency agreement between the collateral agent for our revolving credit facility and our existing senior secured notes as to the relative priorities of their respective security interests in the collateral and certain other matters relating to the administration of such security interests (the “intercreditor agreement”). Under the terms of the security documents and/or intercreditor agreement, the proceeds of any collection, sale, disposition or other realization of collateral received in connection with the exercise of remedies (including distributions of cash, securities or other property on account of the value of the collateral in a bankruptcy, insolvency, reorganization or similar proceedings) will be applied first to repay “superpriority” obligations, including up to $289.4 million of borrowings under our revolving credit facility, and any additional “superpriority” borrowings that we may incur in the future in an amount not to exceed $60.0 million. See “Description of the Notes—Intercreditor Agreement” and “Risk Factors—Risks Relating to the Notes and Our

Indebtedness—Your right to take enforcement action with respect to the liens securing the notes is limited in certain circumstances, and you will receive the proceeds from such enforcement only after “superpriority” obligations under the revolving credit facility and any incremental facilities have been paid in full.”

No appraisal of the value of the collateral has been made in connection with this exchange offer, and the value of the collateral in the event of liquidation may be materially different from its book value. The fair market value of the collateral is subject to fluctuations based on factors that include, among others, the condition of our industry, the ability to sell the collateral in an orderly sale, general economic conditions and the availability of buyers. The amount to be received upon a sale of the collateral would also be dependent on numerous factors, including, but not limited to, the actual fair market value of the collateral at such time and the timing and the manner of the sale. By its nature, portions of the collateral may be illiquid and may have no readily ascertainable market value. Accordingly, there can be no assurance that the collateral can be sold in a short period of time or in an orderly manner. In addition, in the event of a bankruptcy, your ability to realize upon any of the collateral may be subject to certain bankruptcy law limitations. See “Description of the Notes—Collateral.”

Some of our assets are excluded from the collateral, as described in “Description of the Notes—Excluded Assets.”

In addition, the collateral will not include any capital stock of any affiliate of Holdings or the Issuer to the extent that the pledge of such capital stock results in our being required to file separate financial statements of such affiliate with the SEC, and any such capital stock that triggers such a requirement to file financial statements of such affiliate with the SEC will automatically be released from the collateral. Notwithstanding the foregoing, any such capital stock that is excluded as collateral securing the exchange notes as a result of such requirement will not be excluded from the collateral securing our revolving credit facility.

Optional Redemption

We may, at our option, redeem at any time and from time to time prior to December 1, 2018, some or all of the exchange notes at 100% of their principal amount thereof plus accrued and unpaid interest to but excluding the redemption date plus the applicable “make-whole premium” described under “Description of the Notes—Optional Redemption.” Prior to December 1, 2018 during any 12 month period, we also may, at our option, redeem at any time and from time to time up to 10% of the aggregate principal amount of the exchange notes issued under the indenture governing the exchange notes (including any additional notes issued thereunder) at a price equal to 103% of the principal amount thereof, plus accrued and unpaid interest to but excluding the redemption date. From and after December 1, 2018, we may, at our option, redeem at any time and from time to time some or all of the exchange notes at the applicable redemption prices set forth in this prospectus. In addition, on or prior to December 1, 2018, we may, at our option, redeem up to 35% of the exchange notes issued under the indenture governing the exchange notes (including any additional notes issued thereunder) with the proceeds from certain equity offerings at the redemption price listed under “Description of the Notes—Optional Redemption.”

Change of Control Offer	Upon the occurrence of specific kinds of a change of control, if we do not redeem the exchange notes, you will have the right, as holders of the exchange notes, to require us to repurchase some or all of your exchange notes at 101% of their principal amount, plus accrued and unpaid interest to but excluding the repurchase date. See “Description of the Notes—Repurchase at the Option of Holders—Change of Control.”

Asset Sale Proceeds	If the Issuer or its restricted subsidiaries engage in asset sales, the Issuer generally must either invest the net proceeds from such asset sales in its business within a specific period of time, prepay certain of its or its restricted subsidiaries’ debt or make an offer to purchase a principal amount of the exchange notes with the specified excess net proceeds, subject to certain exceptions. The purchase price of the exchange notes will be 100% of their principal amount plus accrued and unpaid interest to but excluding the payment date, if any. For more information, see “Description of the Notes—Repurchase at the Option of Holders—Asset Sales.”

Certain Covenants	The indenture governing the exchange notes contains covenants that, among other things, limit our ability and the ability of certain of our subsidiaries to:

•	incur or guarantee additional debt or issue disqualified stock or preferred stock;

•	pay dividends and make other distributions on, or redeem or repurchase, capital stock;

•	make certain investments;

•	incur certain liens;

•	enter into transactions with affiliates;

•	merge or consolidate;

•	enter into agreements that restrict the ability of restricted subsidiaries to make dividends or other payments to the Issuer;

•	designate restricted subsidiaries as unrestricted subsidiaries; and

•	transfer or sell assets.

These covenants are subject to a number of important limitations and exceptions. During any period in which the notes have an investment grade rating from each of Moody’s and Standard and Poor’s and no default has occurred and is continuing under the Indenture that governs the exchange notes, the Issuer and its Restricted Subsidiaries will not be subject to certain of these covenants. See “Description of the Notes—Certain Covenants.”

Use of Proceeds	We will not receive any proceeds from the exchange offer. See “Use of Proceeds.”

Trading Market	The exchange notes will generally be freely transferable (subject to certain restrictions discussed in “The Exchange Offer”) but there can be no assurance as to the development or liquidity of any market for the exchange notes. We do not intend to apply for a listing of the exchange notes on any securities exchange or automated dealer quotation system.

Governing Law	The exchange notes will be governed by the laws of the State of New York.

Risk Factors

You should carefully consider the information set forth under the section entitled “Risk Factors” beginning on page 12 of this prospectus as well as the other information contained in this prospectus before participating in the exchange offer.

SUMMARY HISTORICAL FINANCIAL INFORMATION

The summary historical consolidated financial information and other data presented below for the years ended December 31, 2016, 2015 and 2014 and the summary consolidated balance sheet and other data as of December 31, 2016 and 2015 have been derived from our audited consolidated financial statements included in this prospectus. The summary consolidated balance sheet and other data as of December 31, 2014 have been derived from our audited consolidated financial statements not included in this prospectus.

The summary consolidated financial data should be read in conjunction “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” as well as our audited consolidated financial statements and the related notes thereto included in this prospectus.

	Year ended
	December 31, 2016	December 31, 2015	December 31, 2014
	(in thousands)
Statement of Operations Data:
Total revenue	$757,907	$653,721	$563,677
Total costs and expenses	829,009	762,396	657,546

Loss from operations	(71,102)	(108,675)	(93,869)
Other expenses:
Interest expense	(197,965)	(161,339)	(147,511)
Interest income	432	90	1,455
Other (expenses) income	(7,255)	(8,832)	1,779

Loss from continuing operations before income taxes	(275,890)	(278,756)	(238,146)
Income tax expense (benefit)	67	351	514

Net loss from continuing operations	(275,957)	(279,107)	(238,660)
Balance Sheet Data (at period end):
Cash and cash equivalents	$43,520	$2,559	$10,807
Working capital (deficit)	(80,170)	(120,952)	(51,569)
Adjusted working capital (deficit) (excluding cash and capital lease obligation)	(113,893)	(115,895)	(56,827)
Total assets	2,547,662	2,303,644	2,255,586
Total debt	2,486,700	2,138,112	1,835,068
Total shareholders’ (deficit) equity	$(245,182)	$(76,993)	$224,486
Ratio of earnings to fixed charges(1)	NM	NM	NM

(1)	The ratio of earnings to fixed charges is calculated by dividing the sum of earnings (loss) from continuing operations before income taxes and fixed charges, by fixed charges. Fixed charges include interest expense on all indebtedness, amortization of debt issuance fees and interest expense on operating leases. Earnings were deficient in all periods presented to cover fixed charges by the following amounts:

December 31, 2016	December 31, 2015	December 31, 2014
(in thousands)
$(275,890)	$(278,756)	$(238,146)

RISK FACTORS

You should carefully consider the following risk factors and all other information contained in this prospectus before participating in the exchange offer. The risks and uncertainties described below are not the only risks facing us and your investment in the exchange notes. Additional risks and uncertainties that we are unaware of, or those we currently deem immaterial, also may become important factors that affect us. The following risks could materially and adversely affect our business, financial condition, cash flows or results of operations.

Risks Related to the Exchange Offer

If you choose not to exchange your outstanding 2022 notes in the exchange offer, the transfer restrictions currently applicable to your outstanding 2022 notes will remain in force and the market price of your outstanding 2022 notes could decline.

If you do not exchange your outstanding 2022 notes for exchange notes in the exchange offer, then you will continue to be subject to the transfer restrictions on the outstanding 2022 notes as set forth in the offering memorandum distributed in connection with the private offering of the outstanding 2022 notes. In general, the outstanding 2022 notes may not be offered or sold unless they are registered or exempt from registration under the Securities Act and applicable state securities laws. Except as required by the registration rights agreement, we do not intend to register resales of the outstanding 2022 notes under the Securities Act.

The tender of outstanding 2022 notes under the exchange offer will reduce the remaining principal amount of the outstanding 2022 notes, which may have an adverse effect upon and increase the volatility of, the market price of the outstanding 2022 notes due to reduction in liquidity.

Your ability to transfer the exchange notes may be limited by the absence of an active trading market, and an active trading market may not develop for the notes.

We cannot assure you as to the development or liquidity of any trading market for the exchange notes. The liquidity of any market for the exchange notes will depend on a number of factors, including:

•	the number of holders of exchange notes;

•	our operating performance and financial condition;

•	the market for similar securities;

•	the interest of securities dealers in making a market in the exchange notes; and

•	prevailing interest rates.

Historically, the market for non-investment grade debt has been subject to disruptions that have caused substantial volatility in the prices of securities similar to the exchange notes. The market, if any, for the exchange notes may face similar disruptions that may adversely affect the prices at which you may sell your exchange notes. Therefore, you may not be able to sell your exchange notes at a particular time and the price that you receive when you sell may not be favorable.

Risks Related To Our Business

Our industry is highly competitive.

We operate in a highly competitive industry. We face competition from large residential security companies that have or may have greater capital and other resources than us. We also face, and may in the future face, competition from other providers of information and communication products and services, including cable and telecommunications companies, Internet service providers, large technology companies and others, that may have greater capital and resources than us. Competitors that are larger in scale and have greater resources may benefit from greater economies of scale and other lower costs that permit them to offer more favorable terms to consumers (including lower service costs) than we offer, causing such consumers to choose to enter into contracts with such competitors. For instance, cable and telecommunications companies are expanding into the smart home and security industries and are bundling their existing offerings with automation and monitored security services. In some instances, it appears that certain components of such bundled offerings are significantly underpriced and, in effect, subsidized by the rates charged for the other product or services offered by these companies. These pricing alternatives may influence subscribers’ desire to subscribe to our services at rates and fees we consider appropriate. These competitors may also benefit from greater name recognition and superior advertising, marketing, promotional and other resources. To the extent that such competitors utilize any competitive advantages in markets where our business is more highly concentrated, the negative impact on our business may increase over time. In addition to potentially reducing the number of new subscribers we are able to originate, increased competition could also result in increased subscriber acquisition costs and higher attrition rates that would negatively impact us over time. The benefit offered to larger competitors from economies of scale and other lower costs may be magnified by an economic downturn in which subscribers put a greater emphasis on lower cost products or services. In addition, we face competition from regional competitors that concentrate their capital and other resources in targeting local markets.

We also face potential competition from improvements in do-it-yourself (“DIY”) systems, which enable consumers to install their own systems and monitor and control their home environment through the Internet, text messages, emails or similar communications, without third-party involvement or the need for a subscription agreement. Continued pricing pressure or improvements in technology and shifts in consumer preferences towards DIY systems could adversely impact our subscriber base or pricing structure and have a material and adverse effect on our business, financial condition, results of operations and cash flows.

Cable and telecommunications companies actively targeting the smart home market and expanding into the monitored security space, and large technology companies expanding into the smart home market could result in pricing pressure, a shift in customer preferences towards the services of these companies and a reduction in our market share. Continued pricing pressure from these competitors or failure to achieve pricing based on the competitive advantages previously identified above could prevent us from maintaining competitive price points for our products and services resulting in lost customers or in our inability to attract new customers and have an adverse effect on our business, financial condition, results of operations and cash flows.

We rely on long-term retention of subscribers and subscriber attrition can have a material adverse effect on our results.

We incur significant upfront costs to originate new subscribers. Accordingly, our long-term performance is dependent on our subscribers remaining with us for several years after the initial 36 to 60 month term of their contracts. A significant reason for attrition occurs when subscribers move and do not reconnect. Subscriber moves are impacted by changes in the housing market. See “—Our business is subject to macroeconomic and demographic factors that may negatively impact our results of operations.” Some other factors that can increase subscriber attrition include problems experienced with the quality of our products or services, unfavorable general economic conditions, adverse publicity and the preference for lower pricing of competitors’ products and services. If we fail to retain our subscribers for a sufficient period of time, our profitability, business, financial condition, results of operations and cash flows could be materially and adversely affected. Our inability to retain subscribers for a long term could materially and adversely affect our business, financial condition, cash flows or results of operations.

In addition, we amortize or depreciate our capitalized subscriber acquisition costs based on the estimated life of the subscriber relationship. If attrition rates rise significantly, we may be required to accelerate the amortization of expenses or the depreciation of assets related to such subscribers or to impair such assets, which could adversely impact our reported GAAP financial results.

Litigation, complaints or adverse publicity could negatively impact our business, financial condition and results of operations.

From time to time, we engage in the defense of, and may in the future be subject to, certain investigations, claims and lawsuits arising in the ordinary course of our business. For example, we have been named as defendants in putative class actions alleging violations of wage and hour laws, the Telephone Consumer Protection Act, common law privacy and consumer protection laws. From time to time our subscribers have communicated and may in the future communicate complaints to organizations such as the Better Business Bureau, regulators, law enforcement or the media. Any resulting actions or negative subscriber sentiment or publicity could reduce the volume of our new subscriber originations or increase attrition of existing subscribers. Any of the foregoing may materially and adversely affect our business, financial condition, cash flows or results of operations.

Given our relationship with Vivint Solar and the fact that Vivint Solar uses our registered trademark, “Vivint”, in its name pursuant to a licensing agreement, our subscribers and potential subscribers may associate us with any problems experienced with Vivint Solar or adverse publicity related to Vivint Solar’s business. Because we have no control over Vivint Solar, we may not be able to take remedial action to cure any issues Vivint Solar has with its customers, and our trademark, brand and reputation may be adversely affected.

We are highly dependent on our ability to attract, train and retain an effective sales force and other key personnel.

Our business is highly dependent on our ability to attract, train and retain an effective sales force, especially for our peak April through August sales season. In addition, because sales representatives become more productive as they gain experience, retaining those individuals is very important for our success. If we are unable to attract, train and retain an effective sales force, our business, financial condition, cash flows or results of operations could be adversely affected. In addition, our business is dependent on our ability to attract and retain other key personnel in other critical areas of our business. If we are unable to attract and retain key personnel in our business, it could adversely affect our business, financial condition, cash flows and results of operations.

Our operations depend upon telecommunication services providers to transmit signals to and from our subscribers.

Our operations depend upon third-party cellular and other telecommunications providers to communicate signals to and from our subscribers in a timely, cost-efficient and consistent manner. The failure of one or more of these providers to transmit and communicate signals in a timely manner could affect our ability to provide services to our subscribers. There can be no assurance that third-party telecommunications providers and signal-processing centers will continue to transmit and communicate signals to or from our third-party providers and the monitoring stations without disruption. Any such disruption, particularly one of a prolonged duration, could have a material adverse effect on our business. In addition, failure to renew contracts with existing providers or to contract with other providers on commercially acceptable terms or at all may adversely impact our business.

Certain elements of our operating model have historically relied on our subscribers’ continued selection and use of traditional landline telecommunications to transmit signals to and from our subscribers. There is a growing trend for consumers to switch to the exclusive use of cellular, satellite or Internet communication technology in their homes, and telecommunication providers may discontinue their landline services in the future. In addition, many of our subscribers who use cellular communication technology for their systems use products that rely on older 2G technology, and certain telecommunication providers have discontinued 2G services in certain markets, and these and other telecommunication providers are expected to discontinue 2G services in other markets in the future. The discontinuation of landline, 2G and any other services by telecommunications providers in the future would require our subscriber’s system to be upgraded to alternative, and potentially more expensive, technologies. This could increase our subscriber attrition rates and slow our new subscriber originations. To maintain our subscriber base that uses components that are or could become obsolete, we may be required to upgrade or implement new technologies, including by offering to subsidize the replacement of subscribers’ outdated systems at our expense. Any such upgrades or implementations could require significant capital expenditures and also divert management’s attention and other important resources away from our customer service and new subscriber origination efforts.

Our interactive services are accessed through the Internet and our security monitoring services are increasingly delivered using Internet technologies. In addition, our distributed cloud storage solution, including the Vivint Smart Drive, is dependent upon Internet services for shared storage. Some providers of broadband access may take measures that affect their customers’ ability to use these products and services, such as degrading the quality of the data packets we transmit over their lines, giving those packets low priority, giving other packets higher priority than ours, blocking our packets entirely or attempting to charge their customers more for using our services or terminating the customer’s contract. There continues to be some uncertainty regarding whether suppliers of broadband Internet access in the U.S. have a legal obligation to allow their customers to access services such as ours without interference. In addition, the Federal Communications Commission (“FCC”) recently adopted net neutrality rules that may impact some aspects of our business. Because these rules are new, we do not yet know the impact they may have on our business. Interference with our services or higher charges to customers by broadband service providers for using our products and services could cause us to lose existing subscribers, impair our ability to attract new subscribers and materially and adversely affect our business, financial condition, results of operations and cash flows.

In addition, telecommunication service providers are subject to extensive regulation in the markets where we operate or may expand in the future. Changes in the applicable laws or regulations affecting telecommunication services could require us to change the way we operate, which could increase costs or otherwise disrupt our operations, which in turn could adversely affect our business, financial condition, cash flows or results of operations.

We must successfully upgrade and maintain our information technology systems.

We rely on various information technology systems to manage our operations. We are currently implementing modifications and upgrades to these systems, and have replaced certain of our legacy systems with successor systems with new functionality.

There are inherent costs and risks associated with modifying or changing these systems and implementing new systems, including potential disruption of our internal control structure, substantial capital expenditures, additional administration and operating expenses, retention of sufficiently skilled personnel to implement and operate the new systems, demands on management time and other risks and costs of delays or difficulties in transitioning to new systems or of integrating new systems into our current systems. For example, we encountered issues associated with the implementation of our integrated CRM system in 2014, which resulted in an immaterial error in our financial statements for the quarter ended June 30, 2014. This error was corrected during the quarter ended September 30, 2014. As a result of the issues encountered associated with the CRM implementation, we also issued a significant number of billing-related subscriber credits during the year ended December 31, 2014, which reduced our revenue. While management makes efforts to identify and remediate issues, we can provide no assurance that our remediation efforts will be successful or that we will not encounter additional issues as we complete the implementation of these and other systems. In addition, our information technology system implementations may not result in productivity improvements at a level that outweighs the costs of implementation, or at all. The implementation of new information technology systems may also cause disruptions in our business operations and have an adverse effect on our business, cash flows and operations.

Privacy and data protection laws, privacy or data breaches, or the loss of data could have a material adverse effect on our business.

In the course of our operations, we gather, process, transmit and store subscriber information, including personal, payment, credit and other confidential and private information. We use some of this information for operational and marketing purposes in accordance with our privacy and data protection policies. We also rely on proprietary and commercially available systems, software, tools and monitoring to protect against unauthorized use or access of such information.

Our collection, retention, transfer and use of this information are regulated by privacy and data protection laws and regulations, industry standards and protocols. Our compliance with these various requirements increases our operating costs, and additional laws, regulations, standards or protocols (or new interpretations of existing laws and regulations) in these areas may further increase our operating costs and adversely affect our ability to effectively market our products and services. Our failure to comply with any of these laws, regulations, standards or protocols could result in a loss of subscriber data, fines, sanctions and other liabilities and additional restrictions on our collection, transfer or use of subscriber data. In addition, our failure to comply with any of these laws, regulations, standards or protocols could result in a material adverse effect on our reputation, subscriber attrition, new subscriber origination, financial condition, cash flows or results of operations.

Criminals and other nefarious actors are using increasingly sophisticated methods, including cyber-attacks, to capture or alter various types of information relating to subscribers, to engage in illegal activities such as fraud and identity theft, and to expose and exploit potential security and privacy vulnerabilities in corporate systems and web sites. Unauthorized intrusion into the portions of our systems and data storage devices that process and store subscriber confidential and private information, or the loss of such information, may result in negative consequences. In addition, third parties, including our partners and vendors, could also be a source of security risk to us in the event of a failure of their own security systems and infrastructure. Moreover, we cannot be certain that advances in criminal capabilities, new discoveries in the field of cryptography or other developments will not compromise or breach the technology protecting the networks that access our products and services. Any such compromises or breaches to the systems or loss of data, whether by us, our partners and vendors, or other third parties or as a result of employee error or malfeasance or otherwise, could cause interruptions in operations and damage to our reputation, subject us to costs and liabilities and materially and adversely affect sales, revenues and profits, which in turn could have a material adverse impact on our business, financial condition, cash flows or results of operations.

We are subject to payment related risks.

We accept payments using a variety of methods, including credit card, debit card, direct debit from customer’s bank account, and consumer invoicing. For existing and future payment options we offer to our customers, we may become subject to additional regulations, compliance requirements, and fraud. For certain payment methods, including credit and debit cards, we pay interchange and other fees, which may increase over time and raise our operating costs and lower profitability. We rely on third parties to provide payment-processing services, including the processing of credit cards, debit cards, and electronic checks, and it could disrupt our business if these companies become unwilling or unable to provide these services to us. We are also subject to payment card association operating rules, including data security rules, certification requirements, and rules governing electronic funds transfers, which could change or be reinterpreted to make it difficult or impossible for us to comply. If we fail to comply with these rules or requirements, or if our data security systems are breached or compromised, we may be liable for card issuing banks’ costs, subject to fines and higher transaction fees, and lose our ability to accept credit and debit card payments from our customers, process electronic funds transfers, or facilitate other types of online payments, and our business and operating results could be adversely affected. See “—Privacy and data protection laws, privacy or data breaches, or the loss of data could have a material adverse effect on our business.”

We may fail to obtain or maintain necessary licenses or otherwise fail to comply with applicable laws and regulations.

Our business is subject to a variety of laws, regulations and licensing requirements and may become subject to additional such requirements in the future. In certain jurisdictions, we are also required to obtain licenses or permits to comply with standards governing installation or servicing of subscribers, monitoring station employee selection and training and to meet certain standards in the conduct of our business. Although we believe we are in material compliance with all applicable laws, regulations, and licensing requirements, in the event that these laws, regulations or licensing requirements change, we may be required to modify our operations or to utilize resources to maintain compliance with such laws and regulations. Our failure to comply with such laws, regulations or licensing requirements as may be in effect from time to time could have a material adverse effect on us.

If we expand the scope of our products or services, or our operations in new markets, we may be required to obtain additional licenses and otherwise maintain compliance with additional laws, regulations or licensing requirements.

New laws, regulations or licensing requirements may be enacted that could have an adverse effect on us. For example, certain U.S. municipalities have adopted, or are considering adopting, laws, regulations or policies aimed at reducing the number of false alarms, including: (i) subjecting companies to fines or penalties for transmitting false alarms, (ii) imposing fines on subscribers for false alarms, or (iii) imposing limitations on law enforcement response. These measures could adversely affect our future operations and business by increasing our costs, reducing customer satisfaction or affecting the public perception of the effectiveness of our products and services. In addition, federal, state and local governmental authorities have considered, and may in the future consider, implementing consumer protection rules and regulations, which could impose significant constraints on our sales channels.

Regulations have been issued by the Federal Trade Commission (“FTC”), FCC, and Canadian Radio-Television and Telecommunications Commission (“CRTC”) that place restrictions on direct-to-home marketing, telemarketing, email marketing and general sales practices. These restrictions include, but are not limited to, limitations on methods of communication, requirements to maintain a “do not call” list, cancellation rights and required training for personnel to comply with these restrictions. The CRTC has enforcement authority under the Canadian Anti-Spam Law (“CASL”), which prohibits the sending of commercial emails without prior consent of the consumer or an existing business relationship and sets forth rules governing the sending of commercial emails. CASL allows for a private right of action for the recovery of damages or provides for enforcement by CRTC permitting the recovery of significant civil penalties, costs and attorneys’ fees in the event that regulations are violated. Changes in regulations or the interpretation of such regulations could have a material adverse effect on our business, financial condition, cash flows or results of operations.

Increased adoption of laws purporting to characterize certain charges in our subscriber contracts as unlawful, may adversely affect our operations.

If a subscriber cancels prior to the end of the initial term of the contract, other than in accordance with the contract, we may, under the terms of the subscriber contract, charge the subscriber the amount that would have been paid over the remaining term of the contract. Several states have adopted, or are considering adopting, laws restricting the charges that can be imposed upon contract cancellation prior to the end of the initial contract term. Such initiatives could negatively impact our business and have a material adverse effect on our business, financial condition, cash flows or results of operations. Adverse rulings regarding these matters could increase legal exposure to subscribers against whom such charges have been imposed and the risk that certain subscribers may seek to recover such charges from us through litigation or otherwise. In addition, the costs of defending such litigation and enforcement actions could have an adverse effect on our business, financial condition, cash flows or results of operations.

Our new products and services may not be successful.

We launched our smart home products and services in April 2011. We launched our wireless Internet service on a limited basis during 2013 and our proprietary Vivint Smart Home Cloud solution and new SkyControl panel in early 2014. In 2014, we also began offering a distributed cloud storage solution, including the Vivint Smart Drive, on a limited basis. In 2015, we launched our doorbell camera. We anticipate launching additional products and services in the future. These products and services and the new products and services we may launch in the future may not be well-received by our subscribers, may not help us to generate new subscribers, may adversely affect the attrition rate of existing subscribers, increase our subscriber acquisition costs and increase the costs to service our subscribers. For example, during the year ended December 31, 2015 we recorded restructuring and asset impairment charges for our Wireless Internet business totaling $59.2 million, which included $53.2 million of asset impairment charges related to write downs of our network assets, subscriber acquisition costs, certain intellectual property and goodwill and $6.0 million in restructuring charges related to employee severance and termination benefits as well as write offs of certain vendor contracts. Any profits we may generate from these or other new products or services may be lower than profits generated from our other products and services and may not be sufficient for us to recoup our development or subscriber acquisition costs incurred. New products and services may also have lower gross margins, particularly to the extent that they do not fully utilize our existing infrastructure. In addition, new products and services may require increased operational expenses or subscriber acquisition costs and present new and difficult technological and intellectual property challenges that may subject us to claims or complaints if subscribers experience service disruptions or failures or other quality issues. To the extent our new products and services are not successful, it could have a material adverse effect on our business, financial condition, cash flows or results of operations.

Our recently announced Vivint Flex Pay plan is a new business model that may subject us to additional risks.

In January, 2017, we announced the introduction of the “Vivint Flex Pay” plan. Under this plan, we (i) launched the Consumer Financing Program pursuant to which we offer to our qualified customers an opportunity to finance the purchase of products (the “Products”) used in connection with our smart home and security services and (ii) offer Retail Installment Contracts (“RICs”) with respect to the purchase of Products to certain of our customers who do not qualify for the Consumer Financing Program. Under the Vivint Flex Pay plan, customers pay separately for the Products and Vivint’s smart home and security services. Alternatively, customers are able to purchase the Products with cash or credit card.

There can be no assurance that the Vivint Flex Pay plan will be successful. If this plan is not favorably received by customers or is otherwise not performing as intended by us, it could have an adverse effect on our business, subscriber growth rate, financial condition and results of operations. In addition, reductions in consumer lending and/or the availability of consumer credit under the Vivint Flex Pay plan could limit the number of customers with the financial means to purchase the Products and thus limit the number of customers who are able to subscribe to our smart home and security services. There is no assurance that our exclusive provider of installment loans, Citizens Bank, N.A. (“Citizens”), or other companies will continue to provide customers with access to credit or that credit limits under such arrangements will be sufficient. Such restrictions or limitations on the availability of consumer credit or unfavorable reception of the Vivint Flex Pay plan by potential customers could have a material adverse impact on our business, results of operations, financial condition and cash flows.

In addition, the Vivint Flex Pay plan subjects us to additional regulatory requirements and compliance obligations. We may face the risk of increased consumer complaints, potential supervision, examinations or enforcement actions by federal and state licensing and regulatory agencies and/or penalties for violation of financial services, consumer protections and other applicable laws and regulations. We will also offer RICs to our Canadian customers, and as a result will be subject to additional regulatory requirements in Canada. In the future, we may elect to offer installment loans and other financial services products similar to the Consumer Financing Program directly to qualified customers. If we elect to offer such financial services directly, this may further expand our regulatory and compliance obligations.

The technology we employ may become obsolete, which could require significant capital expenditures.

Our industry is subject to continual technological innovation. Our products and services interact with the hardware and software technology of systems and devices located at our subscribers’ property. We may be required to implement new technologies or adapt existing technologies in response to changing market conditions, subscriber preferences, industry standards or inability to secure necessary intellectual property licenses, which could require significant capital expenditures. It is also possible that one or more of our competitors could develop a significant technical advantage that allows them to provide additional or superior products or services, or to lower their price for similar products or services, that could put us at a competitive disadvantage. Our inability to adapt to changing technologies, market conditions or subscriber preferences in a timely manner could have a material adverse effect on our business, financial condition, cash flows or results of operations.

Our future operating and financial results are uncertain.

Prior growth rates in revenues and other operating and financial results should not be considered indicative of our future performance. Our future performance and operating results depend on, among other things: (i) our ability to renew and/or upgrade contracts with existing subscribers and maintain customer satisfaction with existing subscribers; (ii) our ability to generate new subscribers, including our ability to scale the number of new subscribers generated through inside sales and other channels; (iii) our ability to increase the density of our subscriber base for existing service locations or continue to expand into new geographic markets; (iv) our ability to successfully develop and market new and innovative products and services; (v) the level of product, service and price competition; (vi) the degree of saturation in, and our ability to further penetrate, existing markets; (vii) our ability to manage growth, revenues, origination or acquisition costs of new subscribers and attrition rates, the cost of servicing our existing subscribers and general and administrative costs; and (viii) our ability to attract, train and retain qualified employees. If our future operating and financial results suffer as a result of any of the other reasons mentioned above, or any other reasons, there could be a material adverse effect on our business, financial condition, cash flows or results of operations.

Our business is subject to macroeconomic, microeconomic and demographic factors that may negatively impact our results of operations.

Our business is generally dependent on national, regional and local economic conditions. Historically, both the U.S. and worldwide economies have experienced cyclical economic downturns, some of which have been prolonged and severe. These economic downturns have generally coincided with, and contributed to, increased energy costs, concerns about inflation, slower economic activity, decreased consumer confidence and spending, reduced corporate profits and capital spending, adverse business conditions and liquidity concerns. These conditions and concerns result in a decline in business and consumer confidence and increased unemployment.

Where disposable income available for discretionary spending is reduced (due to, for example, higher housing, energy, interest or other costs or where the perceived wealth of subscribers has decreased) and disruptions in the financial markets adversely impact the availability and cost of credit, our business may experience increased attrition rates, a reduced ability to originate new subscribers and reduced consumer demand.

For instance, recoveries in the housing market increase the occurrence of relocations which may lead to subscribers disconnecting service and not contracting with us in their new homes. We cannot predict the timing or duration of any economic slowdown or the timing or strength of a subsequent economic recovery, worldwide, or in the specific markets where our subscribers are located.

Furthermore, any deterioration in new construction and sales of existing single-family homes could reduce opportunities to originate new subscribers and increase attrition among our existing subscribers. Such downturns in the economy in general, and the housing market in particular may negatively affect our business.

In addition, unfavorable shifts in population and other demographic factors may cause us to lose subscribers as people migrate to markets where we have little or no presence, or if the general population shifts into a less desirable age, geographic or other demographic group from our business perspective.

Our inside sales channel depends on third parties and other sources that we do not control to generate leads that we then convert into subscribers. If our third party partners and lead generators are not successful in generating leads for our inside sales channel, if the quality of those leads deteriorates, or if we are unable to generate leads through other sources that are cost effective and successfully convert into customers, it could have a material adverse effect on our financial condition, cash flows or and results of operations.

Also, our subscribers consist largely of homeowners, who are subject to economic, credit, financial and other risks, as applicable. These risks could materially and adversely affect a subscriber’s ability to make required payments to us on a timely basis. Any such decrease or delay in subscriber payments may have a material adverse effect on us. As a result of financial distress, subscribers may apply for relief under bankruptcy and other laws relating to creditors’ rights. In addition, subscribers may be subject to involuntary application of such bankruptcy and other laws relating to creditors’ rights. The bankruptcy of a subscriber could adversely affect our ability to collect payments, to protect our rights, and otherwise realize the value of our contract with the subscriber. This may occur as a result of, among other things, application of the automatic stay, delays and uncertainty in the bankruptcy process and potential rejection of such subscriber contracts. Our subscribers’ inability to pay, whether as a result of economic or credit issues, bankruptcy or otherwise, could have a material adverse effect on our financial condition, cash flows or and results of operations.

The outcome of the U.S. presidential election and the policies of the incoming administration may impact our business, financial condition and results of operations.

On January 20, 2017, Donald J. Trump became president of the United States. While it is uncertain at this time how the results of the U.S. 2016 presidential and other elections could affect our business, President Trump has questioned certain existing and proposed trade agreements, such as the North American Free Trade Agreement, and withdrawn from others such as the Trans-Pacific Partnership. President Trump has also raised the possibility of greater restrictions on trade generally and significant increases on tariffs on goods imported into the United States, particularly from China.

Changes in U.S. social, political, regulatory and economic conditions or in laws and policies governing foreign trade, manufacturing, development and investment could adversely affect our business. For example, the imposition of tariffs or other trade barriers with other countries, particularly with China, could increase our costs and reduce the competitiveness of our product and service offerings. In addition, according to publicly released statements, a top legislative priority of the Trump administration and the next Congress may be significant reform of the Internal Revenue Code of 1986, as amended, including significant changes to taxation of business entities and the deductibility of interest expense.

While there is currently a substantial lack of clarity around the likelihood, timing and details of any such policies and reforms, such policies and reforms may materially and adversely affect our business, financial condition and results of operations and the value of its securities.

We depend on a limited number of suppliers to provide our products and services. Our product suppliers, in turn, rely on a limited number of suppliers to provide significant components and materials used in our products. A change in our existing preferred supply arrangements or a material interruption in supply of products or third party services could increase our costs or prevent or limit our ability to accept and fill orders for our products and services.

We provide our services through a panel installed at the premises of our subscribers. As of December 31, 2016, approximately 57% of our installed panels were SkyControl panels, 40% were 2GIG Go!Control panels, and 3% were other panels. Since early 2014, our primary panel installed has been the SkyControl panel. The

2GIG Go!Control panel was our primary panel for subscribers from 2010 through early 2014. In fiscal 2013, we completed the 2GIG Sale. In connection with the 2GIG Sale, we retained sole ownership of the intellectual property and exclusive rights with respect to the SkyControl panel and certain peripheral equipment. The proprietary equipment is a critical component of our current product and service offerings and we expect it to remain a critical component of our future service offerings. In addition, we entered into a five-year supply agreement with 2GIG, pursuant to which they are the exclusive provider of our control panel requirements, subject to certain exceptions. Upon the expiration or earlier termination of the initial term of this supply agreement, there can be no assurance that we will be able to renew our supply arrangements with 2GIG on commercially reasonable terms or at all. Any adverse change in, or the cessation of, the relationship between us and 2GIG could expose us to a significant increase in equipment costs.

In addition to 2GIG, we obtain important components of our systems from several other suppliers. Should 2GIG or such other suppliers cease to manufacture the products we purchase from them or become unable to timely deliver these products in accordance with our requirements, or should such other suppliers choose not to do business with us, we may be required to locate alternative suppliers. In addition, any financial or other difficulties our suppliers face may have negative effects on our business. We may be unable to locate alternate suppliers on a timely basis or to negotiate the purchase of control panels or other equipment on favorable terms, if at all. In addition, our equipment suppliers, in turn, depend upon a limited number of outside unaffiliated suppliers for key components and materials used in our control panels and other equipment. If any of these suppliers cease to or are unable to provide components and materials in sufficient quantity and of the requisite quality, especially during our summer selling season when a large percentage of our new subscriber originations occur, and if there are not adequate alternative sources of supply, we could experience significant delays in the supply of control panels and other equipment. Any such delay in the supply of control panels and other equipment of the requisite quality could adversely affect our ability to originate subscribers and cause our subscribers not to continue, renew or upgrade their contracts or to choose not to purchase such products or services from us. This would result in delays in or loss of future revenues and could have a material adverse effect on our business, financial condition, cash flows or results of operations. Also, if previously installed components and materials were found to be defective, we might not be able to recover the costs associated with the recall, repair or replacement of such products, across our installed customer base, and the diversion of personnel and other resources to address such issues could have a material adverse effect on our financial condition, cash flows or results of operations.

Currency fluctuations could materially and adversely affect us and we have not hedged this risk.

Historically, a portion of our revenue has been denominated in Canadian Dollars. For the year ended December 31, 2016, before intercompany eliminations, approximately $57.4 million, or 8%, of our revenues were denominated in Canadian Dollars and as of December 31, 2015, before intercompany eliminations, $139.4 million, or 5% of our total assets and $96.9 million, or 3% of our total liabilities were denominated in Canadian Dollars. In the future, we expect to continue generating revenue denominated in Canadian Dollars, and other foreign currencies. Accordingly, we may be materially and adversely affected by currency fluctuations in the U.S. Dollar versus these currencies. Weaker foreign currencies relative to the U.S. Dollar may result in lower levels of reported revenues with respect to foreign currency-denominated subscriber contracts, net income, assets, liabilities and accumulated other comprehensive income on our U.S. Dollar-denominated financial statements. We have not historically hedged against this exposure. Foreign exchange rates are influenced by many factors outside of our control, including but not limited to: changing supply and demand for a particular currency, monetary policies of governments (including exchange-control programs, restrictions on local exchanges or markets and limitations on foreign investment in a country or on investment by residents of a country in other countries), changes in balances of payments and trade, trade restrictions and currency devaluations and revaluations. Also, governments may from time to time intervene in the currency markets, directly and by regulation, to influence prices directly. As such, these events and actions are unpredictable. The resulting volatility in the exchange rates for the other currencies could have a material adverse effect on our financial condition and results of operations.

We rely on certain third-party providers of licensed software and services integral to the operations of our business.

Certain aspects of the operation of our business depend on third-party software and service providers. We rely on certain software technology that we license from third parties and use in our products and services to perform key functions and provide critical functionality. For example, our subscribers with Go!Control panels utilize technology hosted by Alarm.com to access their systems remotely through a smart phone application or through web interface. With regard to licensed software technology, we are, to a certain extent, dependent upon the ability of third parties to maintain, enhance or develop their software and services on a timely and cost-effective basis, to meet industry technological standards and innovations to deliver software and services that are free of defects or security vulnerabilities, and to ensure their software and services are free from disruptions or interruptions. Further, these third-party services and software licenses may not always be available to us on commercially reasonable terms or at all.

If our agreements with third-party software or services vendors are not renewed or the third-party software or services become obsolete, fail to function properly, are incompatible with future versions of our products or services, are defective or otherwise fail to address our needs, there is no assurance that we would be able to replace the functionality provided by the third-party software or services with software or services from alternative providers. Furthermore, even if we obtain licenses to alternative software or services that provide the functionality we need, we may be required to replace hardware installed at our monitoring stations and at our subscribers’ homes, including security system control panels and peripherals, to affect our integration of or migration to alternative software products. Any of these factors could have a material adverse effect on our financial condition, cash flows or results of operations.

We are highly dependent on the proper and efficient functioning of our computer, data back-up, information technology, telecom and processing systems, platform and our redundant monitoring stations.

Our ability to keep our business operating is highly dependent on the proper and efficient operation of our computer systems, information technology systems, telecom systems, data-processing systems, and subscriber software platform. Although we have redundant central monitoring facilities, back-up computer and power systems and disaster recovery tests, if there is a catastrophic event, natural disaster, security breach, negligent or intentional act by an employee or other extraordinary event, we may be unable to provide our subscribers with uninterrupted services. Furthermore, because computer and data back-up and processing systems are susceptible to malfunctions and interruptions, we cannot guarantee that we will not experience service failures in the future. A significant or large-scale malfunction or interruption of any computer or data back-up and processing system could adversely affect our ability to keep our operations running efficiently and respond to alarm system signals. We do not have a backup system for our subscriber software platform. If a malfunction results in a wider or sustained disruption, it could have a material adverse effect on our reputation, business, financial condition, cash flows or results of operations.

We are subject to unionization and labor and employment laws and regulations, which could increase our costs and restrict our operations in the future.

Currently, none of our employees are represented by a union. Attempts may be made to organize all or part of our employee base. As we continue to grow, and enter different regions, unions may make further attempts to organize all or part of our employee base. If some or all of our workforce were to become unionized, and the terms of the collective bargaining agreement were significantly different from our current compensation arrangements, it could increase our costs and adversely impact our profitability. Additionally, responding to such organization attempts could distract our management and result in increased legal and other professional fees; and, potential labor union contracts could put us at increased risk of labor strikes and disruption of our operations.

Our business is subject to a variety of employment laws and regulations and may become subject to additional such requirements in the future. Although we believe we are in material compliance with applicable employment laws and regulations, in the event of a change in requirements, we may be required to modify our operations or to utilize resources to maintain compliance with such laws and regulations. Moreover, we may be subject to various employment-related claims, such as individual or class actions or government enforcement actions relating to alleged employment discrimination, employee classification and related withholding, wage-hour, labor standards or healthcare and benefit issues. Our failure to comply with applicable employment laws and regulations and related legal actions against us, may affect our ability to compete or have a material adverse effect on our business, financial condition, cash flows or results of operations.

The loss of our senior management could disrupt our business.

Our senior management is important to the success of our business because there is significant competition for executive personnel with experience in the smart home and security industry and our sales channels. As a result of this need and the competition for a limited pool of industry-based executive experience, we may not be able to retain our existing senior management. In addition, we may not be able to fill new positions or vacancies created by expansion or turnover. Moreover, with the exception of our Chief Executive Officer, we do not and do not currently expect to have in the future “key person” insurance on the lives of any other member of our senior management. The loss of any member of our senior management team without retaining a suitable replacement (either from inside or outside our existing management team) could have a material adverse effect on our business, financial condition, cash flows or results of operations.

If we are unable to acquire necessary intellectual property or adequately protect our intellectual property, we could be competitively disadvantaged.

Our intellectual property, including our patents, trademarks, copyrights, trade secrets, and other proprietary rights, constitutes a significant part of our value. Our success depends, in part, on our ability to protect our intellectual property against dilution, infringement and competitive pressure by defending our intellectual property rights. To protect our intellectual property rights, we rely on a combination of patent, trademark, copyright and trade secret laws of the U.S., Canada and other countries, as well as contract provisions. In addition, we make efforts to acquire rights to intellectual property necessary for our operations. However, there can be no assurance that these measures will be successful in any given case, particularly in those countries where the laws do not protect our proprietary rights as fully as in the U.S.

If we fail to acquire necessary intellectual property rights or adequately protect or assert our intellectual property rights, competitors may dilute our brands or manufacture and market similar products and services or convert our subscribers, which could adversely affect our market share and results of operations. We may not receive patents or trademarks for all our pending patent and trademark applications, and existing or future patents or licenses may not provide competitive advantages for our products and services. Our competitors may challenge, invalidate or avoid the application of our existing or future intellectual property rights that we receive or license. In addition, patent rights may not prevent our competitors from developing, using or selling products or services that are similar to or address the same market as our products and services. The loss of protection for our intellectual property rights could reduce the market value of our brands and our products and services, reduce new subscriber originations or upgrade sales to existing subscribers, lower our profits, and could have a material adverse effect on our business, financial condition, cash flows or results of operations.

From time to time, we are subject to claims for infringing the intellectual property rights of others, and will be subject to such claims in the future, which could have an adverse effect on our business and operations.

We cannot be certain that our products and services or those of third parties that we incorporate into our offerings do not and will not infringe the intellectual property rights of others. We have been in the past, and may be in the future, subject to claims based on allegations of infringement or other violations of the intellectual property rights of others, including litigation brought by special purpose or so-called “non-practicing” entities that focus solely on extracting royalties and settlements by enforcing intellectual property rights. Regardless of their merits, intellectual property claims divert the attention of our personnel and are often time-consuming and expensive. In addition, to the extent claims against us are successful, we may have to pay substantial monetary damages or discontinue or modify certain products or services that are found to infringe another party’s rights or enter into licensing agreements with costly royalty payments. We have in the past and will continue in the future to seek one or more licenses to continue offering certain products or services, which could have a material adverse effect on our business, financial condition, cash flows or results of operations.

In the past, we have identified material weaknesses in our internal control over financial reporting. If we fail to maintain effective internal control over financial reporting at a reasonable assurance level, we may not be able to accurately report our financial results, which could have a material adverse effect on our operations, investor confidence in our business and the trading prices of our securities.

In connection with the preparation and audit of our consolidated financial statements for the year ended December 31, 2014, we along with our independent registered public accounting firm identified a material weakness in the internal control over our financial reporting. A material weakness is a deficiency, or a combination of deficiencies, in internal control over financial reporting such that there is a reasonable possibility that a material misstatement of a company’s annual or interim financial statements will not be prevented or detected on a timely basis.

The material weakness we identified related to deficiencies in the completeness and effectiveness of our Information Technology General Control (“ITGC”) environment and the controls associated with our year end financial close process, including review of the classification of items within the statement of cash flows. The deficiencies with our year end financial close process, included insufficient reviews of account reconciliations and journal entries, resulting in a number of audit adjustments, primarily in the areas of (1) capitalized subscriber acquisition costs, (2) inventory and (3) accrued expenses. The deficiencies also resulted in a restatement of our consolidated statements of cash flows for the years ended December 31, 2014 and 2013 and the periods from November 17, 2012 through December 31, 2012 (“Successor”) and January 1, 2011 through November 16, 2012 (“Predecessor”).

We believe we have fully remediated this material weakness related to the controls in our financial statement close process. The remediation included, but was not limited to, expanding technical accounting skill sets, enhancing reconciliation and review procedures, and adding additional information technology system related controls.

If additional material weaknesses in our internal controls are discovered in the future, they may adversely affect our ability to record, process, summarize and report financial information timely and accurately and, as a result, our financial statements may contain material misstatements or omissions.

In addition, it is possible that control deficiencies could be identified by our management or by our independent registered public accounting firm in the future or may occur without being identified. Such a failure could result in regulatory scrutiny, and cause investors to lose confidence in our reported financial condition, lead to a default under our indebtedness and otherwise have a material adverse effect on our business, financial condition, cash flow or results of operations.

Product or service defects or shortfalls in customer service could have an adverse effect on us.

Our inability to provide products, services or customer service in a timely manner or defects with our products or services, including products and services of third parties that we incorporate into our offerings, could adversely affect our reputation and subject us to claims or litigation. In addition, our inability to meet subscribers’ expectations with respect to our products, services or customer service could increase attrition rates or affect our ability to generate new subscribers and thereby have a material adverse effect on our business, financial condition, cash flow or results of operations.

We are exposed to greater risk of liability for employee acts or omissions or system failure, than may be inherent in other businesses

The nature of the products and services we provide potentially exposes us to greater risks of liability for employee acts or omissions or system failures than may be inherent in other businesses. If subscribers believe that they incurred losses as a result of our action or inaction, the subscribers (or their insurers) have and could in the future bring claims against us. Although our service contracts contain provisions limiting our liability for such claims, no assurance can be given that these limitations will be enforced, and the costs of such litigation or the related settlements or judgments could have a material adverse effect on our financial condition. In addition, there can be no assurance that we are adequately insured for these risks. Certain of our insurance policies and the laws of some states may limit or prohibit insurance coverage for punitive or certain other types of damages or liability arising from gross negligence. If significant uninsured damages are assessed against us, the resulting liability could have a material adverse effect on our business, financial condition, cash flows or results of operations.

Future transactions could pose risks.

We frequently evaluate strategic opportunities both within and outside our existing lines of business. We expect from time-to-time to pursue additional business opportunities and may decide to eliminate or acquire certain businesses, products or services. For example, in August 2014, we acquired Space Monkey, a distributed cloud storage technology solution company. Such acquisitions or dispositions could be material. There are various risks and uncertainties associated with potential acquisitions and divestitures, including: (i) availability of financing; (ii) difficulties related to integrating previously separate businesses into a single unit, including product and service offerings, distribution and operational capabilities and business cultures; (iii) general business disruption; (iv) managing the integration process; (v) diversion of management’s attention from day-to-day operations; (vi) assumption of costs and liabilities of an acquired business, including unforeseen or contingent liabilities or liabilities in excess of the amounts estimated; (vii) failure to realize anticipated benefits and synergies, such as cost savings and revenue enhancements; (viii) potentially substantial costs and expenses associated with acquisitions and dispositions; (ix) failure to retain and motivate key employees; and (x) difficulties in applying our internal control over financial reporting and disclosure controls and procedures to an acquired business. Any or all of these risks and uncertainties, individually or collectively, could have material adverse effect on our business, financial condition, cash flow or results of operations. We can offer no assurance that any such strategic opportunities will prove to be successful. Among other negative effects, our pursuit of such opportunities could cause our cost of investment in new subscribers to grow at a faster rate than our recurring revenue and fees collected at the time of installation. Additionally, any new product or service offerings could require developmental investments or have higher cost structures than our current arrangements, which could reduce operating margins and require more working capital

Goodwill and other identifiable intangible assets represent a significant portion of our total assets, and we may never realize the full value of our intangible assets.

As of December 31, 2016, we had approximately $1.3 billion of goodwill and identifiable intangible assets, excluding deferred financing costs. Goodwill and other identifiable intangible assets are recorded at fair value on the date of acquisition. In addition, as of December 31, 2016, we had $1,052.4 million of subscriber acquisition costs, net. We review such assets for impairment at least annually. Impairment may result from, among other things, deterioration in performance, adverse market conditions, adverse changes in applicable laws or regulations, including changes that restrict the activities of or affect the products and services we offer, challenges to the validity of certain intellectual property, reduced sales of certain products or services incorporating intellectual property, increased attrition and a variety of other factors. The amount of any quantified impairment must be expensed immediately as a charge to results of operations. Depending on future circumstances, it is possible that we may never realize the full value of our intangible assets. Any future determination of impairment of goodwill or other identifiable intangible assets could have a material adverse effect on our financial position and results of operations.

Insurance policies may not cover all of our operating risks and a casualty loss beyond the limits of our coverage could negatively impact our business.

We are subject to all of the operating hazards and risks normally incidental to the provision of our products and services and business operations. In addition to contractual provisions limiting our liability to subscribers and third parties, we maintain insurance policies in such amounts and with such coverage and deductibles as required by law and that we believe are reasonable and prudent. See “—We are exposed to greater risk of liability for employee acts or omissions or system failure, than may be inherent in other businesses.” Nevertheless, such insurance may not be adequate to protect us from all the liabilities and expenses that may arise from claims for personal injury, death or property damage arising in the ordinary course of our business and current levels of insurance may not be able to be maintained or available at economical prices. If a significant liability claim is brought against us that is not covered by insurance, then we may have to pay the claim with our own funds, which could have a material adverse effect on our business, financial condition, cash flows or results of operations.

Our business is concentrated in certain markets.

Our business is concentrated in certain markets. As of December 31, 2016, subscribers in Texas and California represented approximately 18% and 8%, respectively, of our total subscriber base. Accordingly, our business and results of operations are particularly susceptible to adverse economic, weather and other conditions in such markets and in other markets that may become similarly concentrated.

Catastrophic events may disrupt our business.

Unforeseen events, or the prospect of such events, including war, terrorism and other international conflicts, public health issues including health epidemics or pandemics and natural disasters such as fire, hurricanes, earthquakes, tornados or other adverse weather and climate conditions, whether occurring in the U.S., Canada or elsewhere, could disrupt our operations, disrupt the operations of suppliers or subscribers or result in political or economic instability. These events could reduce demand for our products and services, make it difficult or impossible to receive equipment from suppliers or impair our ability to deliver products and services to customers on a timely basis. Any such disruption could damage our reputation and cause subscriber attrition. We could be subject to claims or litigation with respect to losses caused by such disruptions. Our property and business interruption insurance may not cover a particular event at all or be sufficient to fully cover our losses.

If the insurance industry changes its practice of providing incentives to homeowners for the use of residential electronic security services, we may experience a reduction in new subscriber growth or an increase in our subscriber attrition rate.

Some insurers provide a reduction in premium rates for insurance policies written on homes that have monitored electronic security systems. There can be no assurance that insurance companies will continue to offer these rate reductions. If these incentives were reduced or eliminated, homeowners who otherwise may not feel the need for our products or services would be removed from our potential subscriber pool, which could hinder the growth of our business, and existing subscribers may choose to cancel or not renew their contracts, which could increase our attrition rates. In either case, our results of operations and growth prospects could be adversely affected.

The Issuer is a holding company and its principal asset is its ownership of the capital stock of its subsidiaries; accordingly, the Issuer is dependent upon distributions from its subsidiaries to make payments in respect of the notes and to pay taxes and any other expenses.

The Issuer is a holding company and its principal asset is its ownership of the capital stock of its subsidiaries. The Issuer has no independent means of generating revenue. The Issuer intends to cause its subsidiaries to make distributions to the Issuer following the consummation of the Transactions in amounts sufficient to make payments in respect of the notes and the Issuer’s other outstanding indebtedness. To the extent that the Issuer needs funds and its subsidiaries are unable or otherwise restricted from making such distributions under applicable law or regulation, the Issuer’s liquidity and financial condition would be adversely affected and the Issuer may be unable to satisfy its obligations under the notes or under its other indebtedness.

Affiliates of the Sponsor own substantially all of the equity interests in us and may have conflicts of interest with us or the holders of the exchange notes in the future.

As a result of the Merger, the Sponsor owns a substantial majority of our capital stock and has the ability to elect a majority of our board of directors. As a result, affiliates of the Sponsor have control over our decisions to enter into any corporate transaction and will have the ability to prevent any transaction that requires the approval of stockholders regardless of whether holders of the notes believe that any such transactions are in their own best interests. For example, affiliates of the Sponsor could cause us to make acquisitions that increase the amount of our indebtedness or to sell assets or businesses, or could cause us to issue additional capital stock or declare dividends. So long as the Sponsor continues to indirectly own a significant amount of the outstanding shares of our common stock, affiliates of the Sponsor will continue to be able to strongly influence or effectively control our decisions. Our existing debt agreements and the credit agreement governing our revolving credit facility permit us to pay advisory and other fees, dividends and make other restricted payments to the Sponsor under certain circumstances and the Sponsor or its affiliates may have an interest in our doing so. During the year ended December 31, 2016, we made payments to affiliates of the Sponsor of $0.9 million.

The Sponsor is in the business of making investments in companies and may from time to time acquire and hold interests in businesses that compete directly or indirectly with us or that supply us with goods and services. The Sponsor may also pursue acquisition opportunities that may be complementary to our business and, as a result, those acquisition opportunities may not be available to us. The holders of the notes should consider that the interests of the Sponsor and other Investors may differ from their interests in material respects. See “Security Ownership of Certain Beneficial Owners and Management,” “Certain Relationships and Related Party Transactions, and Director Independence,” “Description of the Notes.”

We have recorded net losses in the past and we may experience net losses in the future.

Although we have achieved profitability on an Adjusted EBITDA basis, we have recorded consolidated net losses in each of the previous three years ended December 31, 2016, and we may likely continue to record net losses in future periods.

The nature of our business requires the application of complex revenue and expense recognition rules and the current legislative and regulatory environment affecting generally accepted accounting principles is uncertain. Significant changes in current principles could affect our financial statements going forward and changes in financial accounting standards or practices may cause adverse, unexpected financial reporting fluctuations and harm our operating results.

The accounting rules and regulations that we must comply with are complex and subject to interpretation by the Financial Accounting Standards Board (“FASB”), the SEC and various bodies formed to promulgate and interpret appropriate accounting principles. Recent actions and public comments from the FASB and the SEC have focused on the integrity of financial reporting and internal controls. In addition, many companies’ accounting policies are being subject to heightened scrutiny by regulators and the public. Further, the accounting rules and regulations are continually changing in ways that could materially impact our financial statements. For example, in May 2014, the FASB issued Accounting Standards Update (“ASU”) No. 2014-09, Revenue from Contracts with Customers (Topic 606), as amended, which will supersede nearly all existing revenue recognition guidance. Although the new standard permits early adoption, the effective date of the new revenue standard is our first quarter of fiscal 2018. We do not plan to early adopt, and accordingly, we will adopt the new standard effective January 1, 2018. The new standard permits adoption either by using (i) a full retrospective approach for all periods presented in the period of adoption or (ii) a modified retrospective approach with the cumulative effect of initially applying the new standard recognized at the date of initial application and providing certain additional disclosures. We currently plan to adopt using the modified retrospective approach; however, a final decision regarding the adoption method has not been made at this time. Our final determination will depend on a number of factors such as the significance of the impact of the new standard on our financial results, system readiness and our ability to accumulate and analyze the information necessary to assess the impact on prior period financial statements, as necessary. While we continue to assess the potential impacts, under the new standards there is the potential for significant impacts to the accounting for recurring, service and other sales and activation fee revenues and accounting for subscriber acquisition costs. The application of this new guidance may result in a change in the timing and pattern of revenue recognition including the retrospective recognition of revenue in historical periods that may negatively affect our future revenue trend, which, despite no change in associated cash flows, could have a material adverse effect on our net income. We cannot predict the impact of future changes to accounting principles or our accounting policies on our financial statements going forward, which could have a significant effect on our reported financial results, and could affect the reporting of transactions completed before the announcement of the change. In addition, if we were to change our critical accounting estimates, including those related to the recognition of recurring revenue and other revenue sources, our operating results could be significantly affected.

Risks Relating to the Notes and Our Indebtedness

Our substantial indebtedness could adversely affect our financial condition and prevent us from fulfilling our obligations under the notes.

Net cash interest paid for the years ended December 31, 2016 and 2015 related to our indebtedness (excluding capital leases) totaled $188.1 million and $144.9 million, respectively. Our net cash used in operating activities for the years ended December 31, 2016 and 2015, before these interest payments, was $177.6 million and $110.4 million, respectively. Accordingly, our net cash provided by operating activities for the years ended December 31, 2016 and 2015 was insufficient to cover these interest payments.

Under the terms of our existing indebtedness, we are not required to make principal payments prior to scheduled maturity. As of December 31, 2016, we had approximately $2.5 billion aggregate principal amount of debt outstanding, which requires significant interest and principal payments. Subject to the limits contained in our existing debt agreements, we may be able to incur substantial additional debt from time to time to finance working capital, capital expenditures, investments or acquisitions, or for other purposes. Subject to the limits contained in the agreements governing our existing indebtedness and the notes, we may be able to incur substantial additional debt from time to time to finance working capital, capital expenditures, investments or acquisitions, or for other purposes. If we do so, the risks related to our high level of debt could increase. Specifically, our high level of debt could have important consequences to the holders of the notes, including the following:

•	making it more difficult for us to satisfy our obligations with respect to the notes and our other debt;

•	limiting our ability to obtain additional financing to fund future working capital, capital expenditures, acquisitions or other general corporate requirements;

•	requiring a substantial portion of our cash flows to be dedicated to debt service payments instead of other purposes, thereby reducing the amount of cash flows and future borrowings available for working capital, capital expenditures (including subscriber acquisition costs), acquisitions and other general corporate purposes;

•	increasing our vulnerability to general adverse economic and industry conditions;

•	exposing us to the risk of increased interest rates as certain of our borrowings are at variable rates of interest;

•	limiting our flexibility in planning for and reacting to changes in the industry in which we compete;

•	placing us at a disadvantage compared to other, less leveraged competitors; and

•	increasing our cost of borrowing.

Despite our current level of indebtedness, we may be able to incur substantially more debt and enter into other transactions, which could further exacerbate the risks to our financial condition described above.

We may be able to incur significant additional indebtedness in the future. For example, on March 6, 2015, we amended and restated the credit agreement governing our revolving credit facility to provide, among other things, for an increase in the aggregate commitments thereunder from $200.0 million to $289.4 million. Additionally, during 2016 and in February 2017 we issued a total of $600.0 million and $300.0 million aggregate principal amount of the 2022 notes, respectively. As of December 31, 2016, we had $283.7 million of availability to incur secured indebtedness under the revolving credit facility (after giving effect to $5.7 million of outstanding letters of credit and no borrowings). We will be permitted to add, in addition to the revolving credit facility, incremental facilities of up to $225.0 million, subject to certain conditions being satisfied, of which up to $60.0 million may be incurred on the same “superpriority” basis as the revolving credit facility. Moreover, although our existing debt agreements contain restrictions on the incurrence of additional indebtedness and entering into certain types of other transactions, these restrictions are subject to a number of qualifications and exceptions. Additional indebtedness incurred in compliance with these restrictions could be substantial. These restrictions also do not prevent us from incurring obligations, such as trade payables, that do not constitute indebtedness as defined under our debt instruments. To the extent new debt is added to our current debt levels, the substantial leverage risks described in the previous risk factor would increase.

In addition, the exceptions to the restrictive covenants permit us to enter into certain other transactions. For example our existing debt agreements permitted us, subject to certain conditions, to distribute or otherwise use for restricted payments any proceeds we realized from the 2GIG Sale. On May 14, 2013, we distributed $60.0 million of such proceeds to our stockholders in reliance on these provisions. The remaining proceeds have been used to fund our business activities or otherwise used for general corporate purposes, and we do not intend to make future dividends to our stockholders in reliance on these provisions.

Our variable rate indebtedness subjects us to interest rate risk, which could cause our indebtedness service obligations to increase significantly.

Borrowings under our revolving credit facility are at variable rates of interest and expose us to interest rate risk. If interest rates increase, our debt service obligations on the variable rate indebtedness would increase even though the amount borrowed remained the same, and our net income and cash flows, including cash available for servicing our indebtedness, would correspondingly decrease.

We may be unable to service our indebtedness, including the notes.

Our ability to make scheduled payments on and to refinance our indebtedness, including the notes, depends on and is subject to our financial and operating performance, which in turn is affected by general and regional economic, financial, competitive, business and other factors beyond our control, including the availability of financing in the international banking and capital markets. We cannot assure you that our business will generate sufficient cash flow from operations or that future borrowings will be available to us in an amount sufficient to enable us to service our debt, including the notes, to refinance our debt or to fund our other liquidity needs (including funding subscriber acquisition costs). Moreover, the Issuer is a holding company and accordingly is dependent upon distributions from its subsidiaries to make payments in respect of the notes. See “—Risks Related to Our Business—The Issuer is a holding company and its principal asset is its ownership of the capital stock of its subsidiaries; accordingly, the Issuer is dependent upon distributions from its subsidiaries to make payments in respect of the notes and to pay taxes and any other expenses.”

If we are unable to meet our debt service obligations or to fund our other liquidity needs, we will need to restructure or refinance all or a portion of our debt, including the notes, which could cause us to default on our debt obligations and impair our liquidity. Any refinancing of our indebtedness could be at higher interest rates and may require us to comply with more onerous covenants that could further restrict our business operations.

Moreover, in the event of a default, the holders of our indebtedness, including the notes and borrowings under our revolving credit facility, could elect to declare all the funds borrowed to be due and payable, together with accrued and unpaid interest. The lenders under our revolving credit facility could also elect to terminate their commitments thereunder, cease making further loans, and institute foreclosure proceedings against their collateral, and we could be forced into bankruptcy or liquidation. If we breach our covenants under our revolving credit facility, we would be in default under our revolving credit facility. The lenders could exercise their rights, as described above, and we could be forced into bankruptcy or liquidation.

The debt agreements governing our existing indebtedness and the notes impose significant operating and financial restrictions on us and our subsidiaries, which may prevent us from capitalizing on business opportunities.

The debt agreements governing our existing indebtedness and the notes impose significant operating and financial restrictions on us. These restrictions limit our ability to, among other things:

•	incur or guarantee additional debt or issue disqualified stock or preferred stock;

•	pay dividends and make other distributions on, or redeem or repurchase, capital stock;

•	make certain investments;

•	incur certain liens;

•	enter into transactions with affiliates;

•	merge or consolidate;

•	enter into agreements that restrict the ability of restricted subsidiaries to make dividends or other payments to the Issuer;

•	designate restricted subsidiaries as unrestricted subsidiaries; and

•	transfer or sell assets.

As a result of these restrictions, we are limited as to how we conduct our business and we may be unable to raise additional debt or equity financing to compete effectively or to take advantage of new business opportunities. The terms of any future indebtedness we may incur could include more restrictive covenants. We cannot assure you that we will be able to maintain compliance with these covenants in the future and, if we fail to do so, that we will be able to obtain waivers from the lenders and/or amend the covenants.

Our failure to comply with the restrictive covenants described above as well as other terms of our existing indebtedness and/or the terms of any future indebtedness from time to time could result in an event of default, which, if not cured or waived, could result in our being required to repay these borrowings before their due date. If we are forced to refinance these borrowings on less favorable terms or cannot refinance these borrowings, our results of operations and financial condition could be adversely affected.

Our failure to comply with the agreements relating to our outstanding indebtedness, including as a result of events beyond our control, could result in an event of default that could materially and adversely affect our results of operations and our financial condition.

If there were an event of default under any of the agreements relating to our outstanding indebtedness, the holders of the defaulted debt could cause all amounts outstanding with respect to that debt to be due and payable immediately. We cannot assure you that our assets or cash flows would be sufficient to fully repay borrowings under our outstanding debt instruments if accelerated upon an event of default. Further, if we are unable to repay, refinance or restructure our indebtedness under our secured debt, the holders of such debt could proceed against the collateral securing that indebtedness. In addition, any event of default or declaration of acceleration under one debt instrument could also result in an event of default under one or more of our other debt instruments.

Claims of holders of the notes will be structurally subordinated to claims of creditors of certain of our subsidiaries that will not guarantee the notes.

The notes will not be guaranteed by certain of our existing and future subsidiaries, including all of our non-U.S. subsidiaries. Accordingly, claims of holders of the notes will be structurally subordinated to the claims of creditors of these non-guarantor subsidiaries, including trade creditors and will not be satisfied from the assets of these non-guarantor subsidiaries until their creditors are paid in full. Before intercompany eliminations, revenues from our non-guarantor subsidiaries were approximately $59.3 million, or 7.8% of our total revenues, during the year ended December 31, 2016. As of December 31, 2016, before intercompany eliminations, liabilities of our non-guarantor subsidiaries were approximately $97.0 million, or 3.5% of our total liabilities. Our guarantor subsidiaries also guarantee our existing notes and any indebtedness incurred under our revolving credit facility. All obligations of our non-guarantor subsidiaries will have to be satisfied before any of the assets of such subsidiaries would be available for distribution, upon liquidation or otherwise, to us or a guarantor of the notes. The debt agreements governing our existing indebtedness and the notes permit these subsidiaries to incur certain additional debt and do not limit their ability to incur other liabilities that are not considered indebtedness under such agreements.

Federal and state statutes may allow courts, under specific circumstances, to void the notes, the guarantees and the security interests, subordinate claims in respect of the notes, the guarantees and the security interests and/or require holders of the notes to return payments received from us.

Under federal bankruptcy laws and comparable provisions of state fraudulent transfer laws, the notes, the guarantees and the security interests, could be voided, or claims in respect of the notes, the guarantees and the security interests, could be subordinated to all of our other debt, if the issuance of the notes, a guarantee or a grant of security was found to have been made for less than reasonably equivalent value or fair consideration and we or the guarantors, at the time we incurred the indebtedness evidenced by the notes or guarantees:

•	were insolvent or rendered insolvent by reason of such indebtedness;

•	were engaged in, or about to engage in, a business or transaction for which our or such guarantor’s remaining assets constituted unreasonably small capital; or

•	intended to incur, or believed that we or such guarantor would incur, debts beyond our or such guarantor’s ability to repay such debts as they mature.

A court might also void the issuance of the notes, a guaranty or a grant of security, without regard to the above factors, if the court found that we issued the notes or the guarantors entered into the applicable guaranty or security agreements with actual intent to hinder, delay or defraud our or their respective creditors.

As a general matter, value is given for a transfer or an obligation if, in exchange for the transfer or obligation, property is transferred or a valid antecedent debt is satisfied. A court would likely find that we or a guarantor did not receive reasonably equivalent value or fair consideration for the notes or the guarantees and the security agreements, respectively, if we or a guarantor did not substantially benefit directly or indirectly from the issuance of the notes. Specifically, it may be asserted (and a court may consequently determine) that the guarantors incurred their guarantees for our benefit and did not themselves receive a direct or indirect benefit from the issuance of the notes, such that they incurred the obligations under the note guarantees or granted the liens for less than reasonably equivalent value or fair consideration. Therefore, a court could void the obligations under the guarantees (and the related security interests), subordinate them to the applicable guarantor’s other debt or take other action detrimental to the holders of the notes. If a court were to void the issuance of the notes, the guarantees or the related security agreements, you would no longer have a claim against us or the guarantors or, in the case of the security agreements, a claim with respect to the related collateral. Sufficient funds to repay the notes may not be available from other sources, including the remaining guarantors, if any; accordingly, in the event of a finding that a fraudulent transfer or conveyance occurred, you may not receive any repayment on the notes. In addition, the court might direct you to repay any amounts that you already received from us or the guarantors or, with respect to the notes, any guarantee or the collateral.

In addition, any payment by us or a guarantor pursuant to the notes or the guarantees made at a time when we or a guarantor were subsequently found to be insolvent could be voided as a preferential transfer and required to be returned to us or a guarantor or to a fund for the benefit of our or the guarantor’s creditors if such payment is made to an insider within a one-year period prior to a bankruptcy filing or within 90 days for any outside party and such payment would give the creditors more than such creditors would have received in a hypothetical liquidation under Title 11 of the United States Code, as amended (the “Bankruptcy Code”).

The measures of insolvency for purposes of these fraudulent and preferential transfer laws will vary depending upon the law applied in any proceeding to determine whether a fraudulent or preferential transfer has occurred. Generally, however, we or a guarantor would be considered insolvent if:

•	the sum of our or such guarantor’s debts, including contingent liabilities, were greater than the fair value of all our assets;

•	the present fair saleable value of our or such guarantor’s assets were less than the amount that would be required to pay our or such guarantor’s probable liability on existing debts, including contingent liabilities, as they become absolute and mature; or

•	we or a guarantor could not pay our or such guarantor’s debts as they become due.

On the basis of historical financial information, recent operating history and other factors, we or the guarantors believe that, after giving effect to the indebtedness incurred in the offering of the outstanding 2022 notes and the application of the proceeds therefrom, we will not be insolvent, will not have unreasonably small capital for the business in which we or the guarantors’ are engaged or about to engage in and will not have incurred debts beyond our or the guarantors’ ability to pay such debts as they mature. There can be no assurance, however, as to what standard a court would apply in making such determinations or that a court would agree with our conclusions in this regard or, regardless of the standard that a court uses, that it would not determine that we or a guarantor were indeed insolvent on that date; that any payments to the holders of the notes (including under the guarantees) did not constitute preferences, fraudulent transfers or conveyances on other grounds; or that the issuance of the notes and the guarantees would not be subordinated to any issuer’s or any guarantor’s other debt.

The indenture governing the notes contains a “savings clause,” which limits the liability of each guarantor on its guarantee to the maximum amount that such guarantor can incur without risk that its guarantee will be subject to avoidance as a fraudulent transfer or otherwise. We cannot assure you that this limitation will protect such guarantees from fraudulent transfer or any other challenges or, if it does, that the remaining amount due and collectible under the guarantees would suffice, if necessary, to pay the notes in full when due. Accordingly, this provision may not be effective to protect those guarantees from being voided under fraudulent transfer law or otherwise, or may reduce that guarantor’s obligation to an amount that effectively makes its guarantee worthless. In Official Committee of Unsecured Creditors of TOUSA, Inc. v Citicorp North America, Inc., the U.S. Bankruptcy Court in the Southern District of Florida held that a savings clause similar to the savings clause that is included in the indenture governing the notes was unenforceable. As a result, the subsidiary guarantees were found to be fraudulent conveyances. The United States Court of Appeals for the Eleventh Circuit affirmed the liability findings of the Bankruptcy Court without ruling directly on the enforceability of savings clauses generally. If the TOUSA bankruptcy court decision was followed by other courts, the risk that the guarantees would be deemed fraudulent conveyances would be significantly increased.

Finally, as a court of equity, the bankruptcy court may subordinate the claims in respect of the notes or the guarantees to other claims against us or the guarantors under the principle of equitable subordination, if the court determines that: (i) the holders of the notes engaged in some type of inequitable conduct; (ii) such inequitable conduct resulted in injury to our other creditors or conferred an unfair advantage upon the holder of the notes; and (iii) equitable subordination is not inconsistent with the provisions of the Bankruptcy Code.

Because each guarantor’s liability under its guarantees may be reduced to zero, avoided or released under certain circumstances, holders of notes may not receive any payments from some or all of the guarantors.

Holders of notes have the benefit of the guarantees of the guarantors. However, the guarantees by the guarantors are limited to the maximum amount that the guarantors are permitted to guarantee under applicable law. As a result, a guarantor’s liability under its guarantee could be reduced to zero, depending upon the amount of other obligations of such guarantor. Further, under the circumstances discussed more fully above, a court under federal and state fraudulent conveyance and transfer statutes could void the obligations under a guarantee or further subordinate it to all other obligations of the guarantor. See “—Federal and state statutes may allow courts, under specific circumstances, to void the notes, the guarantees and the security interests, subordinate claims in respect of the notes, the guarantees and the security interests and/or require holders of the notes to return payments received from us.” In addition, you will lose the benefit of a particular guarantee if it is released under certain circumstances described under “Description of the Notes—Guarantees.”

We may not be able to finance a change of control offer required by the indenture.

Upon a change of control, as defined under the indenture governing the notes, you will have the right to require us to offer to purchase all of the notes then outstanding at a price equal to 101% of the principal amount of the notes, plus accrued interest. In order to obtain sufficient funds to pay the purchase price of the outstanding notes, we expect that we would have to refinance the notes. We cannot assure you that we would be able to refinance the notes on reasonable terms, if at all. Our failure to offer to purchase all outstanding notes or to purchase all validly tendered notes would be an event of default under the indenture governing the notes. Such an event of default may cause the acceleration of our other debt, including debt under our revolving credit facility. Our future debt also may contain restrictions on repayment requirements with respect to specified events or transactions that constitute a change of control under the indenture governing the notes.

Certain important corporate events, such as leveraged recapitalizations, may not, under the indenture governing the notes, constitute a “change of control” that would require us to repurchase the notes, notwithstanding the fact that such corporate events could increase the level of our indebtedness or otherwise adversely affect our capital structure, credit ratings or the value of the notes. In addition, the definition of change of control in the indenture governing the notes includes a phrase relating to the sale of “all or substantially all” of our assets. There is no precise established definition of the phrase “substantially all” under applicable law. Accordingly, the ability of a holder of notes to require us to repurchase its notes as a result of a sale of less than all our assets to another person may be uncertain. See “Description of the Notes—Repurchase at the Option of Holders—Change of Control.”

A lowering or withdrawal of the ratings assigned to our debt securities by rating agencies may adversely affect the market price or liquidity of the notes.

Our debt currently has a non-investment grade rating, and there can be no assurances that any rating assigned will remain for any given period of time or that a rating will not be lowered or withdrawn entirely by a rating agency if, in that rating agency’s judgment, future circumstances relating to the basis of the rating, such as adverse changes, so warrant. Credit ratings are not recommendations to purchase, hold or sell the notes, and may be revised or withdrawn at any time. Additionally, credit ratings may not reflect the potential effect of risks relating to the structure or marketing of the notes. If any credit rating initially assigned to the notes is subsequently lowered or withdrawn for any reason, you may not be able to resell your notes without a substantial discount.

If the notes are rated investment grade by both Standard & Poor’s and Moody’s, certain covenants contained in the indenture governing the notes will be suspended, and holders of the notes will lose the protection of these covenants unless and until the notes subsequently fall back below investment grade.

The indenture governing the notes contains certain covenants that will be suspended for so long as the notes are rated investment grade by both Standard & Poor’s Ratings Services and Moody’s Investors Service, Inc. These covenants restrict the Issuer’s and its restricted subsidiaries’ ability to, among other things:

•	incur additional indebtedness or issue preferred stock;

•	make distributions or other restricted payments;

•	sell capital stock or other assets;

•	engage in transactions with affiliates; and

•	designate our subsidiaries as unrestricted subsidiaries.

Because these restrictions will not apply when the notes are rated investment grade, we will be able to incur additional debt and consummate transactions that may impair our ability to satisfy our obligations with respect to the notes. In addition, we will not have to make certain offers to repurchase the notes.

Your right to take enforcement action with respect to the liens securing the notes is limited in certain circumstances, and you will receive the proceeds from such enforcement only after “superpriority” obligations under the revolving credit facility and any incremental facilities have been paid in full.

The existing senior secured notes, the notes and indebtedness and other obligations under our revolving credit facility will be secured by first-priority liens on the same collateral. Under the terms of the security documents and/or intercreditor agreement, however, the proceeds of any collection, sale, disposition or other realization of collateral received in connection with the exercise of remedies (including distributions of cash, securities or other property on account of the value of the collateral in a bankruptcy, insolvency, reorganization or similar proceedings) will be applied first to repay “superpriority” obligations, including up to $289.4 million of borrowings under our revolving credit facility (including any refinancing thereof) and additional “superpriority” borrowings that we may incur in the future under the incremental facilities in an amount not to exceed $60.0 million (including any post-petition interest with respect thereto), before the holders of the existing senior secured notes and the notes receive any proceeds. As a result, the claims of holders of the notes to such proceeds will effectively rank behind the claims, including interest, of holders of “superpriority” obligations under our revolving credit facility. See “Description of the Notes—Intercreditor Agreement.” We are permitted to add, in addition to the revolving credit facility, incremental facilities, of which up to $60.0 million may be incurred on the same “superpriority” basis as the revolving credit facility, with the balance available to be incurred on a pari passu basis with the existing senior secured notes and the notes. If you (or the applicable trustee on your behalf) receive any proceeds as a result of an enforcement of security interests or the guarantees prior to the satisfaction of the claims of those that are superior or ratable with those of the notes, you (or the trustee on your behalf) will be required to turn over such proceeds until superior claims are satisfied and until ratable claims are equally satisfied. Accordingly, you will recover less from the proceeds of an enforcement of interests in the collateral than you otherwise would have. As a result of these and other provisions governing the guarantees and the collateral and in the security documents, you may not be able to recover any amounts under the guarantees or the collateral in the event of a default on the notes.

The terms of the security documents and/or intercreditor agreement contain provisions restricting the rights of holders of the notes to take enforcement or other action with respect to the liens securing such notes in certain circumstances (including if we or a guarantor filed for bankruptcy). These provisions will generally provide that the trustee for the notes and the agent for the lenders under the revolving credit facility and/or holders of indebtedness incurred under the incremental facilities on the same “superpriority” basis as the revolving credit facility must generally engage in certain consultative processes before enforcing the liens securing the notes. Conflicts of interest and disagreements could arise between the holders of the notes, or between the trustee acting on behalf of the holders of the notes, and the agent for the lenders under the revolving credit facility and/or holders of indebtedness incurred under the incremental facilities on the same “superpriority” basis as the revolving credit facility. For example, in an enforcement proceeding, lenders under the revolving credit facility and/or other holders of “superpriority” secured indebtedness may likely be more concerned with quickly recovering amounts sufficient to repay such indebtedness than with maximizing the recovery of claims of other holders of first priority liens on the same collateral, including those of holders of the notes. Such conflicts of interest and disagreements could limit or delay the ability of the holders of the notes to enforce their liens. Delays in the enforcement could decrease or eliminate recovery values. In addition, because the obligations to the lenders under the revolving credit facility and/or other holders of “superpriority” secured indebtedness arise under different agreements and contractual arrangements than the obligations to the holders of the notes, it is possible that holders of such “superpriority” indebtedness would be placed in a separate class from other holders of secured indebtedness, including holders of the notes, in a bankruptcy, insolvency, reorganization or similar proceeding. Such separate classification may occur even though the security documents and intercreditor agreement will not provide an independent or senior lien to the holders of such “superpriority” indebtedness relative to that of holders of the notes. Other factors, such as the valuation of the collateral securing our secured indebtedness, may also bear on the determination of whether such separate classification will occur. Such separate class treatment of holders of “superpriority” indebtedness could adversely impact the recovery of holders of the notes in any such proceeding.

Finally, the holders of the notes will not have any independent power to enforce, or have recourse to, any of the security documents or to exercise any rights or powers arising under the security documents and intercreditor agreement except through the collateral agent. By accepting the notes, you will be deemed to have agreed to these restrictions. As a result of these restrictions, holders of the notes will have limited remedies and recourse against us and the guarantors in the event of a default.

The imposition of certain permitted liens could materially and adversely affect the value of the collateral securing the notes.

The collateral securing the notes will also be subject to liens permitted under the terms of the agreements governing our existing secured indebtedness. The existence of any permitted liens could materially adversely affect the value of the collateral that could be realized by the holders of the notes as well as the ability of the collateral agent to realize or foreclose on such collateral. The collateral securing the notes may also secure future indebtedness and other obligations of ours on a superior or pari passu basis to the extent permitted by the indenture and the security documents and as a result your rights to the collateral would be diluted by any increase in the indebtedness secured on a superior or pari passu basis by the collateral securing the notes. See “—Your right to take enforcement action with respect to the liens securing the notes is limited in certain circumstances, and you will receive the proceeds from such enforcement only after “superpriority” obligations under the revolving credit facility and any incremental facilities have been paid in full.”

Holders of the notes may not be able to fully realize the value of their liens.

The security interests and liens for the benefit of holders of the notes may be released without such holders’ consent in specified circumstances. In particular, to the extent the collateral agent for the lenders under our revolving credit facility or the collateral agent for the holders of other superior or pari passu indebtedness subject to the intercreditor agreement releases any liens in connection with foreclosure on or other exercise of remedies with respect to the collateral (to the extent such exercise of remedies is permitted under the terms of the intercreditor agreement), the lien on such collateral securing the notes will also be released. As a result, we cannot assure holders of the notes that the notes will continue to be secured by a substantial portion of our assets. In addition, the capital stock of our subsidiaries will be excluded from the collateral to the extent liens thereon would trigger reporting obligations under Rule 3-16 of Regulation S-X, which requires financial statements from any company whose securities are collateral if its book value or market value, whichever is greater, would exceed 20% of the principal amount of the senior secured notes secured thereby.

Moreover, the collateral agent may need to evaluate the impact of potential liabilities before determining to foreclose on collateral consisting of real property because secured creditors that take ownership of or operate real property under certain circumstances may be held liable under environmental laws for the costs of remediating or preventing the release or threatened release of hazardous substances at such real property. Consequently, the collateral agent may decline to foreclose on such collateral or exercise remedies available in respect thereof if it does not receive indemnification to its satisfaction from the holders of the notes.

In addition, all or a portion of the collateral may be released:

•	to enable the sale, transfer or other disposal of such collateral in a transaction not prohibited under the indenture governing the notes or the credit agreement governing our revolving credit facility, including the sale of assets in accordance with the asset sale covenant in the indenture that will govern the notes and the sale of any entity in its entirety that owns or holds such collateral;

•	with respect to collateral held by a guarantor, upon the release of such guarantor from its guarantee; and

•	to the extent required pursuant to the terms of the intercreditor agreement.

In addition, the guarantee of a subsidiary guarantor will be released in connection with a sale of such subsidiary guarantor in a transaction not prohibited by the indenture governing the notes or upon certain other events described in the “Description of the Notes.” See “Description of the Notes—Repurchase at the Option of Holders—Asset Sales.”

The indenture governing the notes permits us to designate one or more of our restricted subsidiaries that is a guarantor of the notes as an unrestricted subsidiary. If we designate a subsidiary guarantor as an unrestricted subsidiary, all of the liens on any collateral owned by such subsidiary or any of its subsidiaries and any guarantees of the notes by such subsidiary or any of its subsidiaries will be released under the indenture. Designation of a subsidiary as unrestricted will reduce the aggregate value of the collateral securing the notes to the extent that liens on the assets of the unrestricted subsidiary and its subsidiaries are released. In addition, the creditors of the unrestricted subsidiary and its subsidiaries will have a senior claim on the assets of such unrestricted subsidiary and its subsidiaries.

The collateral may not be valuable enough to satisfy all the obligations secured by such collateral.

The notes will be secured on a first-priority lien basis (subject to certain exceptions and permitted liens) by substantially all of the assets of our and the guarantors’ assets, including all of the capital stock of the Issuer and each restricted subsidiary (which, in the case of foreign subsidiaries, will be limited to 65% of the capital stock of each first-tier foreign subsidiary). In addition, certain categories of assets are excluded from the collateral securing the notes and the guarantees. See “Description of the Notes—Excluded Assets”. The actual value of the collateral at any time will depend upon market and other economic conditions. As of December 31, 2016, the book value of our total tangible assets (calculated by deducting approximately $1,310.6 million of goodwill and intangible assets from our total assets), was approximately $1,237.1 million.

In addition, under the terms of the security documents and/or intercreditor agreement, the proceeds of any collection or other realization of collateral received in connection with the exercise of remedies will be applied first to repay “superpriority” obligations, including up to $289.4 million of borrowings under our revolving credit facility and up to an additional “superpriority” borrowings that we may incur in the future under the incremental facilities in an amount not to exceed $60.0 million, before the holders of the notes receive such proceeds. See “—Your right to take enforcement action with respect to the liens securing the notes is limited in certain circumstances, and you will receive the proceeds from such enforcement only after “superpriority” obligations under the revolving credit facility and any incremental facilities have been paid in full.” As of December 31, 2016, after giving effect to the offering of the outstanding 2022 notes and the use of proceeds therefrom, we would have had $283.7 million available (after giving effect to $5.7 million of outstanding letters of credit) for future borrowing under our revolving credit facility. We are permitted to add incremental facilities, of which up to $60.0 million may be incurred on the same “superpriority” basis as the revolving credit facility, with the balance available to be incurred on a pari passu basis with the existing senior secured notes and the notes. Any grant of additional liens on the collateral securing the notes would further dilute the value of the lien on such collateral securing the notes.

Moreover, the asset sale covenant and the definition of asset sale in the indenture governing the notes has a number of significant exceptions pursuant to which we will be able to sell collateral securing the notes without being required to reinvest the proceeds of such sale into assets that will comprise collateral or to make an offer to the holders of the notes to repurchase such notes.

The value of the pledged assets in the event of a liquidation will depend upon market and economic conditions, the availability of buyers and similar factors. No independent appraisals of any of the pledged property have been prepared by or on behalf of us in connection with this exchange offer. Accordingly, we cannot assure holders of the notes that the proceeds of any sale of the pledged assets following an acceleration to maturity with respect to the notes would be sufficient to satisfy, or would not be substantially less than, amounts due on the notes and the other debt secured thereby. If the proceeds of any sale of the pledged assets were not sufficient to repay all amounts due on the notes, the holders of the notes (to the extent their notes were not repaid from the proceeds of the sale of the pledged assets) would have only an unsecured claim against our remaining assets. By their nature, some or all of the pledged assets may be illiquid and may have no readily ascertainable market value. Likewise, we cannot assure holders of the notes that the pledged assets will be saleable or, if saleable, that there will not be substantial delays in their liquidation. To the extent that liens, rights and easements granted to third parties encumber assets located on property owned by us or constitute subordinate liens on the pledged assets, those third parties may have or may exercise rights and remedies with respect to the property subject to such encumbrances (including rights to require marshalling of assets) that could adversely affect the value of the pledged assets located at that site and the ability of the collateral agent to realize or foreclose on the pledged assets at that site.

In addition, the indenture governing the notes permits us to issue additional secured debt, including debt secured equally and ratably by the same assets pledged for the benefit of the holders of the notes. This could reduce amounts payable to holders of the notes from the proceeds of any sale of the collateral.

The value of the collateral securing the notes may not be sufficient to secure post-petition interest, fees and expenses.

In the event of a bankruptcy, liquidation, dissolution, reorganization or similar proceeding against us, holders of the notes will only be entitled to post-petition interest, fees and expenses under the Bankruptcy Code to the extent that the value of their security interest in the collateral is greater than their pre-bankruptcy claim. Holders of the notes that have a security interest in collateral with a value equal or less than their pre-bankruptcy claim will not be entitled to post-petition interest, fees and expenses under the Bankruptcy Code. In addition, holders of the notes will not be entitled to adequate protection on account of the under-secured portion of their claims. No appraisal of the fair market value of the collateral has been prepared in connection with this exchange offer and we therefore cannot assure you that the value of the noteholders’ interest in the collateral equals or exceeds the principal amount of the notes. See “—The collateral may not be valuable enough to satisfy all the obligations secured by such collateral.”

Certain significant assets will be excluded from the collateral.

Certain assets are excluded from the collateral securing the notes as described under “Description of the Notes—Excluded Assets” including, among other things, any assets held by foreign and unrestricted subsidiaries, any assets in real property (including leaseholds) other than fee interests having a value in excess of certain amounts, as well as other exclusions. In addition, the collateral will not include any capital stock of a subsidiary of the Issuer, to the extent that the pledge of such capital stock results in our being required to file separate financial statements of such subsidiary with the SEC, and any such capital stock that triggers such a requirement to file financial statements of such subsidiary of the Issuer with the SEC would be automatically released from the collateral. The value of this excluded collateral is significant and in certain circumstances may be pledged to other lenders. Additionally, we are not required to create or perfect liens in assets where we reasonably determine that such creation or perfection would be considered excessive in view of the benefits obtained therefrom by the holders of the notes (including material adverse tax consequences). See “Description of the Notes—Excluded Assets.”

We will in most cases have control over the collateral, and the sale of particular assets by us could reduce the pool of assets securing the notes and the guarantees.

The collateral documents allow us to remain in possession of, retain exclusive control over, freely operate, and collect, invest and dispose of any income from, the collateral securing the notes and the guarantees. In addition, we will not be required to comply with all or any portion of Section 314(d) of the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”) if we determine, in good faith based on advice of counsel, that, under the terms of that Section and/or any interpretation or guidance as to the meaning thereof of the SEC and its staff, including “no action” letters or exemptive orders, all or such portion of Section 314(d) of the Trust Indenture Act is inapplicable to the released collateral. For example, so long as no default or event of default under the indenture would result therefrom and such transaction would not violate the Trust Indenture Act, we may, among other things, without any release or consent by the applicable trustee, conduct ordinary course activities with respect to collateral, such as selling, factoring, abandoning or otherwise disposing of collateral and making ordinary course cash payments (including repayments of indebtedness). With respect to such releases, we must deliver to the collateral agent, from time to time, an officers’ certificate to the effect that all releases and withdrawals during the preceding six-month period in which no release or consent of the collateral agent was obtained in the ordinary course of our business were not prohibited by the indenture.

Bankruptcy laws may limit the ability of holders of the notes to realize value from the collateral.

The right of the collateral agent to foreclose upon, repossess and dispose of the pledged assets upon the occurrence of an event of default under the indenture governing the notes is likely to be significantly impaired (or at a minimum delayed) by applicable bankruptcy law if a bankruptcy case were to be commenced by or against us before the collateral agent repossessed and disposed of the pledged assets. For example, under the Bankruptcy Code, pursuant to the automatic stay imposed upon the bankruptcy filing, a secured creditor is prohibited from repossessing its security from a debtor in a bankruptcy case, or from disposing of security repossessed from such debtor or creating, perfecting or enforcing any lien against a debtor, or taking other actions to levy against a debtor, without prior bankruptcy court approval (which may not be given under the facts and circumstances of any particular situation). Moreover, the Bankruptcy Code permits the debtor to continue to retain and to use collateral (including cash collateral) and to provide liens senior to the lien of the collateral agent in respect of the notes to secure indebtedness incurred after the commencement of a bankruptcy case even though the debtor is in default under the applicable debt instruments, provided that the secured creditor is given “adequate protection.” The meaning of the term “adequate protection” may vary according to circumstances (and is within the discretion of the bankruptcy court), but it is intended in general to protect the value of the secured creditor’s interest in the collateral and may include cash payments or the granting of additional security, if and at such times as the court in its discretion determines, for any diminution in the value of the collateral as a result of the automatic stay of repossession or disposition or any use of the collateral by the debtor during the pendency of the bankruptcy case. Generally, adequate protection payments, in the form of interest or otherwise, are not required to be paid by a debtor to a secured creditor unless the bankruptcy court determines that the value of the secured creditor’s interest in the collateral is declining during the pendency of the bankruptcy case. In addition, the bankruptcy court may determine not to provide cash payments as adequate protection to the holders of the notes if, among other possible reasons, the bankruptcy court determines that the fair market value of the collateral with respect to the notes on the date of the bankruptcy filing was less than the then-current principal amount of the notes. Furthermore, due to the imposition of the automatic stay, the lack of a precise definition of the term “adequate protection” and the broad discretionary powers of a bankruptcy court, it is impossible to predict (1) whether or when payments under the notes could be made following commencement of a bankruptcy case or the length of any delay in making such payments, (2) whether or when the collateral agent could or would repossess or dispose of the pledged assets or (3) whether or to what extent holders of the notes would be compensated for any delay in payment or loss of value of the pledged assets through the requirement of “adequate protection.”

Furthermore, any disposition of the collateral during a bankruptcy case outside of the ordinary course of our business would also require prior approval from the bankruptcy court (which may not be given under the facts and circumstances of any particular situation).

The intercreditor agreement will also prohibit the holders of the notes from objecting following the filing of a bankruptcy petition to certain matters regarding the collateral that have been consented to by the lenders under the revolving credit facility, or to take certain actions with respect to the collateral without the consent thereof.

The collateral is subject to casualty risks.

We are obligated under the credit agreement governing our revolving credit facility to at all times cause all the pledged assets to be properly insured and kept insured against loss or damage by fire or other hazards to the extent that such properties are usually insured by corporations operating in the same or similar business. There are, however, some losses, including losses resulting from terrorist acts, that may be either uninsurable or not economically insurable, in whole or in part. As a result, we cannot assure holders of the notes that the insurance proceeds will compensate us fully for our losses. If there is a total or partial loss of any of the pledged assets, we cannot assure holders of the notes that the proceeds received by us in respect thereof will be sufficient to satisfy all the secured obligations, including the notes.

In the event of a total or partial loss to any of the mortgaged properties, certain items of equipment and inventory may not be easily replaced. Accordingly, even though there may be insurance coverage, the extended period needed to manufacture replacement units or inventory could cause significant delays.

Rights of holders of the notes in the collateral may be adversely affected by the failure to perfect security interests in the collateral.

Applicable law requires that a security interest in certain tangible and intangible assets can only be properly perfected and its priority retained through certain actions undertaken by the secured party. The liens in the collateral securing the notes may not be perfected with respect to the claims of the notes if the collateral agent was not able to take the actions necessary to perfect any of these liens on or prior to the issue date of the notes.

In addition, applicable law requires that certain property and rights acquired after the grant of a general security interest, such as real property, equipment subject to a certificate of title and certain proceeds, can only be perfected at the time such property and rights are acquired and identified. We and the guarantors have limited obligations to perfect the security interest of the holders of the notes in specified collateral. There can be no assurance that the trustee or the collateral agent for the notes will monitor, or that we will inform such trustee or collateral agent of, the future acquisition of property and rights that constitute collateral, and that the necessary action will be taken to properly perfect the security interest in such after-acquired collateral. Neither the trustee nor the collateral agent for the notes has an obligation to monitor the acquisition of additional property or rights that constitute collateral or the perfection of any security interest. Such failure may result in the loss of the security interest in the collateral or the priority of the security interest in favor of the notes against third parties.

Even if liens on collateral acquired in the future are properly perfected, such liens may (as described further herein) potentially be avoidable as a preference or otherwise in any bankruptcy case under certain circumstances. If the Issuer or any guarantor were to become subject to a bankruptcy proceeding, any liens recorded or perfected or any mortgages delivered after the issue date of the notes would face a greater risk of being invalidated or avoided than if they had been recorded, perfected or delivered on the issue date of the notes. Liens recorded or perfected or any mortgages delivered after such issue date may be treated under bankruptcy law as if they were delivered to secure previously existing indebtedness. In bankruptcy proceedings commenced within 90 days of lien perfection or mortgage delivery, a lien or mortgage given to secure previously existing debt is significantly more likely to be avoided as a preference by the bankruptcy court than if delivered and promptly recorded on the original issue date. Accordingly, if the Issuer or a guarantor were to file for bankruptcy protection and the liens had been perfected or the mortgages had been delivered less than 90 days before commencement of such bankruptcy proceeding, or not yet perfected or delivered at all, the liens or mortgages securing the notes may be especially subject to challenge as a result of having not been perfected or delivered on or before the issue date of the notes. To the extent that such challenge succeeded, you would lose the benefit of the security that the collateral was intended to provide.

Any future pledge of collateral or guarantee might be avoidable by a trustee in bankruptcy.

Any security interests or guarantees issued after the issue date of the notes may be treated under bankruptcy law as if they were delivered to secure or guarantee previously existing indebtedness. Any future pledge of collateral or future issuance of a guarantee in favor of the holders of the notes, including pursuant to security documents or guarantees delivered in connection therewith after the date the notes are issued, may be avoidable as a preference or otherwise if, among other circumstances, (i) the pledgor or guarantor is insolvent at the time of the pledge or the issuance of the guarantee, (ii) the pledge or the issuance of the guarantee permits the holders of the notes to receive a greater recovery in a hypothetical Chapter 7 case than if the pledge or guarantee had not been given, and (iii) a bankruptcy case in respect of the pledgor or guarantor is commenced within 90 days following the pledge or the perfection thereof or the issuance of the guarantee (as applicable), or, in certain circumstances, a longer period. Accordingly, if the Issuer or any guarantor were to file for bankruptcy protection after the issue date of the notes and (1) any liens not granted on the issue date of the notes had been perfected, or (2) any guarantees not issued on the issue date of the notes (as applicable) had been issued, less than 90 days before commencement of such bankruptcy case, such liens or guarantees are more likely to be avoided as a preference by the bankruptcy court than if delivered and promptly recorded on the issue date of the notes (even if the liens perfected or other guarantees issued on the issue date of the notes would no longer be subject to such risk). To the extent that the grant of any such mortgage or other security interest and/or guarantee is avoided as a preference or otherwise, holders of the notes would lose the benefit of the mortgage or security interest and/or guarantee (as applicable).

Pledges of equity interests in our foreign subsidiaries may not be enforceable under the laws of the jurisdictions where such foreign subsidiaries are organized.

Part of the security for the repayment of the notes consists of a pledge of the capital stock of or equity interests in certain foreign subsidiaries (with capital stock of such foreign subsidiaries capped at 65%). Although such pledges are granted under security documents governed by U.S. law, some foreign jurisdictions may not recognize such security interests as enforceable. Consequently, the collateral agent may be unable to exercise remedies against the equity interests in foreign subsidiaries.

In the event of a bankruptcy of us or any of the guarantors, holders of the notes may be deemed to have an unsecured claim to the extent that our obligations in respect of such notes exceed the fair market value of the collateral securing such notes.

In any bankruptcy proceeding with respect to us or any of the guarantors, it is possible that the bankruptcy trustee, the debtor-in-possession or competing creditors will assert that the fair market value of the collateral with respect to the notes on the date of the bankruptcy filing was less than the then-current principal amount of the notes and other obligations secured on a pari passu basis with the notes. Upon a finding by the bankruptcy court that the notes are under-collateralized, the claims in the bankruptcy proceeding with respect to the notes would be bifurcated between a secured claim and an unsecured claim, and the unsecured claim would not be entitled to the benefits of security in the collateral. Other consequences of a finding of under-collateralization would be, among other things, a lack of entitlement on the part of the notes to receive post-petition interest, fees and expenses and a lack of entitlement on the part of the unsecured portion of the notes to receive “adequate protection” under federal bankruptcy laws. In addition, if any payments of post-petition interest, fees and expenses had been made at the time of such a finding of under-collateralization, those payments could be recharacterized by the bankruptcy court as a reduction of the principal amount of the secured claim with respect to the notes.

USE OF PROCEEDS

We will not receive any proceeds from the issuance of the exchange notes in the exchange offer. The exchange offer is intended to satisfy our obligations under the registration rights agreement that we entered into in connection with the private offering of the outstanding 2022 notes. As consideration for issuing the exchange notes as contemplated in this prospectus, we will receive in exchange a like principal amount of outstanding 2022 notes, the terms of which are identical in all material respects to the exchange notes, except that the exchange notes will not contain terms with respect to transfer restrictions or additional interest upon a failure to fulfill certain of our obligations under the registration rights agreement. The outstanding 2022 notes that are surrendered in exchange for the exchange notes will be retired and cancelled and cannot be reissued. As a result, the issuance of the exchange notes will not result in any change in our capitalization.

CAPITALIZATION

The following table sets forth our cash and cash equivalents and capitalization as of December 31, 2016.

You should read this table in conjunction with “Prospectus Summary—Summary Historical Financial Information,” “Use of Proceeds,” “Selected Historical Consolidated Financial Information,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and our historical consolidated financial statements and the related notes thereto included elsewhere in this prospectus.

The information set forth below does not give effect to any transactions that we have entered into since December 31, 2016, including, without limitation, the issuance of the $300.0 million aggregate principal amount of the outstanding 2022 notes on February 1, 2017 and the use of proceeds therefrom.

As of December 31, 2016
(in thousands)
Cash and cash equivalents(1)	$43,520

Long-term debt:
Revolving Credit Facility(2)	—
6.375% Senior Secured Notes due 2019(3)	719,465
8.75% Senior Notes due 2020(3)	930,000
8.875% Senior Secured Notes Due 2022(3)	270,000
Existing registered 2022 notes(3)	600,000
Capital Leases	17,740

Total debt	2,537,205
Total stockholders’ deficit	(245,182)

Total Capitalization	$2,292,023

(1)	Does not reflect sources or uses of cash and cash equivalents since December 31, 2016.
(2)	Consists of a $289.4 million revolving credit facility with maturities through 2019, of which $283.7 million remained available as of December 31, 2016 (after giving effect to $5.7 million of letters of credit outstanding).
(3)	Amounts reflect the aggregate principal amount of the debt and do not reflect any premium, discounts or unamortized deferred financing costs.

SELECTED HISTORICAL CONSOLIDATED FINANCIAL INFORMATION

The following selected historical consolidated financial information and other data set forth below should be read in conjunction with “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and our historical consolidated financial statements and the related notes thereto contained elsewhere in this prospectus.

As a result of the Merger, the selected historical consolidated financial information and other data set forth below are presented on two bases of accounting and are not necessarily comparable: January 1, 2012 through November 16, 2012 (the “Predecessor Period” or “Predecessor” as context requires) and November 17, 2012 through December 31, 2016 (the “Successor Period” or “Successor” as context requires), which relate to the period preceding the Merger and the period succeeding the Merger, respectively. The selected historical consolidated financial information and other data set forth below for the Predecessor Period are presented for APX Group, Inc. and its wholly-owned subsidiaries, including variable interest entities. The selected historical consolidated financial information and other data set forth below for the Successor Period reflect the Merger presenting the financial position and results of operations of APX Group Holdings, Inc. and its wholly-owned subsidiaries. The financial position and results of operations of the Successor are not comparable to the financial position and results of operations of the Predecessor due to the Merger and the basis of presentation of purchase accounting as compared to historical cost in accordance with Accounting Standards Codification (“ASC”) 805 Business Combinations.

The selected historical consolidated financial information and other data presented below for the years ended December 31, 2016, 2015 and 2014 and the selected consolidated balance sheet data as of December 31, 2016 and 2015 have been derived from our audited consolidated financial statements included in this prospectus. The selected historical consolidated financial information and other data presented below for the years ended December 31, 2013 and 2012 and the selected consolidated balance sheet data as of December 31, 2014, 2013 and 2012 (Successor) have been derived from our audited consolidated financial statements which are not included in this prospectus. The selected historical consolidated financial information and other data of the Predecessor are presented for the Issuer and its wholly-owned subsidiaries, as well as Solar, 2GIG and their respective subsidiaries. The selected historical consolidated financial information and other data of the Successor Period from November 17, 2012 through December 31, 2012 reflect the Merger presenting the financial position and results of operations of Parent Guarantor and wholly-owned subsidiaries. The financial position and results of the Successor are not comparable to the financial position and results of the Predecessor due to the Merger and the application of purchase accounting in accordance with ASC 805 Business Combinations.

The historical financial information for the Predecessor Period from January 1, 2012 through November 16, 2012 included in this prospectus includes the results of Solar, which commenced operations in early 2011. As a result of the Transactions, while Solar was a variable interest entity through the date of Solar’s initial public offering in October 2014, we have not been its primary beneficiary since after the date of the Transactions. Accordingly, Solar has not been required to be included in the consolidated financial statements of the Company in periods following the date of the Transactions. The historical financial information included in this prospectus include the results of 2GIG up through April 1, 2013, which was the date we completed the 2GIG Sale to Nortek. Solar and 2GIG do not, and will not, provide any credit support for any indebtedness of the Issuer, including indebtedness incurred under our revolving credit facility, the existing notes, the outstanding 2022 notes or the exchange or the notes.

	Successor					Predecessor
	Year ended
	December 31, 2016	December 31, 2015	December 31, 2014	December 31, 2013	Period from November 17, through December 31, 2012	Period from January 1, through November 16, 2012
	(in thousands)
Statement of Operations Data:
Total revenue	$757,907	$653,721	$563,677	$500,908	$57,606	$397,570
Total costs and expenses	829,009	762,396	657,546	555,788	85,799	440,563

(Loss) Income from operations	(71,102)	(108,675)	(93,869)	(54,880)	(28,193)	(42,993)
Other expenses:
Interest expense	(197,965)	(161,339)	(147,511)	(114,476)	(12,645)	(106,620)
Interest income	432	90	1,455	1,493	4	61
Gain on 2GIG Sale	—	—	—	46,866	—	—
Other (expenses) income	(7,255)	(8,832)	1,779	76	(171)	(122)

Loss from continuing operations before income taxes	(275,890)	(278,756)	(238,146)	(120,921)	(41,005)	(149,674)
Income tax expense (benefit)	67	351	514	3,592	(10,903)	4,923

Net loss from continuing operations	(275,957)	(279,107)	(238,660)	(124,513)	(30,102)	(154,597)
Discontinued operations:
Loss from discontinued operations	—	—	—	—	—	(239)

Net loss	(275,957)	(279,107)	(238,660)	(124,513)	(30,102)	(154,836)
Net (loss) income attributable to non-controlling interests	—	—	—	—	—	(1,319)

Net loss attributable to APX Group Holdings, Inc.	$(275,957)	$(279,107)	$(238,660)	$(124,513)	$(30,102)	N/A

Net loss attributable to APX Group, Inc.	N/A	N/A	N/A	N/A	N/A	$(153,517)

Balance Sheet Data (at period end):
Cash and cash equivalents	$43,520	$2,559	$10,807	$261,905	$8,090	N/A
Working capital (deficit)	(80,170)	(120,952)	(51,569)	187,781	(32,834)	N/A
Adjusted working capital (deficit) (excluding cash and capital lease obligation)	(113,893)	(115,895)	(56,827)	(69,925)	(36,923)	N/A
Total assets	2,547,662	2,303,644	2,255,586	2,370,544	2,104,926	N/A
Total debt	2,486,700	2,138,112	1,835,068	1,708,159	1,282,578	N/A
Total shareholders’ equity (deficit)	$(245,182)	$(76,993)	$224,486	$490,243	$679,279	N/A
Ratio of earnings to fixed charges(1)	NM	NM	NM	NM	NM	N/A

(1)	The ratio of earnings to fixed charges is calculated by dividing the sum of earnings (loss) from continuing operations before income taxes and fixed charges, by fixed charges. Fixed charges include interest expense on all indebtedness, amortization of debt issuance fees and interest expense on operating leases. Earnings were deficient in all periods presented to cover fixed charges by the following amounts:

Successor					Predecessor
December 31, 2016	December 31, 2015	December 31, 2014	December 31, 2013	Period from November 17, through December 31, 2012	Period from January 1, through November 16, 2012
(in thousands)
$(275,890)	$(278,756)	$(238,146)	$(120,921)	$(40,789)	$(149,668)

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

The following discussion and analysis provides information which management believes is relevant to an assessment and understanding of our consolidated results of operations and financial condition. The discussion should be read in conjunction with the “Selected Historical Consolidated Financial Information” and the consolidated financial statements and notes thereto contained in this prospectus. This discussion contains forward-looking statements and involves numerous risks and uncertainties, including, but not limited to, those described in the “Risk Factors” section of this prospectus. Actual results may differ materially from those contained in any forward-looking statements.

Business Overview

We are one of the largest companies in North America focused on delivering smart home products and services. Our integrated smart home platform offers subscribers a comprehensive suite of products and services to remotely control, monitor and manage their homes using any smart device. Unlike many other smart home companies, who generally focus only on selling equipment and software, subscriber origination or servicing, we are a vertically integrated smart home company, owning the entire customer lifecycle including sales, professional installation, service, monitoring, billing and customer support. We believe that with our proven business model, along with 17 years of experience installing integrated solutions, we are well positioned to continue to lead the large and growing smart home market. We offer homeowners a customized smart home that integrates a wide variety of smart home and security devices. We seek to deliver a quality subscriber experience through a combination of innovative products and services and a commitment to customer service, which together with our focus on originating high-quality new subscribers, has enabled us to achieve attrition rates that we believe are historically at or below industry averages. Through our established underwriting criteria and compensation structure, we have built a portfolio of approximately 1,147,000 subscribers in North America, with an average credit score of 714, as of December 31, 2016. Over 95% of our revenues during the years ended December 31, 2016 and 2015, respectively, consisted of contractually committed revenues, which have historically resulted in consistent and predictable operating results.

Key 2016 Events

In April 2016, Parent completed the first installment of an issuance and sale to certain investors of a series of preferred stock and contributed the net proceeds from such issuance of $69.8 million to us as an equity contribution. In July 2016, Parent completed the final installment of the issuance and sale to certain investors of such series of preferred stock and, in August 2016, contributed the net proceeds from such issuance of $30.6 million to us as an equity contribution. Both issuances were private placements exempt from registration under the Securities Act.

In May 2016, we issued $500.0 million aggregate principal amount of 2022 notes, pursuant to an indenture dated as of May 26, 2016 among APX, the guarantors party thereto and Wilmington Trust, National Association, as trustee and collateral agent. The 2022 notes will mature on December 1, 2022, or on such earlier date when any outstanding pari passu lien indebtedness matures as a result of the operation of any “Springing Maturity” provision set forth in the agreements governing such pari passu lien indebtedness. The 2022 notes are secured, on a pari passu basis, by the collateral securing obligations under the 2019 notes and 2022 private placement notes and the revolving credit facilities, in all cases, subject to certain exceptions and permitted liens. We used a portion of the net proceeds from the issuance of the 2022 notes to repurchase approximately $235 million aggregate principal amount of the outstanding 2019 notes and 2022 private placement notes in privately negotiated transactions and repaid borrowings under the existing revolving credit facility. In August 2016, we issued an additional $100.0 million aggregate principal amount of the 2022 notes at a price of 104.00%.

On May 2, 2016, we and David Bywater, our former Chief Operating Officer, agreed that in connection with the appointment of Mr. Bywater as interim Chief Executive Officer of Vivint Solar, Inc., Mr. Bywater would take a leave of absence from our company. On December 15, 2016, our Board of Directors (the “Board”) appointed Scott Hardy to serve as our Chief Operating Officer effective December 15, 2016. Mr. Hardy succeeded David Bywater, who notified us on December 15, 2016 of his intent to resign as our Chief Operating Officer.

In November 2016, we amended the Marketing and Customer Relations Agreement with Solar to update certain terms and conditions governing existing cross-marketing initiatives and to implement new cross-marketing initiatives including a three-month pilot program with the purpose of exploring potential opportunities for each company to offer, sell and integrate the other company’s respective products and services with its standard product offering.

Recent Developments

On January 3, 2017, we announced the introduction of the Vivint Flex Pay plan. Under the Vivint Flex Pay plan, we (i) launched a Consumer Financing Program in the first quarter of 2017, pursuant to which we offer to qualified customers in the United States an opportunity to finance the purchase of Products used in connection with our smart home and security services through a third party financing provider and (ii) offer RICs with respect to the purchase of Products to certain customers who do not qualify to participate in the Consumer Financing Program, but qualify under our historical underwriting criteria. We may also establish credit programs either directly or through an affiliate or pursuant to an agreement with a third party to provide installment loans or similar products to customers that do not qualify to participate in the Consumer Financing Program. Alternatively, customers may purchase the Products with cash or credit card.

Under the Vivint Flex Pay plan, customers pay separately for the Products and our smart home and security services. Under the Consumer Financing Program, qualified customers are eligible for installment loans provided by a third party financing provider of up to $4,000 for either 42 or 60 months. In connection with the Consumer Financing Program, a subsidiary of ours entered into the CFP Agreement with Citizens pursuant to which Citizens is the exclusive provider of installment loans under the Consumer Financing Program for our customers who are eligible for such loans. Pursuant to the CFP Agreement, we pay a monthly fee to Citizens based on the average daily balance of the loans provided by Citizens outstanding and we share with Citizens liability for credit losses, with Vivint being responsible for approximately 5% to 100% of lost principal balances, depending on factors specified in the CFP Agreement. The initial term of the CFP Agreement is five years, subject to automatic, one-year renewals unless terminated by either party in accordance with its terms. We are offering RICs for 42 or 60 month terms to certain customers who do not qualify to participate in the Consumer Financing Program, but qualify under our historical underwriting criteria, and may establish credit programs either directly or through an affiliate or pursuant to an agreement with a third party to provide installment loans or similar products to such customers. Along with the purchase of the Products, customers enter into a service agreement with simple pricing of $39.99 per month for smart home services or $49.99 per month for smart home and video services with the same term lengths as their installment loan agreements or RICs.

On February 1, 2017, we issued an additional $300.0 million aggregate principal amount of the 2022 notes at a price of 108.250%. We used the net proceeds from the offering of these 2022 notes to redeem $300.0 million aggregate principal amount of the existing 2019 notes and pay the related redemption premium, and to pay all fees and expenses related thereto and will use any remaining proceeds for general corporate purposes.

Key Factors Affecting Operating Results

Our business is driven through the generation of new subscribers and servicing and maintaining our existing subscriber base. The generation of new subscribers requires significant upfront investment, which in turn provides predictable, contractual, recurring monthly revenue generated from our monitoring and additional services. Going forward, we expect the Vivint Flex Pay program to offset a portion of the upfront investment associated with the generation of new subscribers. We generally market our service offerings through two sales channels, direct-to-home and inside sales. Historically, a majority of our new subscriber accounts were generated through direct-to-home sales, primarily from April through August. New subscribers generated through inside sales was approximately 36% of total new subscriber additions in the year ended December 31, 2016, as compared to 28% of total new subscribers in the year ended December 31, 2015. Over time we expect the number of subscribers originated through inside sales to continue to increase, resulting from increased advertising, new lead generation sources, lead conversion and greater brand awareness.

Our operating results are impacted by the following key factors: number of subscriber additions, net subscriber acquisition costs, ARPU, subscriber adoption rate of additional services beyond our base security offering, subscriber attrition, the costs to monitor and service our subscribers, the level of general and administrative expenses and the availability and cost of capital required to generate new subscribers. We focus our investment decisions on generating new subscribers and servicing our existing subscribers in the most cost-effective manner, while maintaining a high level of customer service to minimize subscriber attrition. These decisions are based on the projected cash flows and associated margins generated over the expected life of the subscriber relationship.

Our ability to increase subscribers depends on a number of factors, both external and internal. External factors include the overall macroeconomic environment, the availability of additional capital, awareness of our brand and competition from other companies in the geographies we serve, particularly in those markets where our direct-to-home sales representatives are present. Some of our current competitors have longer operating histories, greater name recognition and substantially greater financial and marketing resources than us. In the future, other companies may also choose to begin offering services similar to ours. In addition, because such a large percentage of our new subscribers are generated through direct-to-home sales, any actions limiting this sales channel could negatively affect our ability to grow our subscriber base. We are continually evaluating ways to improve the effectiveness of our subscriber acquisition activities in both our direct-to-home and inside sales channels, and over time we intend to add other sales models and channels to grow our subscriber base.

Internal factors include our ability to recruit, train and retain personnel, along with the level of investment in sales and marketing efforts. As a result, we expect to increase our investment in advertising over time. We believe maintaining competitive compensation structures, differentiated product offerings and establishing a strong brand are critical to attracting and retaining high-quality personnel and competing effectively in the markets we serve. Successfully growing our RPU depends on our ability to continue expanding our technology platform by offering additional value added services demanded by the market. Therefore, we continually evaluate the viability of additional product and service offerings that could further leverage our existing technology platform and sales channels. As evidence of this focus on new services, since 2010, we have successfully expanded our service offerings from residential security into smart home services, which allows us to charge higher RPU for these additional service offerings. These offerings include our proprietary Vivint Smart Home Cloud, Vivint Smart Drive, Vivint Doorbell Camera, Vivint Ping Camera and Vivint Element Thermostat. During the year ended December 31, 2016, approximately 86% of our new subscribers contracted for one of our smart home offerings. Due to the high rate of adoption of additional smart home product and service offerings, our ARPNU has increased from $44.50 in 2009 to $66.81 for the year ended December 31, 2016, an increase of 50%.

We focus on managing the costs associated with monitoring and service without jeopardizing our award-winning service quality. We believe our ability to retain subscribers over the long-term starts with our underwriting criteria and is enhanced by maintaining our consistent quality service levels.

Subscriber attrition has a direct impact on the number of subscribers who we monitor and service and on our financial results, including revenues, operating income and cash flows. A portion of the subscriber base can be expected to cancel its service every year. Subscribers may choose not to renew or may terminate their contracts for a variety of reasons, including, but not limited to, relocation, cost, switching to a competitor’s service or service issues. If a subscriber relocates, but continues their service, we do not consider this as a cancellation. If a subscriber discontinues their service and transfers the original subscriber’s contract to a new subscriber continuing the revenue stream, we also do not consider this as a cancellation. We analyze our attrition by tracking the number of subscribers who cancel as a percentage of the average number of subscribers at the end of each twelve month period. We caution investors that not all companies, investors and analysts in our industry define attrition in the same manner.

The table below presents our subscriber data for the years ended December 31, 2016, 2015 and 2014:

	Year Ended December 31
	2016	2015	2014
Beginning balance of subscribers	1,013,917	894,175	795,500
Net new additions	277,241	236,562	204,464
Subscriber contracts sold(1)	(7,520)	—	—
Attrition	(136,892)	(116,820)	(105,789)

Ending balance of subscribers	1,146,746	1,013,917	894,175

Monthly average subscribers	1,082,694	953,923	849,454

Attrition rate	12.6%	12.2%	12.5%

(1)	Represents our New Zealand and Puerto Rico subscriber contracts sold during the year ended December 31, 2016.

Historically, we have experienced an increased level of subscriber cancellations in the months surrounding the expiration of such subscribers’ initial contract term. Attrition in any period may be impacted by the number of subscriber contracts reaching the end of their initial term in such period. The increase in attrition in the year ended December 30, 2016, reflects the effect of the 2012 and 2013 42-month pools reaching the end of their initial contract terms. We believe this trend in cancellations at the end of the initial contract term is comparable to other companies within our industry.

Basis of Presentation

We conduct business through one operating segment, Vivint. Historically, we primarily operated in three geographic regions: United States, Canada and New Zealand. During the year ended December 31, 2016, we sold all our New Zealand and Puerto Rico subscriber contracts and ceased operations in these geographical regions (“2016 Contract Sales”). Historically, our operations in both regions were considered immaterial and reported in conjunction with the United States. See Note 15 in the accompanying consolidated financial statements for more information about our geographic segments.

How We Generate Revenue

Our primary source of revenue is generated through recurring monthly services and wireless internet services provided to our subscribers in accordance with their subscriber contracts. The remainder of our revenue is generated through additional services, activation fees, upgrades and maintenance and repair fees. Recurring revenues accounted for over 95% of total revenues for the years ended December 31, 2016, 2015 and 2014, respectively.

Recurring revenue. Recurring services for our subscriber contracts are billed in advance, generally monthly, pursuant to the terms of subscriber contracts and recognized ratably over the service period. The amount of RPU billed is dependent upon which of our service offerings is included in the subscriber contracts. Our smart home offerings generally provide higher RPU than our base security offering. Historically, we have generally offered contracts to subscribers that range in length from 36 to 60 months that are subject to automatic annual or monthly renewal after the expiration of the initial term. At the end of each monthly period, the portion of recurring fees related to services not yet provided are deferred and recognized as these services are provided.

Service and other sales revenue. Our service and other sales revenue is primarily comprised of amounts charged for selling additional equipment, and maintenance and repair. These amounts are billed, and the associated revenue recognized, at the time of installation or when the services are performed. Service and other sales revenue also includes contract fulfillment revenue, which relates to amounts paid by subscribers who cancel their monitoring contract in-term and for which we have no future service obligation to them. We recognize this revenue upon receipt of payment from the subscriber.

Activation fees. Activation fees represent upfront one-time charges billed to subscribers at the time of installation and are deferred. Effective April 1, 2016 these fees are recognized over 15 years using a 240% declining balance method, which converts to a straight-line methodology after approximately nine years when the resulting amortization exceeds that from the accelerated method. We evaluate subscriber account attrition on a periodic basis, utilizing observed attrition rates for our subscriber contracts and industry information and, when necessary, makes adjustments to the estimated subscriber relationship period and amortization method.

Costs and Expenses

Operating expenses. Operating expenses primarily consists of labor associated with monitoring and servicing subscribers and labor and equipment expenses related to upgrades and service repairs. We also incur equipment costs associated with excess and obsolete inventory and rework costs related to equipment removed from subscriber’s homes. In addition, a portion of general and administrative expenses, comprised of certain human resources, facilities and information technologies costs are allocated to operating expenses. This allocation is primarily based on employee headcount and facility square footage occupied. Because our full-time smart home professionals (“SHPs”) perform most subscriber installations generated through our inside sales channels, the costs incurred by the field service associated with these installations are allocated to capitalized subscriber acquisition costs.

Selling expenses. Selling expenses are primarily comprised of costs associated with housing for our direct-to-home sales representatives, advertising and lead generation, marketing and recruiting, certain portions of sales commissions, overhead (including allocation of certain general and administrative expenses) and other costs not directly tied to a specific subscriber origination. These costs are expensed as incurred.

General and administrative expenses. General and administrative expenses consist largely of finance, legal, research and development (“R&D”), human resources, information technology and executive management expenses, including stock-based compensation expense. Stock-based compensation expense is recorded within various components of our costs and expenses. General and administrative expenses also include the provision for doubtful accounts. We allocate approximately one-third of our gross general and administrative expenses, excluding the provision for doubtful accounts, into operating and selling expenses in order to reflect the overall costs of those components of the business. In addition, in connection with certain service agreements with Solar, we subleased corporate office space to them through October 2014 and provide certain other administrative services to Solar. We charge Solar the costs associated with these service agreements (See Note 14 in our accompanying consolidated financial statements).

Depreciation and amortization. Depreciation and amortization consists of depreciation from property and equipment, amortization of equipment leased under capital leases, capitalized subscriber acquisition costs and intangible assets.

Key Operating Metrics

In evaluating our results, we review the key performance measures discussed below. We believe that the presentation of key performance measures is useful to investors and lenders because they are used to measure the value of companies such as ours with recurring revenue streams.

Total Subscribers

Total subscribers is the aggregate number of active smart home and security subscribers at the end of a given period.

Monthly Revenue per User

Monthly Revenue per User (“RPU”) is the recurring monthly revenue billed to a smart home and security subscriber.

Total Revenue per User

Total RPU is the aggregate RPU billed to all smart home and security subscribers.

Average RPU

Average RPU (“ARPU”) is the total RPU divided by total subscribers.

Average Revenue per New User

Average Revenue per New User (“ARPNU”) is the aggregate RPU for new subscribers originated during a period divided by the number of new subscribers originated during such period.

Attrition

Attrition is the aggregate number of canceled smart home and security subscribers during a period divided by the monthly weighted average number of total smart home and security subscribers for such period. Subscribers are considered canceled when they terminate in accordance with the terms of their contract, are terminated by us or if payment from such subscribers is deemed uncollectible (when at least four monthly billings become past due). Sales of contracts to third parties, certain moves and takeovers are excluded from the attrition calculation.

Net Subscriber Acquisition Costs

Net subscriber acquisition costs is the direct and indirect costs to create a new smart home and security subscriber. These include commissions, equipment, installation, marketing and other allocations (general and administrative and overhead); less activation fees, installation fees and upsell revenue. These costs exclude residuals and long-term equity expenses associated with the direct-to-home sales channel.

Net Subscriber Acquisition Cost Multiple

Net subscriber acquisition cost multiple is the total net subscriber acquisition costs, divided by the number of new subscribers originated, and then divided by the ARPNU.

Net Service Cost per Subscriber

Net service cost per subscriber is the total service costs for the period, including monitoring, customer service, field service and other allocations (general and administrative and overhead) costs, less total service revenue for the period divided by total subscribers.

Net Service Margin

Net service margin is the ARPU for the period less net service costs divided by the ARPU for the period.

Critical Accounting Policies and Estimates

In preparing our consolidated financial statements, we make assumptions, judgments and estimates that can have a significant impact on our revenue, loss from operations and net loss, as well as on the value of certain assets and liabilities on our Consolidated Balance Sheets. We base our assumptions, judgments and estimates on historical experience and various other factors that we believe to be reasonable under the circumstances. Actual results could differ materially from these estimates under different assumptions or conditions. At least quarterly, we evaluate our assumptions, judgments and estimates and make changes accordingly. Historically, our assumptions, judgments and estimates relative to our critical accounting estimates have not differed materially from actual results. We believe that the assumptions, judgments and estimates involved in the accounting for income taxes, allowance for doubtful accounts, valuation of intangible assets, and fair value have the greatest potential impact on our consolidated financial statements; therefore, we consider these to be our critical accounting estimates. For information on our significant accounting policies, see Note 2 to our accompanying consolidated financial statements.

Change in Accounting Estimate

Effective April 1, 2016, we updated the estimated life of our subscriber relationships and the period used to amortize deferred activation fees and deferred subscriber acquisition costs, to better approximate the related anticipated life of the customer. Prior to the change, we amortized deferred activation fees and subscriber acquisition costs over 12 years using a 150% declining balance method, which converted to a straight-line methodology after approximately five years. Subsequent to the change, we amortize deferred activation fees and subscriber acquisition costs over 15 years using a 240% declining balance method, which converts to a straight-line methodology after approximately nine years when the resulting amortization exceeds that from the accelerated method. The effects of this change in estimate were as follows (in thousands):

Year ended December 31, 2016
Increase in activation fee revenues	$1,400
Increase in depreciation and amortization	21,413
Increase to loss from operations	20,013
Increase to net loss	19,621

All pertinent factors, including actual customer attrition data, demand, competition, and the estimated technological life of the installed equipment, will continue to be reviewed by us to assess the continued appropriateness of methods and estimated subscriber relationship period.

Revenue Recognition

We recognize revenue principally on three types of transactions: (i) recurring revenue, which includes revenues for monitoring and other smart home services of our subscriber contracts and recurring monthly revenue associated with Vivint Wireless Inc., (ii) service and other sales, which includes non-recurring service fees charged to subscribers provided on contracts, contract fulfillment revenues and sales of products that are not part of our service offerings, and (iii) activation fees on subscriber contracts, which are amortized over the expected life of the customer.

Recurring revenue for our subscriber contracts is billed in advance, generally monthly, pursuant to the terms of subscriber contracts and recognized ratably over the service period. Costs of providing ongoing recurring services are expensed in the period incurred.

Service and other sales revenue is recognized as services are provided or when title to the products and equipment sold transfers to the customer. Contract fulfillment revenue, included in service and other sales, is recognized when payment is received from customers who cancel their contract in-term. Revenue from sales of products that are not part of the basic equipment offering is generally recognized upon delivery of products.

Activation fees represent upfront one-time charges billed to subscribers at the time of installation and are deferred and recognized over the expected customer life. We evaluate subscriber account attrition on a periodic basis, utilizing observed attrition rates for our subscriber contracts and industry information and, when necessary, makes adjustments to the estimated subscriber relationship period and amortization method.

Subscriber Acquisition Costs

Subscriber acquisition costs represent the costs related to the origination of new subscribers. A portion of subscriber acquisition costs is expensed as incurred, which includes costs associated with the direct-to-home sale housing, marketing and recruiting, certain portions of sales commissions (residuals), overhead and other costs, considered not directly and specifically tied to the origination of a particular subscriber. The remaining portion of the costs is considered to be directly tied to subscriber acquisition and consists primarily of certain portions of sales commissions, equipment, and installation costs. These costs are deferred and amortized over 15 years using a 240% declining balance method, which converts to a straight-line methodology after approximately nine years when the resulting amortization exceeds that from the accelerated method. The Company evaluates subscriber account attrition on a periodic basis, utilizing observed attrition rates for the Company’s subscriber contracts and industry information and, when necessary, makes adjustments to the estimated subscriber relationship period and amortization method.

On the accompanying consolidated statement of cash flows, subscriber acquisition costs that are comprised of equipment and related installation costs purchased for, or used in, subscriber contracts in which we retain ownership to the equipment are classified as investing activities and reported as “Subscriber acquisition costs—company owned equipment.” All other subscriber acquisition costs are classified as operating activities and reported as “Subscriber acquisition costs—deferred contract costs” on the condensed consolidated statements of cash flows as these assets represent deferred costs associated with customer contracts.

In conjunction with the Merger and in accordance with purchase accounting, the total purchase price was allocated to our net tangible and identifiable intangible assets based on their estimated fair values as of November 16, 2012 (See Note 8 in our accompanying consolidated financial statements). We recorded the value of Subscriber Acquisition Costs on the date of the Merger at fair value and classified it as an intangible asset, which is amortized over 10 years in a pattern that is consistent with the amount of revenue expected to be generated from the related subscriber contracts.

Accounts Receivable

Accounts receivable consist primarily of amounts due from subscribers for recurring services. Accounts receivable are recorded at invoiced amounts and are non-interest bearing. The gross amount of accounts receivable has been reduced by an allowance for doubtful accounts of approximately $4.1 million and $3.5 million at December 31, 2016 and December 31, 2015, respectively. We estimate this allowance based on historical collection and attrition rates. As of December 31, 2016 and 2015, no accounts receivable were classified as held for sale. Provision for doubtful accounts recognized and included in general and administrative expenses in the accompanying audited consolidated statements of operations totaled $19.6 million, $14.9 million and $15.7 million for the year ended December 31, 2016, 2015 and 2014, respectively.

Loss Contingencies

We record accruals for various contingencies including legal proceedings and other claims that arise in the normal course of business. The accruals are based on judgment, the probability of losses and, where applicable, the consideration of opinions of legal counsel. We record an accrual when a loss is deemed probable to occur and is reasonably estimable. Factors that we consider in the determination of the likelihood of a loss and the estimate of the range of that loss in respect of legal matters include the merits of a particular matter, the nature of the litigation, the length of time the matter has been pending, the procedural posture of the matter, whether we intend to defend the matter, the likelihood of settling for an insignificant amount and the likelihood of the plaintiff accepting an amount in this range. However, the outcome of such legal matters is inherently unpredictable and subject to significant uncertainties.

Goodwill and Intangible Assets

Purchase accounting requires that all assets and liabilities acquired in a transaction be recorded at fair value on the acquisition date, including identifiable intangible assets separate from goodwill. For significant acquisitions, we obtain independent appraisals and valuations of the intangible (and certain tangible) assets acquired and certain assumed obligations as well as equity. Identifiable intangible assets include customer relationships, spectrum licenses and other purchased and internally developed technology, which totaled $475.4 million at December 31, 2016. Goodwill represents the excess of cost over the fair value of net assets acquired and was $835.2 million at December 31, 2016.

The estimated fair values and useful lives of identified intangible assets are based on many factors, including estimates and assumptions of future operating performance and cash flows of the acquired business, estimates of cost avoidance, the nature of the business acquired, the specific characteristics of the identified intangible assets and our historical experience and that of the acquired business. The estimates and assumptions used to determine the fair values and useful lives of identified intangible assets could change due to numerous factors, including product demand, market conditions, regulations affecting the business model of our operations, technological developments, economic conditions and competition. The carrying values and useful lives for amortization of identified intangible assets are reviewed annually during our fourth fiscal quarter and as necessary if changes in facts and circumstances indicate that the carrying value may not be recoverable and any resulting changes in estimates could have a material adverse effect on our financial results.

When we determine that the carrying value of intangible assets, goodwill and long-lived assets may not be recoverable, an impairment charge is recorded. Impairment is generally measured based on valuation techniques considered most appropriate under the circumstances, including a projected discounted cash flow method using a discount rate determined by our management to be commensurate with the risk inherent in our current business model or prevailing market rates of investment securities, if available.

We conduct a goodwill impairment analysis annually in our fourth fiscal quarter, as of October 1, and as necessary if changes in facts and circumstances indicate that the fair value of our reporting units may be less than their carrying amount. Under applicable accounting guidance, we are permitted to use a qualitative approach to evaluate goodwill impairment when no indicators of impairment exist and if certain accounting criteria are met. To the extent that indicators exist or the criteria are not met, we use a quantitative approach to evaluate goodwill impairment based on estimated growth in our business and discount rates. Such quantitative impairment assessment is performed using a two-step, fair value based test. The first step requires that we compare the estimated fair value of our reporting units to the carrying value of the reporting unit’s net assets, including goodwill. If the fair value of the reporting unit is greater than the carrying value of its net assets, goodwill is not considered to be impaired and no further testing is required. If the fair value of the reporting unit is less than the carrying value of its net assets, we would be required to complete the second step of the test by analyzing the fair value of its goodwill. If the carrying value of the goodwill exceeds its fair value, an impairment charge is recorded.

Property and Equipment

Property and equipment are stated at cost and depreciated on the straight-line method over the estimated useful lives of the assets or the lease term, whichever is shorter. Amortization expense associated with leased assets is included with depreciation expense. Routine repairs and maintenance are charged to expense as incurred. We periodically assess potential impairment of our property and equipment and perform an impairment review whenever events or changes in circumstances indicate that the carrying value may not be recoverable.

Income Taxes

We account for income taxes based on the asset and liability method. Under the asset and liability method, deferred tax assets and deferred tax liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax basis and operating loss and tax credit carryforwards. Valuation allowances are established when necessary to reduce deferred tax assets when it is determined that it is more likely than not that some portion of the deferred tax asset will not be realized.

We recognize the effect of an uncertain income tax position on the income tax return at the largest amount that is more-likely-than-not to be sustained upon audit by the relevant taxing authority. An uncertain income tax position will not be recognized if it has less than a 50% likelihood of being sustained. Our policy for recording interest and penalties is to record such items as a component of the provision for income taxes.

Recent Accounting Pronouncements

In May 2014, the FASB originally issued ASU 2014-09, Revenue from Contracts with Customers (Topic 606) which clarifies the principles used to recognize revenue for all entities. This guidance requires companies to recognize revenue when they transfer goods or services to a customer in an amount that reflects the consideration to which they expect to be entitled. In August 2015, the FASB issued ASU 2015-14 which deferred the effective date of ASU 2014-09 by one year to be effective for annual reporting periods beginning after December 15, 2017. In March 2016, the FASB issued ASU 2016-08 to clarify the implementation guidance on principal versus agent considerations as it relates to Topic 606. In June 2016, the FASB issued ASU 2016-10 to clarify the implementation guidance on identifying performance obligations and licensing as it relates to Topic 606. This update reduces the complexity when applying the guidance for identifying performance obligations and improves the operability and understandability of the license implementation guidance. In June 2016, the FASB issued ASU 2016-12 to clarify the implementation guidance on Topic 606, which amends the guidance on transition, collectability, non-cash consideration and the presentation of sales and other similar taxes.

We currently plan to adopt Topic 606 using the modified retrospective approach with the cumulative effect of initially applying the new standard recognized at the date of initial application and providing certain additional disclosures. However, a final decision regarding the adoption method has not been made at this time. Our final determination will depend on a number of factors, such as the significance of the impact of the new standard on our financial results, system readiness, including our ability to accumulate and analyze the information necessary to assess the impact on prior period financial statements, as necessary.

We are in the initial stages of our evaluation of the impact of the new standard on our accounting policies, processes, and system requirements. We have assigned internal resources in addition to the engagement of third party service providers to assist in the evaluation. Furthermore, we have made and will continue to make investments in systems to enable timely and accurate reporting under the new standard. We expect the standard to have an effect on the subscriber acquisitions costs, net and deferred revenues included in our condensed consolidated balance sheets and the recognition of revenues and amortization of subscriber acquisition costs on the consolidated statement of operations. We do not expect the standard to have a significant impact to the consolidated statements of changes in equity or the consolidated statements of cash flows.

While we continue to assess the potential impacts of the new standard, including the areas described above, and anticipate this standard could have a material impact on the consolidated financial statements, we do not know or cannot reasonably estimate quantitative information related to the impact of the new standard on our financial statements at this time.

In March 2016, the FASB issued ASU 2016-09 to simplify accounting for employee share-based payments. This update involves several aspects of the accounting for share-based payment transactions, including the income tax consequences, classification of awards as either equity or liabilities, and classification on the statement of cash flows. This update is effective for fiscal years, and interim periods within those years, beginning after December 15, 2017 and will be applied prospectively and/or retrospectively, with early adoption permitted. We plan to adopt this update on the effective date and the adoption is not expected to materially impact the consolidated financial statements.

In March 2016, the FASB issued ASU 2016-07 which eliminates the requirement to retroactively adopt the equity method of accounting when an investment qualifies for use of the equity method as a result of an increase in the level of ownership interest or degree of influence. This update is effective for fiscal years, and interim periods within those years, beginning after December 15, 2016 and must be applied prospectively, with early adoption permitted. We plan to adopt this update on the effective date and the adoption is not expected to materially impact the consolidated financial statements.

In March 2016, the FASB issued ASU 2016-06 to clarify the assessment of contingent put and call options in debt instruments as it relates to Derivatives and Hedging (Topic 815). The amendments in this update clarify the requirements for assessing whether contingent call (put) options that can accelerate the payment of principal on debt instruments are clearly and closely related to their debt hosts. An entity performing the assessment under the amendments in this update is required to assess the embedded call (put) options solely in accordance with the four-step decision sequence. This update is effective for fiscal years, and interim periods within those years, beginning after December 15, 2016 and must be applied using a modified retrospective approach, with early adoption permitted. We plan to adopt this update on the effective date and the adoption is not expected to materially impact the consolidated financial statements.

In February 2016, the FASB issued ASU 2016-02 to increase transparency and comparability among organizations as it relates to lease assets and lease liabilities. The update requires that lease assets and lease liabilities be recognized on the balance sheet, and that key information about leasing arrangements be disclosed. Prior to this update, GAAP did not require operating leases to be recognized as lease assets and lease liabilities on the balance sheet. This update is effective for fiscal years, and interim periods within those years, beginning after December 15, 2018 and must be applied using a modified retrospective approach, with early adoption permitted. We are evaluating the new guidance and plan to provide additional information about its expected impact at a future date.

In January 2016, the FASB issued ASU 2016-01 to address certain aspects of the recognition, measurement, presentation, and disclosure of financial instruments. The main provisions of this update require equity investments to be measured at fair value with changes in fair value recognized in earnings, allows a company to value equity investments without a readily determined fair value at cost, less any impairments, and simplifies the assessment of impairments of equity investments without a readily determinable fair value by requiring a qualitative assessment. This update is effective for fiscal years, and interim periods within those years, beginning after December 15, 2017. An entity should apply the amendments by means of a cumulative-effect adjustment to the balance sheet as of the beginning of the fiscal year of adoption. The amendments related to equity securities without readily determinable fair values (including disclosure requirements) should be applied prospectively to equity investments that exist as of the date of adoption of the Update. Early adoption is permitted. We are evaluating the new guidance and plan to provide additional information about its expected impact upon adoption at a future date.

Results of operations

	Year ended December 31,
	2016	2015	2014
	(in thousands)
Total revenues	$757,907	$653,721	$563,677
Total costs and expenses	829,009	762,396	657,546

Loss from operations	(71,102)	(108,675)	(93,869)
Other expenses	204,788	170,081	144,277

Loss before taxes	(275,890)	(278,756)	(238,146)
Income tax expense	67	351	514

Net loss	$(275,957)	$(279,107)	$(238,660)

Key operating metrics
Total Subscribers, as of December 31 (thousands)	1,146.7	1,013.9	894.2
Total RPU (thousands)(1)	$65,633	$55,689	$48,732
ARPU(1)	$57.23	$54.92	$54.50
Net Service Cost per Subscriber	$14.72	$14.33	$15.65
Net Service Margin	74%	74%	71%
Net Subscriber Acquisition Cost Multiple	29.9x	30.9x	31.3x

(1)	Total RPU and ARPU data are provided as of each period end.

Year Ended December 31, 2016 Compared to the Year Ended December 31, 2015

Revenues

The following table provides the significant components of our revenue for the years ended December 31, 2016 and 2015:

	Year ended December 31,
	2016	2015	% Change
	(in thousands)
Recurring revenue	$724,478	$624,989	16%
Service and other sales revenue	22,855	22,700	1%
Activation fees	10,574	6,032	75%

Total revenues	$757,907	$653,721	16%

Total revenues increased $104.2 million, or 16%, for the year ended December 31, 2016 as compared to the year ended December 31, 2015, primarily due to the growth in recurring revenue, which increased $99.5 million, or 16%. $83.3 million of the increase in recurring revenue was due to an increase in Total Subscribers and $15.5 million of the increase was due to increases in RPU. Recurring revenues associated with our wireless internet business increased $2.7 million for the year ended December 31, 2016 as compared to the year ended December 31, 2015. Currency translation negatively affected total revenues by $2.1 million, as computed on a constant currency basis.

Service and other sales revenue remained essentially flat for the year ended December 31, 2016 as compared to the year ended December 31, 2015.

The revenue associated with activation fees is deferred upon billing and recognized over the estimated life of the subscriber relationship. There was deemed to be no fair value associated with deferred activation fee revenues at the time of the Acquisition. Thus, all activation fee revenue recognized in the years ended

December 31, 2016 and 2015 relate to contracts generated after the Acquisition. Revenues recognized related to activation fees increased $4.5 million, or 75%, for the year ended December 31, 2016 as compared to the year ended December 31, 2015, primarily due to the increase in the number of subscribers from whom we have collected activation fees since the date of the Acquisition and a change in the timing of recognizing deferred activation fees as a result of the estimate relating to amortization.

Costs and Expenses

The following table provides the significant components of our costs and expenses for the years ended December 31, 2016 and 2015:

	Year ended December 31,
	2016	2015	% Change
	(in thousands)
Operating expenses	$264,865	$228,315	16%
Selling expenses	131,421	122,948	7%
General and administrative	143,168	107,212	34%
Depreciation and amortization	288,542	244,724	18%
Restructuring and asset impairment charges	1,013	59,197	(98)%

Total costs and expenses	$829,009	$762,396	9%

Operating expenses increased $36.6 million, or 16%, for the year ended December 31, 2016 as compared to the year ended December 31, 2015, primarily driven by an increase of $23.6 million in personnel and related costs, an increase of $7.9 million in facilities and IT infrastructure costs, an increase of $1.9 million in monitoring costs from third-party cellular providers, and an increase of $1.3 million in banking fees. All of these cost increases related to supporting the 13.1% growth in our subscriber base.

Selling expenses, excluding amortization of capitalized subscriber acquisition costs, increased $8.5 million, or 7%, for the year ended December 31, 2016 as compared to the year ended December 31, 2015. This increase was principally comprised of $6.6 million in expenses associated with lead generation, primarily related to the 53.4% growth in new subscribers generated through our inside sales channel and an increase of $4.1 million in facilities and IT infrastructure costs. This increase was offset, in part, by a decrease in legal costs of $1.7 million.

General and administrative expenses increased $36.0 million, or 34%, for the year ended December 31, 2016 as compared to the year ended December 31, 2015, primarily due to a non-cash gain of $12.2 million in connection with the settlement of the Merger-related escrow recorded during the year ended December 31, 2015, an increase of $10.8 million in personnel costs, which included a $2.2 million stock-based compensation expense related to an equity repurchase by 313 from one our executives, an increase of $4.8 million in legal costs, an increase in IT and contracted services of $3.5 million to support the growth in the business, an increase of $2.7 million in research and development costs and an increase of $1.4 million in brand marketing.

Depreciation and amortization increased $43.8 million, or 18%, for the year ended December 31, 2016 as compared to the year ended December 31, 2015. The increase was primarily due to increased amortization of subscriber acquisition costs arising from the growth in our subscriber base and a change in the timing of recognizing capitalized subscriber acquisition costs as a result of the estimate relating to amortization.

Restructuring and asset impairment charges for the year ended December 31, 2016 primarily related to net the net loss of $2.6 million associated with the 2016 Contract Sales, offset by $1.5 million of wireless restructuring and asset impairment recoveries. Restructuring and asset impairment charges for the year ended December 31, 2015 relate to the transition in our Wireless Internet business from a 5Ghz to a 60Ghz-based network technology (See Note 11 to the accompanying consolidated financial statements).

Other Expenses, net

The following table provides the significant components of our other expenses, net, for the years ended December 31, 2016 and 2015:

	Year ended December 31,
	2016	2015	% Change
	(in thousands)
Interest expense	$197,965	$161,339	23%
Interest income	(432)	(90)	NM
Other loss, net	7,255	8,832	(18)%

Total other expenses, net	$204,788	$170,081	20%

Interest expense increased $36.6 million, or 23%, for the year ended December 31, 2016, as compared with the year ended December 31, 2015, due to a higher principal balance on our debt. See Note 5 to our accompanying Consolidated Financial Statements for further information on our long-term debt.

Other loss, net, decreased by $1.6 million, or 18% for the year ended December 31, 2016, as compared with the year ended December 31, 2015. The decrease is due, in part, to the change in the foreign currency translation from a foreign currency exchange loss of $9.4 million during the year ended December 31, 2015 to a foreign currency exchange gain of $2.1 million during the year ended December 31, 2016. This decrease was partially offset by losses and expenses incurred of $10.1 million resulting from our debt modification and extinguishment (See Note 5 to the accompanying consolidated financial statements). During the year ended December 31, 2015 we recorded $7.1 million currency translation losses as a result of a change in treatment of foreign currency exchange gains and losses on intercompany balances. Prior to July 2015, we classified intercompany receivable balances with our foreign subsidiaries as long-term investments with translation gains and losses recorded in other comprehensive income. Beginning in July 2015, as part of our cash management strategy we determined that settlement of these intercompany balances were anticipated and therefore these balances are not considered to be long-term investments and any subsequent translation gains or losses are recorded in income.

Income Taxes

The following table provides the significant components of our income tax expense for the years ended December 31, 2016 and 2015:

	Year ended December 31,
	2016	2015	% Change
	(in thousands)
Income tax expense	$67	$351	NM

Income tax expense decreased $0.3 million for the year ended December 31, 2016, as compared with the year ended December 31, 2015. Our tax expense for the years ended December 31, 2016 and 2015 resulted primarily from earnings in our Canadian subsidiary, as well as U.S. minimum state taxes.

Year Ended December 31, 2015 Compared to the Year Ended December 31, 2014

Revenues

The following table provides the significant components of our revenue for the years ended December 31, 2015 and 2014:

	Year ended December 31,
	2015	2014	% Change
	(in thousands)
Recurring revenue	$624,989	$537,695	16%
Service and other sales revenue	22,700	21,980	3%
Activation fees	6,032	4,002	51%

Total revenues	$653,721	$563,677	16%

Total revenues increased $90.0 million, or 16%, for the year ended December 31, 2015 as compared to the year ended December 31, 2014, primarily due to the growth in recurring revenue, which increased $87.3 million, or 16%. $65.9 million of the increase in recurring revenue was due to an increase in Total Subscribers and $22.4 million of the increase was due to increases in RPU. Recurring revenues associated with our wireless internet business increased $6.5 million for the year ended December 31, 2015 as compared to the year ended December 31, 2014. Currency translation negatively affected total revenues by $8.0 million, as computed on a constant currency basis.

Service and other sales revenue increased $0.7 million, or 3%, for the year ended December 31, 2015 as compared to the year ended December 31, 2014. This increase was primarily due to an increase of $1.0 million of contract fulfillment revenue partially offset by a decrease in upgrade revenue of $0.7 million related to subscriber service upgrades and purchases of additional equipment.

The revenue associated with activation fees is deferred upon billing and recognized over the estimated life of the subscriber relationship. There was deemed to be no fair value associated with deferred activation fee revenues at the time of the Acquisition. Thus, all activation fee revenue recognized in the years ended December 31, 2015 and 2014 relate to contracts generated after the Acquisition. Revenues recognized related to activation fees increased $2.0 million, or 51%, for the year ended December 31, 2015 as compared to the year ended December 31, 2014, primarily due to the increase in the number of subscribers from whom we have collected activation fees since the date of the Acquisition.

Costs and Expenses

The following table provides the significant components of our costs and expenses for the years ended December 31, 2015 and 2014:

	Year ended December 31,
	2015	2014	% Change
	(in thousands)
Operating expenses	$228,315	$202,769	13%
Selling expenses	122,948	107,370	15%
General and administrative	107,212	126,083	(15)%
Depreciation and amortization	244,724	221,324	11%
Restructuring and asset impairment charges	59,197	—	NM

Total costs and expenses	$762,396	$657,546	16%

Operating expenses increased $25.5 million, or 13%, for the year ended December 31, 2015 as compared to the year ended December 31, 2014, primarily to support the growth in our subscriber base and our wireless internet business. This increase was primarily due to a $22.1 million increase in personnel costs related to customer services, field services, and monitoring and a $4.6 million increase in equipment costs related to servicing our wireless internet business and equipment costs related to subscriber upgrades. This increase was offset, in part, by a $2.9 million decrease in monitoring costs from third-party cellular providers primarily resulting from the transition to our Vivint Smart Home Cloud platform.

Selling expenses, excluding amortization of capitalized subscriber acquisition costs, increased $15.6 million, or 15%, for the year ended December 31, 2015 as compared to the year ended December 31, 2014, primarily due to an increase in personnel costs of $9.4 million and a $5.4 million increase in expenses relating to lead generation, all to support the increase in our subscriber contract originations.

General and administrative expenses decreased $18.9 million, or 15%, for the year ended December 31, 2015 as compared to the year ended December 31, 2014, partly due to a non-cash gain of $12.2 million in connection with the settlement of the Merger-related escrow (See Note 14 to the accompanying consolidated financial statements), a $7.8 million decrease in brand recognition expenses and a decrease of $5.3 million in contracted information technology services. These decreases were partially offset by a $3.0 million increase in personnel costs and an increase of $1.3 million in legal, audit and other professional service fees.

Depreciation and amortization increased $23.4 million, or 11%, for the year ended December 31, 2015 as compared to the year ended December 31, 2014. The increase was primarily due to increased amortization of subscriber acquisition costs arising from the growth in our subscriber base.

Restructuring and asset impairment charges for the year ended December 31, 2015 relate to the transition in our Wireless Internet business from a 5Ghz to a 60Ghz-based network technology (See Note 3 to the accompanying consolidated financial statements).

Other Expenses, net

The following table provides the significant components of our other expenses, net, for the years ended December 31, 2015 and 2014:

	Year ended December 31,
	2015	2014	% Change
	(in thousands)
Interest expense	$161,339	$147,511	9%
Interest income	(90)	(1,455)	NM
Other loss (income), net	8,832	(1,779)	NM

Total other expenses, net	$170,081	$144,277	18%

Interest expense increased $13.8 million, or 9%, for the year ended December 31, 2015, as compared with the year ended December 31, 2014, due to a higher principal balance on our debt resulting from the issuance of $300 million of 2022 private placement notes in October 2015, the full year impact of the $100 million in 2020 notes issued in July 2014 and borrowings in 2015 under our revolving credit facility.

Other loss (income), net increased by $10.6 million primarily as a result of a change in treatment of losses on intercompany balances. Prior to July 2015, we classified intercompany receivable balances with our Canada and New Zealand subsidiaries as long-term investments with translation gains and losses recorded in other comprehensive income. Beginning in July 2015, as part of our cash management strategy we determined that settlement of these intercompany balances was anticipated and therefore these balances are not considered to be long-term investments and any subsequent translation gains or losses are recorded in income.

Income Taxes

The following table provides the significant components of our income tax expense for the years ended December 31, 2015 and 2014:

	Year ended December 31,
	2015	2014	% Change
	(in thousands)
Income tax expense	$351	$514	(32)%

Income tax expense decreased $0.2 million, or 32%, for the year ended December 31, 2015, as compared with the year ended December 31, 2014. Our tax expense for the years ended December 31, 2015 and 2014 was primarily due to state and foreign income taxes.

Unaudited Quarterly Results of Operations

The following tables present our unaudited quarterly consolidated results of operations for the eight quarters ended December 31, 2016 and 2015. This unaudited quarterly consolidated information has been prepared on the same basis as our audited consolidated financial statements and, in the opinion of management, the statement of operations data includes all adjustments, consisting of normal recurring adjustments, necessary for the fair presentation of the results of operations for these periods. You should read these tables in conjunction with our audited consolidated financial statements and related notes located elsewhere in this prospectus. The results of operations for any quarter are not necessarily indicative of the results of operations for a full year or any future periods.

	Three Months Ended
	December 31, 2016	September 30, 2016	June 30, 2016	March 31, 2016
	(in thousands)
Statement of operations data
Revenue	$204,512	$198,335	$180,807	$174,253
Loss from operations	(16,818)	(17,736)	(32,873)	(3,675)
Net loss	(71,168)	(69,974)	(89,722)	(45,093)

	Three Months Ended
	December 31, 2015	September 30, 2015	June 30, 2015	March 31, 2015(1)
	(in thousands)
Statement of operations data
Revenue	$175,034	$168,577	$157,913	$152,197
Loss from operations	(15,929)	(78,159)	(4,888)	(9,699)
Net loss	(62,375)	(125,072)	(43,614)	(48,046)

(1)	During the three months ended March 31, 2015, we recorded certain out-of-period adjustments totaling $2.0 million, primarily associated with the timing of the recognition of deferred revenue related to 2014 recurring monitoring services. As a result of these adjustments, recurring revenues increased for the three months ended March 31, 2015 and deferred revenue decreased by $2.0 million, respectively.

Liquidity and Capital Resources

Our primary source of liquidity has historically been cash from operations, proceeds from the issuance of debt securities, borrowing availability under our revolving credit facility and, to a lesser extent, capital contributions. As of December 31, 2016, we had $43.5 million of cash and cash equivalents and $283.7 million of availability under our revolving credit facility (after giving effect to $5.7 million of letters of credit outstanding and no borrowings).

As market conditions warrant, we and our equity holders, including the Sponsor, its affiliates and members of our management, may from time to time, seek to purchase our outstanding debt securities or loans, including the notes and borrowings under our revolving credit facility, in privately negotiated or open market transactions, by tender offer or otherwise. Subject to any applicable limitations contained in the agreements governing our indebtedness, any purchases made by us may be funded by the use of cash on our balance sheet or the incurrence of new secured or unsecured debt, including additional borrowings under our revolving credit facility. The amounts involved in any such purchase transactions, individually or in the aggregate, may be material. Any such purchases may be with respect to a substantial amount of a particular class or series of debt, with the attendant reduction in the trading liquidity of such class or series. In addition, any such purchases made at prices below the “adjusted issue price” (as defined for U.S. federal income tax purposes) may result in taxable cancellation of indebtedness income to us, which amounts may be material, and in related adverse tax consequences to us. Depending on conditions in the credit and capital markets and other factors, we will, from time to time, consider various financing transactions, the proceeds of which could be used to refinance our indebtedness or for other purposes. For example, in May 2016, we repurchased approximately $205 million of the 2019 notes in privately negotiated transactions in conjunction with the issuance of the 2022 notes. Additionally, in February 2017 we issued an additional $300.0 million aggregate principal amount of the 2022 notes at a price of 108.250%. We used the net proceeds from the offering of these 2022 notes to redeem $300.0 million aggregate principal amount of the existing 2019 notes and pay the related redemption premium, and to pay all fees and expenses related thereto and will use any remaining proceeds for general corporate purposes.

Capital Contribution

In April 2016, Parent completed the first installment of an issuance and sale to certain investors of a series of preferred stock and contributed the net proceeds from such issuance of $69.8 million to us as an equity contribution. In July 2016, Parent completed the final installment of the issuance and sale to certain investors of such series of preferred stock and, in August 2016, contributed the net proceeds from such issuance of $30.6 million to us as an equity contribution. Both issuances were private placements exempt from registration under the U.S. Securities Act of 1933, as amended (the “Securities Act”).

Cash Flow and Liquidity Analysis

Significant factors influencing our liquidity position include cash flows generated from recurring revenue and other fees received from the subscribers we service and the level of investment in capitalized subscriber acquisition costs and general and administrative expenses. Our cash flows provided by operating activities include cash received from RPU, along with upfront activation fees, upgrade and other maintenance and repair fees. Cash used in operating activities includes the cash costs to monitor and service those subscribers, a portion of subscriber acquisition costs and general and administrative costs. Historically, we financed subscriber acquisition costs through our operating cash flows, the issuance of debt, and to a lesser extent, through the issuance of equity and contract sales to third parties. Going forward, we expect the Vivint Flex Pay program to offset a portion of the upfront investment associated with subscriber acquisition costs.

Our direct-to-home sales are seasonal in nature. We make investments in the recruitment of our direct-to-home sales force and the inventory for the April through August sales period prior to each sales season. We experience increases in subscriber acquisition costs, as well as costs to support the sales force throughout North America, during this time period.

The following table provides a summary of cash flow data (in thousands):

	Year ended December 31,
	2016	2015	2014
Net cash used in operating activities	$(365,706)	$(255,307)	$(309,637)
Net cash used in investing activities	(15,147)	(35,615)	(36,284)
Net cash provided by financing activities	422,280	284,400	95,057

Cash Flows from Operating Activities

We generally reinvest the cash flows from recurring revenue into our business, primarily to (1) maintain and grow our subscriber base (2) expand our infrastructure to support this growth (3) enhance our existing service offerings and (4) develop new service offerings. These investments are focused on generating new subscribers, increasing the revenue from our existing subscriber base, enhancing the overall quality of service provided to our subscribers, increasing the productivity and efficiency of our workforce and back-office functions necessary to scale our business.

For the year ended December 31, 2016, net cash used in operating activities was $365.7 million. This cash used was primarily from a net loss of $276.0 million, adjusted for $302.9 million in non-cash amortization, depreciation, and stock-based compensation, a $24.6 million increase in deferred revenue due to the increased subscriber base, a provision for doubtful accounts of $19.6 million, a $12.7 million increase in accrued expenses and other liabilities due primarily from increases in accrued interest on our long term debt, a $10.1 million loss on early extinguishment of debt and $7.1 million in non-cash restructuring and asset impairment charges. This was offset by a $419.5 million increase in subscriber acquisition costs, a $24.3 million increase in accounts receivable, a $11.8 million increase in inventories, a $3.0 million decrease in accounts payable due primarily to the timing of inventory purchases, a $5.2 million increase in prepaid expenses and other current assets, and a $2.8 million decrease in the restructuring liability.

For the year ended December 31, 2015, net cash used in operating activities was $255.3 million. This cash used was primarily from a net loss of $279.1 million, adjusted for (1) $245.5 million in non-cash amortization, depreciation, stock-based compensation, a non-cash gain on settlement of the Merger-related escrow, and (2) $57.7 million restructuring and asset impairment charge related to our Wireless Internet business transition, along with a $21.8 million increase in accounts payable, primarily related to purchases of inventory and wireless internet equipment, a $18.6 million decrease in inventories, a $18.0 million increase in accrued expenses and other liabilities, a $14.9 million provision for doubtful accounts and a $15.0 million increase in fees paid by our subscribers in advance of when the associated revenue is recognized. This was offset by a $354.9 million increase in subscriber acquisition costs and a $14.4 million increase in accounts receivable.

For the year ended December 31, 2014, net cash used in operating activities was $309.6 million. This cash used was primarily from a net loss of $238.7 million, adjusted for $232.5 million in non-cash amortization, depreciation and stock-based compensation, $317.5 million in capitalized subscriber acquisition costs and a $21.9 million increase in accounts receivable, primarily related to the growth in our revenues and timing of our billing cycle. This was partially offset by a $20.6 million increase in fees paid by subscribers in advance of when the associated revenue is recognized.

Our outstanding debt as of December 31, 2016 was approximately $2.5 billion, approximately $1.3 billion of which was attributable to the transactions related to Blackstone’s acquisition in November 2012. Net cash interest paid for the years ended December 31, 2016, 2015 and 2014 related to our indebtedness (excluding capital leases) totaled $188.1 million, $144.9 million and $136.9 million, respectively. Our net cash used in operating activities for the years ended December 31, 2016, 2015 and 2014, before these interest payments, was $177.6 million, $110.4 million and $172.7 million, respectively. Accordingly, our net cash provided by operating activities for the years ended December 31, 2016, 2015 and 2014 was insufficient to cover these interest payments. For additional information regarding our outstanding indebtedness see “—Long-Term Debt” below.

Cash Flows from Investing Activities

Historically, our investing activities have primarily consisted of capital expenditures, business combinations and technology acquisitions. Capital expenditures primarily consist of periodic additions to property and equipment to support the growth in our business.

For the year ended December 31, 2016, net cash used in investing activities was $15.1 million. This cash used primarily consisted of capital expenditures of $11.6 million and capitalized subscriber acquisition costs of $5.2 million, partially offset by proceeds from the sales of capital assets of $3.1 million.

For the year ended December 31, 2015, net cash used in investing activities was $35.6 million, consisting primarily of capital expenditures of $27.0 million, a portion of which related to our wireless internet infrastructure, and capitalized subscriber acquisition costs of $24.7 million associated with equipment we own. This was offset by $14.2 million released from restricted cash.

For the year ended December 31, 2014, net cash used in investing activities was $36.3 million, consisting primarily of capital expenditures of $30.5 million, a portion of which related to our wireless internet infrastructure, strategic acquisitions of $18.5 million related to Wildfire Broadband, LLC and Space Monkey and the acquisition of certain patents and other intangible assets of $9.6 million and capitalized subscriber acquisition costs of $10.6 million associated with equipment we own. This was offset by net cash of $22.7 million received in connection with the notes receivable from Solar (see Note 14 of our accompanying consolidated financial statements included elsewhere in this prospectus for additional information) and $14.4 million released from restricted cash.

Cash Flows from Financing Activities

Historically, our cash flows provided by financing activities primarily related to the issuance of debt and, to a lesser extent, from capital contributions from Parent, all to fund the portion of upfront costs associated with generating new subscribers that are not covered through our operating cash flows. Uses of cash for financing activities are generally associated with the payment of dividends to our stockholders and the repayment of debt.

For the year ended December 31, 2016, net cash provided by financing activities was $422.3 million, consisting primarily of $604.0 million in borrowings on notes, $100 million of proceeds from capital contributions from Parent, and $57.0 million in borrowings on the revolving credit facility. This was offset with $235.5 million of repayments on notes, $77.0 million of repayments on the revolving credit facility, $18.3 million in financing costs and $8.3 million of repayments under our capital lease obligations.

For the year ended December 31, 2015, net cash provided by financing activities was $284.4 million, consisting primarily of $296.3 million in proceeds from the issuance in October 2015 of the 2022 private placement notes, offset by $6.4 million of repayments of capital lease obligations and $5.4 million in deferred financing costs.

For the year ended December 31, 2014, net cash provided by financing activities was $95.1 million, consisting primarily of $102.0 million in proceeds from the issuance in July 2014 of additional 2020 notes, $32.3 million of equity contributions and $20.0 million in borrowings from our revolving credit facility, partially offset by $50.0 million of payments of dividends.

Long-Term Debt

We are a highly leveraged company with significant debt service requirements. As of December 31, 2016, we had approximately $2,519.5 million of aggregate principal total debt outstanding, consisting of $719.5 million of outstanding 2019 notes, $930.0 million of outstanding 2020 notes, $270 million of outstanding 2022 private placement notes and $600.0 million of outstanding 2022 notes. In addition, we issued $300 million of additional 2022 notes in the first fiscal quarter of 2017.

Revolving Credit Facility

On November 16, 2012, we entered into a $200.0 million senior secured revolving credit facility, with a five year maturity. In addition, we may request one or more term loan facilities, increased commitments under the revolving credit facility or new revolving credit commitments, in an aggregate amount not to exceed $225.0 million. Availability of such incremental facilities and/or increased or new commitments will be subject to certain customary conditions.

On June 28, 2013, we amended and restated the credit agreement to provide for a new repriced tranche of revolving credit commitments with a lower interest rate. Nearly all of the existing tranches of revolving credit commitments was terminated and converted into the repriced tranche, with the unterminated portion of the existing tranche continuing to accrue interest at the original higher rate.

On March 6, 2015, we amended and restated the credit agreement to provide for, among other things, (1) an increase in the aggregate commitments previously available to us from $200.0 million to $289.4 million and (2) the extension of the maturity date with respect to certain of the previously available commitments.

Borrowings under the amended and restated revolving credit facility bear interest at a rate per annum equal to an applicable margin plus, at our option, either (1) the base rate determined by reference to the highest of (a) the Federal Funds rate plus 0.50%, (b) the prime rate of Bank of America, N.A. and (c) the LIBOR rate determined by reference to the costs of funds for U.S. dollar deposits for an interest period of one month, plus 1.00% or (2) the LIBOR rate determined by reference to the London interbank offered rate for dollars for the interest period relevant to such borrowing. The applicable margin for base rate-based borrowings (1)(a) under the Series A Revolving Commitments of approximately $247.5 million and Series C Revolving Commitments of approximately $20.8 million is currently 2.0% per annum and (b) under the Series B Revolving Commitments of approximately $21.2 million is currently 3.0% and (2)(a) the applicable margin for LIBOR rate-based borrowings (a) under the Series A Revolving Commitments and Series C Revolving Commitments is currently 3.0% per annum and (b) under the Series B Revolving Commitments is currently 4.0%. The applicable margin for borrowings under the revolving credit facility is subject to one step-down of 25 basis points based on our meeting a consolidated first lien net leverage ratio test at the end of each fiscal quarter.

In addition to paying interest on outstanding principal under the revolving credit facility, we are required to pay a quarterly commitment fee (which will be subject to one step-down based on our meeting a consolidated first lien net leverage ratio test) to the lenders under the revolving credit facility in respect of the unutilized commitments thereunder. We also pay customary letter of credit and agency fees.

We are not required to make any scheduled amortization payments under the revolving credit facility. The principal amount outstanding under the revolving credit facility will be due and payable in full on (1) with respect to the non-extended commitments under the Series C Revolving Credit Facility, November 16, 2017 and (2) with respect to the extended commitments under the Series A Revolving Credit Facility and Series B Revolving Credit Facility, March 31, 2019.

2019 Notes

On November 16, 2012, we issued $925.0 million of the 2019 notes. Interest on the 2019 notes is payable semi-annually in arrears on each June 1 and December 1. In May 2016, we repurchased approximately $205 million of the 2019 notes using the proceeds from the issuance of the existing registered 2022 notes. In February 2017, we issued an additional $300.0 million aggregate principal amount of the 2022 notes and used the net proceeds from the offering of these 2022 notes to redeem $300.0 million aggregate principal amount of the existing 2019 notes and pay the related redemption premium, and to pay all fees and expenses related thereto and will use any remaining proceeds for general corporate purposes.

From and after December 1, 2015, we may, at our option, redeem at any time and from time to time some or all of the 2019 notes at 104.781%, declining ratably on each anniversary thereafter to par from and after December 1, 2018, in each case, plus any accrued and unpaid interest to the date of redemption.

2020 Notes

On November 16, 2012, we issued $380.0 million of the 2020 notes. Interest on the 2020 notes is payable semi-annually in arrears on each June 1 and December 1. During the year ended December 31, 2013, we issued an additional $450.0 million of the 2020 notes and on July 1, 2014, we issued an additional $100.0 million of the 2020 notes, each under the indenture dated as of November 16, 2012.

From and after December 1, 2015, we may, at our option, redeem at any time and from time to time some or all of the 2020 notes at 106.563%, declining ratably on each anniversary thereafter to par from and after December 1, 2018, in each case, plus any accrued and unpaid interest to the date of redemption.

2022 Private Placement Notes

On October 19, 2015, we issued $300.0 million aggregate principal amount of our 2022 private placement notes. Interest on the 2022 private placement notes is payable semi-annually in arrears on June 1 and December 1 of each year. In May 2016, we repurchased $30 million in principal amounts of the 2022 private placement using proceeds from the issuance of the existing registered 2022 notes.

We may, at our option, redeem at any time and from time to time prior to December 1, 2018, some or all of the 2022 private placement notes at 100% of their principal amount thereof plus accrued and unpaid interest to the redemption date plus a “make-whole premium.” From and after December 1, 2018, we may, at our option, redeem at any time and from time to time some or all of the 2022 private placement notes at 104.500%, declining to par from and after December 1, 2019, in each case, plus any accrued and unpaid interest to the date of redemption. In addition, on or prior to December 1, 2018, we may, at our option, redeem up to 35% of the aggregate principal amount of the 2022 private placement notes with the proceeds from certain equity offerings at 108.875%, plus accrued and unpaid interest to the date of redemption. At any time and from time to time prior to December 1, 2018, we may at our option redeem during each 12-month period commencing with the issue date on October 19, 2015 up to 10% of the aggregate principal amount of the 2022 private placement notes at a redemption price equal to 103% of the aggregate principal amount of the 2022 private placement notes redeemed, plus accrued and unpaid interest, to the redemption date.

2022 Notes

On May 26, 2016, we issued $500.0 million aggregate principal amount of our existing registered 2022 notes. Interest on the 2022 notes will be payable semi-annually in arrears on June 1 and December 1 of each year, commencing on December 1, 2016. On August 17, 2016, we issued an additional $100.0 million aggregate principal amount of the outstanding 2022 notes. On February 1, 2017, we issued an additional $300.0 million aggregate principal amount of the outstanding 2022 notes, which are the subject of this exchange offer. The exchange notes will be treated as a single class with the existing registered 2022 notes and the outstanding 2022 notes and will have the same terms as those of the existing registered 2022 notes as set forth in “Description of the Notes.”

We may, at our option, redeem at any time and from time to time prior to December 1, 2018, some or all of the 2022 notes at 100% of their principal amount thereof plus accrued and unpaid interest to the redemption date plus a “make-whole premium.” From and after December 1, 2018, we may, at our option, redeem at any time and from time to time some or all of the 2022 notes at 103.938%, declining to par from and after December 1, 2020, in each case, plus any accrued and unpaid interest to the date of redemption. In addition, on or prior to December 1, 2018, we may, at our option, redeem up to 35% of the aggregate principal amount of the 2022 notes with the proceeds from certain equity offerings at 107.875%, plus accrued and unpaid interest to the date of redemption. At any time and from time to time prior to December 1, 2018, we may at our option redeem during each 12-month period commencing on the issue date of May 26, 2016 up to 10% of the aggregate principal amount of the 2022 notes at a redemption price equal to 103% of the aggregate principal amount of the 2022 notes redeemed, plus accrued and unpaid interest, to the redemption date.

Guarantees and Security

All of our obligations under the revolving credit facility and the existing notes are guaranteed by APX Group Holdings, Inc. and each of our existing and future material wholly-owned U.S. restricted subsidiaries to the extent such entities guarantee indebtedness under the revolving credit facility or our other indebtedness. See Note 19 of our accompanying audited consolidated financial statements included elsewhere in this prospectus for additional financial information regarding guarantors and non-guarantors.

The obligations under the revolving credit facility and the existing senior secured notes are secured by a security interest in (i) substantially all of the present and future tangible and intangible assets of APX Group, Inc., and the guarantors, including without limitation equipment, subscriber contracts and communication paths, intellectual property, fee-owned real property, general intangibles, investment property, material intercompany notes and proceeds of the foregoing, subject to permitted liens and other customary exceptions, (ii) substantially all personal property of APX Group, Inc. and the guarantors consisting of accounts receivable arising from the sale of inventory and other goods and services (including related contracts and contract rights, inventory, cash, deposit accounts, other bank accounts and securities accounts), inventory and intangible assets to the extent attached to the foregoing books and records of the Issuer and the guarantors, and the proceeds thereof, subject to permitted liens and other customary exceptions, in each case held by the Issuer and the guarantors and (iii) a pledge of all of the capital stock of APX Group, Inc., each of its subsidiary guarantors and each restricted subsidiary of APX Group, Inc. and its subsidiary guarantors, in each case other than excluded assets and subject to the limitations and exclusions provided in the applicable collateral documents.

Under the terms of the applicable security documents and intercreditor agreement, the proceeds of any collection or other realization of collateral received in connection with the exercise of remedies will be applied first to repay amounts due under the revolving credit facility, and up to an additional $60.0 million of “superpriority” obligations that we may incur in the future, before the holders of the existing senior secured notes receive any such proceeds.

Debt Covenants

The credit agreement governing the revolving credit facility and the debt agreementss governing the existing notes contain a number of covenants that, among other things, restrict, subject to certain exceptions, our and our restricted subsidiaries’ ability to:

•	incur or guarantee additional debt or issue disqualified stock or preferred stock;

•	pay dividends and make other distributions on, or redeem or repurchase, capital stock;

•	make certain investments;

•	incur certain liens;

•	enter into transactions with affiliates;

•	merge or consolidate;

•	enter into agreements that restrict the ability of restricted subsidiaries to make dividends or other payments to the Issuer;

•	designate restricted subsidiaries as unrestricted subsidiaries; and

•	transfer or sell assets.

The credit agreement governing the revolving credit facility and the debt agreements governing the existing notes contain change of control provisions and certain customary affirmative covenants and events of default. As of December 31, 2016, we were in compliance with all restrictive covenants related to our long-term obligations.

Subject to certain exceptions, the credit agreement governing the revolving credit facility and the debt agreements governing the existing notes permit us and our restricted subsidiaries to incur additional indebtedness, including secured indebtedness.

Our future liquidity requirements will be significant, primarily due to debt service requirements. The actual amounts of borrowings under the revolving credit facility will fluctuate from time to time. We believe that amounts available through our revolving credit facility and incremental facilities will be sufficient to meet our operating needs for the next twelve months, including working capital requirements, capital expenditures, debt repayment obligations and potential new acquisitions.

Our liquidity and our ability to fund our capital requirements is dependent on our future financial performance, which is subject to general economic, financial and other factors that are beyond our control and many of which are described under “Risk Factors.” If those factors significantly change or other unexpected factors adversely affect us, our business may not generate sufficient cash flow from operations or we may not be able to obtain future financings to meet our liquidity needs. We anticipate that to the extent additional liquidity is necessary to fund our operations, it would be funded through borrowings under our revolving credit facility, incurring other indebtedness, additional equity or other financings or a combination of these potential sources of liquidity. We may not be able to obtain this additional liquidity on terms acceptable to us or at all.

Covenant Compliance

Under the debt agreements governing our existing notes and the credit agreement governing our revolving credit facility, our ability to engage in activities such as incurring additional indebtedness, making investments, refinancing certain indebtedness, paying dividends and entering into certain merger transactions is governed, in part, by our ability to satisfy tests based on Adjusted EBITDA.

“Adjusted EBITDA” is defined as net income (loss) before interest expense (net of interest income), income and franchise taxes and depreciation and amortization (including amortization of capitalized subscriber acquisition costs), further adjusted to exclude the effects of certain contract sales to third parties, non-capitalized subscriber acquisition costs, stock based compensation and certain unusual, non-cash, non-recurring and other items permitted in certain covenant calculations under the indentures governing our notes and the credit agreement governing our revolving credit facility.

We believe that the presentation of Adjusted EBITDA is appropriate to provide additional information to investors about the calculation of, and compliance with, certain financial covenants in the indentures governing our notes and the credit agreement governing our revolving credit facility. We caution investors that amounts presented in accordance with our definition of Adjusted EBITDA may not be comparable to similar measures disclosed by other issuers, because not all issuers and analysts calculate Adjusted EBITDA in the same manner.

Adjusted EBITDA is not a measurement of our financial performance under GAAP and should not be considered as an alternative to net income (loss) or any other performance measures derived in accordance with GAAP or as an alternative to cash flows from operating activities as a measure of our liquidity.

The following table sets forth a reconciliation of net loss to Adjusted EBITDA (in thousands):

	Year ended December 31,
	2016	2015	2014
Net loss	$(275,957)	$(279,107)	$(238,660)
Interest expense, net	197,533	161,248	146,056
Non-capitalized subscriber acquisition costs(1)	175,948	164,013	134,995
Amortization of capitalized subscriber acquisition costs	154,877	92,993	58,730

	Year ended December 31,
	2016	2015	2014
Depreciation and amortization(2)	$133,666	$151,731	$162,594
Other expense (income)	7,255	8,832	(1,779)
Non-cash compensation(3)	3,999	2,544	1,887
Restructuring and asset impairment charge(4)	1,013	59,197	—
Income tax expense (benefit)	67	351	514
Other adjustments(5)	45,697	25,344	45,078

Adjusted EBITDA	$444,098	$387,146	$309,415

(1)	Reflects subscriber acquisition costs that are expensed as incurred because they are not directly related to the acquisition of specific subscribers. Certain other industry participants purchase subscribers through subscriber contract purchases, and as a result, may capitalize the full cost to purchase these subscriber contracts, as compared to our organic generation of new subscribers, which requires us to expense a portion of our subscriber acquisition costs under GAAP.
(2)	Excludes loan amortization costs that are included in interest expense.
(3)	Reflects non-cash compensation costs related to employee and director stock and stock option plans.
(4)	Reflects costs associated with the restructuring and asset impairment charges related to the transition of our Wireless Internet business and the 2016 Contract Sales (See Note 3 to the accompanying consolidated financial statements).
(5)	Other adjustments represent primarily the following items (in thousands):

	Year ended December 31,
	2016	2015	2014
Product development(a)	$24,189	$16,423	$17,442
Non-operating legal and professional fees	6,399	3,369	883
Purchase accounting deferred revenue fair value adjustment(b)	4,410	4,710	5,274
Monitoring fee(c)	3,746	3,580	3,177
Information technology implementation(d)	3,745	1,876	3,196
One-time compensation-related payments(e)	1,017	6,617	6,112
Non-cash gain on settlement of Merger-related escrow(f)	—	(12,200)	—
One-time deferred revenue adjustment(g)	—	(2,023)	—
Excess Inventory(h)	—	733	—
Start-up of new strategic initiatives(i)	—	392	3,251
CMS technology impairment loss(j)	—	—	1,351
Subcontracted monitoring agreement(k)	—	—	2,225
All other adjustments	2,191	1,867	2,167

Total other adjustments	$45,697	$25,344	$45,078

(a)	Costs related to the development of our proprietary equipment and software and Wireless Internet Technology.
(b)	Add back revenue reduction directly related to purchase accounting deferred revenue adjustments.
(c)	Blackstone Management Partners L.L.C. monitoring fee (See Note 14 to the accompanying consolidated financial statements).
(d)	Costs related to the implementation of new information technologies.
(e)	Run-rate savings related to December 2014 reduction-in-force (“RIF”), the Wireless Restructuring reduction-in-force, along with severance payments associated with the RIFs and other non-recurring employee compensation payments.
(f)	Gain related to settlement of escrow balance related to the Merger (See Note 14 to the accompanying consolidated financial statements).

(g)	Represents a one-time adjustment to exclude $2.0 million of recurring revenue recognized during the year ended December 31, 2015, related to prior periods in connection with deferred revenue. (See Note 2 to the accompanying consolidated financial statements.)
(h)	Represents reserve for excess inventory associated with discontinued product offerings.
(i)	Costs related to the start-up of potential new service offerings and sales channels.
(j)	CMS technology impairment loss.
(k)	Run-rate savings from committed future reductions in subcontract monitoring fees.

Other Factors Affecting Liquidity and Capital Resources

Vehicle Leases. Since 2010, we have leased, and expect to continue leasing, vehicles primarily for use by our full-time SHPs. For the most part, these leases have 36 month durations and we account for them as capital leases. At the end of the lease term for each vehicle we have the option to either (i) purchase it for the estimated end-of-lease fair market value established at the beginning of the lease term; or (ii) return the vehicle to the lessor to be sold by them and in the event the sale price is less than the estimated end-of-lease fair market value we are responsible for such deficiency. As of December 31, 2016, our total capital lease obligations were $17.7 million, of which $9.8 million is due within the next 12 months.

Aircraft Lease. In December 2012, we entered into an aircraft lease agreement for the use of a corporate aircraft, which is accounted for as an operating lease. Upon execution of the lease, we paid a $5.9 million security deposit which is refundable at the end of the lease term. Beginning January 2013, we are required to make 156 monthly rental payments of approximately $83,000 each. In January 2015, an amendment to the agreement was made which, among other changes, increased the required monthly rental payments to approximately $87,000 each. We also have the option to extend the lease for an additional 36 months upon expiration of the initial term. The lease agreement also provides us the option to purchase the aircraft on certain specified dates for a stated dollar amount, which represents the current estimated fair value as of the purchase date.

Off-Balance Sheet Arrangements

Currently we do not engage in off-balance sheet financing arrangements.

Contractual Obligations

The following table summarizes our contractual obligations as of December 31, 2016. Certain contractual obligations are reflected on our consolidated balance sheet, while others are disclosed as future obligations under GAAP.

	Payments Due by Period
	Total	Less than 1 Year	1 – 3 Years	3 – 5 Years	More than 5 Years
	(in thousands)
Long-term debt obligations(1)	$2,519,465	$—	$719,465	$930,000	$870,000
Interest on long-term debt(2)	878,700	200,145	396,258	217,019	65,278
Capital lease obligations	18,696	10,513	8,166	17	—
Operating lease obligations	122,013	17,452	30,320	26,607	47,634
Purchase obligations(3)	61,400	15,138	14,512	10,125	21,625
Other long-term obligations	62,052	7,713	16,751	15,859	21,729

Total contractual obligations	$3,662,326	$250,961	$1,185,472	$1,199,627	$1,026,266

(1)

As of December 31, 2016, there were no borrowings under our revolving credit facility. At December 31, 2016, our revolving credit facility provided for availability of $289.4 million. The principal amount outstanding under the revolving credit facility will be due and payable in full on (1) with respect to the non-extended commitments under the Series C Revolving Credit Facility, November 16, 2017 and (2) with respect to the extended commitments under the Series A Revolving Credit Facility and Series B Revolving Credit Facility, March 31, 2019. As of December 31, 2016, there was approximately $283.7 million of availability under our revolving credit facility (after giving effect to $5.7 million of outstanding letters of credit and no borrowings).
(2)	Represents aggregate interest payments on aggregate principal amounts of $719.5 million of the outstanding 2019 notes, $930.0 million of outstanding 2020 notes, $270.0 million of the outstanding 2022 private placement notes, and $600.0 million of the outstanding 2022 notes as well as letter of credit and commitment fees for the unused portion of our revolving credit facility. Does not reflect interest payments on future borrowings under our revolving credit facility.
(3)	Purchase obligations consist of commitments for purchases of goods and services that are not already included in our consolidated balance sheet as of December 31, 2016. We have contingent liabilities related to legal proceedings and other matters arising in the ordinary course of business. Although it is reasonably possible we may incur losses upon conclusion of such matters, an estimate of any loss or range of loss cannot be made at this time. In the opinion of management, it is expected that amounts, if any, which may be required to satisfy such contingencies will not be material in relation to the accompanying consolidated financial statements.

Quantitative and Qualitative Disclosures About Market Risk

Our operations include activities in the United States and Canada. Historically, we had immaterial operations in New Zealand. These operations expose us to a variety of market risks, including the effects of changes in interest rates and foreign currency exchange rates. We monitor and manage these financial exposures as an integral part of our overall risk management program.

Interest Rate Risk

In connection with the Transactions, we entered into a revolving credit facility that bears interest at a floating rate. As a result, we may be exposed to fluctuations in interest rates to the extent of our borrowings under the revolving credit facility. Our long-term debt portfolio is expected to primarily consist of fixed rate instruments. To help manage borrowing costs, we may from time to time enter into interest rate swap transactions with financial institutions acting as principal counterparties. Assuming the borrowing of all amounts available under our revolving credit facility, if interest rates related to our revolving credit facility increase by 1% due to normal market conditions, our interest expense will increase by approximately $2.9 million per annum. We had no borrowings under the revolving credit facility as of December 31, 2016.

Foreign Currency Risk

We have exposure to the effects of foreign currency exchange rate fluctuations on the results of our Canadian operations. Our Canadian operations use the Canadian dollar to conduct business but our results are reported in U.S. dollars. Historically, our operations in New Zealand were immaterial to our overall operating results and we ceased operations in the geographical region during the year ended December 31, 2016. We are exposed periodically to the foreign currency rate fluctuations that affect transactions not denominated in the functional currency of our U.S. and Canadian operations. Based on our results of our Canadian operations for the year ended December 31, 2016, if foreign currency exchange rates had decreased 10% throughout the year, our revenues would have decreased by approximately $5.7 million, our total assets would have decreased by $13.9 million and our total liabilities would have decreased by $9.7 million. We do not currently use derivative financial instruments to hedge investments in foreign subsidiaries. For the year ended December 31, 2016, before intercompany eliminations, approximately $57.4 million of our revenues, $139.4 million of our total assets and $96.9 million of our total liabilities were denominated in Canadian Dollars.

BUSINESS

Company Overview

We are one of the largest companies in North America focused on delivering smart home and security products and services. Our fully integrated smart home platform offers subscribers a comprehensive suite of products and services to remotely control, monitor and manage their homes using any Internet-connected smart device. Unlike many other smart home companies that focus only on selling equipment and software, subscriber origination or servicing, we are a vertically integrated smart home company, owning the entire customer lifecycle including sales, professional installation, service, monitoring, billing and customer support. We believe that with our proven business model, along with 17 years of experience installing integrated solutions, we are well positioned to continue to lead the large and growing smart home market. We offer homeowners a customized smart home that integrates a wide variety of smart home and security products. We seek to deliver a quality subscriber experience through a combination of innovative products and services and a commitment to customer service, which together with our focus on originating high-quality new subscribers, has enabled us to achieve attrition rates we believe are historically at industry averages, while continuing to increase RPU as a result of increased adoption of smart home products and services. Through our established underwriting criteria and compensation structure, we have built a portfolio of approximately 1,147,000 subscribers in North America, with an average credit score of 714, as of December 31, 2016. Over 95% of our revenues during the years ended December 31, 2016, 2015 and 2014, respectively, consisted of contractually committed revenues, which have historically resulted in predictable and consistent operating results.

We generate new subscribers through two primary sales channels: our “direct-to-home” and “inside sales” channels. We believe our sales model gives us control over our net subscriber acquisition costs and achieve a high adoption rate of subscriber contracts that include smart home services. For example, the percentage of our new subscribers contracting for smart home services in addition to our traditional security services grew from 58% in 2012 to 86% in 2016. We generate the majority of our new subscribers through our direct-to-home sales channel, which uses teams of trained seasonal sales representatives. For the year ended December 31, 2016, we generated approximately 64% of our new subscribers through our direct-to-home sales channel. In this channel we have historically employed between 2,000 and 2,500 sales representatives and approximately 1,100 installation technicians, who are largely commission-based and deployed in targeted geographical locations. This results in a highly variable cost structure, subscriber density and the ability to complete same-day installations. We also originate a portion of our new subscribers through our inside sales channel, which includes our inside sales team, digital marketing, advertising, and third-party lead generators. For the year ended December 31, 2016, we generated approximately 36% of our new subscribers through inside sales. Over time, we expect the number of new subscriber contracts generated through inside sales to continue to grow.

Our focus on creating a high-quality subscriber portfolio produces an attractive return profile with an unlevered IRR in the low to mid 20% range, depending on contractual terms and mix of product and service offerings. As of December 31, 2016, based on FICO score at the time of contract origination, approximately 93% of our subscribers had a FICO score of 625 or greater, and the average FICO score of our portfolio was 714. In addition, for the year ended December 31, 2016, over 69% of our new subscribers paid activation fees and, as of December 31, 2016, approximately 91% of our total subscribers are set up on an automatic payment method. We believe that originating high-quality subscribers and our commitment to customer service increases retention, which leads to predictable cash flows.

Our business generates positive cash flows from ongoing monitoring and service revenues, which we choose to invest in new subscriber acquisitions and development of additional products and services. During the year ended December 31, 2016 and 2015, respectively, we generated $757.9 million and $653.7 million in total revenue, including $724.5 million and $625.0 million, respectively, in recurring revenue. See “Management’s Discussion and Analysis of Financial Condition and Results of Operations—Liquidity and Capital Resources.”

The Smart Home and Security Industries

According to Strategy Analytics, total consumer spending for smart home solutions in North America reached $30.8 billion in 2016 and they project it will grow to nearly $62.8 billion by 2021. ABI Research estimates the total number of smart homes in North America will grow from approximately 19.7 million in 2016 to approximately 85.5 million in 2021. Smart homes are defined as residences where a smart home device or system is being purchased for the first time.

According to Barnes Associates estimates, the U.S. market for monitoring and related residential electronic security services was over $27 billion in revenue in 2016 and has grown every year for the past 10 years. This market is characterized by stable revenues from contractually committed recurring monthly payments and has proven to be recession-resistant through the last two economic downturns.

Products and Services

Our portfolio of integrated smart home products and services allow subscribers to remotely control, monitor and manage their homes from any smart device. Subscribers can create a customized Vivint smart home that includes smart locks, thermostats, indoor and outdoor cameras, lighting controls, garage door controllers, doorbell cameras, cloud data storage and playback, voice control, a panic pendant, small appliance/lamp control modules and an array of sensors including smoke, motion, carbon monoxide, door, window, flood, freezer and glass break.

The Vivint Smart Home Cloud is our proprietary, integrated smart home platform. Seamless interaction between the platform and all our devices eliminates many of the usability, interoperability and support issues for consumers caused by the fragmented, stand-alone solutions offered by other smart home companies. The Vivint Smart Home Cloud also integrates with leading third-party smart home products, including Kwikset smart locks, Amazon Echo® and the Nest Learning Thermostat® (“Nest”) which allows us to offer a comprehensive, voice-controlled smart home. Over time, we may integrate other smart home products and technologies into our platform.

With a Vivint smart home, subscribers can arm and disarm their security system; receive alerts and notifications regarding activity in their home; control smart home products such as thermostats, door locks, lighting controls; and view live and recorded video, either through their panel or remotely through the Vivint Smart Home app or any Internet-connected smart device.

We offer several customized smart home and security products and services, all of which include 24x7x365 security monitoring, including our proprietary Vivint SkyControl panel with a 7-inch touchscreen and two-way voice communication, smoke detector, three door and window sensors, motion detector, a key fob, customer support, our mobile app, event notifications and severe weather alerts. For a $198 activation fee, subscribers receive a professionally installed custom smart home system with a monthly service fee and a service agreement ranging from 42 to 60 months. During 2016, the monthly service fees generally ranged from $49.99 to $69.99, depending on the service offerings included in a specific subscriber contract. New subscribers may also order additional products, which are typically billed to the subscriber through increased RPU. We also offer wireless Internet services, the revenues of which were not material to our overall business or operating results for the year ended December 31, 2016.

Existing subscribers may order additional products or upgrade their current services. When they do this, a local full-time SHP performs the installation at the subscriber’s home, which may result in additional service charges. In addition, the subscriber is typically billed for the cost of the equipment installed and their RPU increases for the additional service offerings.

In order to provide the integrated products and services requested by our subscribers, we continually review our product and service offerings, and as a result we expect to modify these offerings in the future.

On January 3, 2017, we announced the introduction of the Vivint Flex Pay plan. Under the Vivint Flex Pay plan, we (i) launched a Consumer Financing Program in the first quarter of 2017, pursuant to which we offer to qualified customers in the United States an opportunity to finance the purchase of Products used in connection with our smart home and security services through a third party financing provider and (ii) offer RICs with respect to the purchase of Products to certain customers who do not qualify to participate in the Consumer Financing Program, but qualify under our historical underwriting criteria. We may also establish credit programs either directly or through an affiliate or pursuant to an agreement with a third party to provide installment loans or similar products to customers that do not qualify to participate in the Consumer Financing Program. Alternatively, customers may purchase the Products with cash or credit card.

Operations

Our management team has a proven record of strong growth and operational excellence and, as a result of their leadership, we have successfully grown revenue and total RPU every year since 2006. Our CEO Todd Pedersen, a visionary leader who encourages a highly entrepreneurial culture that fosters innovation, founded the Company in 1999. Our senior management team averages over 18 years of experience in high growth or large public companies.

We are one of a few smart home service companies in North America that generates nearly all of its revenue organically from a fully integrated model that encompasses all aspects of the subscriber experience, including sales, professional installation, servicing and monitoring. This approach allows us to deliver a consistent, quality subscriber experience. We believe this contributes to a strong adoption rate for service offerings beyond traditional security and attrition rates at or below industry average. During the year ended December 31, 2016, 86% of new subscriber contracts included smart home service offerings. We also enhance the quality of our subscribers’ experience through proven operational performance. During the year ended December 31, 2016, our average response time to alarms was approximately 11 seconds from the time the signal was received at our monitoring stations. We believe the enhanced functionality of our offerings, along with the introduction of innovative new products and services, results in increased subscriber usage. An average of 82% of our surveyed subscribers indicated use of their system at least once per week during the year ended December 31, 2016. We believe increased subscriber usage contributes to higher customer satisfaction and may lead to lower attrition.

Our integrated subscriber experience allows our sales representatives, customer service representatives and installation technicians to work closely together to provide the subscriber with a seamless process from contract origination to daily use. We believe our SHPs and customer service representatives deliver a quality customer service experience that enhances our brand and improves customer satisfaction. Customer service representatives generally resolve a majority of maintenance and service related questions over the telephone or through remote-access to the subscriber’s system. By successfully scaling operations as our business continues to grow, our net service margins have remained at approximately 74% for the years ended December 31, 2016 and December 31, 2015, despite the continued increase in complexity of our product and service offerings.

Field Service

We employ full-time SHPs throughout North America, who reside in their service territories, to provide prompt service to our subscribers. SHPs undergo comprehensive training on all of our product and service offerings. The SHPs typically focus on maintenance and service issues, but also install products and services for a portion of our new subscribers, primarily those originated through inside sales. In addition, we contract with third-party field service professionals to perform a portion of our field service calls.

We provide SHPs with supplies of products and materials, which are replenished frequently through shipments from our central warehouse, forward storage locations and third-party logistics sites. We also provide our full-time SHPs with a company-branded service vehicle.

We utilize software to schedule appointments, route technicians and follow-up with subscribers to ensure that the service was performed to the subscriber’s satisfaction. All of our full-time SHPs receive updates via a smartphone or tablet detailing their next service appointment or installation through our custom software that connects to several back-end systems, including our customer relationship management system (“CRM”), our inventory management software and our workforce management systems.

Customer Service and Alarm Monitoring

Our customer service centers are located in Utah. Our two central monitoring facilities are located in Utah and Minnesota and are fully redundant. Both our customer service centers and our central monitoring facilities are open 24 hours a day, 7 days a week, and 365 days a year. We have received industry awards for our customer service and alarm monitoring operations.

All employees who work in customer service undergo training on billing related issues, as well as service offering questions. Customer service representatives are required to pass background checks and, depending upon their job function, may require licensing by the state of Utah. All professionals who work in our monitoring facilities undergo comprehensive training and are required to pass background checks and, in certain cases, licensing tests or other checks to obtain the required licensing. Customer service representatives generally resolve a majority of maintenance and service related questions over the telephone or through remote-access to the subscriber’s panel. Issues not resolved by customer service require a full-time SHP to visit the subscriber’s home, which may result in an additional charge to the subscriber.

Billing

Our billing representatives are located in our Utah offices. We cross-train our billing representatives to also handle general customer service inquiries with the goal of improving the subscriber experience and to increase personnel flexibility. Billing representatives are also required to pass background checks and, depending upon their job function, may also require licensing by the state of Utah. A majority of our subscribers pay electronically either via ACH or credit card. A subscriber who pays electronically is generally placed on a billing cycle based on their contract origination date and, in certain instances, the subscriber may choose their billing date. Our customers billed via direct invoice can be billed on any day of the month, with payment due 25 days subsequent to the invoice date. Subscribers are billed in advance for their monthly services based on the subscriber’s billing cycle and not calendar month.

From time to time, for various reasons we may issue a credit to a subscriber for a payment otherwise due, including addressing subscriber concerns or obtaining the renewal of a subscriber contract. Any such credit decreases revenue and cash collected on the relevant subscriber contract in the amount of such credit.

Key Systems

In 2014, we implemented an integrated customer relationship management and billing system software, based on a well-established enterprise-scale cloud solution. This CRM allows us to scale our business, providing the flexibility to accommodate the multiple customer support and billing models resulting from the continued expansion in our product and service offerings over time. The CRM replaced all of the functions previously performed by our internally developed relationship management system (“CMS”), except for field service inventory tracking. The CRM enables one-call resolution and allows for operational efficiency by not requiring the entry of data multiple times, thus improving data accuracy. Additionally, the data is replicated to both a reporting and a business intelligence server to reduce processing time, as well as to an offsite server used for disaster recovery purposes.

In the first fiscal quarter of 2017, we implemented new enterprise resource planning software (“ERP”), primarily to manage financial accounting, inventory and supply chain functions of our business. The ERP replaces CMS for field service inventory tracking and our legacy financial accounting and inventory management systems. Similar to the CRM, the new ERP allows us to scale our operations to accommodate the continued expansion of our business models and product and service offerings. The ERP also provides improved security and automated system controls.

Software Platform

Nearly 100% of our new subscribers installed in 2016 use our proprietary Vivint Smart Home Cloud platform, consisting of our SkyControl panel, equipment, cloud software, mobile application and online interface. The SkyControl panel is connected to the Internet via cellular communication and mobile devices through cloud software. We license certain intellectual property from Alarm.com to support the SkyControl panel. The Vivint Smart Home Cloud platform enables subscribers using SkyControl to access their systems remotely either directly from the web or through our Vivint Smart Home app and it facilitates communications between the panel and our monitoring stations. The Vivint Smart Home platform allows our subscribers the ability to remotely arm and disarm their security system; receive alerts and notifications regarding activity in their home; control smart home products such as thermostats, door locks, lighting controls; and view live and recorded video.

Go!Control was our primary panel installed in new subscribers’ homes prior to the launch of our Vivint Smart Home Cloud platform. We license certain communications infrastructure, software and services to support the Go!Control panel from Alarm.com. The Go!Control panel is also connected to the Internet, smart phones and tablet applications through Alarm.com’s hosted platform. Alarm.com also provides the web interface and technology to enable our subscribers using Go!Control panels to access their systems remotely and it facilitates communication between the panel and monitoring stations through third party cellular networks.

Subscriber Contracts—Smart Home and Security

We seek to ensure that our subscribers understand our product and service offerings, along with the key terms of their contracts by conducting two surveys with every subscriber. The first survey is conducted live via telephone prior to the execution of the contract and installation, and the second survey is conducted on-line after the installation is completed. These telephonic surveys are recorded and stored in our CRM, enabling easy access and review.

Term and Termination

Historically, we have offered contracts to subscribers that range in length from 36 to 60 months, subject to automatic monthly renewal after the expiration of the initial term. Since the beginning of 2013, a majority of new subscribers have entered into 60-month contracts. Subscribers have a right of rescission period prescribed by applicable law during which such subscriber may cancel the contract without penalty or obligation. These rescission periods range from 3 to 15 days, depending on the jurisdiction in which a subscriber resides. As a company policy we provide new subscribers 70 years of age and older a 30-day right of rescission. Once the applicable rescission period expires, ownership of the equipment transfers to the subscriber and the subscriber is responsible for the monthly services fees under the contract.

Upfront and Monthly Services Fees

Our subscribers typically pay an activation fee, as well as an installation fee for certain of our products, (unless either of these fees is waived by us) and the first month’s service at the time of installation. Under the contract, we have the right to pass through to the subscriber any increase in third party costs such as utility or governmental expenses. We have the right to increase the monthly service fees at the time of renewal with prior written notice.

Other Terms

We provide our subscribers with maintenance free of charge for the first 120 days. After 120 days, we will repair or replace defective equipment without charge, but we typically bill the subscriber a charge for each service visit. If a utility or governmental agency requires a change to equipment or service after installation of the system, the subscriber may be charged for the equipment and labor associated with the required change.

We do not provide insurance or warrant that the system will prevent a burglary, fire, hold-up or any such other event. Our contracts limit our liability to a maximum of $2,000 per event and, where permissible, provide a one-year statute of limitations to file an action against us. We may cease or suspend monitoring and repair service due to, among other things, work stoppages, weather, phone service interruption, government requirements, subscriber bankruptcy or non-payment by subscribers after we have given notice that their service is being cancelled due to such non-payment.

Vivint Flex Pay

Beginning in the first quarter of 2017, under the Vivint Flex Pay plan, customers pay separately for the Products and Vivint’s smart home and security services. We began offering customers an opportunity to finance the purchase of Products under the Consumer Financing Program, where qualified customers are eligible for zero-percent (0% APR) interest installment loans provided by a third party financing provider of up to $4,000 for either a 42 or 60 month term. We are initially offering RICs for 42 or 60 month terms to certain customers, who qualify under our historical underwriting criteria, but do not qualify to participate in the Consumer Financing Program and may establish credit programs either directly or through an affiliate or pursuant to an agreement with a third party to provide installment loans or similar products to such customers. Along with the purchase of the Products, customers enter into a service agreement with simple pricing of $39.99 per month for smart home services or $49.99 per month for smart home and video services with the same term lengths as their installment loan agreements or RICs.

Suppliers

We provide our services through a panel installed at the premises of our subscribers. As of December 31, 2016, approximately 57% of our installed panels were SkyControl panels, 40% were 2GIG Go!Control panels, and 3% were other panels. Since early 2014, our primary panel installed for new subscribers is the SkyControl panel. The 2GIG Go!Control panel was our primary panel for subscribers from the beginning of 2010 through early 2014. In 2013, we completed the 2GIG Sale as described above under “—Basis of Presentation.” In connection with the 2GIG Sale, we retained sole ownership of the intellectual property and exclusive rights with respect to the SkyControl Panel and certain peripheral equipment. This proprietary equipment is a critical component of our current smart home and security offerings, and we expect it to remain a critical component of our future offerings as well. In addition, at the time of the 2GIG Sale we entered into a five-year supply agreement with 2GIG, pursuant to which they will be the exclusive provider of our control panel requirements and certain peripheral equipment, subject to certain exceptions.

We license certain communications infrastructure, software and services to support the Go!Control panel from Alarm.com. The Go!Control panel is also connected to the Internet and smart devices through Alarm.com’s hosted platform. Alarm.com also provides the web interface and technology to enable our subscribers using Go!Control panels to access their systems remotely and it facilitates communication between the panel and monitoring stations through third party cellular networks.

Generally, our third-party distributors maintain a safety stock of certain key products or equipment to cover any minor supply chain disruptions. Where possible we also utilize dual sourcing methods to minimize the risk of a disruption from a single supplier.

Sales and Marketing

We have two primary sales channels: direct-to-home and inside sales. For the year ended December 31, 2016, we generated approximately 64% of our new subscribers through our direct-to-home sales channel and approximately 36% through inside sales. We believe our approach to managing our sales channels allows us to achieve a higher adoption rate of new service offerings compared to our competitors, while managing subscriber acquisition costs. Our net subscriber acquisition cost per subscriber in 2016 was in the $1,975 to $2,025 range, a substantial portion of which is variable. Our net subscriber acquisition cost per subscriber represented approximately 30 times our ARPNU added in 2016. We continually evaluate ways to improve the effectiveness of our subscriber acquisition activities in our direct-to-home, inside sales and other sales channels.

Because we believe attrition is highly correlated with FICO scores and payment type, our compensation structure incentivizes quality subscriber generation by tying compensation to these factors. We have enhanced our underwriting criteria over time, resulting in an average FICO score of our subscriber portfolio of 714, with sub-600 FICO score subscribers representing only approximately 2% of our subscriber portfolio and approximately 93% of our subscribers having FICO scores of 625 or greater, as of December 31, 2016.

Direct-to-Home Sales

Our direct-to-home sales channel is typically comprised of between 2,000 and 2,500 sales representatives who benefit from our recruiting and training programs designed to promote professionalism and sales productivity. Each year, between April and August, our sales teams travel to approximately 120 pre-selected markets throughout North America to sell our product and service offerings. Markets are selected each year based on a number of factors, including demographics, population density and our past experience selling in these markets. Because expenses associated with our direct-to-home sales channel are directly correlated with new subscriber acquisition, we avoid a large fixed cost base and are able to deploy a flexible go-to-market strategy every year. A typical sales team consists of approximately 25 sales representatives and a designated sales manager. Each sales team is supported by approximately 10 trained installation technicians, including a manager for the technicians. There are also regional managers who generally oversee six to eight sales or installation teams.

In 2015, we introduced a new program whereby a limited number of direct-to-home sales representatives reside in certain select markets and sell in those markets on a year round basis. While currently minimal, we expect the number of new subscriber contracts generated through this program to continue to increase over time.

Inside Sales

Subscribers originated through our inside sales channel has grown as a percentage of our total originations from approximately 10% in 2009 to approximately 36% for the year ended December 31, 2016. Our inside sales channel utilizes both inbound and outbound leads provided by our marketing department to sell to subscribers in the United States and Canada. The marketing department generates leads through multiple sources, both digital and traditional, including leads generated through digital marketing sources such as paid, organic and local search and display advertising. Traditional lead sources include television and radio advertising, shared mail, email remarketing and third-party lead generation affiliates. Upon receiving an inbound lead from a potential subscriber requesting information on our products and service offerings, one of our inside sales representatives calls the potential subscriber. Additionally, our inside sales channel includes third-party partners that both generate leads and complete sales on behalf of Vivint.

Sales and Origination Strategy and Compensation

Sales representatives receive compensation based on the number of qualifying sales during the annual sales period. Criteria for qualifying sales include, but are not limited to, the amount of RPU, the number of points of protection, subscriber FICO score, etc. To motivate sales representatives and help align compensation with subscriber quality, we have created a point system. The point system provides the sales representative flexibility to tailor the offering to the subscriber’s needs while maintaining control through a direct link to the sales representative’s compensation. In addition, a significant portion of the direct-to-home sales representative’s compensation is not paid until after the completion of the selling season and is paid only on those subscribers who satisfy certain criteria. In order to retain our sales professionals, we pay ongoing residual commissions to sales management for active subscriber accounts generated through their organization.

Strategy

Strong Platform for Growth

We have established a history of capitalizing on our business model and technology to offer new products and service offerings, as evidenced by the launch of our smart home products and services in 2011 and the Vivint Smart Home Cloud platform and SkyControl panel in early 2014. Our innovative products and service offerings have enabled us to increase ARPNU from $44.50 in 2009 to $66.81 for the year ended December 31, 2016. Going forward, we intend to capitalize on the low incremental costs inherent in our business model and existing technology to increase market penetration in our existing channels and expand into new sales channels.

Innovation

We strive to bring easy-to-use technology to our subscribers, which allow them to use our products and services efficiently. As evidenced by the launch of our proprietary Vivint Smart Home Cloud platform in early 2014, we have a reputation for developing and deploying products and services for the home that have robust functionality and that are easy to install and use. Both our SkyControl and Go!Control panels provide a platform to introduce new products and service offerings to our subscribers. Another example of our emphasis on providing innovative solutions to our subscribers is our acquisition of Space Monkey, Inc. (“Space Monkey”) in August 2014, which provides a distributed cloud storage technology solution, including the Vivint Smart Drive that integrates with our Vivint Smart Home Cloud platform. By focusing on innovation, and enhancing the functionality of our existing products and service offerings, we believe we can increase new subscriber originations, subscriber usage and customer satisfaction, thereby potentially increasing RPU and lowering our attrition.

To enhance the functionality of the products and services included in our systems, we use various third-party manufacturers and service providers in addition to our in-house development and design of certain products and services. We believe that developing, designing and selling our own products and services that are differentiated from those of our competitors will be a critical driver of our future success. For example, in 2015 we introduced our award winning Vivint Doorbell Camera, which allows homeowners to see, hear and speak to anyone on their doorstep, and which enables customers to decide whether to remotely unlock the door for visitors or open the garage door for a package delivery, if they have those services. In 2016, we introduced the Vivint Ping indoor camera, a two-way talk camera with one-touch callout. We expect to continue introducing new, innovative products and services, including panels and peripherals, along with integrated cloud services. We own the design of these new products, and in certain circumstances leverage partnerships with third parties, particularly Original Design Manufacturers for the manufacture of new products (e.g., video cameras, thermostats, door lock hardware). By vertically integrating the development and design of our products and services with our existing sales and customer service activities, we believe we are able to more quickly respond to market needs, and better understand our subscribers’ interactions and engagement with our products and services. This provides critical data enabling us to improve the power, usability and intelligence of these products and services.

To further increase the value subscribers receive from our products and services, our Vivint Smart Home Cloud platform also integrates with leading third-party smart home technologies, including Amazon Echo and the Nest Thermostat. Over time, we may integrate other smart home technologies into our platform.

Our innovation center is located in Lehi, Utah, which focuses on the research and development of new products and services, both within and beyond our existing service offerings. Professionals and engineers at our innovation center have expertise in all aspects of the development process, including hardware development, software development, design and quality assurance. During the years ended December 31, 2016, 2015 and 2014 we spent approximately $24.2 million, $16.4 million and $17.4 million, respectively on associated research and development costs.

Competition

The smart home industry is highly competitive and fragmented. Our major competitors include security, telecommunications and cable companies that also deliver smart home and security services, such as Protection One, Inc. and ADT Corporation (Protection One, Inc. merged with ADT Corporation in 2016); AT&T; Comcast Corporation; Stanley Security Solutions, a subsidiary of Stanley Black and Decker; MONI, a subsidiary of Ascent Capital Group, Inc.; and Tyco Integrated Security, a subsidiary of Tyco International Ltd.

We face increasing competition from competitors who are building their own smart home platforms, such as Amazon, Apple and Google, as well as from companies that offer single-point smart home solutions. Having installed over 2.0 million smart home and security systems, we believe we are well positioned to compete with them because we benefit from more than 17 years of experience, our efficient direct-to-home sales channel, innovative products and our award-winning customer service.

We also compete with numerous smaller regional and local providers. We also face, or may in the future face, competition from other providers of information and communication products and services, a number of which have significantly greater capital and other resources than we do.

Companies in our industry compete primarily on the basis of price in relation to the quality of the products and services they provide. The Company’s brand and reputation, market visibility, service and product capabilities, quality, price, efficient direct-to-home sales channel, and the ability to identify and sell to prospective customers, are all factors that contribute to competitive success in the smart home industry. We emphasize the quality of the service we provide, rather than focusing primarily on price competition. We believe we compete effectively against other national, regional and local companies offering smart home and security alarm monitoring services by offering our subscribers an integrated smart home, along with an attractive value proposition, and our proven, award-winning customer service.

Intellectual Property

Patents, trademarks, copyrights, trade secrets, and other proprietary rights are important to our business and we continuously refine our intellectual property strategy to maintain and improve our competitive position. We seek to protect new intellectual property to safeguard our ongoing technological innovations and strengthen our brand, and we believe we take appropriate action against infringements or misappropriations of our intellectual property rights by others. We review third-party intellectual property rights to help avoid infringement, and to identify strategic opportunities. We typically enter into confidentiality agreements to further protect our intellectual property.

We own a portfolio of issued U.S. patents and pending U.S. and foreign patent applications that relate to a variety of smart home, security and wireless Internet technologies utilized in our business. We also own a portfolio of trademarks, including domestic and foreign registrations for Vivint®, and are a licensee of various patents, from our third-party suppliers and technology partners. Because of the importance that customers place on reputation and trust when making a decision on a smart home and security provider, our brand is critical to our business. Patents related to individual products or technologies extend for varying periods dependent on the date of patent filing or grant and the legal term for patents in the various countries where we have sought patent protection. Trademark rights may potentially extend for longer periods of time and are dependent upon national laws and use of the marks.

Government Regulations

United States

We are subject to a variety of laws, regulations and licensing requirements of federal, state and local authorities.

We are also required to obtain various licenses and permits from state and local authorities in connection with the operation of our businesses. The majority of states regulate in some manner the sale, installation, servicing, monitoring or maintenance of smart home and electronic security systems. In the states that do regulate such activity, our company and our employees are typically required to obtain and maintain licenses, certifications or similar permits from the state as a condition to engaging in the smart home and security services business.

In addition, a number of local governmental authorities have adopted ordinances regulating the activities of security service companies, typically in an effort to reduce the number of false alarms in their jurisdictions. These ordinances attempt to reduce false alarms by, among other things, requiring permits for individual electronic security systems, imposing fines (on either the subscriber or the company) for false alarms, discontinuing police response to notification of an alarm activation after a subscriber has had a certain number of false alarms, and requiring various types of verification prior to dispatching authorities.

Our sales and marketing practices are regulated by the federal, state and local agencies. These laws and regulations typically place restrictions on the manner in which products and services can be advertised and sold, and to provide residential purchasers with certain rescission rights. In certain circumstances, consumer protection laws also require the disclosure of certain information in the contract with our subscriber and, in addition, may prohibit the inclusion of certain terms or conditions of sale in such contracts.

Canada

Companies operating in the smart home and electronic security service industry in Canada are subject to provincial regulation of their business activities, including the regulation of direct-to-home sales activities and contract terms and the sale, installation and maintenance of smart home and electronic security systems. Most provinces in Canada regulate direct-to-home sales activities and contract terms and require that salespeople and the company on whose behalf the salesperson is selling obtain licenses to carry on business in that province. Consumer protection laws in Canada also require that certain terms and conditions be included in the contract between the service provider and the subscriber.

A number of Canadian municipalities require subscribers to obtain licenses to use electronic security alarms within their jurisdiction. Municipalities also commonly require entities engaged in direct-to-home sales within their municipality to obtain business licenses.

Legal Proceedings

We are engaged in the defense of certain claims and lawsuits arising out of the ordinary course and conduct of our business and have certain unresolved claims pending, the outcomes of which are not determinable at this time. Our subscriber contracts include exculpatory provisions as described under “Business—Subscriber Contracts—Other Terms” and other liability limitations. We also have insurance policies covering certain potential losses where such coverage is available and cost effective. In our opinion, any liability that might be incurred by us upon the resolution of any claims or lawsuits will not, in the aggregate, have a material adverse effect on our financial condition or results of operations. See Note 13 of our accompanying consolidated financial statements included elsewhere in this prospectus for additional information.

Customers

Our business is not dependent on any single customer or a few customers, the loss of which would have a material adverse effect on the respective market or on us as a whole. No individual customer accounted for more than 10% of our consolidated 2016 revenue.

Seasonality

Our direct-to-home sales are seasonal in nature with a substantial majority of our new subscriber originations occurring during a sales season from April through August. We make investments in the recruitment of our direct-to-home sales force and the inventory prior to each sales season. We experience increases in net subscriber acquisition costs during these time periods.

The management of our sales channels has historically resulted in a consistent sales pattern that enables us to more accurately forecast subscriber originations. The chart below depicts the percentage of new subscribers originated through our direct-to-home sales channel each week of the April through August sales season from 2012 through 2016.

Segment Information

We conduct business through one segment, Vivint. Historically, we primarily operated in three geographic regions: United States, Canada and New Zealand. During the year ended December 31, 2016, we sold all of our New Zealand subscriber contracts and ceased operations in the geographical region. Historically, our operations in New Zealand were considered immaterial and reported in conjunction with the United States. See Note 15 in the accompanying consolidated financial statements for more information about our business and geographic segments.

Properties

Our headquarters, and one of our two monitoring facilities, are located in Provo, Utah. These premises are leased under leases expiring between December 2024 and June 2028. Additionally, we lease the premises for a separate monitoring station located in Eagan, Minnesota. We lease various other facilities throughout the U.S. and Canada for offices, warehousing, recruiting, and training purposes and own a small recruiting and training facility in Idaho. We also have a new sales recruiting, training, and call center facility under construction in Logan, UT which is scheduled to be completed in the first quarter of 2017. We believe that these facilities are adequate for our current needs and that suitable additional or substitute space will be available as needed to accommodate any expansion of our operations.

Employees

As of December 31, 2016, we had approximately 4,300 full-time employees, excluding our seasonal direct-to-home installation technicians, sales representatives and certain other support professionals. None of our employees are currently represented by labor unions or trade councils. We believe that we generally have good relationships with our employees. The majority of our employees are located in the Salt Lake City metropolitan area. Employees located outside of the Salt Lake City metropolitan area are comprised primarily of our full-time SHPs, who service our subscribers and are located in all states in the United States except Maine and Vermont and all Canadian provinces except Quebec, and the monitoring professionals located at our monitoring station in Minnesota.

MANAGEMENT

The following table sets forth, as of March 27, 2017, certain information regarding our directors and executive officers are responsible for overseeing the management of our business.

Name	Age	Position
Todd R. Pedersen	48	Chief Executive Officer and Director
Alex J. Dunn	45	President and Director
Mark J. Davies	56	Chief Financial Officer
Joy Driscoll Durling	40	Chief Information and Digital Enablement Officer
Matthew J. Eyring	47	Chief Strategy and Innovation Officer
Dale R. Gerard	46	Senior Vice President of Finance and Treasurer
Scott R. Hardy	39	Chief Operating Officer
JT Hwang	42	Chief Engineering Officer
Patrick E. Kelliher	54	Chief Accounting Officer
Shawn J. Lindquist	47	Chief Legal Officer
Jefferson H. Lyman	40	Chief Marketing Officer
Todd M. Santiago	44	Chief Revenue Officer
Jeremy B. Warren	42	Chief Technology Officer
Nathan B. Wilcox	50	Chief Compliance Officer
David F. D’Alessandro	66	Director
Paul S. Galant	49	Director
Bruce McEvoy	39	Director
Jay D. Pauley	39	Director
Joseph S. Tibbetts, Jr.	64	Director
Peter F. Wallace	42	Director

Todd R. Pedersen founded the Company in 1999 and served as our President, Chief Executive Officer and Director. In February 2013, Mr. Pedersen relinquished his title as our President and remained our Chief Executive Officer and Director. In 2011, Mr. Pedersen founded our sister company, Vivint Solar, and served as its Chief Executive Officer from August 2011 through January 2013. Mr. Pedersen currently serves as a member of Vivint Solar’s board of directors, a position he has held since November 2012. Mr. Pedersen was named the Ernst & Young Entrepreneur of the Year in 2010 in the services category for the Utah Region. Mr. Pedersen attended Brigham Young University.

Alex J. Dunn was named our President in February 2013. Prior to this, he served as our Chief Operating Officer and Director from July 2005 through January 2013. Prior to joining us, Mr. Dunn served as Deputy Chief of Staff and Chief Operating Officer to Governor Mitt Romney in Massachusetts. Before joining Governor Romney’s staff, Mr. Dunn served as entrepreneur-in-residence at the venture capital firm General Catalyst. There, he helped start m-Qube, a mobile media management company. Prior to that, he co-founded LavaStorm Technologies, an international telecommunications software company, where he served as Chief Executive Officer. Mr. Dunn is also a founder of our sister company, Vivint Solar, where he served as the Interim Chief Executive Officer from April 2013 through September 2013 and as the Chief Operating Officer from August 2011 through January 2013. Mr. Dunn currently serves on the board of directors of Vivint Solar, a position he has held since November 2012. Mr. Dunn holds a B.S. in sociology from Brigham Young University.

Mark J. Davies has served as our Chief Financial Officer since November 2013. Prior to joining us, Mr. Davies served two years as Executive Vice President of Alcoa, as President of the company’s Global Business Services unit and member of the Alcoa Executive Council. Prior to Alcoa, Mr. Davies worked at Dell Inc. for 12 years, most recently as the Managing Vice President of Strategic Programs, reporting to Chairman, Michael Dell. Prior to that, Mr. Davies served as Chief Financial Officer of the Global Consumer Group. Mr. Davies holds a B.S. in Accounting from Western Washington University and an MBA from Arizona State University.

Joy Driscoll Durling has served as our Chief Information and Digital Enablement Officer since February 27, 2017. Prior to joining us, she served in various positions at Adobe Systems Incorporated from January 2006 until February 2017, including Vice President, Adobe Cloud Platform Strategy and Operations from July 2016 to February 2017, Senior Director, Adobe Cloud Platform Strategy and Operations from January 2015 to July 2016, and Senior Director, Office of CIO from October 2010 to January 2015, with roles that included chief of staff to the Chief Information Officer of Adobe, with a focus on enterprise architecture, portfolio management, and mergers and acquisitions, as well as running all aspects of a global, innovative enterprise IT organization. She also served as Director and Senior Manager, of Business Operations and Program Management of Adobe. Prior to Adobe, she served in various roles at Macromedia and Andersen Business Consulting focused in the high tech and software industry. Ms. Durling holds a B.S. degree in Business Administration from the University of North Carolina—Chapel Hill.

Matthew J. Eyring has served as our Chief Strategy and Innovation Officer since December 2012. Prior to joining us, Mr. Eyring was the Managing Partner of Innosight, a global strategy and innovation consulting firm. Prior to Innosight, Mr. Eyring was Vice President and General Manager at LavaStorm Technologies. Prior to that, Mr. Eyring was a Product Manager at Medtronic, Inc. Mr. Eyring holds a B.A. in economics from the University of Utah and an MBA from the Harvard Business School.

Dale R. Gerard has served as our Senior Vice President of Finance and Treasurer since September 2014. Prior to this, he served as our Vice President of Finance and Treasurer from January 2013 to September 2014. Prior to this, he served as our Treasurer from March 2010 to January 2013. Prior to joining us, Mr. Gerard was the Assistant Treasurer and Director of Finance at ACL. Before joining ACL, Mr. Gerard served as Senior Treasury Analyst at Wabash National Corporation. Prior to that, Mr. Gerard spent four years at Chemtura Corporation, formerly Great Lakes Chemical Corporation, as Finance Analyst in the Fine Chemical and Fluorine business units. Mr. Gerard holds a B.S. in Accounting and an MBA from Purdue University.

Scott R. Hardy has served as our Chief Operating Officer since December 2016. Prior to this, he served as our Senior Vice President, Inside Sales from February 2014 to December 2016. He joined Vivint as Vice President, Business Analytics in 2013. Prior to joining us, Mr. Hardy served as Principal at the Cicero Group, LP, a consulting and market research firm, from 2011 to 2013, where he led the firm’s strategy consulting practice. Mr. Hardy also served in senior consulting roles at McKinsey and Company from 2006 to 2009 and Monitor Group from 2000 to 2002, where he focused on growth strategy and sales and marketing projects. From 2009 to 2011, Mr. Hardy held senior roles at Cisco, an information technology company, including Director of Cisco’s Telepresence Cloud business unit and Director of Product Management, and starting in 2009 until their acquisition by Cisco in the same year, he led strategy and business development for TANDBERG, a provider of video conferencing systems. Mr. Hardy holds a B.S. in economics from Brigham Young University and an MBA from the Harvard Business School.

JT Hwang has served as our Chief Engineering Officer since February 27, 2017. Prior to this, he served as our Chief Information Officer from June 2010 to January 2013 and from August 2014 to February 2017, and he served as our Chief Technology Officer from March 2008 to June 2010 and January 2013 to August 2014. He has over 16 years of experience in the computer science field. Prior to joining us, Mr. Hwang was Chief Architect at Netezza Corporation, a global provider of data warehouse appliance solutions. He also served as Chief Architect of Hewlett-Packard’s Advanced Solutions Lab. Mr. Hwang holds a B.S. of science and a Master of Engineering, Computer Science from the Massachusetts Institute of Technology.

Patrick E. Kelliher has served as our Chief Accounting Officer since February 2014. Prior to this, he served as our Vice President of Finance and Corporate Controller from March 2012 to February 2014. Prior to joining us, Mr. Kelliher served as Senior Director of Finance and Business Unit Controller of Adobe from November 2009 to March 2012. Prior to Adobe, Mr. Kelliher was the Vice President of Finance and Controller for Omniture, Inc. Before that he has served in various senior finance roles at other high growth technology companies. Mr. Kelliher holds a B.S. in Accounting and Finance from Northern Illinois University and an MBA from the University of Chicago Graduate School of Business.

Shawn J. Lindquist has served as our Chief Legal Officer since May 2016. From February 2014 to May 2016, Mr. Lindquist served as Chief Legal Officer, Executive Vice President and Secretary of Vivint Solar, Inc. From February 2010 to February 2014, Mr. Lindquist served as Chief Legal Officer, Executive Vice President and Secretary of Fusion-io, Inc. From 2005 to January 2010, Mr. Lindquist served as Chief Legal Officer, Senior Vice President and Secretary of Omniture, Inc. Prior to Omniture, Mr. Lindquist was a corporate and securities attorney at Wilson Sonsini Goodrich & Rosati, P.C. Mr. Lindquist has also served as in-house corporate and mergers and acquisitions counsel for Novell, Inc., and as Vice President and General Counsel of a privately held, venture-backed company. Mr. Lindquist has also served as an adjunct professor of law at the J. Reuben Clark Law School at Brigham Young University. Mr. Lindquist holds a B.S. in Business Management and J.D. from Brigham Young University.

Jefferson H. Lyman has served as our Chief Marketing Officer of the Company since February 2014. Prior to this, he served as our Vice President of Consumer Experience from August 2013 to February 2014. Prior to joining us, Mr. Lyman served as Senior Director for Mobile & Web Design at NIKE+, Nike’s activity tracking service from November 2010 to July 2013. Mr. Lyman held other positions at NIKE, including leading digital and marketplace communication for NIKEiD (NIKE’s custom footwear experience) and Nike Basketball. Mr. Lyman holds a B.S. in Nutritional Science from Brigham Young University and an MBA from the University of Oregon.

Todd M. Santiago has served as our Chief Revenue Officer since February 2013. Prior to joining us, Mr. Santiago was President of 2GIG from December 2008 to March 2013 where he coordinated the successful launch of Go!Control. Prior to joining 2GIG, Mr. Santiago was Partner and General Manager of Signature Academies in Boise, ID and VP and General Manager at NCH Corporation in Irving, TX. Mr. Santiago is the brother-in-law of Mr. Pedersen. Mr. Santiago holds a B.A. of English from Brigham Young University and an MBA from the Harvard Business School.

Jeremy B. Warren has served as our Chief Technology Officer since December 2014. Prior to this, he served as Vice President of Innovation from November 2012 to December 2014. Prior to joining us, Mr. Warren was Chief Technology Officer at 2GIG Technologies where he was responsible for the engineering and mass production of 2GIG’s product line. Prior to joining 2GIG, Mr. Warren was Chief Technology Officer of the U.S. Department of Justice and Chief Architect of Lavastorm Technologies. Mr. Warren attended the Massachusetts Institute of Technology.

Nathan B. Wilcox has served as our Chief Compliance Officer since May 2016. From October 2007 to May 2016, Mr. Wilcox served as our General Counsel and Secretary. Prior to joining us, Mr. Wilcox was a shareholder at Anderson & Karrenberg, P.C., and specialized in commercial and civil litigation. With more than 22 years of experience, he has extensive experience in civil and commercial litigation. Mr. Wilcox is the past president of the Electronic Security Association and a member of the Electronic Security Association’s Bylaws Committee. Mr. Wilcox holds a B.S. of Business Management from the University of Utah and a J.D. from Creighton University.

David F. D’Alessandro has served as a Director of the Company since July 31, 2013. Since 2010, Mr. D’Alessandro has served as chairman of the board of directors of SeaWorld Entertainment, Inc. Mr. D’Alessandro also serves on the boards of directors of several private companies as well as our publicly traded sister company, Vivint Solar. He served as chairman, president and chief executive officer of John Hancock Financial Services, Inc. from 2000 to 2004, having served as president and chief operating officer of the same entity from 1996 to 2000, and guided it through a merger with ManuLife Financial Corporation in 2004. Mr. D’Alessandro served as president and chief operating officer of ManuLife in 2004. He is a former partner of the Boston Red Sox. A graduate of Syracuse University, he holds honorary doctorates from three colleges and serves as vice chairman of Boston University.

Paul S. Galant has served as a Director of the Company since October 2, 2015. Mr. Galant has served as Chief Executive Officer of VeriFone Systems, Inc., and a member of VeriFone’s Board of Directors since 2013.

Prior to joining Verifone, Mr. Galant served as the CEO of Citigroup Inc.’s Enterprise Payments business since 2010. In this role, Mr. Galant oversaw the design, marketing and implementation of global business-to-consumer and consumer-to-business digital payments solutions. From 2009, Mr. Galant served as CEO of Citi Cards, heading Citigroup’s North American and International Credit Cards business. From 2007 to 2009, Mr. Galant served as CEO of Citi Transaction Services, a division of Citi’s Institutional Clients Group. From 2002 to 2007, Mr. Galant was the Global Head of the Cash Management business, one of the largest processors of payments globally. Mr. Galant joined Citigroup, a multinational financial services corporation, in 2000. Prior to joining Citigroup, Mr. Galant held positions at Donaldson, Lufkin & Jenrette, Smith Barney, and Credit Suisse. Mr. Galant holds a B.S. from Cornell University where he graduated a Phillip Merrill Scholar.

Bruce McEvoy has served as a Director of the Company since November 16, 2012. Mr. McEvoy is a Senior Managing Director at Blackstone in the Private Equity Group. Before joining Blackstone in 2006, Mr. McEvoy worked at General Atlantic from 2002 to 2004, and was a consultant at McKinsey & Company from 1999 to 2002. Mr. McEvoy currently serves on the board of directors of GCA Services Group, Inc., Performance Food Group Company, RGIS Inventory Specialists, SeaWorld Entertainment, Inc., Catalent Inc. and our publicly traded sister company, Vivint Solar. Mr. McEvoy was formerly a director of DJO Orthopedics and Vistar Corporation. Mr. McEvoy holds and A.B in History from Princeton University and an MBA from the Harvard Business School.

Jay D. Pauley has served as a Director of the Company since October 2, 2015. Mr. Pauley is a principal at Summit Partners, which he joined in 2010. Prior to joining Summit Partners, Mr. Pauley was Vice President at GTCR, a private equity firm, and an associate at Apax Partners, a private equity and venture capital firm. Before that, he worked for GE Capital. Mr. Pauley currently serves on the boards of directors of numerous private companies, including our publicly traded sister company, Vivint Solar. Mr. Pauley holds a B.S. from the Ohio State University and an MBA from the Wharton School at the University of Pennsylvania.

Joseph S. Tibbetts, Jr. has served as a Director of the Company since October 2, 2015. Mr. Tibbetts served as the senior vice president and chief financial officer for Publicis. Sapient Corporation, a publicly traded global services company from February 2015 to September 2015. Prior to that Mr. Tibbetts served as senior vice president and global chief financial officer for Sapient Corporation from October 2006 to February 2015. He began serving as Sapient Corporation’s treasurer in December 2012 and was reappointed as Sapient Corporation’s chief accounting officer in June 2013, a role he previously held from 2009 to 2012. In addition to being Sapient Corporation’s chief financial officer, Mr. Tibbetts also served as Sapient Corporation’s managing director-SapientNitro Asia Pacific, for a period of approximately 18 months ending in 2012. Prior to joining Sapient Corporation, Mr. Tibbetts was the chief financial officer of Novell, Inc. from February 2003 to June 2006 and, prior to that, he held a variety of senior financial management positions at Charles River Ventures, Lightbridge, Inc., and SeaChange International, Inc. Mr. Tibbetts was also formerly a partner with Price Waterhouse LLP. Mr. Tibbetts holds a B.S. in business administration from the University of New Hampshire. Mr. Tibbetts currently serves on the board of directors of our publicly traded sister company, Vivint Solar.

Peter F. Wallace has served as a Director of the Company since November 16, 2012. Mr. Wallace is a Senior Managing Director at Blackstone in the Private Equity Group, which he joined in 1997. Mr. Wallace serves on the board of directors of our publicly traded sister company, Vivint Solar (Chair,) as well as Michaels Stores, Inc., Outerstuff, SeaWorld Entertainment, Service King, Tradesmen International and The Weather Channel Companies. Mr. Wallace was formerly a director of AlliedBarton Security Services, Crestwood Midstream partners LP, GCA Services, New Skies Satellites Holdings Ltd. and Pelmorex Media, Inc. Mr. Wallace received a B.A. in government from Harvard College.

Corporate Governance Matters

Background and Experience of Directors

When considering whether directors have the experiences, qualifications, attributes or skills, taken as a whole, to enable the Board to satisfy its oversight responsibilities effectively in light of our business and structure, the Board focused on, among other things, each person’s background and experience as reflected in the information discussed in each of the directors’ individual biographies set forth above. We believe that our directors provide an appropriate mix of experience and skills relevant to the size and nature of our business. The members of the Board considered, among other things, the following important characteristics which make each director a valuable member of the Board:

•	Mr. Pedersen’s extensive knowledge of our industry and significant experience, as well as his insights as the original founder of our firm. Mr. Pedersen has played a critical role in our firm’s successful growth since its founding and has developed a unique and unparalleled understanding of our business.

•	Mr. Dunn’s extensive knowledge of our industry and significant leadership experience.

•	Mr. D’Alessandro’s extensive business and leadership experience, including as Chairman, President and Chief Executive Officer of John Hancock Financial Services, as well as his familiarity with board responsibilities, oversight and control resulting from serving on the boards of directors of public companies.

•	Mr. McEvoy’s extensive knowledge of a variety of different industries and his significant financial and investment experience from his involvement in Blackstone.

•	Mr. Wallace’s significant financial expertise and business experience, including as a Senior Managing Director in the Private Equity Group at Blackstone, as well as his familiarity with board responsibilities, oversight and control resulting from serving on the boards of directors of public companies.

•	Mr. Galant’s significant business and leadership experience, including as the Chief Executive Officer of Citigroup’s Enterprise Payments business, as well as his familiarity with board responsibilities, oversight and control resulting from serving on the board of directors of VeriFone Systems.

•	Mr. Pauley’s significant financial expertise and business experience, including as a principal at Summit Partners, as well as his familiarity with board responsibilities, oversight and control resulting from serving on the boards of directors of public companies.

•	Mr. Tibbetts’ significant financial expertise and business experience, including as Senior Vice President and Chief Financial Officer of Sapient Corporation and 20 years at Price Waterhouse LLP (now PricewaterhouseCoopers LLP) including his experience as an Audit Partner and National Director of the firm’s Software Services Group, as well as his familiarity with board responsibilities, oversight and control resulting from serving on the boards of directors of public companies.

Independence of Directors

We are not a listed issuer whose securities are listed on a national securities exchange or in an inter-dealer quotation system which has requirements that a majority of the board of directors be independent. However, if we were a listed issuer whose securities were traded on the New York Stock Exchange and subject to such requirements, we would be entitled to rely on the controlled company exception contained in Section 303A of the NYSE Listed Company Manual from the requirements that a majority of our Board of Directors consist of independent directors, that our Board of Directors have a compensation committee that is comprised entirely of independent directors and that our Board of Directors have a nominating committee that is comprised entirely of independent directors. Pursuant to Section 303A of the NYSE Listed Company Manual, a company of which more than 50% of the voting power is held by an individual, a group of another company is exempt from the requirements that its board of directors consist of a majority of independent directors. At December 31, 2016,

Blackstone beneficially owns greater than 50% of the voting power of the Company which would qualify the Company as a controlled company eligible for exemption under the rule.

Committees of the Board

Our Board of Directors has an Audit Committee and a Compensation Committee. Our Board of Directors may also establish from time to time any other committees that it deems necessary and advisable.

Audit Committee

Our Audit Committee consists of Messrs. McEvoy, Tibbetts and Wallace. The Audit Committee is responsible for assisting our Board of Directors with its oversight responsibilities regarding: (i) the integrity of our financial statements; (ii) our compliance with legal and regulatory requirements; (iii) our independent registered public accounting firm’s qualifications and independence; and (iv) the performance of our internal audit function and independent registered public accounting firm. While our Board of Directors has not designated any of its members as an audit committee financial expert, we believe that each of the current Audit Committee members is fully qualified to address any accounting, financial reporting or audit issues that may come before it.

Compensation Committee

Our Compensation Committee consists of Messrs. D’Alessandro, McEvoy and Wallace. The Compensation Committee is responsible for determining, reviewing, approving and overseeing our executive compensation program.

Code of Ethics

We are not required to adopt a code of ethics because our securities are not listed on a national securities exchange and we do not have a code of ethics that applies to our principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions. Although we do not have a code of ethics, our other compliance procedures are sufficient to ensure that we carry out our responsibilities in accordance with applicable laws and regulations.

Compensation Committee Interlocks and Insider Participation

No member of the Compensation Committee was at any time during fiscal year 2016, or at any other time, one of our officers or employees. We are parties to certain transactions with our Sponsor described in “Certain Relationships and Related Transactions, and Director Independence.” None of our executive officers has served as a director or member of a compensation committee (or other committee serving an equivalent function) of any entity, one of whose executive officers served as a director of our Board or member of our Compensation Committee.

Executive Compensation

Compensation Discussion and Analysis

Introduction

Our executive compensation plan is designed to attract and retain individuals with the qualifications to manage and lead the Company as well as to motivate them to develop professionally and contribute to the achievement of our financial goals and ultimately create and grow our overall enterprise value.

Our named executive officers, or NEOs, for 2016 were:

•	Todd R. Pedersen, our Chief Executive Officer;

•	Mark J. Davies, our Chief Financial Officer;

•	Alex J. Dunn, our President;

•	Matthew J. Eyring, our Chief Strategy and Innovation Officer; and

•	Todd M. Santiago, our Chief Revenue Officer.

Executive Compensation Objectives and Philosophy

Our primary executive compensation objectives are to:

•	attract, retain and motivate senior management leaders who are capable of advancing our mission and strategy and ultimately, creating and maintaining our long-term equity value. Such leaders must engage in a collaborative approach and possess the ability to execute our business strategy in an industry characterized by competitiveness and growth;

•	reward senior management in a manner aligned with our financial performance; and

•	align senior management’s interests with our equity owners’ long-term interests through equity participation and ownership.

To achieve our objectives, we deliver executive compensation through a combination of the following components:

•	Base salary;

•	Cash bonus opportunities;

•	Long-term incentive compensation;

•	Broad-based employee benefits;

•	Supplemental executive perquisites; and

•	Severance benefits.

Base salaries, broad-based employee benefits, supplemental executive perquisites and severance benefits are designed to attract and retain senior management talent. We also use annual cash bonuses and long-term equity awards to promote performance-based pay that aligns the interests of our named executive officers with the longterm interests of our equity-owners and to enhance executive retention.

Compensation Determination Process

The compensation committee of our Board of Directors (the “Committee”) is responsible for making all executive compensation determinations (the “Committee”).

Messrs. Pedersen and Dunn generally participate in discussions and deliberations with our Committee regarding the determinations of annual cash incentive awards for our executive officers. Specifically, they make recommendations to our Committee regarding the performance targets to be used under our annual bonus plan and the amounts of annual cash incentive awards. Messrs. Pedersen and Dunn do not participate in discussions or determinations regarding their individual compensation.

Role of Compensation Consultant

In 2016, the Committee retained Frederic W. Cook & Co., Inc. (“FW Cook”) as its compensation consultant. FW Cook reports directly to the Committee. The Committee may replace FW Cook or hire additional consultants at any time. During 2016, FW Cook provided the following key services for the Committee:

•	recommendations to the Committee on selection of companies for inclusion in our Compensation Peer Group (as disclosed below); and

•	a competitive evaluation of total compensation for the CEO and his direct reports (including the other NEOs) versus our Compensation Peer Group and other survey data.

Use of Competitive Data

The Committee does not target a specific market percentile when making executive compensation decisions; however, it believes that information regarding compensation practices at similar companies is a useful tool to help maintain practices that accomplish our executive compensation objectives. In 2016, as noted above, the Committee engaged FW Cook to assist and make recommendations regarding the selection of companies to be included in the Compensation Peer Group. The constituents of the Compensation Peer Group represent companies operating in broadly similar or related industries that fall within a reasonable range with us in certain metrics, including revenue, EBITDA and total enterprise value. The companies included in the Compensation Peer Group are listed below:

2016 Compensation Peer Group
ADT Corporation	Garmin Ltd.	InterDigital, Inc.	Rollins, Inc.
Akamai Technologies	Harman International Industries	J2 Global Inc.	Servicemaster Global Holdings
Fitbit Inc.	IMAX Corporation	Nu Skin Enterprises	Waste Connections Inc.

In 2016, ADT Corporation was acquired by an affiliate of Apollo Global Management and therefore it will be removed from future iterations of the Compensation Peer Group. The Committee intends to periodically review the Compensation Peer Group to ensure that it remains an appropriate comparator frame for evaluating our executive compensation practices. In addition to the Compensation Peer Group data, the Committee reviewed proprietary technology company survey data, size-adjusted to our revenue. The identity of individual companies comprising the survey data is not available to or considered by the Committee or management in its evaluation process.

The Committee uses the information from both the Compensation Peer Group and the survey data as one factor to determine whether our compensation levels are competitive, and to make any necessary adjustments to reflect executive performance and our performance. As a part of this process, FW Cook measured our target pay levels for the NEOs versus the competitive data within each compensation component and in the aggregate. In order to evaluate the retentive and alignment power of their existing ownership stakes, FW Cook also prepared an analysis of the carried interest levels of our NEOs versus executives serving in similar positions at the Compensation Peer Group.

Employment Agreements

On August 7, 2014, Messrs. Pedersen and Dunn entered into employment agreements with us. These employment agreements contained the same material terms as, and superseded, those they had entered into previously with our indirect parent, 313 Acquisition LLC (“Parent”). On March 8, 2016, Messrs. Davies, Eyring and Santiago entered into employment agreements with us. A full description of the material terms of each of these employment agreements is discussed below under “Narrative Disclosure to Summary Compensation Table and 2016 Grants of Plan-Based Awards.”

Compensation Elements

The following is a discussion and analysis of each component of our executive compensation program:

Base Salary

Annual base salaries compensate our executive officers for fulfilling the requirements of their respective positions and provide them with a predictable and stable level of cash income relative to their total compensation.

Our Committee believes that the level of an executive officer’s base salary should reflect such executive’s performance, experience and breadth of responsibilities, salaries for similar positions within our industry and any other factors relevant to that particular job. The Committee, with the assistance of our Human Resources Department, also used the experience, market knowledge and insight of its members in evaluating the competitiveness of current salary levels.

In the sole discretion of our Committee, base salaries for our executive officers may be periodically adjusted to take into account changes in job responsibilities or competitive pressures.

In consideration of the above-mentioned factors and with reference to the competitive data provided by FW Cook, the Committee made the following base salary adjustments for the named executive officers, effective as of July 25, 2016:

Name	Base Salary prior to July 25, 2016 ($)	Base Salary Effective as of July 25, 2016 ($)
Todd R. Pedersen	525,000	660,000
Mark J. Davies	515,000	600,000
Alex J. Dunn	525,000	660,000
Matthew J. Eyring	515,000	600,000
Todd M. Santiago	530,450	600,000

The “Summary Compensation Table” and corresponding footnotes to the table show the base salary earned by each named executive officer during fiscal 2016 as well as the base salary adjustments for each of our named executive officers made during fiscal 2016.

Bonuses

Cash bonus opportunities are available to various managers, directors and executives, including our named executive officers, in order to motivate their achievement of short-term performance goals and tie a portion of their cash compensation to performance.

Fiscal 2016 Management Bonus—Messrs. Pedersen and Dunn

In fiscal 2016, Messrs. Pedersen and Dunn participated in a formalized annual cash incentive compensation plan pursuant to which they are eligible to receive an annual cash incentive award based on the achievement of company-wide performance objectives. As provided in their respective employment agreements, the target bonus amounts for each of Messrs. Pedersen and Dunn are 100% of their respective base salaries.

The actual bonus amounts to be paid to Messrs. Pedersen and Dunn for fiscal 2016 performance are calculated by multiplying each named executive officer’s bonus potential target (which is equal to 100% of his base salary at the end of the performance period) by an achievement factor based on our actual achievement relative to company-wide performance objectives.

The achievement factor was determined by calculating our actual achievement against the company-wide performance targets based on the pre-established scale set forth in the following table:

% Attainment of Performance Target	Achievement Factor
Less than 90%	0
90%	50%
100%	100%
110%	200%
130% or greater	250%

Based on the pre-established scale set forth above, no cash incentive award would be paid to Messrs. Pedersen and Dunn unless our actual performance for 2016 was at or above 90% of the performance target(s). If our actual performance was 100% of target, then Messrs. Pedersen and Dunn would be entitled to their respective bonus potential target amounts. If performance was 110% of target, then they would be eligible for a cash incentive award equal to 200% of their respective bonus potential target amounts. If performance was 130% or more of target, then they would be eligible for a maximum cash incentive equal to 250% of their respective bonus potential target amounts. For performance percentages between these levels, the resulting achievement factor would be adjusted on a linear basis. The performance target for 2016 for Messrs. Pedersen and Dunn was Adjusted EBITDA (as that term is defined elsewhere in this prospectus under the heading “Management’s Discussion and Analysis of Financial Condition and Results of Operations—Liquidity and Capital Resources—Covenant Compliance”) of $444,000,000 for the Company.

For fiscal 2016, the Company’s actual Adjusted EBITDA achieved was $444,098,000, or 100% of target, which results in an achievement factor of 100% of their respective base salaries under the annual cash incentive plan. The following table illustrates the calculation of the annual cash incentive awards payable to each of Messrs. Pedersen and Dunn in light of these performance results.

Name	Salary(1) ($)	Target Bonus %	Target Bonus Amount ($)	Achievement Factor	Bonus Earned ($)
Todd R. Pedersen	660,000	100%	660,000	100%	660,000
Alex J. Dunn	660,000	100%	660,000	100%	660,000

(1)	The annual base salaries of Messrs. Pedersen and Dunn were increased from $525,000 to $660,000, effective as of July 25, 2016.

Fiscal 2016 Management Bonus—Messrs. Davies, Eyring and Santiago

For fiscal 2016, Messrs. Davies, Eyring and Santiago are eligible to receive a discretionary bonus based on a percentage of such executive’s base salary. In recognition of their contributions to our company, the Compensation Committee approved an increase to the bonus potential target for each of these executives, from 50% to 60% of the executive’s annual base salary, for fiscal 2016. As a result, each of Messrs. Davies, Eyring and Santiago are eligible to receive a target bonus opportunity of 60% of their respective base salaries. The following table sets forth the bonus awards payable to Messrs. Davies, Eyring and Santiago, respectively, which were based on Mr. Davies’ contribution to financial management and operational improvement, Mr. Eyring’s contribution to our product innovation and strategy, and Mr. Santiago’s contribution to the success of our 2016 selling efforts:

Named Executive Officer	Salary(1) ($)	Target Bonus %(2)	Target Bonus Amount ($)	Bonus Amount Payable ($)
Mark J. Davies	600,000	60%	360,000	360,000
Matthew J. Eyring	600,000	60%	360,000	360,000
Todd M. Santiago	600,000	60%	360,000	360,000

(1)	Effective July 25, 2016, the base salaries of Messrs. Davies, Eyring and Santiago were increased as follows: for Messrs. Davies and Eyring, from $515,000 to $600,000; and for Mr. Santiago, from $530,450 to $600,000.
(2)	The bonus potential target for each of Messrs. Davies, Eyring and Santiago was increased from 50% to 60% for fiscal 2016.

Sign-On Bonuses

From time to time, the Committee may award sign-on bonuses in connection with the commencement of an NEO’s employment with us. Sign-on bonuses are used only when necessary to attract highly skilled individuals to the Company. Generally they are used to incentivize candidates to leave their current employers, or may be used to offset the loss of unvested compensation they may forfeit as a result of leaving their current employers.

Long-Term Incentive Compensation

Equity Awards

313 Acquisition LLC (“Parent”), an entity controlled by investment funds or vehicles affiliated with Blackstone, grants long-term equity incentive awards designed to promote our interest by providing these executives with the opportunity to acquire equity interests as an incentive for their remaining in our service and aligning the executives’ interests with those of the Company’s ultimate equity holders. The long-term equity incentive awards are in the form of Class B Units in Parent.

The Class B Units are profits interests having economic characteristics similar to stock appreciation rights and represent the right to share in any increase in the equity value of Parent. Therefore, the Class B Units only have value to the extent there is an appreciation in the value of our business from and after the applicable date of grant. In addition, the vesting of two-thirds of the Class B Units is subject to Blackstone achieving minimum internal rates of return on its investment in Class A Units, as described further below.

The Class B Units granted to our named executive officers are designed to motivate them to focus on efforts that will increase the value of our equity while enhancing their retention. The specific sizes of the equity grants made are determined in light of Blackstone’s practices with respect to management equity programs at other private companies in its portfolio and the executive officer’s position and level of responsibility with us.

In 2016, in order to recognize their contributions to our company to date and to enhance the alignment of their interests with that of the equity owners, Messrs. Davies, Eyring and Santiago were granted 400,000 Class B Units, 850,000 Class B Units and 850,000 Class B Units, respectively.

The Class B Units are divided into a time-vesting portion (one-third of the Class B Units granted), a 2.0x exit-vesting portion (one-third of the Class B Units granted), and a 3.0x exit-vesting portion (one-third of the Class B Units granted). Unvested Class B units are not entitled to distributions from the Company. For additional information regarding our Class B Units, see “Narrative Disclosure to Summary Compensation Table and Grants of Plan-Based Awards—Equity Awards.”

The initial award of Class B Units granted to Mr. Davies in connection with the commencement of his employment in 2013 contain the following different economic terms: Mr. Davies’s Class B Units will not entitle him to receive any distributions in respect of such units unless and until the cumulative value of such foregone distributions attributable to each Class B Unit equals the fair market value of a Class B Unit on the date of the grant of such Class B Unit (such foregone amount, the “Delayed Amount Per Class B Unit”). At that point, Mr. Davies (together with the other holders of Class B Units subject to similar foregone distributions) will become entitled to receive pro rata distributions of all subsequent amounts (to the exclusion of other holders who do not have similar rights) until he has received distributions per Class B Unit equal to the Delayed Amount Per Class B Unit. Thereafter, Mr. Davies will become entitled to receive the same amounts with respect to his Class B Units as other holders of Class B Units receive with respect to their Class B Units.

Another key component of our long-term equity incentive program is that at the time of the Transactions certain of our NEOs and other eligible employees were provided with the opportunity to invest in Class A Units of Parent on the same general terms as Blackstone and other co-investors. The Class A Units are equity interests, have economic characteristics that are similar to those of shares of common stock in a corporation and have no vesting schedule. We consider this investment opportunity an important part of our long-term equity incentive program because it encourages equity ownership and aligns the NEOs’ financial interests with those of our ultimate equity holders. Each of Messrs. Pedersen, Dunn and Santiago, when presented with the opportunity, chose to invest in Class A Units of Parent. In 2016, Parent repurchased 3,720,019 Class A Units from Mr. Dunn.

Benefits and Perquisites

We provide to all of our employees, including our named executive officers, employee benefits that are intended to attract and retain employees while providing them with retirement and health and welfare security. Broad-based employee benefits include:

•	a 401(k) savings plan;

•	paid vacation, sick leave and holidays;

•	medical, dental, vision and life insurance coverage; and

•	employee assistance program benefits.

We do not match employee contributions to the 401(k) savings plan. At no cost to the employee, we provide an amount of basic life insurance valued at $50,000.

We also provide our named executive officers with specified perquisites and personal benefits that are not generally available to all employees, such as personal use of our Company leased aircraft, use of a company vehicle, financial advisory services, reimbursement for health insurance premiums, enhanced employee cafeteria benefits, country club memberships, excess liability insurance premiums, alarm system fees, event tickets, fuel expenses, relocation assistance and, in certain circumstances, reimbursement for personal travel. Each of Messrs. Pedersen and Dunn has also been provided with an annual fringe benefit allowance of $300,000 under the terms of their employment agreements. We also reimburse our named executive officers for taxes incurred in connection with certain of these perquisites. In addition, on January 1, 2013, we entered into time-sharing agreements with Messrs. Pedersen and Dunn, governing their personal use of the Company leased aircraft. Messrs. Pedersen and Dunn pay for personal flights an amount equal to the aggregate variable cost to the Company for such flights, up to the maximum authorized by Federal Aviation Regulations. The aggregate variable cost for this purpose includes fuel costs, out-of-town hangar costs, landing fees, airport taxes and fees, customs fees, travel expenses of the crew, any “deadhead” segments of flights to reposition corporate aircraft and other related rental fees. In addition, family members of our named executive officers have, in limited circumstances, accompanied the named executive officers on business travel on the Company leased aircraft for which we incurred de minimis incremental costs.

We provide these perquisites and personal benefits in order to further our goal of attracting and retaining our executive officers. These benefits and perquisites are reflected in the “All Other Compensation” column of the “Summary Compensation Table” and the accompanying footnote in accordance with the SEC rules.

Severance Arrangements

Our Board of Directors believes that providing severance benefits to our named executive officers is critical to our long-term success, because severance benefits act as a retention device that helps secure an executive’s continued employment and dedication to the Company. Each of our named executive officers have severance arrangements, which are included in their employment agreements. Messrs. Pedersen and Dunn are eligible to receive severance benefits if their employment is terminated for any reason other than voluntary resignation or willful misconduct. The severance payments to our named executive officers are contingent upon the affected executive’s execution of a release and waiver of claims, which contains non-compete, non-solicitation and confidentiality provisions. See “Potential Payments Upon Termination or Change in Control” for descriptions of these arrangements.

Messrs. Davies, Eyring and Santiago are eligible to receive severance benefits if their employment is terminated by us without “cause” (as defined below under “Narrative Disclosure to Summary Compensation Table and Grants of Plan-Based Awards—Employment Agreements”) and other than by reason of death or while he is disabled. See “Potential Payments Upon Termination or Change in Control” for descriptions of these arrangements.”

Summary Compensation Table

The following table provides summary information concerning compensation paid or accrued by us to or on behalf of our named executive officers.

Name and Principal Position	Year	Salary ($)(1)	Bonus ($)(2)	Stock Awards ($)(3)	Non-Equity Incentive Plan Compensation ($)(4)	Declined Non-Equity Incentive Plan Compensation ($)(5)	All Other Compensation ($)(6)	Total ($)
Todd R. Pedersen,	2016	582,115	—	—	660,000	—	869,823	2,111,938
Chief Executive Officer and Director	2015	525,000	—	—	525,000	—	687,561	1,737,561
	2014	500,000	—	—	332,262	(282,262)	776,538	1,326,538

Mark J. Davies,	2016	550,962	360,000	6,667	—	—	89,992	1,007,621
Chief Financial Officer	2015	511,250	755,625	—	—	—	311,534	1,578,409
	2014	500,000	734,500	398,856	—	—	47,584	1,680,940

Alex J. Dunn,	2016	582,115	—	—	660,000	—	2,926,862	4,168,977
President and Director	2015	518,750	511,784	—	518,750	—	680,060	2,229,344
	2014	500,000	276,342	—	332,262	(282,262)	742,772	1,569,114

Matthew J. Eyring,	2016	550,962	360,000	14,167	—	—	63,736	988,865
Chief Strategy and Innovation Officer	2015	534,808	257,500	—	—	—	86,836	879,144
	2014	515,000	241,535	—	—	—	53,576	810,111

Todd M. Santiago,	2016	559,875	360,000	14,167	—	—	142,412	1,076,454
Chief Sales Officer	2015	526,588	263,294	—	—	—	127,432	917,314
	2014	515,000	241,535	—	—	—	89,442	845,977

(1)	Effective July 25, 2016, the base salaries of Messrs. Pedersen, Davies, Dunn, Eyring and Santiago were increased as follows: for Messrs. Pedersen and Dunn, from $525,000 to $660,000; for Messrs. Davies and Eyring, from $515,000 to $600,000; and for Mr. Santiago, from $530,450 to $600,000.
(2)	The amounts reported in this column for Messrs. Davies, Eyring and Santiago for 2016 represent their annual discretionary bonuses earned with respect to fiscal 2016.
(3)

Amounts included in this column for Messrs. Davies, Eyring and Santiago reflect the aggregate grant date fair value of the Class B Units granted during each of the years presented calculated in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718, Compensation-Stock Compensation (“FASB ASC Topic 718”) and using the assumptions in Note 12—Stock Based Compensation and Equity to the Consolidated Financial Statements in Part II, Item 8 of this report. Achievement of the performance conditions for the exit-vesting portions of the Class B Units was not deemed probable on the date of grant, and, accordingly, pursuant to the SEC’s disclosure rules, no value is included in this table for those portions of the awards. The fair value at the grant date of the Class B Units granted to Mr. Davies in fiscal 2016 assuming achievement of the performance conditions was $17,333. The fair value at the grant date of the Class B Units granted to Mr. Davies in fiscal 2014 assuming achievement of the performance conditions was $975,522. The fair value at the grant date of the Class B Units granted to Messrs. Eyring and Santiago in fiscal 2016 assuming achievement of the performance conditions was $36,833. The terms of these units are summarized under “Compensation Discussion and Analysis-Compensation Elements-Long-Term Incentive Compensation” above and under “Narrative Disclosure to

Summary Compensation Table and Grants of Plan-Based Awards Table-Equity Awards” and “Potential Payments Upon Termination or Change in Control” below.
(4)	Amounts reported in this column for Messrs. Pedersen and Dunn reflect amounts earned under the annual cash incentive plan. See “Compensation Discussion and Analysis-Compensation Elements-Bonuses.”
(5)	Messrs. Pedersen and Dunn voluntarily declined an amount of $282,262 related to their fiscal 2014 annual cash incentive awards. See “Compensation Discussion and Analysis—Compensation Elements—Bonuses.”
(6)	Amounts reported under All Other Compensation for fiscal 2016 reflect the following:

(a)	as to Mr. Pedersen, $300,000 additional cash compensation paid to Mr. Pedersen pursuant to his employment agreement (see “Narrative Disclosure to Summary Compensation Table and Grants of Plan Based Awards-Employment Agreements”), reimbursement for health insurance premiums, excess liability insurance premiums, country club membership fees, actual Company expenditures for use, including business use, of a Company car, alarm system fees, the value of event tickets, fuel expenses, and Company paid personal travel, $150,010 in actual Company expenditures for financial advisory services provided to Mr. Pedersen, other miscellaneous personal benefits and $263,279 reimbursed for taxes with respect to perquisites. In addition, Mr. Pedersen reimburses the Company for the aggregate variable costs associated with his personal use of the Company leased aircraft in accordance with the time-sharing agreement described under “Compensation Discussion and Analysis-Compensation Elements-Benefits and Perquisites.” While maintenance costs are not included in the reimbursement amount under the time-sharing agreement, the Company has determined it is appropriate to allocate a portion of the maintenance costs when calculating the aggregate incremental cost associated with personal use of the Company aircraft for purposes of SEC disclosure. Therefore, amounts reported also reflect $91,215 in maintenance costs allocated on the basis of the proportion of personal use. In addition, family members of Mr. Pedersen have, in limited circumstances, accompanied him on business travel on the Company leased aircraft for which we incurred de minimis incremental costs;
(b)	as to Mr. Davies, $29,500 in actual Company expenditures for use, including business use, of a Company car, reimbursement for health insurance premiums, country club membership fees, the value of event tickets, the value of meals in the Company cafeteria, excess liability insurance premiums, fuel expenses and $28,409 reimbursed for taxes owed with respect to perquisites. In addition, family members of Mr. Davies have, in limited circumstances, accompanied him on business travel on the Company leased aircraft for which we incurred de minimis incremental costs;
(c)	as to Mr. Dunn, $300,000 additional cash compensation paid to Mr. Dunn pursuant to his employment agreement (see “Narrative Disclosure to Summary Compensation Table and Grants of Plan Based Awards-Employment Agreements”), reimbursement for health insurance premiums, excess liability insurance premiums, the value of meals in the Company cafeteria, country club membership fees, actual Company expenditures for use, including business use, of a Company car, alarm system fees, the value of event tickets, $150,010 in actual Company expenditures for financial advisory services provided to Mr. Dunn, other miscellaneous personal benefits and $141,837 reimbursed for taxes with respect to perquisites and $2,232,000 of stock-based compensation related to the repurchase by Parent of 3,720,019 Class A Units. In addition, Mr. Dunn reimburses the Company for the aggregate variable costs associated with his personal use of the Company leased aircraft in accordance with the time-sharing agreement described under “Compensation Discussion and Analysis-Compensation Elements-Benefits and Perquisites.” As discussed in footnote 6(a) above, amounts reported reflect a similar allocation of $15,052 in maintenance costs associated with Mr. Dunn’s personal use of the Company leased aircraft. In addition, family members of Mr. Dunn have, in limited circumstances, accompanied him on business travel on the Company leased aircraft for which we incurred de minimis incremental costs;
(d)

as to Mr. Eyring, $21,060 in actual Company expenditures for use, including business use, of a Company car, reimbursement for health insurance premiums, country club membership fees, the value of event tickets, the value of meals in the Company cafeteria, excess liability insurance premiums, fuel expenses, alarm system fees and $17,730 reimbursed for taxes owed with respect to perquisites. In addition, family members of Mr. Eyring have, in limited circumstances, accompanied him on business travel on the Company leased aircraft for which we incurred de minimis incremental costs; and
(e)	as to Mr. Santiago, $37,736 in actual Company expenditures for use, including business use, of a Company car, reimbursement for health insurance premiums, country club membership fees, the value of event tickets, the value of meals in the Company cafeteria, excess liability insurance premiums, fuel expenses and $42,598 reimbursed for taxes owed with respect to perquisites. In addition, family members of Mr. Santiago have, in limited circumstances, accompanied him on business travel on the Company leased aircraft for which we incurred de minimis incremental costs.

Grants of Plan-Based Awards in 2016

The following table provides supplemental information relating to grants of plan-based awards made to our named executive officers during 2016.

	Grant Date	Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards(2)			All Other Stock Awards: Number of Shares of Stock or Units (#)(2)	Grant Date Fair Value of Stock and Option Awards ($)(3)
Name		Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
Todd R. Pedersen	—	330,000	660,000	1,650,000	—	—	—	—	—
Mark J. Davies	9/20/2016	—	—	—	—	266,667	—	133,333	6,667
Alex Dunn	—	330,000	660,000	1,650,000	—	—	—	—	—
Matthew J. Eyring	9/20/2016	—	—	—	—	566,667	—	283,333	14,167
Todd M. Santiago	9/20/2016	—	—	—	—	566,667	—	283,333	14,167

(1)	Reflects the possible payouts of cash incentive compensation to Messrs. Pedersen and Dunn under the fiscal 2016 management bonus. The actual amounts paid are reflected in the “Non-Equity Incentive Plan Compensation” column of the “Summary Compensation Table” and described in “Compensation Discussion and Analysis—Compensation Elements—Bonuses—Fiscal 2016 Management Bonus—Messrs. Pedersen and Dunn” above.
(2)	As described in more detail in the “Narrative Disclosure to Summary Compensation Table and Grants of Plan-Based Awards-Equity Awards” section that follows, amounts reported reflect grants of Class B Units that are divided into three tranches for vesting purposes: one third are time-vesting, one-third are 2.0x exit-vesting and one-third are 3.0x exit-vesting. All of the exit-vesting units are reported as an equity incentive plan award in the “Estimated Future Payouts Under Equity Incentive Plan Awards” column, while the time-vesting tranche of the awards are reported as an all other stock award in the “All Other Stock Awards: Number of Shares of Stock or Units” column.
(3)	Amounts included in this column represent the grant date fair value of the Class B Units granted to Messrs. Davies, Eyring and Santiago calculated in accordance with FASB ASC Topic 718. The value at the grant date for the exit-vesting portions of the Class B Units is based upon the probable outcome of the performance conditions. See footnote (3) to the Summary Compensation Table.

Narrative Disclosure to Summary Compensation Table and Grants of Plan-Based Awards

Employment Agreements

Employment Agreements with Messrs. Pedersen and Dunn

The employment agreements with our Chief Executive Officer (CEO), Todd Pedersen, and our President, Alex Dunn, contain substantially similar terms. The principal terms of each of these agreements are summarized below, except with respect to potential payments and other benefits upon specified terminations, which are summarized below under “Potential Payments Upon Termination or Change in Control.”

Each employment agreement was entered into on August 7, 2014, provides for a term ending on November 16, 2017 and extends automatically for additional one-year periods unless either party elects not to extend the term. Under the employment agreements, each executive is eligible to receive a minimum base salary, specified below, and an annual bonus based on the achievement of specified financial goals for fiscal years 2013 and beyond. If these goals are achieved, the executive may receive an annual incentive cash bonus equal to a percentage of his base salary as provided below.

Mr. Pedersen’s employment agreement provides that he is to serve as CEO and is eligible to receive a base salary originally set at $500,000, subject to periodic adjustments as may be approved by our Board of Directors. Effective January 1, 2015, Mr. Pedersen’s base salary was increased from $500,000 to $525,000, and effective July 25, 2016, his base salary was increased from $525,000 to $660,000. Mr. Pedersen is also eligible to receive a target bonus of 100% of his annual base salary at the end of the fiscal year if targets established by the Board of Directors are achieved.

Mr. Dunn’s employment agreement provides that he is to serve as President and is eligible to receive a base salary originally set at $500,000, subject to periodic adjustments as may be approved by our Board of Directors. Effective January 1, 2015, Mr. Dunn’s base salary was increased from $500,000 to $525,000, and effective July 25, 2016, his base salary was increased from $525,000 to $660,000. Mr. Dunn is also eligible to receive a target bonus of 100% of his annual base salary at the end of the fiscal year if targets established by the Board of Directors are achieved.

The employment agreements contain the method for determining the bonus of Messrs. Pedersen and Dunn for any given year. The agreements provide that the calculation of any bonus will be determined based on the achievement of performance objectives, with targets for “threshold,” “target,” and “high” achievement of the specified objectives as further described under “Compensation Discussion and Analysis-Compensation Elements-Bonuses.”

In addition, each employment agreement provides for the following:

•	Reasonable personal use of the company airplane, subject to reimbursement by the executive of an amount determined on a basis consistent with IRS guidelines;

•	An annual payment equal to $300,000 per year, subject to all applicable taxes and withholdings, intended to be used to reimburse the Company for the costs of the executive’s personal use of the company airplane; and

•	Access to a financial advisor to provide the executive with customary financial advice, subject to a combined aggregate cap of $250,000 on such professional fees for Messrs. Pedersen and Dunn.

Each executive officer is also entitled to participate in all employee benefit plans, programs and arrangements made available to other executive officers generally.

Each of the employment agreements also contains restrictive covenants, including an indefinite covenant on confidentiality of information, and covenants related to non-competition and non-solicitation of our employees and customers and affiliates at all times during employment, and for two years after any termination of employment. These covenants are substantially the same as the covenants Messrs. Pedersen and Dunn agreed to in connection with their receipt of Class B Units summarized below under “Narrative Disclosure to Summary Compensation Table and Grants of Plan-Based Awards—Equity Awards—Restrictive Covenants.”

Employment Agreements with Messrs. Davies, Eyring and Santiago

On March 8, 2016, we entered into employment agreements with certain of our officers, including Messrs. Davies, Eyring and Santiago. The employment agreements with Messrs. Davies, Eyring and Santiago contain substantially similar terms. The principal terms of each of these agreements are summarized below.

The employment agreement with each of these named executive officers provides for a term ending on March 8, 2019, which extends automatically for additional one-year periods unless either party elects not to extend the term. Under the employment agreements, each executive is eligible to receive a minimum base salary, and an annual bonus award with a target amount equal to a percentage of his base salary. The current annual base salary of each of Messrs. Davies, Eyring and Santiago is $600,000, and each of them is eligible to earn an annual bonus award with a target amount equal to 60% of their base salary at the end of the performance period. If the employment of Messrs. Davies, Eyring or Santiago terminates for any reason, the executive is entitled to receive: (1) any base salary accrued through the date of termination; (2) reimbursement of any unreimbursed business expenses properly incurred by the executive; and (3) such employee benefits, if any, as to which the executive may be entitled under the Company’s employee benefit plans (the payments and benefits described in (1) through (3) being “accrued rights”).

If the employment of Messrs. Davies, Eyring or Santiago is terminated by us without “cause” (as defined below) and other than by reason of death or while he is disabled (any such termination, a “qualifying termination”), such executive is entitled to the accrued rights and, conditioned upon execution and non-revocation of a release and waiver of claims in favor of the Company and its affiliates, and continued compliance with the non-compete, non-solicitation, non-disparagement, and confidentiality provisions set forth in the employment agreements:

•	a pro rata portion of his target annual bonus based upon the portion of the fiscal year during which the executive was employed (the “pro rata bonus”);

•	a lump-sum cash payment equal to 150% of the executive’s then-current base salary plus 150% of the actual bonus the executive received in respect of the immediately preceding fiscal year (or, if a termination of employment occurs prior to any annual bonus becoming payable under his employment agreement, the target bonus for the immediately preceding fiscal year); and

•	a lump-sum cash payment equal to the cost of the health and welfare benefits for the executive and his dependents, at the levels at which the executive received benefits on the date of termination, for 18 months (the “COBRA payment”).

For purposes of their respective employment agreements, the term “cause” means the executive’s continued failure to substantially perform his employment duties for a period of 10 days following written notice from the Company; any dishonesty in the performance of the executive’s employment duties that is materially injurious to the Company; act(s) on the executive’s part constituting either a felony or a misdemeanor involving moral turpitude; the executive’s willful malfeasance or misconduct in connection with his employment duties that causes substantial injury to us; or the executive’s material breach of the restrictive covenants set forth in the employment agreements. Each of the foregoing events is subject to specified notice and cure periods.

In the event of the executive’s termination of employment due to death or disability, he will only be entitled to the accrued rights, the pro rata bonus payment, and the COBRA payment.

Each executive officer is also entitled to participate in all employee benefit plans, programs and arrangements made available to other executive officers generally.

Each of the employment agreements also contains restrictive covenants, including an indefinite covenant on confidentiality of information, and covenants related to non-competition and non-solicitation of the Company’s employees and customers and affiliates at all times during employment, and for 18 months after any termination of employment.

Equity Awards

As a condition to receiving his Class B Units, each named executive officer was required to enter into a subscription agreement with us and Parent and to become a party to the limited liability company agreement of Parent as well as a securityholders agreement. These agreements generally govern the named executive officer’s rights with respect to the Class B units and contain certain rights and obligations of the parties thereto with respect to vesting, governance, distributions, indemnification, voting, transfer restrictions and rights, including put and call rights, tag-along rights, drag-along rights, registration rights and rights of first refusal, and certain other matters.

Vesting Terms

Only vested Class B units are entitled to distributions. The Class B units are divided into a time-vesting portion (1/3 of the Class B Units granted), a 2.0x exit-vesting portion (1/3 of the Class B Units granted), and a 3.0x exit-vesting portion (1/3 of the Class B Units granted).

•	Time-Vesting Units: Twelve months after the initial “vesting reference date,” as defined in the applicable subscription agreement, 20% of the named executive officer’s time-vesting Employee Units will vest, subject to continued employment through such date. The “vesting reference date” for Messrs. Pedersen and Dunn is November 16, 2012, the date of the grant of their Class B Units. The “vesting reference” date for the Class B Units granted to Messrs. Eyring and Santiago on August 12, 2013 is also November 16, 2012 and the “vesting reference date” for the Class B Units granted to Mr. Davies is November 4, 2013, which is the date he commenced employment with us. Thereafter, an additional 20% of the named executive officer’s time-vesting Class B Units will vest every year until he is fully vested, subject to his continued employment through each vesting date. Notwithstanding the foregoing, the time-vesting Class B Units will become fully vested upon a change of control (as defined in the securityholders agreement) that occurs while the named executive officer is still employed by us. In addition, as to Messrs. Pedersen and Dunn, the time-vesting Class B Units will also continue to vest for one year following a termination by Parent without “cause” (excluding by reason of death or disability) or resignation by the executive for “good reason,” each as defined in the executive’s employment agreement (any such termination, a “qualifying termination”).

•	2.0x Exit-Vesting Units: The 2.0x exit-vesting Class B Units vest if the named executive officer is employed by us when and if Blackstone receives cash proceeds in respect of its Class A units in the Company equal to (x) a return equal to 2.0x Blackstone’s cumulative invested capital in respect of the Class A Units and (y) an annual internal rate of return of at least 20% on Blackstone’s cumulative invested capital in respect of its Class A Units. In addition, (i) as to Messrs. Pedersen and Dunn, the 2.0x exit-vesting Class B Units will remain eligible to vest for one year following a qualifying termination if a change of control occurs during such one-year period and, as a result of such change of control, the 2.0x exit-vesting conditions are met.

•	3.0 Exit-Vesting Units: The 3.0x exit-vesting Class B Units vest if the named executive officer is employed by us when and if Blackstone receives cash proceeds in respect of its Class A units in the Company equal to (x) a return equal to 3.0x Blackstone’s cumulative invested capital in respect of the Class A Units and (y) an annual internal rate of return of at least 25% on Blackstone’s cumulative invested capital in respect of its Class A Units. In addition, as to Messrs. Pedersen and Dunn, the 3.0x exit-vesting Class B Units will remain eligible to vest for one year following a qualifying termination if a change of control occurs during such one-year period and, as a result of such change of control, the 3.0x exit-vesting conditions are met.

In addition, on March 8, 2016, Parent amended the subscription agreements relating to the Class B Units held by each of Messrs. Davies, Eyring and Santiago to provide that if the executive is terminated by us without “cause” (as defined for the purposes of the employment agreement) and other than by reason of death or while he is disabled, his 2.0x and 3.0x exit-vesting Class B Units will remain outstanding and eligible to vest for a six-month period following any such termination if the applicable vesting criteria are satisfied during the six-month period. If the exit-vesting units do not become vested following the end of the six-month period, they will be forfeited without consideration. The Class B Units granted to Messrs. Davies, Eyring and Santiago in 2016 also contain these termination terms. The Compensation Committee determined that such amendment to the terms of their awards would help secure the continued employment and dedication of Messrs. Davies, Eyring and Santiago.

Other than as described above with respect to Messrs. Pedersen, Dunn, Davies, Eyring and Santiago, any Class B Units that have not vested as of the date of termination of a named executive officer’s employment will be immediately forfeited.

Put Rights

Prior to an initial public offering, if an executive officer’s employment is terminated due to death or disability, such executive has the right, subject to specified limitations and for a specified period following the termination date, to cause the Company to purchase on one occasion all, but not less than all, of such executive’s vested Class B Units, in either case, at the fair market value of such units.

Call Rights Regarding Messrs. Pedersen’s and Dunn’s Class B Units

If Messrs. Pedersen or Dunn are terminated for any reason, or in the event of a restrictive covenant violation, the Company has the right, for a specified period following the termination of such executive’s employment, to purchase all of such executive’s vested Class B units as follows:

Triggering Event	Call Price	Put Price
Death or Disability	fair market value	fair market value
Termination With Cause or Voluntary Resignation When Grounds Exist for Cause	lesser of (a) fair market value and (b) cost	N/A
Termination Without Cause or Resignation For Good Reason	fair market value	N/A
Voluntary Resignation Without Good Reason Prior to November 16, 2014	lesser of (a) fair market value and (b) cost	N/A
Voluntary Resignation on or After November 16, 2014	fair market value	N/A
Restrictive Covenant Violation	lesser of (a) fair market value and (b) cost	N/A

Call Rights Regarding Other Executive Officers’ Class B Units

With respect to our other executive officers, if the executive officer is terminated for any reason, in the event of a restrictive covenant violation or if the executive engages in any conduct that would be a violation of a restrictive covenant set forth in the executive’s management unit subscription agreement but for the fact that the conduct occurred outside the relevant periods (any such conduct a “Competitive Activity”), then the Company has the right, for a specified period following the termination of such executive’s employment, to purchase all of such executive’s vested Class B units as follows:

Triggering Event	Call Price	Put Price
Death or Disability	fair market value	fair market value
Termination With Cause or Voluntary Resignation When Grounds Exist for Cause	lesser of (a) fair market value and (b) cost	N/A

Triggering Event	Call Price	Put Price
Termination Without Cause	fair market value	N/A
Voluntary Resignation Prior to November 16, 2014, or, if Later, the Second Anniversary of Date of Hire	lesser of (a) fair market value and (b) cost	N/A
Voluntary Resignation on or After November 16, 2014, or, if Later, the Second Anniversary of Date of Hire	fair market value	N/A
Restrictive Covenant Violation	lesser of (a) fair market value and (b) cost	N/A
Competitive Activity Not Constituting a Restrictive Covenant Violation	fair market value	N/A

Restrictive Covenants

In addition, as a condition of receiving their units in Parent, our executive officers have agreed to specified restrictive covenants, including an indefinite covenant on confidentiality of information, and covenants related to non-disparagement, non-competition and non-solicitation of our employees and customers and affiliates at all times during the named executive officer’s employment, and for specified periods after any termination of employment as set forth in the subscription agreement (two years for Messrs. Pedersen and Dunn and one-year non-compete and non-solicit periods and a three-year non-disparagement period for each of our other named executive officers).

Additional terms regarding the equity awards are summarized above under “Compensation Discussion and Analysis—Compensation Elements—Long-Term Equity Compensation” and under “Potential Payments Upon Termination or Change in Control” below.

Outstanding Equity Awards at 2016 Fiscal Year-End

The following table provides information regarding outstanding equity awards for our named executive officers as of December 31, 2016. The equity awards held by the named executive officers are Class B Units, which represent an equity interest in Parent.

	Stock Awards
Name	Grant Date	Number of Shares or Units of Stock That Have Not Vested (#)(1)	Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)(3)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
Todd R. Pedersen	11/16/2012	1,549,470	(2)	15,494,699	(2)
Mark J. Davies	9/20/2016	133,333	(2)	266,667	(2)
	3/3/2014	576,667	(2)	2,883,333	(2)
Alex J. Dunn	11/16/2012	1,549,470	(2)	15,494,699	(2)
Matthew J. Eyring	9/20/2016	283,333	(2)	566,667	(2)
	7/12/2013	288,333	(2)	2,883,333	(2)
Todd M. Santiago	9/20/2016	283,333	(2)	566,667	(2)
	7/12/2013	288,333	(2)	2,883,333	(2)

(1)

Reflects the number of time-vesting Class B Units of Parent, which vest 20% over a five year period on each anniversary of November 16, 2012 or the applicable vesting reference date, subject to the executive’s continued employment on such date. Additional terms of these time-vesting units are summarized under “Compensation Discussion and Analysis—Compensation Elements—Long-Term Equity Compensation,” “Narrative Disclosure to Summary Compensation Table and Grants of Plan Based Awards Table—Equity Awards” and “Potential Payments Upon Termination or Change in Control.” Vesting of the time-vesting Class B Units will be accelerated upon a change of control that occurs while the executive is still employed by us and, as to Messrs. Pedersen and Dunn, will also continue to vest for one year following a qualifying termination, each as described under “Narrative Disclosure to Summary Compensation Table and Grants of Plan-Based Awards—Equity Awards.”
(2)	Because there was no public market for the Class B Units of Parent as of December 31, 2016, the market value of such units was not determinable as of such date.
(3)	Reflects exit-vesting Class B Units (of which one-half are 2.0x exit-vesting and one-half are 3.0x exit-vesting). Unvested exit-vesting Class B units vest as described under the “Narrative Disclosure to Summary Compensation Table and Grants of Plan-Based Awards—Equity Awards” section above. As to (i) Messrs. Pedersen and Dunn, the 2.0x and 3.0x exit-vesting Class B Units will remain eligible to vest for one year following a qualifying termination if a change of control occurs during such one-year period and, as a result of such change of control, the respective exit-vesting conditions are met, and (ii) as to Messrs. Davies, Eyring and Santiago, 2.0x and 3.0x exit-vesting Class B Units will remain outstanding and eligible to vest for a six-month period following a termination by us without “cause” (as defined for the purposes of his employment agreement) and other than by reason of death or while he is disabled if the applicable vesting criteria are satisfied during the six-month period, each as described under “Narrative Disclosure to Summary Compensation Table and Grants of Plan-Based Awards—Equity Awards.”

Option Exercises and Stock Vested in 2016

The following table provides information regarding the equity held by our named executive officers that vested during 2016.

	Equity Awards
Name	Number of Shares or Units Acquired on Vesting (#)	Value Realized on Vesting ($)
Todd R. Pedersen	1,549,470	(1)
Mark J. Davies	288,333	(1)
Alex J. Dunn	1,549,470	(1)
Matt J. Eyring	288,333	(1)
Todd M. Santiago	288,333	(1)

(1)	Because there was no public market for the Class B Units of Parent as of December 31, 2016, the market value of such units on the vesting date was not determinable.

Pension Benefits

We have no pension benefits for our executive officers.

Nonqualified Deferred Compensation

We have no nonqualified defined contribution or other nonqualified deferred compensation plans for our executive officers.

Potential Payments Upon Termination or Change in Control

The following section describes the potential payments and benefits that would have been payable to our named executive officers under existing plans and contractual arrangements assuming (1) a termination of employment or (2) a change of control occurred, in each case, on December 30, 2016, the last business day of fiscal 2016. The amounts shown in the table do not include payments and benefits to the extent they are provided generally to all salaried employees upon termination of employment and do not discriminate in scope, terms or operation in favor of the named executive officers. These include distributions of plan balances under our 401(k) savings plan and similar items.

Messrs. Pedersen and Dunn

Pursuant to their respective employment agreements, if Mr. Pedersen’s or Mr. Dunn’s employment terminates for any reason, the executive is entitled to receive: (1) any base salary accrued through the date of termination; (2) any annual bonus earned, but unpaid, as of the date of termination; (3) reimbursement of any unreimbursed business expenses properly incurred by the executive; and (4) such employee benefits, if any, as to which the executive may be entitled under our employee benefit plans (the payments and benefits described in (1) through (4) being “accrued rights”).

If the employment of Messrs. Pedersen and Dunn is terminated by us without “cause” (as defined below) (other than by reason of death or while he is disabled) or if either executive resigns with “good reason” (as defined below) (any such termination, a “qualifying termination”), such executive is entitled to the accrued rights and, conditioned upon execution and non-revocation of a release and waiver of claims in favor of us and our affiliates, and continued compliance with the non-compete, non-solicitation, non-disparagement, and confidentiality provisions set forth in the employment agreements and described above under “Narrative Disclosure to Summary Compensation Table and Grants of Plan-Based Awards”:

•	a pro rata portion of his target annual bonus based upon the portion of the fiscal year during which the executive was employed (the “pro rata bonus”);

•	a lump-sum cash payment equal to 200% of the executive’s then-current base salary plus 200% of the actual bonus the executive received in respect of the immediately preceding fiscal year (or, if a termination of employment occurs prior to any annual bonus becoming payable under his employment agreement, the target bonus for the immediately preceding fiscal year); and

•	a lump-sum cash payment equal to the cost of the health and welfare benefits for the executive and his dependents, at the levels at which the executive received benefits on the date of termination, for two years (the “COBRA payment”).

For purposes of the employment agreements of each of Messrs. Pedersen and Dunn, the term “cause” means the executive’s continued failure to substantially perform his employment duties for a period of ten (10) days; any dishonesty in the performance of the executive’s employment duties that is materially injurious to us; act(s) on the executive’s part constituting either a felony or a misdemeanor involving moral turpitude; the executive’s willful malfeasance or misconduct in connection with his employment duties that causes substantial injury to us; or the executive’s material breach of any covenants set forth in the employment agreements, including the restrictive covenants set forth therein. A termination for “good reason” is deemed to occur upon specified events, including: a material reduction in the executive’s base salary; a material reduction in the executive’s authority or responsibilities; specified relocation events; or our breach of any of the provisions of the employment agreements. Each of the foregoing events is subject to specified notice and cure periods.

In the event of the executive’s termination of employment due to death or disability, he will only be entitled to the accrued rights, the pro rata bonus payment, and the COBRA payment.

Messrs. Davies, Eyring and Santiago

Pursuant to their respective employment agreements, if the employment of Messrs. Davies, Eyring or Santiago terminates for any reason, the executive is entitled to receive: (1) any base salary accrued through the date of termination; (2) reimbursement of any unreimbursed business expenses properly incurred by the executive; and (3) such employee benefits, if any, as to which the executive may be entitled under the Company’s employee benefit plans (the payments and benefits described in (1) through (3) being “accrued rights”).

If the employment of Messrs. Davies, Eyring or Santiago is terminated by us without “cause” (as defined below) and other than by reason of death or while he is disabled (any such termination, a “qualifying termination”), such executive is entitled to the accrued rights and, conditioned upon execution and non-revocation of a release and waiver of claims in favor of the Company and its affiliates, and continued compliance with the non-compete, non-solicitation, non-disparagement, and confidentiality provisions set forth in the employment agreements:

•	a pro rata portion of his target annual bonus based upon the portion of the fiscal year during which the executive was employed (the “pro rata bonus”);

•	a lump-sum cash payment equal to 150% of the executive’s then-current base salary plus 150% of the actual bonus the executive received in respect of the immediately preceding fiscal year (or, if a termination of employment occurs prior to any annual bonus becoming payable under his employment agreement, the target bonus for the immediately preceding fiscal year); and

•	a lump-sum cash payment equal to the cost of the health and welfare benefits for the executive and his dependents, at the levels at which the executive received benefits on the date of termination, for 18 months (the “COBRA payment”).

Under the employment agreements for Messrs. Davies, Eyring, and Santiago, “cause” means the executive’s continued failure to substantially perform his employment duties for a period of ten (10) days following written notice from the Company; any dishonesty in the performance of the executive’s employment duties that is materially injurious to the Company; act(s) on the executive’s part constituting either a felony or a misdemeanor involving moral turpitude; the executive’s willful malfeasance or misconduct in connection with his employment duties that causes substantial injury to us; or the executive’s material breach of the restrictive covenants set forth in the employment agreements. Each of the foregoing events is subject to specified notice and cure periods.

In the event of the executive’s termination of employment due to death or disability, he will only be entitled to the accrued rights, the pro rata bonus payment, and the COBRA payment.

The following table lists the payments and benefits that would have been triggered for Messrs. Pedersen, Davies, Dunn Eyring and Santiago under the circumstances described below assuming that the applicable triggering event occurred on December 30, 2016.

Name	Cash Severance ($)(1)	Prorated Bonus ($)(2)	Continuation of Health Benefits ($)(3)	Accrued But Unused Vacation ($)(4)	Value of Accelerated Equity ($)(5)	Total ($)
Todd R. Pedersen
Termination Without Cause or for Good Reason	2,640,000	660,000	27,785	63,462	—	3,391,247
Change of Control	—	—	—	—	—	—
Death or Disability	—	660,000	27,785	63,462	—	751,247

Name	Cash Severance ($)(1)	Prorated Bonus ($)(2)	Continuation of Health Benefits ($)(3)	Accrued But Unused Vacation ($)(4)	Value of Accelerated Equity ($)(5)	Total ($)
Mark J. Davies
Termination Without Cause or for Good Reason	1,440,000	360,000	20,839	34,615	—	1,855,454
Change of Control	—	—	—	—	—	—
Death or Disability	—	360,000	—	34,615	—	394,615
Alex J. Dunn
Termination Without Cause or for Good Reason	2,640,000	660,000	27,785	50,769	—	3,378,554
Change of Control	—	—	—	—	—	—
Death or Disability	—	660,000	27,785	50,769	—	738,554
Matthew J. Eyring
Termination Without Cause or for Good Reason	1,440,000	360,000	20,839	34,615	—	1,855,454
Change of Control	—	—	—	—	—	—
Death or Disability	—	360,000	—	34,615	—	394,615
Todd M. Santiago
Termination Without Cause or for Good Reason	1,440,000	360,000	20,839	34,615	—	1,855,454
Change of Control	—	—	—	—	—	—
Death or Disability	—	360,000	—	34,615	—	394,615

(1)	Messrs. Pedersen and Dunn’s cash severance reflects a lump sum cash payment equal to the sum of (x) 200% of the executive’s base salary of $660,000 and (y) 200% of the executive’s respective actual annual bonus for the preceding fiscal year. For fiscal 2016, Messrs. Pedersen and Dunn each received an annual bonus of $660,000. Messrs. Davies, Eyring and Santiago’s cash severance reflects a lump sum cash payment equal to the sum of (x) 150% of the executive’s base salary of $600,000 and (y) 150% of the executive’s respective actual annual bonus for the preceding fiscal year. For fiscal 2016, Messrs. Davies, Eyring and Santiago each received an annual bonus of $360,000.
(2)	Reflects the executive’s target bonus for the 12 completed months of employment for the 2016 fiscal year.
(3)	For Messrs. Pedersen and Dunn reflects the cost of providing the executive officer with continued health and welfare benefits for the executive and his dependents under COBRA for two years and assuming 2016 rates. For Messrs. Davies, Eyring and Santiago reflects the cost of providing the executive officer with continued health and welfare benefits for the executive and his dependents under COBRA for 18 months and assuming 2016 rates.
(4)	Amounts reported in this column reflect the following number of accrued but unused vacation days: Mr. Pedersen, 25 days; Mr. Davies, 15 days; Mr. Dunn, 20 days; Mr. Eyring, 15 days and Mr. Santiago, 15 days.
(5)	Upon a change of control each of Messrs. Pedersen’s, Davies’, Dunn’s, Eyring’s and Santiago’s unvested time-vesting Class B Units would become immediately vested. However, because there was no public market for the Class B Units as of December 30, 2016, the market value of such Class B Units was not determinable. In addition, the unvested 2.0x and 3.0x exit-vesting Class B Units would vest upon a change of control if the applicable exit-vesting hurdles were met. Amounts reported assume that the exit-vesting Class B Units do not vest upon a change of control.

Messrs. Davies, Eyring and Santiago

In addition, as described above under “Narrative Disclosure to Summary Compensation Table and Grants of Plan-Based Awards—Equity Awards—Restrictive Covenants,” as a condition of receiving their units in Parent, Messrs. Davies, Eyring and Santiago agreed to specified restrictive covenants for specified periods upon a termination of employment, including an indefinite covenant on confidentiality of information, and one-year non-competition and non-solicitation covenants and a three-year non-disparagement covenant.

Director Compensation

The members of our Board of Directors other than David D’Alessandro, who was elected to the Board of Directors in fiscal 2013, and Paul Galant and Joseph S. Tibbetts, Jr., who were elected to the Board of Directors in October 2015, received no additional compensation for serving on the Board of Directors or our Audit or Compensation Committees during 2016.

In connection with the election of each of Messrs. D’Alessandro, Galant and Tibbetts, the Company entered into a letter agreement setting forth the compensation terms related to his service on the Board of Directors. Pursuant to their respective letter agreements, the Company will pay each of them an annual retainer of $150,000 per year, and Messrs. D’Alessandro, Galant and Tibbetts will not be eligible for any bonus amounts or be eligible to participate in any of the Company’s employee benefit plans.

In addition, in 2013, an affiliate of Mr. D’Alessandro was granted 500,000 Class B Units, which are similar to the Class B Units granted to the named executive officers. The Class B Units are divided into a time-vesting portion (one-third of the Class B Units granted), a 2.0x exit-vesting portion (one-third of the Class B Units granted), and a 3.0x exit-vesting portion (one-third of the Class B Units granted). The vesting terms of these units are substantially similar to the Class B Units previously granted to our named executive officers and are described under “Narrative to Summary Compensation Table and Grants of Plan-Based Awards—Equity Awards” and the “vesting reference date” is July 18, 2013. However, if Mr. D’Alessandro ceases to serve on the Board of Directors, all unvested time-vesting Class B Units will be forfeited, and a percentage of the exit-vesting Class B Units will be forfeited with such percentage equal to 100% prior to July 31, 2014, 80% prior to July 31, 2015, 60% prior to July 31, 2016, 40% prior to July 31, 2017, 20% prior to July 31, 2018 and 0% on or after July 31, 2018.

On September 20, 2016, each of Messrs. Galant and Tibbetts was granted an award of stock appreciation rights pursuant to the Vivint Group, Inc. Amended and Restated 2013 Omnibus Incentive Plan covering 84,034 shares of common stock of Vivint Group, Inc., with a strike price of $1.19 per share, which become vested and exercisable on July 1, 2017. Upon exercise of a vested SAR, Vivint shall pay the holder an amount equal to the number of shares subject to such vested SAR which are being exercised, multiplied by the excess of the fair market value of one share over the applicable strike price, and reduced by the aggregate amount of all applicable income and employment taxes required to be withheld.

The following table provides information on the compensation of our non-management directors in fiscal 2016.

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)(1)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
David F. D’Alessandro	150,000	—	—	—	—	—	150,000
Paul S. Galant	150,000	7,500	—	—	—	—	157,500
Bruce McEvoy(2)	—	—	—	—	—	—	—
Jay D. Pauley(2)	—	—	—	—	—	—	—
Joseph S. Tibbetts, Jr.	150,000	7,500	—	—	—	—	157,500
Peter F. Wallace(2)	—	—	—	—	—	—	—

(1)	As of December 31, 2016, Mr. D’Alessandro held 66,650 unvested time-vesting Class B Units and 333,350 unvested Class B Units subject to exit-vesting criteria and each of Messrs. Galant and Tibbetts held stock appreciation rights covering 84,034 shares of common stock of Vivint Group, Inc., which become vested and exercisable on July 1, 2017.
(2)	Employees of Blackstone and Summit Partners do not receive any compensation from us for their services on our Board of Directors.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

Acquisition LLC owns 92.3% of the issued and outstanding shares of common stock of APX Parent Holdco, Inc., which, in turn, owns 100% of the issued and outstanding shares of common stock of Parent Guarantor, which, in turn owns 100% of the issued and outstanding shares of common stock of the Issuer.

The following table sets forth certain information as of March 27, 2017 with respect to Class A limited liability company interests in Acquisition LLC (“Class A Units”) beneficially owned by (i) each person known by us to be the beneficial owner of more than 5% of the outstanding Class A Units, (ii) each of our directors, (iii) each of our named executive officers and (iv) all of our directors and executive officers as a group.

The amounts and percentages of shares of Class A Units beneficially owned are reported on the basis of SEC regulations governing the determination of beneficial ownership of securities. Under SEC rules, a person is deemed to be a “beneficial owner” of a security if that person has or shares voting power or investment power, which includes the power to dispose of or to direct the disposition of such security. A person is also deemed to be a beneficial owner of any securities of which that person has a right to acquire beneficial ownership within 60 days. Securities that can be so acquired are deemed to be outstanding for purposes of computing such person’s ownership percentage, but not for purposes of computing any other person’s percentage. Under these rules, more than one person may be deemed to be a beneficial owner of the same securities and a person may be deemed to be a beneficial owner of securities as to which such person has no economic interest.

Except as indicated in the footnotes to the table, each of the unitholders listed below has sole voting and investment power with respect to Class A Units owned by such unitholder. Unless otherwise noted, the address of each beneficial owner of is c/o APX Group, Inc. 4931 North 300 West, Provo, Utah 84604.

	Class A Units
Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percent of Class
Principal Unitholders:
Blackstone Funds(1)(2)	579,077,203	74%
Summit Funds(1)(3)	50,000,000	6%
Directors and Named Executive Officers(4):
Todd R. Pedersen	96,479,649	12%
Alex J. Dunn	5,279,981	1%
David F. D’Alessandro	—	—
Bruce McEvoy(5)	—	—
Jay D. Pauley	—	—
Joseph S. Tibbetts, Jr.	—	—
Paul S. Galant	—	—
Peter F. Wallace(5)	—	—
Mark J. Davies	—	—
Matthew J. Eyring	—	—
Todd M. Santiago	1,500,000	*
All Directors and Executive Officers as a Group (11 persons)	104,884,630	13%

*	Indicates less than 1%
(1)	The limited liability company agreement of Acquisition LLC (the “LLC Agreement”) provides that the business and affairs of Acquisition LLC will be managed by the Board of Directors, initially comprised of five members, three of whom will be appointed by Blackstone, one of whom will be appointed by Mr. Pedersen, and one of whom will be appointed by the Summit Funds, and Blackstone Capital Partners VI L.P. (“BCP VI”) acting as managing member (in such capacity, the “Managing Member”). The Managing

Member is an affiliate of Blackstone and will have the ability to appoint its own successor if it resigns its position as Managing Member. Effective July 30, 2013, the Managing Member increased the size of the Board of Directors from five to six members and appointed Mr. D’Alessandro to the Board of Directors. Pursuant to the LLC Agreement, Members of Acquisition LLC, including employee members, will be deemed to have voted their respective limited liability company interests in Acquisition LLC in favor of all actions taken by the Board of Directors and the Managing Member. The Managing Member, the Blackstone entities described below, and Stephen A. Schwarzman may be deemed to beneficially own all the outstanding shares of common stock of the Issuer indirectly beneficially owned by Acquisition LLC, directly held by its wholly owned indirect subsidiary Parent Guarantor and all of the limited liability company interests in Acquisition LLC. Each of the Managing Member, such Blackstone entities and Mr. Schwarzman disclaim beneficial ownership of such shares of common stock of the Issuer and limited liability company interests in Acquisition LLC (other than the Blackstone Funds to the extent of their direct holdings).
(2)	Represents (i) 436,112,143.59 Class A Units directly held by BCP VI, (ii) 2,644,957.26 Class A Units directly held by Blackstone Family Investment Partnership VI—ESC L.P. (“BFIP VI—ESC”), (iii) 220,012.15 Class A Units directly held by Blackstone Family Investment Partnership VI L.P. (“BFIP VI”) and (iv) 140,100,090 Class A Units directly held by Blackstone VNT Co-Invest, L.P. (“VNT”) (BCP VI, BFIP VI-ESC, BFIP VI and VNT are collectively referred to as the “Blackstone Funds”). BCP VI Side-by-Side GP L.L.C. is the general partner of each of BFIP VI-ESC and BFIP VI. Blackstone Management Associates VI L.L.C. is the general partner of each of BCP VI and VNT. BMA VI L.L.C. is the sole member of Blackstone Management Associates VI L.L.C. Blackstone Holdings III L.P. is the managing member of BMA VI L.L.C. and the sole member of BCP VI Side-by-Side GP L.L.C. The general partner of Blackstone Holdings III L.P. is Blackstone Holdings III GP L.P. The general partner of Blackstone Holdings III GP L.P. is Blackstone Holdings III GP Management L.L.C. The sole member of Blackstone Holdings III GP Management L.L.C. is The Blackstone Group L.P. The general partner of The Blackstone Group L.P. is Blackstone Group Management L.L.C. Blackstone Group Management L.L.C. is wholly owned by Blackstone’s senior managing directors and controlled by its founder, Stephen A. Schwarzman. Each of such Blackstone entities and Mr. Schwarzman may be deemed to beneficially own the limited liability company interests in Acquisition LLC beneficially owned by the Blackstone Funds directly or indirectly controlled by it or him, but each disclaims beneficial ownership of such limited liability company interests in Acquisition LLC (other than the Blackstone Funds to the extent of their direct holdings). The address of each of Mr. Schwarzman and each of the other entities listed in this footnote is c/o The Blackstone Group L.P., 345 Park Avenue, New York, New York 10154.
(3)	Class A Units shown as beneficially owned by the Summit Funds (as hereinafter defined) are held by the following entities: (i) Summit Partners Growth Equity Fund VIII-A, L.P. (“SPGE VIII-A”) owns 36,490,138.53 Class A Units, (ii) Summit Partners Growth Equity Fund VIII-B, L.P. (“SPGE VIII-B”) owns 13,330,631.47 Class A Units, (iii) Summit Investors I, LLC (“SI”) owns 164,980 Class A Units and (iv) Summit Investors I (UK), LP (“SI(UK)” and together with SPGE VIII-A, SPGE VIII-B and SI, the “Summit Funds”) owns 14,250 Class A Units. Summit Partners, L.P. is (i) the managing member of Summit Partners GE VIII, LLC, which is the general partner of Summit Partners GE VIII, L.P., which is the general partner of each of Summit Partners Growth Equity Fund VIII-A, L.P. and Summit Partners Growth Equity Fund VIII-B, L.P., and (ii) the manager of Summit Investors Management, LLC, which is the managing member of Summit Investors I, LLC and the general partner of Summit Investors I (UK), L.P. Summit Partners, L.P., through a three-person investment committee currently composed of Peter Y. Chung, Bruce R. Evans and Martin J. Mannion, has voting and dispositive authority over the Units held by the Summit Funds. Each of such Summit entities and therefore Summit Partners, L.P. may be deemed to beneficially own limited liability company interests in Acquisition LLC beneficially owned by the Summit Funds directly or indirectly controlled by it, but each disclaims beneficial ownership of such limited liability company interests in Acquisition LLC (other than Summit Partners, L.P. and other than the Summit Funds to the extent of their direct holdings). The address of each of these entities and Messrs. Chung, Evans and Mannion is 222 Berkeley Street, 18th Floor, Boston, Massachusetts 02116.

(4)	Certain directors and executive officers also own profits interests in Acquisition LLC, having economic characteristics similar to stock appreciation rights, in the form of Class B Units of Acquisition LLC, as described under “Management—Executive Compensation—Compensation Discussion and Analysis— Long-term Incentive Compensation”. Directors and executive officers as a group hold an aggregate of 63,659,562 Class B Units.
(5)	Messrs. McEvoy and Wallace are each employees of affiliates of the Blackstone Funds, but each disclaims beneficial ownership of the limited liability company interests in Acquisition LLC beneficially owned by the Blackstone Funds. The address for Messrs., McEvoy and Wallace is c/o The Blackstone Group L.P., 345 Park Avenue, New York, New York 10154.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

Support and Services Agreement

In connection with the Merger, we entered into a support and services agreement with Blackstone Management Partners L.L.C. (“BMP”), an affiliate of Blackstone. Under the support and services agreement, we paid BMP, at the closing of the Merger, an approximately $20.0 million transaction fee as consideration for BMP undertaking due diligence investigations and financial and structural analysis and providing corporate strategy and other advice and negotiation assistance in connection with the Merger. In addition, we have agreed to reimburse BMP for any out-of-pocket expenses incurred by BMP and its affiliates and to indemnify BMP and its affiliates and related parties, in each case, in connection with the Transactions and the provision of services under the support and services agreement.

Monitoring Services and Fees

In addition, under this agreement, we have engaged BMP to provide, directly or indirectly, monitoring, advisory and consulting services that may be requested by us in the following areas: (a) advice regarding the structure, distribution and timing of debt and equity offerings and advice regarding relationships with our lenders and bankers, (b) advice regarding the structuring and implementation of equity participation plans, employee benefit plans and other incentive arrangements for certain of our key executives, (c) general advice regarding dispositions and/or acquisitions, (d) advice regarding the strategic direction of our business of Parent Guarantor, the Surviving Company and such other advice directly related or ancillary to the above advisory services as may be reasonably requested by us. These services will generally be provided until the first to occur of (i) the tenth anniversary of the closing date of the Merger (November 16, 2022), (ii) the date of a first underwritten public offering of shares of our common stock listed on the New York Stock Exchange or Nasdaq’s national market system for aggregate proceeds of at least $150 million (an “IPO”) and (iii) the date upon which Blackstone owns less than 9.9% of our common stock or that of our direct or indirect controlling parent and such stock has a fair market value (as determined by Blackstone) of less than $25 million (each of the events specified in clauses (i) through (iii) above, the “Exit Date”).

In consideration for the monitoring services we have paid BMP, at the closing of the Merger, a monitoring fee (for advisory services to the provided by BMP during the remainder of our 2012 fiscal year) and will pay at the beginning of each subsequent fiscal year a monitoring fee (for advisory services to be provided by BMP during such fiscal year). The monitoring fee paid at the closing of the Transactions was $0.7 million (which amount is equal to $2.7 million prorated based on the portion of fiscal 2012 which occurred after the Transactions). The monitoring fee payable for monitoring services in any subsequent fiscal year of ours will be equal to the greater of (i) a minimum base fee of $2.7 million (the “Minimum Annual Fee”), subject to adjustment as summarized below if we engage in a business combination or disposition that is “significant” (as defined in the Support and Services Agreement) and (ii) the amount of the monitoring fee paid in respect of the immediately preceding fiscal year, without regard to the post-fiscal year “true-up” adjustment described in the paragraph below (which will not yet have occurred at the time the annual monitoring fee is paid). We refer to the adjusted monitoring fee for any fiscal year of the Surviving Company as the “Monitoring Fee” for such fiscal year.

In the case of a significant business combination or disposition, if 1.5% of our pro forma consolidated EBITDA (as defined in the Support and Services Agreement) after giving effect to the business combination or disposition exceeds (in the case of a business combination) or is less than (in the case of a disposition) the then-current Monitoring Fee, the Monitoring Fee for the year in which the significant business combination or disposition occurs will be adjusted upward or downward, respectively, by the amount of such excess or shortfall, with such adjustment prorated based on the remaining full or partial fiscal quarters remaining in our then-current fiscal year. We will pay upward adjustments to the Monitoring Fee promptly upon availability of the pro forma income statement prepared in respect of such business combination. Downward adjustments to the Monitoring

Fee will be effected through a rebate of the fee paid to BMP in that fiscal year. Subsequently, the Minimum Annual Fee applicable to full fiscal years following any significant business combination or disposition will be equal to 1.5% of our pro forma consolidated EBITDA after giving effect to the business combination or disposition (subject to further adjustments for subsequent significant business combinations and dispositions). However, in all cases (including in the case of a current-year rebate described above), the Monitoring Fee will always be at least $2.7 million and in no event will a rebate for a downward adjustment result in BMP retaining a monitoring fee of less than $2.7 million for monitoring services in respect of any particular fiscal year.

In addition to the adjustments to the Minimum Annual Fee and the Monitoring Fee in connection with significant business combinations or dispositions and the related payments or rebates described above, there may be other adjustments to the Monitoring Fee based on projected consolidated EBITDA and a post-fiscal year “true-up.” If 1.5% of our projected consolidated EBITDA, as first presented to our board of directors by senior management during the last third of such fiscal year, is projected to exceed the amount of the monitoring fee already paid to BMP in respect of monitoring services due to be rendered during that fiscal year, we will pay BMP the amount of such excess as an upward adjustment to the Monitoring Fee within two business days of such presentation. Following the completion of each applicable fiscal year and within deadlines required by our revolving credit facility, our chief financial officer will certify to BMP the amount of our consolidated EBITDA for such fiscal year. If 1.5% of such certified consolidated EBITDA is greater than the Monitoring Fee previously paid to BMP for monitoring services rendered during that fiscal year (including the adjustment in respect of projected EBITDA described above), we will, jointly and severally, pay BMP the amount of such excess within two business days of such certification. If 1.5% of such certified consolidated EBITDA is less than the monitoring fee previously paid to BMP for services rendered during that fiscal year (including the adjustment in respect of projected consolidated EBITDA described above), the amount of such shortfall will be applied as a credit against the next payment by us of the Monitoring Fee to BMP. However, BMP will always be entitled to retain the Minimum Annual Fee as then in effect and BMP will have no obligation to rebate any amount that would result in BMP having been paid Monitoring Fees for monitoring services in an amount less than the Minimum Annual Fee applicable to the relevant fiscal year.

Upon (i) an IPO, or (ii) the date upon which Blackstone owns less than 50% of the common stock of the Company or its direct or indirect controlling parent, and such stock has a fair market value (as determined by Blackstone) of less than $25 million, we will pay to BMP a milestone payment equal to the present value of all Monitoring Fee payments that, absent such event occurring, would otherwise have accrued and been payable through the tenth anniversary of the date of the support and services agreement, based on the continued payment of a Monitoring Fee in an amount equal to the then-applicable estimate for the Monitoring Fee for the fiscal year of the Surviving Company in which such event occurs, discounted at a rate equal to the yield to maturity on the close of business on the second business day immediately preceding the date the payment is payable of the class of outstanding U.S. government bonds having a final maturity closest to such tenth anniversary date.

Portfolio Operations Support and Other Services

Under the support and services agreement, we have, retroactively to September 16, 2012 (the date of the transaction agreement relating to the Merger) and through the Exit Date (or an earlier date determined by BMP), engaged BMP to arrange for Blackstone’s portfolio operations group to provide support services customarily provided by Blackstone’s portfolio operations group to Blackstone’s private equity portfolio companies of a type and amount determined by such portfolio services group to be warranted and appropriate. BMP will invoice us for such services based on the time spent by the relevant personnel providing such services during the applicable period and Blackstone’s allocated costs of such personnel, but in no event shall we be obligated to pay more than $1.5 million during any calendar year; this cap has been prorated for 2012 for the portion of 2012 occurring after the Merger.

Investor Securityholders’ Agreement

In connection with the closing of the Merger, 313 Acquisition LLC and the Parent Guarantor entered into a Securityholders’ Agreement (the “Securityholders’ Agreement”) with the Investors. The Securityholders’ Agreement governs certain matters relating to ownership of 313 Acquisition LLC and the Parent Guarantor, including with respect to the election of directors of our parent companies, transfer of shares, including tag-along rights and drag-along rights, other special corporate governance provisions and registration rights (including customary indemnification provisions).

Agreements with Solar

Trademark / Service Mark License Agreement

On June 1, 2011, we and Solar entered into a Trademark / Service Mark License Agreement, or the Trademark Agreement. Pursuant to the Trademark Agreement, we granted Solar and its subsidiaries a nonexclusive license to use certain Vivint marks, subject to certain quality control requirements, in exchange for a fee per month of $0.01 per kilowatt hour of electricity generated by the solar equipment each month for each customer account. On June 10, 2013, the Trademark Agreement was amended and restated to grant Solar a royalty-free, non-exclusive license to the marks, and was applied retroactively to be in effect as of January 1, 2013. Solar may only use the marks to manufacture, purchase and distribute its solar energy systems for residential rooftop installation, as well as in advertising and promotional material. We generally have the right to consent to any sublicense of the marks. In connection with its recent initial public offering, Solar terminated this agreement and we do not expect any additional payments to us as a result of this termination. See “Agreements with Solar” below.

Master Backup Maintenance Service Agreement

On January 23, 2014, we entered into a Master Backup Maintenance Services Agreement, or the Master Maintenance Agreement, with Vivint Solar Provider, LLC, one of Solar’s wholly owned subsidiaries, pursuant to which Vivint Solar Provider, LLC, engaged us as a backup provider of, among other tasks, specified maintenance, operations and customer services tasks related to Solar’s solar energy systems owned by third parties. The Master Maintenance Agreement provides the framework for a form agreement to be entered into by us and Solar’s investment funds. The form agreement requires us, upon certain triggering events, primarily the default of Vivint Solar Provider, LLC, to provide certain services and maintenance that it was providing. These services are to be provided at the cost incurred by us in providing such services, plus 10%. The agreement also requires each party to maintain certain levels of insurance coverage. In addition, Vivint Solar Provider, LLC, granted us a power of attorney to perform services and otherwise take action on behalf of Vivint Solar Provider, LLC, under the agreements covered by the agreement. Either party may terminate the agreement if the other fails to perform its material obligations and such failure is not remedied within 30 days of receipt of notice or upon the occurrence of a force majeure event that prevents such party from performing its obligations for a continuous 180 day period. Vivint Solar Provider, LLC, us, and one of Solar’s investment funds entered into an addendum to the agreement, which provide that such investment fund would receive the backup services under the agreement. Vivint Solar Provider, LLC may also terminate the agreement if we become insolvent or by providing 60 days’ prior written notice to us. In connection with its recent initial public offering, Solar terminated this agreement. See “Agreements with Solar” below.

Agreements in Connection with Solar’s Initial Public Offering

In connection with Solar’s initial public offering in 2014, we have negotiated on an arm’s-length basis and entered into a number of agreements with Solar related to services and other support that we have provided and will provide to Solar, including:

•	Master Intercompany Framework Agreement. This agreement establishes a framework for the ongoing relationship between us and Solar. This agreement contains master terms regarding the protection of each other’s confidential information, and master procedural terms, such as notice procedures, restrictions on assignment, interpretive provisions, governing law and dispute resolution. We and Solar each make customary representations and warranties that will apply across all of the agreements between us, and we each agree not to damage the value of the goodwill associated with the “VIVINT” or “VIVINT SOLAR” marks. We agree to provide Solar notice if we plans to stop using or to abandon rights in the “VIVINT” mark in any country or jurisdiction, and Solar is permitted to take steps to prevent abandonment of the “VIVINT” mark. We each also agree not to make public statements about each other without the consent of the other or disparage one another.

•	Non-Competition Agreement. In this agreement, we and Solar each define our current areas of business and our competitors, and agree not to directly or indirectly engage in the other’s business for three years. Our area of business is defined as residential and commercial automation and security products and services, energy management (i.e., wireless or remote management and control of energy controlling or consuming devices in a residence, including thermostats, HVAC, lighting, other appliances and in-house consumption monitoring), products and services for accessing and using the Internet, products and services for the storage, access, retrieval, and sharing of data, fixed and mobile data services, audio/video entertainment services, healthcare and wellness services, content distribution network services, wholesale cloud computing services, demand response services and information security. Solar’s area of business is defined as selling renewable energy and energy storage products and services. We and Solar may each engage in the business of energy inverters, aggregate consumption monitoring and micro-grid technology. We may not sell products and services to Solar’s competitors. Solar may purchase products and services from specified Vivint competitors. Although Solar may not engage in our business for three years, we may engage in Solar’s business in markets where Solar is not yet operating, including by selling customer leads to Solar’s competitors (other than SolarCity Corporation). Once Solar begins operating in a market, we will provide those leads exclusively to Solar. This agreement permits us and Solar to make investments of up to 2.5% in any publicly traded company without violating the commitments in this agreement. This agreement also permits Solar to obtain financing from a Vivint competitor. Finally, in this agreement we also each agree that for five years, unless we or Solar obtain prior written permission from the other party, neither of us will solicit for employment any member of the other’s executive or senior management team, or any of the other’s employees who primarily manage sales, installation or servicing of the other’s products and services. The commitment not to solicit those employees lasts for 180 days after the employee finishes employment with us or Solar. General purpose employment advertisements and contact initiated by an employee are not, however, considered solicitation.

•	Transition Services Agreement. Pursuant to this agreement we will provide to Solar various enterprise services, including services relating to information technology and infrastructure, human resources and employee benefits, administration services and facilities-related services. We agreed to perform the services with the same degree of care and diligence that we take in performing services for our own operations. We also agreed to provide Solar with reasonable assistance with Solar’s eventual transition to providing those services in-house or through the use of third-party service providers. Solar will pay us a sum of $313,000 per month for the services, which represents our good faith estimate of our full cost of providing the services to Solar, without markup or surcharge. As Solar transitions any service from us to an alternate provider or in-house, the fees paid to us will be reduced accordingly, except for any third party license fees related to services we obtains for Solar that cannot be terminated or assigned to Solar. The agreement will also account for the possibility that new services will be required from us that were not initially addressed in the agreement. The initial term of this agreement is six months; however, we and Solar will seek to complete the transition of the services contemplated by this agreement as soon as commercially practicable.

•

Product Development and Supply Agreement. Pursuant to this agreement, one of Solar’s wholly owned subsidiaries will collaborate with us to develop certain monitoring and communications equipment that will be compatible with other equipment used in Solar’s solar energy systems and will replace equipment Solar currently procures from third parties. The initial term of the agreement is three years, and it will automatically renew for successive one-year periods unless either party elects otherwise.

•	Marketing and Customer Relations Agreement. This agreement governs various cross-marketing initiatives between us and Solar, in particular the provision of sales leads from each company to the other. Sales leads resulting in installations, as well as sales to each other’s customers (whether or not a lead is provided), generate commissions payable between the parties. The commission rate is 50% of the applicable commission that is paid to the paying party’s sales personnel performing similar lead generation services; this is intended to properly incentivize leads while accounting for the somewhat lower level of effort required for lead generation as opposed to outright sales. The term of this agreement, including the term of the schedules defining the terms of the mutual lead generation program, is three years.

•	Sublease Agreement. This agreement provides for the short-term (estimated to be less than six months) sublease of space by Solar at the Morinda building (separate from the Provo headquarters). Similar to the Sublease Agreement described above, this agreement is focused only on real estate issues and certain specifically related services at the Morinda building. Other services at this location, in particular IT and similar services, are provided pursuant to the Transition Services Agreement.

•	Bill of Sale. This agreement governs the transfer of certain assets such as office equipment from us to Solar.

•	Trademark License Agreement. Pursuant to this agreement, the licensor, a special purpose subsidiary majority-owned by us and minority-owned by Solar, will grant Solar a royalty-free exclusive license to the trademark “VIVINT SOLAR” in the field of selling renewable energy or energy storage products and services. The agreement enables Solar to sublicense the Vivint Solar trademark to its subsidiaries and to certain third parties, such as suppliers and distributors, to the extent necessary for Solar to operate its business. The agreement governs how Solar may use and display the Vivint Solar trademark and provides that Solar may create new marks that incorporate “VIVINT SOLAR” with licensor’s reasonable approval. The agreement also provides that the licensor will apply to register Vivint Solar trademarks as reasonably requested by Solar, and that Solar will work together with the licensor in enforcing and protecting the Vivint Solar trademarks. The agreement is perpetual but may be terminated voluntarily by Solar or by the licensor if (1) a court finds that Solar have materially breached the agreement and not cured such breach within 30 days after notice, (2) Solar becomes insolvent, makes an assignment for the benefit of creditors, or becomes subject to bankruptcy proceedings, (3) one of the parties (or us, with respect to the licensor) is acquired by a competitor of the other party, or (4) Solar ceases using the “VIVINT SOLAR” mark worldwide. We retain ownership of the Vivint trademark and Solar has no right to use “Vivint” except as part of “VIVINT SOLAR”.

Procedures with Respect to Review and Approval of Related Person Transactions

From time to time, we may do business with certain companies affiliated with Blackstone. The board of directors has not adopted a formal written policy for the review and approval of transactions with related persons. However, the board of directors reviews and approves transactions with related persons as appropriate.

DESCRIPTION OF THE NOTES

General

Certain terms used in this description are defined under the subheading “Certain Definitions.” In this description, (1) the term “Issuer” refers to APX Group, Inc., and not to any of its Subsidiaries or Affiliates, (2) the term “Holdings” refers to APX Group Holdings, Inc., a Delaware corporation and the direct parent of the Issuer and (3) the terms “we,” “our” and “us” each refer to the Issuer and its consolidated Subsidiaries.

The Issuer has previously issued $900,000,000 aggregate principal amount of 7.875% senior secured notes due 2022 (the “Notes”) under an indenture dated as of May 26, 2016, among the Issuer, the Guarantors and Wilmington Trust, National Association, as trustee (the “Trustee”) and as collateral agent as amended and/or supplemented, (the “Indenture”). The Notes were issued in private transactions that were not subject to the registration requirements of the Securities Act. The Issuer has previously exchanged $600,000,000 aggregate principal amount of 7.875% senior secured notes due 2022 with notes registered under the Securities Act (the “existing registered 2022 notes”) pursuant to exchange offers completed in August 2016 and October 2016. Subsequent to such exchange offers, $300,000,000 aggregate principal amount of 7.875% senior secured notes due 2022 (the “outstanding 2022 notes”) were issued in a private transaction that was not subject to the registration requirements of the Securities Act. The Issuer is offering to exchange the outstanding 2022 notes with notes registered under the Securities Act (the “exchange notes”). The exchange notes will be treated as a single class with the existing registered 2022 notes and any outstanding 2022 notes and will have the same terms as those of the existing registered 2022 notes. The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act. Unless the context requires otherwise, references to the “Notes” include the existing registered 2022 notes, the outstanding notes and the exchange notes.

The following description is only a summary of material provisions of the Indenture and the Collateral Documents. It does not purport to be complete and is qualified in its entirety by reference to the provisions of the Indenture and the Collateral Documents, including the definitions therein of certain terms used below. We urge you to read the Indenture and the Collateral Documents because they, and not this description, will define your rights as Holders of the Notes. You may request copies of the Indenture and the Collateral Documents at our address set forth under “Where You Can Find More Information.”

Brief Description of the Notes

The Notes:

•	are general senior secured obligations of the Issuer;

•	are secured, subject to Permitted Liens, by the Collateral, which also secures, on an equal and ratable basis, Pari Passu Lien Indebtedness and the Priority Payment Lien Obligations; provided that the Holders will receive proceeds of Collateral only after the payment in full of the Priority Payment Lien Obligations in the event of a foreclosure, enforcement or exercise of remedies with respect to the Collateral or in any bankruptcy, insolvency or similar event;

•	rank equally in right of payment with any existing and future Senior Indebtedness of the Issuer;

•	are effectively senior to any future Indebtedness of the Issuer that is unsecured or secured by Liens on Collateral that are junior to the Liens securing the Notes, in each case, to the extent of the value of the Collateral (after giving effect to Liens securing the Priority Payment Lien Obligations and any other Lien on the Collateral);

•	are senior in right of payment to any future obligations of the Issuer that are expressly subordinated in right of payment to the Notes; and

•	are structurally subordinated to all existing and future Indebtedness, claims of holders of Preferred Stock and other liabilities of the Issuer’s Subsidiaries that do not guarantee the Notes.

Guarantees

The Guarantors, as primary obligors and not merely as sureties, jointly and severally guarantee, fully and unconditionally, on a senior secured basis, the performance and full and punctual payment when due, whether at maturity, by acceleration or otherwise, of all obligations of the Issuer under the Indenture and the Notes, whether for payment of principal of, premium, if any, or interest on the Notes or expenses, indemnification or otherwise, on the terms set forth in the Indenture by executing the Indenture.

The Guarantors guarantee the Notes and, in the future, subject to exceptions set forth under the caption “Certain Covenants—Limitation on Guarantees of Indebtedness by Restricted Subsidiaries,” each direct and indirect U.S. Wholly-Owned Subsidiary that is a Restricted Subsidiary of the Issuer that guarantees certain Indebtedness of the Issuer or any other Guarantor will, guarantee the Notes, subject to certain exceptions and to release as provided below or elsewhere in this “Description of the Notes.” As of the date of this prospectus, none of our Foreign Subsidiaries have guaranteed the Notes and no Foreign Subsidiaries are expected to guarantee the Notes in the future.

Each of the Guarantees:

•	is a general senior secured obligation of each Guarantor;

•	is secured, subject to Permitted Liens, by the Collateral, which also secures, on an equal and ratable basis, Pari Passu Lien Indebtedness and the Priority Payment Lien Obligations; provided that the Holders will receive proceeds of Collateral after the payment in full of the Priority Payment Lien Obligations in the event of a foreclosure, enforcement or exercise of remedies with respect to the Collateral or in any bankruptcy, insolvency or similar event;

•	ranks equally in right of payment with all existing and future senior Indebtedness of that Guarantor;

•	is effectively senior to any future Indebtedness of that Guarantor that is unsecured or secured by Liens on Collateral that are junior to the Liens securing the Guarantees, in each case, to the extent of the value of the Collateral (after giving effect to Liens securing the Priority Payment Lien Obligations and any other senior Lien on the Collateral);

•	is senior in right of payment to any future Indebtedness of that Guarantor that is expressly subordinated in right of payment to the Guarantee of that Guarantor; and

•	is structurally subordinated to all existing and future Indebtedness, claims of holder of Preferred Stock and other liabilities of Subsidiaries of each Guarantor that do not Guarantee the Notes.

All of our Subsidiaries will be “Restricted Subsidiaries,” unless designated as Unrestricted Subsidiaries in accordance with the Indenture. As of the date of this prospectus, all of the Issuer’s Subsidiaries are “Restricted Subsidiaries.” However, under certain circumstances, we will be permitted to designate certain of our subsidiaries as “Unrestricted Subsidiaries.” Any Unrestricted Subsidiaries will not be subject to any of the restrictive covenants in the Indenture and will not guarantee the Notes.

Not all of the Issuer’s Subsidiaries will guarantee the Notes. In the event of a bankruptcy, liquidation, reorganization or similar proceeding of any of these non-guarantor Subsidiaries, the non-guarantor Subsidiaries will pay the holders of their debt and their trade creditors before they will be able to distribute any of their assets to the Issuer or a Guarantor. As a result, all of the existing and future liabilities of our non-guarantor Subsidiaries, including any claims of trade creditors, will be effectively senior to the Notes. The Indenture does not limit the amount of liabilities that are not considered Indebtedness which may be incurred by the Issuer or its Restricted Subsidiaries, including the non-guarantor Subsidiaries. Before intercompany eliminations, revenues from our non-guarantor Subsidiaries were approximately $59.3 million, or 7.8% of our total revenues, during the year ended December 31, 2016. As of December 31, 2016, before intercompany eliminations, liabilities of our non-guarantor Subsidiaries were approximately $97.0 million, or 3.5% of our total liabilities.

The obligations of each Guarantor under its Guarantee will be limited as necessary to prevent the Guarantee from constituting a fraudulent conveyance under applicable law. This provision may not, however, be effective to protect a Guarantee from being voided under fraudulent transfer law, or may reduce the applicable Guarantor’s obligation to an amount that effectively makes its Guarantee worthless. If a Guarantee was rendered voidable, it could be subordinated by a court to all other indebtedness (including guarantees and other contingent liabilities) of the Guarantor, and, depending on the amount of such indebtedness, a Guarantor’s liability on its Guarantee could be reduced to zero. See “Risk Factors—Risks Relating to the Notes and Our Indebtedness—Federal and state statutes may allow courts, under specific circumstances, to void the notes, the guarantees and the security interests, subordinate claims in respect of the notes, the guarantees and the security interests and/or require Holders of the Notes to return payments received from us.”

Any Guarantor that makes a payment under its Guarantee will be entitled upon payment in full of all guaranteed obligations under the Indenture to a contribution from each other Guarantor in an amount equal to such other Guarantor’s pro rata portion of such payment based on the respective net assets of all the Guarantors at the time of such payment determined in accordance with GAAP.

Each Guarantor may consolidate with, amalgamate or merge with or into or sell all or substantially all its assets to the Issuer or another Guarantor without limitation or any other Person upon the terms and conditions set forth in the Indenture. See “Certain Covenants—Merger, Consolidation or Sale of All or Substantially All Assets.”

Each Guarantee by a Subsidiary Guarantor provides by its terms that it will be automatically and unconditionally released and discharged upon:

(1) (a) any sale, exchange, disposition or transfer (by merger, amalgamation, consolidation or otherwise) of (i) the Capital Stock of such Guarantor, after which the applicable Guarantor is no longer a Restricted Subsidiary or (ii) all or substantially all the assets of such Guarantor, in each case if such sale, exchange, disposition or transfer is made in compliance with the applicable provisions of the Indenture;

(b) the release or discharge of the guarantee by such Subsidiary Guarantor of Indebtedness under the Senior Secured Credit Facilities, or the release or discharge of such other guarantee that resulted in the creation of such Guarantee except a discharge or release by or as a result of payment under such guarantee (it being understood that a release subject to a contingent reinstatement will constitute a release for the purposes of this provision, and that if any such Guarantee is so reinstated, such Guarantee shall also be reinstated to the extent that such Guarantor would then be required to provide a Guarantee pursuant to the covenant described under “Certain Covenants—Limitation on Guarantees of Indebtedness by Restricted Subsidiaries”);

(c) the designation of any Restricted Subsidiary that is a Guarantor as an Unrestricted Subsidiary in compliance with the applicable provisions of the Indenture;

(d) upon the merger or consolidation of any Guarantor with and into the Issuer or another Guarantor or upon the liquidation of such Guarantor following the transfer of all of its assets to the Issuer or another Guarantor; or

(e) the exercise by the Issuer of its legal defeasance option or covenant defeasance option as described under “Legal Defeasance and Covenant Defeasance” or the discharge of the Issuer’s obligations under the Indenture in accordance with the terms of the Indenture; and

(2) such Guarantor delivering to the Trustee an Officer’s Certificate of such Guarantor or the Issuer and an Opinion of Counsel, each stating that all conditions precedent provided for in the Indenture relating to such transaction or release and discharge have been complied with.

Principal, Maturity and Interest

The Notes have been issued in an aggregate principal amount of $900.0 million. Subject to compliance with the covenants described below under the captions “Certain Covenants—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock” and “Certain Covenants—Liens” the Issuer may issue additional Notes from time to time under the Indenture (“Additional Notes”).

The Notes mature on December 1, 2022, or on such earlier date when any outstanding Pari Passu Lien Indebtedness (other than the 2019 Notes) matures as a result of the operation of any “Springing Maturity” provision set forth in the agreements governing such Pari Passu Lien Indebtedness (as the same may be amended or waived from time to time). Provisions relating to the determination of a minimum tenor, maturity or weighted average life with respect to any permitted Indebtedness (including without limitation Refinancing Indebtedness) in the Indenture assume (solely for purposes of such determination) that such earlier maturity date does not apply. The Issuer will provide advance written notice to the Holders and the Trustee of any such earlier maturity date of the Notes in accordance with the Indenture and applicable procedures of DTC.

The Notes and any Additional Notes subsequently issued under the Indenture will be treated as a single class for all purposes under the Indenture, including waivers, amendments, redemptions and offers to purchase, except for certain waivers and amendments as set forth herein. Holders of Additional Notes will share equally and ratably in the Collateral. Unless the context requires otherwise, references to “Notes” for all purposes of the Indenture and this “Description of the Notes” include any Additional Notes that are actually issued. The Notes will be issued in denominations of $2,000 and any integral multiples of $1,000 in excess of $2,000.

Interest on the Notes accrues at the rate of 7.875% per annum. Interest on the Notes is payable semiannually in arrears on each June 1 and December 1, commencing December 1, 2016 to the Holders of Notes of record on the immediately preceding May 15 and November 15, respectively. Interest on the Notes accrues from the most recent date to which interest has been paid or, if no interest has been paid, from and including the Issue Date. Interest on the Notes is computed on the basis of a 360-day year comprised of twelve 30-day months.

Additional Interest

Additional Interest may accrue on the Notes in certain circumstances as set forth in the Indenture. All references in the Indenture and this “Description of the Notes,” in any context, to any interest or other amount payable on or with respect to the Notes shall be deemed to include any Additional Interest payable pursuant to the Registration Rights Agreement and/or as set forth in the Indenture.

Payment of Principal, Premium and Interest

Cash payments of principal of, premium, if any, and interest on the Notes will be payable at the office or agency of the Issuer maintained for such purpose or, at the option of the Issuer, cash payment of interest may be made through the paying agent by check mailed to the Holders of the Notes at their respective addresses set forth in the register of Holders; provided, that (a) all cash payments of principal, premium, if any, and interest with respect to the Notes represented by one or more global notes registered in the name of or held by The Depository Trust Company (“DTC”) or its nominee will be made through the paying agent by wire transfer of immediately available funds to the accounts specified by the registered Holder or Holders thereof and (b) all cash payments of principal, premium, if any, and interest with respect to certificated Notes may, at the option of the Issuer, be made by wire transfer to a U.S. dollar account maintained by the payee with a bank in the United States if the applicable Holder elects payment by wire transfer by giving written notice to the Trustee or the paying agent to such effect designating such account no later than 30 days immediately preceding the relevant due date for payment (or such other date as the Trustee may accept in its discretion). Until otherwise designated by the Issuer, the Issuer’s office or agency will be the office of the Trustee maintained for such purpose.

Collateral

Subject to the limitations described under “—Intercreditor Agreement” below, the obligations of the Issuer with respect to the Notes, the obligations of the Guarantors under the Guarantees, and the performance of all other obligations of the Issuer and the Guarantors under the Indenture are secured equally and ratably with the obligations of the Issuer and the Guarantors under Pari Passu Lien Indebtedness and Priority Payment Lien Obligations by a security interest (subject only to Permitted Liens and a prior right of payment afforded to Priority Payment Lien Obligations in the event of a foreclosure, enforcement or exercise of remedies with respect to the Collateral or in any bankruptcy, insolvency or similar event or if the Collateral Agent receives any payment with respect to any Collateral pursuant to any intercreditor agreement (other than the Intercreditor Agreement)) in the following assets of the Issuer and the Guarantors, in each case whether now owned or hereafter acquired: (i) substantially all of the present and future tangible and intangible assets of the Issuer and the Guarantors, including without limitation equipment, subscriber contracts and communication paths, intellectual property, fee-owned real property, general intangibles, investment property, material intercompany notes and proceeds of the foregoing, subject to Permitted Liens and other customary exceptions, (ii) substantially all personal property of the Issuer and the Guarantors consisting of accounts receivable arising from the sale of inventory and other goods and services (including related contracts and contract rights, inventory, cash, deposit accounts, other bank accounts and securities accounts), inventory and intangible assets to the extent attached to the foregoing books and records of the Issuer and the Guarantors, and the proceeds thereof, subject to Permitted Liens and other customary exceptions, in each case held by the Issuer and the Guarantors and (iii) a pledge of all of the Capital Stock of the Issuer, each Subsidiary Guarantor and each Restricted Subsidiary of the Issuer and Subsidiary Guarantors, in each case other than Excluded Assets and subject to the limitations and exclusions described under “—Limitations on Stock Collateral” (collectively, the “Collateral”).

Excluded Assets

Notwithstanding the foregoing, the Notes will not be secured by a Lien on Excluded Assets and will be subject to Permitted Liens.

The Collateral does not and will not include the following (collectively, the “Excluded Assets”):

(3) in excess of 65% of the Capital Stock of any Foreign Subsidiary or a domestic Subsidiary that is a disregarded entity for U.S. federal income tax purposes and substantially all of whose assets consist of Capital Stock and/or Indebtedness of one or more controlled foreign corporations and any other assets incidental thereto;

(4) any property or assets owned by any Foreign Subsidiary or an Unrestricted Subsidiary;

(5) any lease, license or agreement or any property subject to a purchase money security interest or similar arrangement to the extent that a grant of a security interest therein would violate or invalidate such lease, license or agreement or purchase money arrangement or create a right of termination in favor of any other party thereto after giving effect to the applicable anti-assignment provisions of the Uniform Commercial Code or other applicable law, other than proceeds and receivables thereof, the assignment of which is expressly deemed effective under the Uniform Commercial Code or other applicable law notwithstanding such prohibition;

(6) any interest in fee-owned real property of the Issuer and the Guarantors if the greater of its cost and net book value is less than $5.0 million;

(7) Excluded Contracts, Excluded Equipment and any interest in leased real property of the Issuer and the Guarantors;

(8) motor vehicles and other assets subject to certificates of title except to the extent perfection of a security interest therein may be accomplished by filing of financing statements in appropriate form in the applicable jurisdiction under the Uniform Commercial Code;

(9) margin stock and Capital Stock of any Person other than Wholly-Owned Subsidiaries that are Restricted Subsidiaries (but excluding certain excluded Subsidiaries);

(10) any trademark application filed in the United States Patent and Trademark Office on the basis of the Issuer’s or any Guarantor’s “intent to use” such mark and for which a form evidencing use of the mark has not yet been filed with the United States Patent and Trademark Office, to the extent that granting a security interest in such trademark application prior to such filing would adversely affect the enforceability or validity of such trademark application or any registration that issues therefrom under applicable federal law;

(11) any assets to the extent a security interest in such assets would result in material adverse tax consequences as reasonably determined by the Issuer in writing;

(12) any governmental licenses or state or local franchises, charters and authorizations, to the extent a security in any such license, franchise, charter or authorization is prohibited or restricted thereby after giving effect to the UCC and other applicable law;

(13) pledges and security interests prohibited or restricted by applicable law (including any requirement to obtain the consent of any governmental authority or third party);

(14) all commercial tort claims in an amount less than $8.0 million;

(15) accounts, property and other assets pledged pursuant to a Qualified Securitization Facility; and

(16) proceeds from any and all of the foregoing Excluded Assets described in clauses (1) through (13) to the extent they constitute Excluded Assets; provided, however, that Excluded Assets will not include any asset of the Issuer or a Guarantor which secures obligations with respect to Pari Passu Lien Indebtedness or Priority Payment Lien Obligations. In addition, the Issuer, its Subsidiaries, the Trustee and the Collateral Agent shall not be required to obtain any landlord waivers, estoppels or collateral access letters and shall not be required to (i) take actions to perfect the Collateral Agent’s Lien on commercial tort claims less than $8.0 million or letter of credit rights (other than letter of credits rights that can be perfected by filing of financing statements in appropriate form in the applicable jurisdiction under the Uniform Commercial Code) or take actions to perfect by control the Collateral Agent’s Liens on cash, securities accounts or deposit accounts, or (ii) take any actions under any laws outside of the United States to grant, perfect or enforce any security interest.

Limitations on Stock Collateral

The Capital Stock and other securities of the Issuer or any Subsidiary of the Issuer that are owned by the Issuer or any Guarantor will constitute Collateral only to the extent that such Capital Stock and other securities can secure the Notes and Pari Passu Lien Indebtedness without Rule 3-16 of Regulation S-X under the Securities Act (or any other law, rule or regulation) requiring separate financial statements of such Subsidiary to be filed with the SEC (or any other governmental agency) (the “Rule 3-16 Exception”). In the event that Rule 3-16 of Regulation S-X under the Securities Act requires or is amended, modified or interpreted by the SEC to require (or is replaced with another rule or regulation, or any other law, rule or regulation is adopted, which would require) the filing with the SEC (or any other governmental agency) of separate financial statements of the Issuer (if at such time the Issuer satisfies the requirements of the covenant described under “—Reports and Other Information” by furnishing information relating to Holdings (or any parent entity of Holdings)), or of any Subsidiary of the Issuer, due to the fact that the Issuer’s or such Subsidiary’s Capital Stock and other securities secure the Notes and/or Pari Passu Lien Indebtedness, then the Capital Stock and other securities of the Issuer or of such Subsidiary shall automatically be deemed not to be part of the Collateral (but only to the extent necessary to not be subject to such requirement). In such event, the Collateral Documents may be amended or modified, without the consent of any Holder of Notes or a holder of Pari Passu Lien Indebtedness, to the extent necessary to release the security interests in the shares of Capital Stock and other securities that are so deemed to no longer constitute part of the Collateral. Notwithstanding the foregoing, any such Capital Stock excluded as Collateral under the Rule 3-16 Exception will not be excluded from the collateral securing the Senior Secured Credit Facilities as a result of being excluded as Collateral.

In the event that Rule 3-16 of Regulation S-X under the Securities Act is amended, modified or interpreted by the SEC to permit (or is replaced with another rule or regulation, or any other law, rule or regulation is adopted, which would permit) the Issuer’s or such Subsidiary’s Capital Stock and other securities to secure the Notes and/or Pari Passu Lien Indebtedness in excess of the amount then pledged without the filing with the SEC (or any other governmental agency) of separate financial statements of the Issuer or of such Subsidiary, then the Capital Stock and other securities of the Issuer or of such Subsidiary shall automatically be deemed to be a part of the Collateral (but only to the extent necessary to not be subject to any such financial statement requirements). In such event, the Collateral Documents may be amended or modified, without the consent of any Holder of Notes or holders of Pari Passu Lien Indebtedness, to the extent necessary to subject to the Liens under the Collateral Documents such additional Capital Stock and other securities.

Following the Issue Date, the portion of the Capital Stock constituting Collateral may decrease or increase as described above.

Permitted Liens

The Issuer and the Restricted Subsidiaries are permitted by the Indenture to create or incur Permitted Liens. The Notes are effectively subordinated to existing and future secured Indebtedness and other liabilities to the extent of the Issuer’s or the Restricted Subsidiaries’ assets serving as collateral for such Permitted Liens, to the extent such Permitted Liens have priority to the Liens securing the Notes, Pari Passu Lien Indebtedness and Priority Payment Lien Obligations. See the definition of Permitted Liens under the caption “Certain Definitions.”

In particular, the Notes, Pari Passu Lien Indebtedness and Priority Payment Lien Obligations, are effectively subordinated to security interests on acquired property or assets of acquired companies which are secured prior to (and not in connection with) such acquisition; such security interests generally constitute Permitted Liens. Indebtedness of Foreign Subsidiaries permitted by the Indenture may also be secured by security interests on the property and assets of such Foreign Subsidiaries. The Indenture permits other Permitted Liens. See “Risk Factors—Risks Relating to the Notes and Our Indebtedness—Holders of the notes may not be able to fully realize the value of their liens” and “Risk Factors—Risks Relating to the Notes and Our Indebtedness—The collateral may not be valuable enough to satisfy all the obligations secured by such collateral.”

Collateral Documents and Certain Related Intercreditor Provisions

The collateral agents under the 2019 Notes and the 2022 Notes have entered into, and the Collateral Agent and Trustee, as authorized representative for the Holders of the Notes, has become party to a security agreement (the “Security Agreement”) creating and establishing the terms of the security interests that secure the Notes and the guarantees thereof and Pari Passu Lien Indebtedness. These security interests secure the payment and performance when due of all of the obligations of the Issuer and the Guarantors under the Notes, the Indenture, the Guarantees, Pari Passu Lien Indebtedness and guarantees thereof and the Collateral Documents, as provided in the Collateral Documents. The Issuer and the Guarantors were obligated to use their commercially reasonable efforts to complete on or prior to the Issue Date all filings and other similar actions required in connection with the perfection of such security interests. If they were not able to complete such actions on or prior to the Issue Date, they will complete such actions within 90 days after such date. Wilmington Trust, National Association has been appointed, pursuant to the Indenture, as the Collateral Agent.

The Trustee, the Collateral Agent, each Holder of the Notes, each holder of Pari Passu Lien Indebtedness and each other holder of, or obligee in respect of, any Obligations in respect of the Notes and Pari Passu Lien Indebtedness outstanding at such time are referred to collectively as the “Pari Passu Indebtedness Secured Parties.”

Intercreditor Agreement

The collateral agents under the 2019 Notes and the 2022 Notes and the collateral agent under the Credit Agreement (the “Credit Agreement Collateral Agent”) have entered into an intercreditor and collateral agency agreement (the “Intercreditor Agreement”) that has been acknowledged by the Issuer and the Guarantors. On the Issue Date, the Collateral Agent and Trustee became a party to the Intercreditor Agreement and the Holders of the Notes, by their acceptance of the Notes, agreed to be bound thereby and were deemed to have instructed the Trustee to enter into the Intercreditor Agreement on their behalf. Following the Issue Date, additional collateral agents for the holders of Pari Passu Lien Indebtedness and Priority Payment Lien Obligations may become party to the Intercreditor Agreement subject to compliance with certain procedural requirements in the Intercreditor Agreement. The Notes and other obligations secured by the Liens in favor of the Collateral Agent and the Priority Payment Lien Obligations secured by Liens in favor of the Credit Agreement Collateral Agent and the obligations in respect of any Pari Passu Lien Indebtedness secured by Liens in favor of any other collateral agent that becomes party to the Intercreditor Agreement are each referred to as a “class” of First Lien Obligations in this section.

The Intercreditor Agreement provides that, notwithstanding the date, time, method, manner or order of grant, attachment or perfection of any Liens on any Collateral in which the Collateral Agent and one or more collateral agents for any class of Priority Payment Lien Obligations or Pari Passu Lien Indebtedness have perfected security interests (any such Collateral as to which the Collateral Agent and any other collateral agent have such a perfected security interest being referred to as “Shared Collateral”), the Collateral Agent and each other collateral agent with respect to such Shared Collateral will have equal rights to enforce the respective security interests in the Shared Collateral subject to certain other provisions of the Intercreditor Agreement; provided that the Priority Payment Lien Obligations will have priority in right of payment upon a foreclosure, enforcement or exercise of remedies with respect to the Shared Collateral or a bankruptcy, insolvency or similar event or if the Collateral Agent or any other collateral agent for any class of Pari Passu Lien Indebtedness receives any payment with respect to any Shared Collateral pursuant to any intercreditor agreement (other than the Intercreditor Agreement) and will be repaid prior to the payment of the Notes Obligations and the Pari Passu Lien Indebtedness.

A portion of the obligations secured by the Shared Collateral (including Priority Payment Lien Obligations) consists or may consist of Indebtedness that is revolving in nature, and the amount thereof that may be outstanding at any time or from time to time may be increased or reduced and subsequently reborrowed and such obligations may, subject to the limitations set forth in the Indenture, be increased, extended, renewed, replaced, restated, supplemented, restructured, repaid, refunded, refinanced or otherwise amended or modified from time to time, all without affecting the provisions of the Intercreditor Agreement defining the relative rights of the parties thereto.

The Intercreditor Agreement provides that none of the Collateral Agent, the Credit Agreement Collateral Agent or any additional collateral agent for the holders of any other First Lien Obligations shall contest or support any Person in contesting in any proceeding (including a bankruptcy proceeding) the perfection, priority, validity, attachment or enforceability of a Lien held by or on behalf of any other collateral agent or any holders of First Lien Obligations in the Shared Collateral; provided that the foregoing shall not impair the right of any collateral agent or holder of First Lien Obligations to enforce the Intercreditor Agreement. In addition, the Intercreditor Agreement provides that the Issuer and the Guarantors shall not, and shall not permit any Subsidiary to, grant or permit or suffer to exist any additional Liens on any asset or property to secure any class of First Lien Obligations unless it has granted a Lien on such asset or property to secure each other class of First Lien Obligations, as the case may be; provided that the foregoing shall not prohibit the Priority Payment Lien Obligations from being secured by any Capital Stock that does not secure the Notes Obligations or any Pari Passu Lien Indebtedness due to the Rule 3-16 Exception.

If (i) any of the Collateral Agent, the Credit Agreement Collateral Agent or the collateral agent or any secured party in respect of any other class of First Lien Obligations is taking action to enforce rights or exercise remedies in respect of any Shared Collateral, (ii) any distribution is made in respect of any Shared Collateral in any insolvency or liquidation proceeding of the Issuer or any Guarantor or (iii) the Collateral Agent, any other such collateral agent or any such secured party receives any payment with respect to any Shared Collateral pursuant to any intercreditor agreement (other than the Intercreditor Agreement), then the proceeds of any sale, collection or other liquidation of any Shared Collateral obtained by such Collateral Agent, any other such collateral agent or any such secured party in respect of any First Lien Obligations on account of such enforcement of rights or exercise of remedies, and any such distributions or payments received by such Collateral Agent, any other such collateral agent or any such secured party in respect of any First Lien Obligations shall be applied as follows (1) first, (a) to the payment of all amounts owing to such collateral agent (in its capacity as such) pursuant to the terms of any document related to the First Lien Obligations, (b) in the case of any such enforcement of rights or exercise of remedies, to the payment of all costs and expenses incurred by such collateral agent or any other secured parties in the same class as such collateral agent in respect of First Lien Obligations in connection therewith and (c) in the case of any such payment pursuant to any such intercreditor agreement, to the payment of all costs and expenses incurred by such collateral agent or any of its related secured parties in enforcing its rights thereunder to obtain such payment, (2) second, to the payment in full of any Priority Payment Lien Obligations at the time due and payable (including any post-petition interest with respect thereto, whether or not allowable in any insolvency or liquidation proceeding) and the termination of any commitments thereunder, (3) third, to the payment in full of the Notes Obligations and all Pari Passu Lien Indebtedness secured by a Lien on such Shared Collateral at the time due and payable (the amounts so applied to be distributed, as among such classes of First Lien Obligations, ratably in accordance with the amounts of the First Lien Obligations of each such class on the date of such application), (4) fourth, after payment in full of all the First Lien Obligations secured by such Shared Collateral, to the holders of any junior liens on the Shared Collateral and (5) fifth, to the Issuer and the other Guarantors or their successors or assigns or as a court of competent jurisdiction may direct.

Notwithstanding the foregoing, with respect to any Shared Collateral for which a third party (other than holder of any First Lien Obligations) has a lien or security interest that is junior in priority to the lien on such Shared Collateral of any class of First Lien Obligations but is senior in priority to the lien on such Shared Collateral of any other class of First Lien Obligations (such third party, an “Intervening Creditor”) (any condition with respect to such class of First Lien Obligations being referred to as an “Impairment” of such class), the value of any Shared Collateral or proceeds which are allocated to such Intervening Creditor shall be deducted on a ratable basis solely from the Shared Collateral or proceeds to be distributed in respect of the class of First Lien Obligations with respect to which such Impairment exists.

Nothing in the Intercreditor Agreement shall affect the ability of any of the Collateral Agent, the Credit Agreement Collateral Agent or other collateral agents or secured parties in respect of any other First Lien Obligations (i) to enforce any rights and exercise any remedies with respect to any Shared Collateral available under the documents related to such First Lien Obligations or applicable law or (ii) to commence any action or proceeding with respect to such rights or remedies; provided that, notwithstanding the foregoing, (a) each collateral agent and secured party in the same class as such collateral agent shall remain subject to, and bound by, all covenants or agreements made in the Intercreditor Agreement, (b) each collateral agent has agreed, on behalf of itself and the other secured parties in the same class as such collateral agent, that, prior to the commencement of any enforcement of rights or any exercise of remedies with respect to any Shared Collateral by such collateral agent or any secured parties in the same class as such collateral agent, such collateral agent or such secured party, as the case may be, shall provide written notice thereof to each other collateral agent as far in advance of such commencement as reasonably practicable, and shall regularly inform each collateral agent of developments in connection with such enforcement or exercise, and (c) each collateral agent agrees, on behalf of itself and the other secured parties in the same class as such collateral agent, that such collateral agent and such secured parties shall cooperate in a commercially reasonable manner with each other collateral agent and its related secured parties in any enforcement of rights or any exercise of remedies with respect to any Shared Collateral.

With respect to any Shared Collateral on which a Lien can be perfected by the possession or control of such Shared Collateral, then the applicable collateral agent in respect of a class of First Lien Obligations that holds or controls such Shared Collateral shall also hold such Shared Collateral as gratuitous bailee and sub-agent for each other collateral agent in respect of all other classes of First Lien Obligations; provided that any proceeds arising from such pledged or controlled Shared Collateral shall be subject to the waterfall provisions set forth in the third preceding paragraph. Until the payment in full of the obligations under the Credit Agreement, the Credit Agreement Collateral Agent shall hold all such Shared Collateral (for itself and as bailee in accordance with the foregoing) which can be perfected by control or possession and, after the payment in full of such obligations, the collateral agent with respect to the class of First Lien Obligations of the largest principal amount at such time shall hold such Collateral.

Agreements With Respect to Bankruptcy or Insolvency Proceedings

If the Issuer or any of its Subsidiaries becomes subject to a case under Title 11 of the United States Code, as amended (the “Bankruptcy Code”) and, as debtor(s)-in-possession, moves for approval of financing (“DIP Financing”) to be provided by one or more lenders (the “DIP Lenders”) under Section 364 of the Bankruptcy Code or the use of cash collateral under Section 363 of the Bankruptcy Code, the Collateral Agent agreed in the Intercreditor Agreement, each Holder of the Notes agrees by its acceptance of the Notes and each holder of any Pari Passu Lien Indebtedness has or will agree by its acceptance of such Pari Passu Lien Indebtedness that it will raise no objection to any such financing or to the Liens on the Shared Collateral securing the same (“DIP Financing Liens”) or to any use of cash collateral that constitutes Shared Collateral, unless the Credit Agreement Collateral Agent or the holders of any Priority Payment Lien Obligations secured by such Shared Collateral oppose or object to such DIP Financing or such DIP Financing Liens or use of such cash collateral (and, to the extent that such DIP Financing Liens are senior to, or rank pari passu with, the Liens of such Priority Payment Lien Obligations in such Shared Collateral, the Collateral Agent will, for itself and on behalf of the Holders of the Notes and the holders of Pari Passu Lien Indebtedness, subordinate the liens of the Pari Passu Indebtedness Secured Parties in such Shared Collateral to the DIP Financing Liens, all adequate protection liens granted to the holders of the Priority Payment Lien Obligations on the Shared Collateral, and to any “carve-out” for professional and United States Trustee fees agreed to by the Credit Agreement Collateral Agent), so long as the Pari Passu Indebtedness Secured Parties are granted adequate protection in accordance with the terms of the Intercreditor Agreement.

The Collateral Agent agreed in the Intercreditor Agreement, each Holder of the Notes agrees by its acceptance of the Notes and each holder of Pari Passu Lien Indebtedness has or will agree by its acceptance of such Pari Passu Lien Indebtedness that it will not object to or oppose any release of their Liens in connection with any sale or other disposition of any Shared Collateral (or any portion thereof) under Section 363 of the Bankruptcy Code or any other provision of the Bankruptcy Code if the Credit Agreement Collateral Agent and the holders of Priority Payment Lien Obligations shall have consented to such sale or disposition of such Shared Collateral, provided that the holders of the Notes and the Pari Passu Lien Indebtedness will be entitled to assert any objection to such sale or disposition that may be asserted by any unsecured creditor of the Issuer or any of its Subsidiaries in such bankruptcy.

In addition, the Intercreditor Agreement also limits or restricts the holders of the Notes and the Collateral Agent from taking certain other actions in any bankruptcy or insolvency case of the Issuer or its Subsidiaries, or from opposing certain actions taken by the Credit Agreement Collateral Agent or the holders of the Priority Payment Lien Obligations, including with respect to, among other things, seeking relief from the automatic stay, exercising certain rights or asserting certain claims under the Bankruptcy Code, or the voting of claims in contravention of the terms of the Intercreditor Agreement.

Neither the Collateral Agent nor the Holders of the Notes shall oppose (or support the opposition of any other Person) in any insolvency or liquidation proceeding (i) any motion or other request by the Credit Agreement Collateral Agent or the holders of Priority Payment Lien Obligations for adequate protection of the

Credit Agreement Collateral Agent’s Liens upon the Shared Collateral in any form, including any claim of the Credit Agreement Collateral Agent or the holders of Priority Payment Lien Obligations to post-petition interest, fees, or expenses as a result of their Lien on the Shared Collateral, and request for additional or replacement Liens on post-petition assets of the same type as the Shared Collateral and/or for a super-priority administrative claim, or (ii) any objection by the Credit Agreement Collateral Agent or the holders of Priority Payment Lien Obligations to any motion, relief, action or proceeding based on the Credit Agreement Collateral Agent or the holders of Priority Payment Lien Obligations claiming a lack of adequate protection with respect to their Liens in the Shared Collateral. The Collateral Agent, for itself and on behalf of holders of Notes, may seek adequate protection of its junior interest in the Shared Collateral, subject to the provisions of the Intercreditor Agreement, as follows: if the Credit Agreement Collateral Agent is granted adequate protection in the form of an additional or replacement Lien on the Shared Collateral and/or a superpriority administrative claim, the Collateral Agent may receive as adequate protection an additional or replacement Lien and/or a superpriority administrative claim (as applicable) that is junior and subordinate to such lien and/or claim granted to the Credit Agreement Collateral Agent on behalf of the holders of Priority Payment Lien Obligations as adequate protection. If the Collateral Agent, for itself and on behalf of the Holders of the Notes, seeks or requires (or is otherwise granted) adequate protection of its junior interest in the Shared Collateral in the form of an additional or replacement Lien and/or a superpriority administrative claim, then the Collateral Agent, for itself and the Holders of the Notes, agrees that the Credit Agreement Collateral Agent shall also be granted an additional or replacement Lien and/or a superpriority administrative claim (as applicable) as adequate protection of its senior interest in the Shared Collateral, and that the Collateral Agent’s additional or replacement Lien and/or superpriority claim (as applicable) shall be subordinated to the additional or replacement Lien and/or superpriority claim of the Credit Agreement Collateral Agent on the same basis as the Liens and claims of the Collateral Agent on the Shared Collateral are subordinated to the Liens of, and claims with respect to, the Credit Agreement Collateral Agent on the Shared Collateral under the Intercreditor Agreement. Without limiting the generality of the foregoing, to the extent the holders of the Priority Payment Lien Obligations are deemed by a court of competent jurisdiction to be fully secured on the petition date of any bankruptcy case or they are granted adequate protection in the form of the right to receive payments for current post-petition interest fees or expenses or other cash payments, the Collateral Agent shall not be prohibited from requesting adequate protection, including, but not limited to, payments for current incurred post-petition fees or expenses or other cash payments.

Refinancings of First Lien Obligations

The obligations under the Senior Secured Credit Facilities, the obligations under the 2019 Notes Indenture, the 2019 Notes, the 2022 Note Purchase Agreement, the 2022 Notes, the obligations under the Indenture, the Notes and any other First Lien Obligations may be refinanced or replaced, in whole or in part, in each case, without notice to, or the consent (except to the extent a consent is otherwise required to permit the refinancing transaction under the Credit Agreement or any security document related thereto, the Indenture or the Collateral Documents) of the Collateral Agent, Trustee or any Pari Passu Indebtedness Secured Party, all without affecting the Lien priorities provided for in the Intercreditor Agreement; provided, however, that the holders of any such refinancing or replacement indebtedness (or an authorized agent or trustee on their behalf) bind themselves in writing to the terms of the Intercreditor Agreement pursuant to such documents or agreements (including amendments or supplements to the Intercreditor Agreement) as the Collateral Agent or the Credit Agreement Collateral Agent, as the case may be, shall reasonably request and in form and substance reasonably acceptable to the Credit Agreement Collateral Agent or the Collateral Agent, as the case may be.

In connection with any refinancing or replacement contemplated by the foregoing paragraph, the Intercreditor Agreement may be amended at the request and sole expense of the Issuer, and without the consent of either the Credit Agreement Collateral Agent or the Collateral Agent, (a) to add parties (or any authorized agent or trustee therefor) providing any such refinancing or replacement indebtedness, (b) to establish that Liens on any Collateral securing such refinancing or replacement Indebtedness shall have the same priority as the Liens on any Collateral securing the Indebtedness being refinanced or replaced and (c) to establish that the Liens on any Collateral securing such refinancing or replacement Indebtedness shall have the same priority as the Liens on any Collateral securing the Indebtedness being refinanced or replaced, all on the terms provided for herein immediately prior to such refinancing or replacement; provided that the Issuer delivers to each collateral agent an Officer’s Certificate certifying that such refinancing or replacement is permitted by the Indenture, the Credit Agreement and the documents governing the Pari Passu Lien Indebtedness.

Certain Limitations on the Collateral

The right of the Collateral Agent to take possession and dispose of the Collateral following an Event of Default is likely to be significantly impaired, or at a minimum delayed, by applicable bankruptcy law if a bankruptcy proceeding were to be commenced by or against the Issuer or the Guarantors prior to the Collateral Agent having taken possession and disposed of the Collateral.

Under the U.S. Bankruptcy Code, a secured creditor is prohibited from foreclosing upon and taking its security from a debtor in a bankruptcy case, or from disposing of security taken from such debtor, without prior bankruptcy court approval (which may not be given under the facts and circumstances of any particular case). Moreover, the U.S. Bankruptcy Code permits the debtor in certain circumstances to continue to retain and to use collateral owned as of the date of the bankruptcy filing (and the proceeds, products, offspring, rents or profits of such Collateral) even though the debtor is in default under the applicable debt instruments provided that the secured creditor is given “adequate protection.” The meaning of the term “adequate protection” may vary according to circumstances. In view of the lack of a precise definition of the term “adequate protection” and the broad discretionary powers of a bankruptcy court, it is impossible to predict whether or when payments under the Notes could be made following commencement of a bankruptcy case or the length of any delay in making such payments, whether or when the Collateral Agent could repossess or dispose of the Collateral, or whether or to what extent Holders would be compensated for any delay in payment or loss of value of the Collateral through the requirement of “adequate protection.” Furthermore, in the event a U.S. bankruptcy court determines that the value of the Collateral (after giving effect to any Priority Payment Lien Obligations) is not sufficient to repay all amounts due on the Notes and any Pari Passu Lien Indebtedness, the Holders of the Notes and the holders of Pari Passu Lien Indebtedness would hold secured claims to the extent of the value of such Collateral and would hold unsecured claims with respect to any shortfall. Applicable U.S. bankruptcy laws permit the payment and/or accrual of post-petition interest, costs and attorneys’ fees during a debtor’s bankruptcy case only to the extent the claims are oversecured or the debtor is solvent at the time of reorganization, and would not provide for adequate protection with respect to any undersecured portion of these claims. In addition, if the Issuer or the Guarantors were to become the subject of a bankruptcy case, the bankruptcy court, among other things, may avoid certain prepetition transfers made by the entity that is the subject of the bankruptcy filing, including, without limitation, transfers held to be preferences or fraudulent conveyances.

Use of Proceeds of Collateral

After the satisfaction of all obligations under any Priority Payment Lien Obligations and the termination of all commitments to extend credit that would constitute Priority Payment Lien Obligations secured or intended to be secured by any Collateral, the Trustee, the Collateral Agent and any collateral agent or other representative of any Pari Passu Lien Indebtedness, in accordance with the terms of the Indenture, the Credit Agreement and the Collateral Documents and the documentation governing Pari Passu Lien Indebtedness, will distribute all cash proceeds (after payment of the costs of enforcement and collateral administration, including any amounts owed to the Trustee in its capacity as Trustee, to the Collateral Agent or to any collateral agent or other representative of any Pari Passu Lien Indebtedness) of the Collateral received by it under the Collateral Documents for the ratable benefit of the Holders of the Notes and the holders of Pari Passu Lien Indebtedness.

Release of Collateral

The Issuer and the Guarantors will be entitled to the releases of property and other assets included in the Collateral from the Liens securing the Notes under any one or more of the following circumstances:

•	to enable the disposition of such property or assets to a Person that is not an Issuer or a Guarantor to the extent not prohibited under the covenant described under “—Repurchase at the Option of Holders—Asset Sales”;

•	in the case of a Guarantor that is released from its Guarantee, the release of the property and assets of such Guarantor;

•	as described under “—Amendment, Supplement and Waiver” below; or

•	in connection with the taking of an enforcement action by the representative of any First Lien Obligation in accordance with the terms of the Intercreditor Agreement.

The security interests in all Collateral securing the Notes will be released upon (i) payment in full of the principal of, together with accrued and unpaid interest (including additional interest, if any) on, the Notes and all other obligations related thereto under the Indenture, the Guarantees under the Indenture and the Collateral Documents that are due and payable at or prior to the time such principal, together with accrued and unpaid interest (including additional interest, if any), are paid or (ii) a legal defeasance or covenant defeasance under the Indenture as described below under “—Legal Defeasance and Covenant Defeasance” or a discharge of the Indenture as described under “—Satisfaction and Discharge.”

No Impairment of Security Interests

Subject to the rights of the holders of Permitted Liens, neither the Issuer nor any of its Restricted Subsidiaries is permitted to take any action, or knowingly or negligently omit to take any action, which action or omission would or could reasonably be expected to have the result of materially impairing the security interest with respect to the Collateral for the benefit of the Trustee and Holders.

The Indenture governing the Notes provides that any release of Collateral in accordance with the provisions of the Indenture governing the Notes and the Collateral Documents will not be deemed to impair the security under the Indenture governing the Notes and that any Person may rely on such provision in delivering a certificate requesting release so long as all other provisions of the Indenture governing the Notes with respect to such release have been complied with.

In addition, the Issuer will not amend, modify or supplement, or permit or consent to any amendment, modification or supplement of, the Collateral Documents in any manner that would be adverse to the Holders of the Notes in any material respect, except as permitted under “—Amendment, Supplement and Waiver.”

Sufficiency of Collateral

As of December 31, 2016, the total assets of the Issuer were approximately $2,547.7 million. There can be no assurance that the proceeds from the sale of the Collateral in whole or in part pursuant to the Collateral Documents following an Event of Default would be sufficient to satisfy the Notes Obligations. The fair market value of the Collateral is subject to fluctuations based on factors that include, among others, the condition of the Issuer’s industry, the ability to sell the Collateral in an orderly sale, general economic conditions, the availability of buyers and similar factors. The amount to be received upon a sale of the Collateral will also be dependent on numerous factors, including, but not limited to, the actual fair market value of the Collateral at such time and the timing and the manner of the sale. By their nature, portions of the Collateral may be illiquid and may have no readily ascertainable market value. In addition, the fact that the lenders under the Priority Payment Lien Obligations will receive proceeds from enforcement of the Collateral before Holders of the Notes and that other

Persons may have first-priority Liens in respect of Collateral pursuant to Permitted Liens could have a material adverse effect on the amount that Holders of the Notes would receive upon a sale or other disposition of the Collateral. Accordingly, there can be no assurance that the Collateral can be sold in a short period of time or in an orderly manner. If the proceeds from a sale or other disposition of the Collateral were not sufficient to repay all amounts due on the Notes, the Holders of the Notes (to the extent not repaid from the proceeds of the sale of the Collateral) would have only an unsecured claim against the remaining assets of the Issuer and the Guarantors. See “Risk Factors—Risk Related to the Notes and Our Indebtedness—The collateral may not be valuable enough to satisfy all the obligations secured by such collateral.”

To the extent that third parties hold Liens permitted by the Collateral Documents and the Indenture, such third parties will have rights and remedies with respect to the assets subject to such Liens that, if exercised, could adversely affect the value of the Collateral or the ability of the Collateral Agent acting for the benefit of the Trustee or the Holders of the Notes to realize or foreclose on the Collateral. In addition, the ability of the Collateral Agent acting for the benefit of the Trustee and the Holders of Notes to realize on the Collateral may be subject to certain bankruptcy law limitations in the event of a bankruptcy. See “—Certain Limitations on the Collateral.”

Compliance with Trust Indenture Act

The Trust Indenture Act will become applicable to the Indenture upon the qualification of the Indenture under the Trust Indenture Act, which will occur at such time as the Notes have been registered under the Securities Act. The Indenture provides that the Issuer will comply with the provisions of § 314 of the Trust Indenture Act to the extent applicable. To the extent applicable, the Issuer will cause § 313(b) of the Trust Indenture Act, relating to reports, and § 314(d) of the Trust Indenture Act, relating to the release of property or securities subject to the Lien of the Collateral Documents, to be complied with. Any certificate or opinion required by § 314(d) of the Trust Indenture Act may be made by an officer or legal counsel, as applicable, of the Issuer except in cases where § 314(d) of the Trust Indenture Act requires that such certificate or opinion be made by an independent Person, which Person will be an independent engineer, appraiser or other expert selected by or reasonably satisfactory to the Trustee. Notwithstanding anything to the contrary in this paragraph, the Issuer will not be required to comply with all or any portion of § 314(d) of the Trust Indenture Act if it determines, in good faith based on the written advice of counsel, a copy of which written advice shall be provided to the Trustee, that under the terms of § 314(d) of the Trust Indenture Act or any interpretation or guidance as to the meaning thereof of the SEC and its staff, including “no action” letters or exemptive orders, all or any portion of § 314(d) of the Trust Indenture Act is inapplicable to any release or series of releases of Collateral. Until such time as the exchange notes have been registered under the Securities Act, the Notes will not be subject to § 316(b) of the Trust Indenture Act and the provisions set forth under “Amendment, Supplement and Waiver” do not conform to the express provisions in § 316(b) of the Trust Indenture Act.

Exercise of Remedies in Respect of Collateral

Subject to the terms of the Intercreditor Agreement, upon the occurrence and during the continuance of an Event of Default or an event of default under any Pari Passu Lien Indebtedness, the Collateral Agent will be permitted, subject to applicable law and the terms of the Collateral Documents, to exercise remedies and sell the Collateral under the Collateral Documents only at the direction of the agents or representatives (including the Trustee in the case of the Holders) who are authorized to act on behalf of the Holders or the holders of Pari Passu Lien Indebtedness for which the Collateral Agent is acting as collateral agent, as applicable, or at the direction of the holders of a majority in the principal amount of the outstanding Notes and any outstanding Pari Passu Lien Indebtedness for which the Collateral Agent is acting as collateral agent voting as a single class (the “Directing Creditors”).

Amendments of the Collateral Documents

The Collateral Agent will not agree to any amendment to the Collateral Documents, except upon instructions given by the Directing Creditors (unless such amendment does not require any consent of the Pari Passu Indebtedness Secured Parties).

Paying Agent and Registrar for the Notes

The Issuer will maintain one or more paying agents for the Notes. The initial paying agent for the Notes is the Trustee.

The Issuer will also maintain one or more registrars and a transfer agent. The initial registrar and transfer agent with respect to the Notes is the Trustee. The registrar will maintain a register reflecting ownership of the Notes outstanding from time to time. The paying agent will make payments on, and the transfer agent will facilitate transfer of, the Notes on behalf of the Issuer.

The Issuer may change the paying agent, the registrar or the transfer agent without prior notice to the Holders. The Issuer or any of its Subsidiaries may act as a paying agent, registrar or transfer agent.

If any Notes are listed on an exchange and the rules of such exchange so require, the Issuer will satisfy any requirement of such exchange as to paying agents, registrars and transfer agents and will comply with any notice requirements required under such exchange in connection with any change of paying agent, registrar or transfer agent.

Transfer and Exchange

A Holder may transfer or exchange Notes in accordance with the Indenture. The registrar and the Trustee may require a Holder to furnish appropriate endorsements and transfer documents in connection with a transfer of Notes. Holders will be required to pay all taxes due on transfer. The Issuer will not be required to transfer or exchange any Note selected for redemption or tendered (and not withdrawn) for repurchase in connection with a Change of Control Offer or an Asset Sale Offer. Also, the Issuer will not be required to transfer or exchange any Note for a period of 15 days before a selection of Notes to be redeemed or between a Record Date and a corresponding Payment Date or between the date of any conditional notice to Holders of the anticipated occurrence of an early maturity date in the circumstances described above under “—Principal, Maturity and Interest” and the occurrence or cancellation of such early maturity date. The registered Holder of a Note will be treated as the owner of the Note for all purposes.

Mandatory Redemption; Offers to Purchase; Open Market Purchases

The Issuer is not required to make any mandatory redemption or sinking fund payments with respect to the Notes. However, under certain circumstances, the Issuer may be required to offer to purchase Notes as described under the caption “Repurchase at the Option of Holders.” The Issuer, the Investors and their respective Affiliates may, at their discretion, at any time and from time to time purchase Notes in the open market or otherwise.

Optional Redemption

Except as set forth below, the Issuer will not be entitled to redeem the Notes at its option prior to December 1, 2018. At any time prior to December 1, 2018, the Issuer may on one or more occasions redeem all or a part of the Notes, upon notice as described under “—Selection and Notice,” at a redemption price equal to 100% of the principal amount of the Notes redeemed plus the Applicable Premium as of, plus accrued and unpaid interest and Additional Interest, if any, to the date of redemption (the “Redemption Date”), subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date.

On and after December 1, 2018, the Issuer may redeem the Notes, in whole or in part, upon notice as described under the heading “—Selection and Notice,” at the redemption prices (expressed as percentages of principal amount of the Notes to be redeemed) set forth below, plus accrued and unpaid interest and Additional Interest, if any, thereon to but excluding the applicable Redemption Date, subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date, if redeemed during the twelve-month period beginning on December 1 of each of the years indicated below:

Year	Senior Notes Percentage
2018	103.938%
2019	101.969%
2020 and thereafter	100.000%

In addition, until December 1, 2018, the Issuer may, at its option, and on one or more occasions, redeem up to 35.0% of the aggregate principal amount of Notes issued under the Indenture at a redemption price equal to the sum of (a) 100% of the aggregate principal amount thereof, plus (b) a premium equal to the stated interest rate per annum on the Notes, plus (c) accrued and unpaid interest and Additional Interest, if any, to but excluding the Redemption Date, subject to the right of Holders of Notes of record on the relevant record date to receive interest due on the relevant interest payment date, with the net cash proceeds received by it from one or more Equity Offerings or a contribution to the Issuer’s common equity capital made with the net cash proceeds of a concurrent Equity Offering; provided, that (a) at least 50% of the aggregate principal amount of Notes originally issued under the Indenture on the Issue Date and any Additional Notes issued under the Indenture after the Issue Date remains outstanding immediately after the occurrence of each such redemption; and (b) each such redemption occurs within 180 days of the date of closing of each such Equity Offering.

In addition, at any time and from time to time prior to December 1, 2018, the Issuer may at its option redeem during each 12-month period commencing with the Issue Date up to 10% of the aggregate principal amount of the Notes issued under the Indenture, including any Additional Notes, upon notice as described under the heading “Selection and Notice,” at a redemption price equal to 103% of the aggregate principal amount of the Notes redeemed, plus accrued and unpaid interest and Additional Interest, if any, to the Redemption Date, subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date.

Notice of any redemption, whether in connection with an Equity Offering, other transaction or otherwise, may be given prior to the completion thereof, and any such redemption or notice may, at the Issuer’s discretion, be subject to one or more conditions precedent, including, but not limited to, completion of the related Equity Offering or other transaction. In addition, if such redemption is subject to satisfaction of one or more conditions precedent, such notice of redemption shall state that, in the Issuer’s discretion, the Redemption Date may be delayed until such time as such conditions shall be satisfied or waived. The Issuer and its Affiliates may acquire the Notes by means other than a redemption, whether by tender offer, open market purchases, negotiated transactions or otherwise.

Selection and Notice

If the Issuer is redeeming less than all of the Notes issued under the Indenture at any time, the Trustee will select the Notes to be redeemed (a) if the Notes are listed on an exchange, in compliance with the requirements of such exchange (with notice from the Issuer to the Trustee) or (b) on a pro rata basis to the extent practicable, or, if the pro rata basis is not practicable for any reason by lot or by such other method as the Trustee shall deem fair and appropriate, subject to the applicable procedures of DTC. No Notes of $2,000 or less can be redeemed in part.

Notices of redemption shall be delivered electronically or mailed by first-class mail, postage prepaid, at least 30 but not more than 60 days before the redemption date to each Holder of Notes at such Holder’s registered address or otherwise in accordance with the applicable procedures of DTC, except that redemption notices may be delivered more than 60 days prior to a redemption date if the notice is issued in connection with a defeasance of the Notes or a satisfaction and discharge of the Indenture. If any Note is to be redeemed in part only, any notice of redemption that relates to such Note shall state the portion of the principal amount thereof that has been or is to be redeemed.

With respect to Notes represented by certificated notes, the Issuer will issue a new Note in a principal amount equal to the unredeemed portion of the original Note in the name of the Holder upon cancellation of the original Note; provided, that new Notes will only be issued in denominations of $2,000 and integral multiples of $1,000 in excess of $2,000. Notes called for redemption become due on the date fixed for redemption, unless such redemption is conditioned on the happening of a future event. On and after the Redemption Date, interest ceases to accrue on Notes or portions of them called for redemption (unless the Issuer defaults in the payment of the redemption amount).

Repurchase at the Option of Holders

Change of Control

The Indenture provides that if a Change of Control occurs, unless the Issuer has previously or concurrently sent a redemption notice with respect to all the outstanding Notes as described under “Optional Redemption,” the Issuer will make an offer to purchase all of the Notes pursuant to the offer described below (the “Change of Control Offer”) at a price in cash (the “Change of Control Payment”) equal to 101% of the aggregate principal amount thereof plus accrued and unpaid interest and Additional Interest, if any, to the date of purchase, subject to the right of Holders of the Notes of record on the relevant record date to receive interest due on the relevant interest payment date. Within 30 days following any Change of Control, the Issuer will send notice of such Change of Control Offer electronically or by first-class mail, with a copy to the Trustee, to each Holder of Notes to the address of such Holder appearing in the security register or otherwise in accordance with the applicable procedures of DTC with the following information:

(1) that a Change of Control Offer is being made pursuant to the covenant entitled “Change of Control,” and that all Notes properly tendered pursuant to such Change of Control Offer will be accepted for payment by the Issuer;

(2) the purchase price and the purchase date, which will be no earlier than 30 days nor later than 60 days from the date such notice is sent (the “Change of Control Payment Date”), except in the case of a conditional Change of Control Offer made in advance of a Change of Control as described below;

(3) that any Note not properly tendered will remain outstanding and continue to accrue interest;

(4) that unless the Issuer defaults in the payment of the Change of Control Payment, all Notes accepted for payment pursuant to the Change of Control Offer will cease to accrue interest on the Change of Control Payment Date;

(5) that Holders electing to have any Notes purchased pursuant to a Change of Control Offer will be required to surrender such Notes, with the form entitled “Option of Holder to Elect Purchase” on the reverse of such Notes completed, to the paying agent specified in the notice at the address specified in the notice prior to the close of business on the third Business Day preceding the Change of Control Payment Date;

(6) that Holders will be entitled to withdraw their tendered Notes and their election to require the Issuer to purchase such Notes; provided that the paying agent receives, not later than the close of business on the second Business Day prior to the expiration date of the Change of Control Offer, a facsimile transmission or letter setting forth the name of the Holder of the Notes, the principal amount of Notes tendered for purchase, and a statement that such Holder is withdrawing its tendered Notes and its election to have such Notes purchased;

(7) that Holders whose Notes are being purchased only in part will be issued new Notes and such new Notes will be equal in principal amount to the unpurchased portion of the Notes surrendered. The unpurchased portion of the Notes must be equal to at least $2,000 or any integral multiple of $1,000 in excess of $2,000;

(8) if such notice is delivered prior to the occurrence of a Change of Control, stating that the Change of Control Offer is conditional on the occurrence of such Change of Control; and

(9) the other instructions, as determined by the Issuer, consistent with the covenant described hereunder, that a Holder must follow.

The Issuer will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws or regulations are applicable in connection with the repurchase of Notes pursuant to a Change of Control Offer. To the extent that the provisions of any securities laws or regulations conflict with the provisions of the Indenture, the Issuer will comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations described in the Indenture by virtue thereof.

On the Change of Control Payment Date, the Issuer will, to the extent permitted by law:

(1) accept for payment all Notes issued by it or portions thereof properly tendered pursuant to the Change of Control Offer;

(2) deposit with the paying agent an amount equal to the aggregate Change of Control Payment in respect of all Notes or portions thereof so tendered; and

(3) deliver, or cause to be delivered, to the Trustee for cancellation the Notes so accepted together with an Officer’s Certificate to the Trustee stating that such Notes or portions thereof have been tendered to and purchased by the Issuer.

(4) The Senior Secured Credit Facilities and other existing agreements relating to Indebtedness provide, and future credit agreements or other agreements relating to Indebtedness to which the Issuer becomes a party may provide, that certain change of control events with respect to the Issuer would constitute a default thereunder (including a Change of Control under the Indenture). If we experience a change of control that triggers a default under the Senior Secured Credit Facilities or any such other Indebtedness, we could seek a waiver of such default or seek to refinance the Senior Secured Credit Facilities. In the event we do not obtain such a waiver or do not refinance the Senior Secured Credit Facilities, such default could result in amounts outstanding under the Senior Secured Credit Facilities being declared due and payable.

Our ability to pay cash to the Holders of Notes following the occurrence of a Change of Control may be limited by our then-existing financial resources. Therefore, sufficient funds may not be available when necessary to make any required repurchases.

The Change of Control purchase feature of the Notes may in certain circumstances make more difficult or discourage a sale or takeover of us and, thus, the removal of incumbent management. The Change of Control purchase feature is a result of negotiations between the Initial Purchasers and us. We have no present intention to engage in a transaction involving a Change of Control, although it is possible that we could decide to do so in the future. Subject to the limitations discussed below, we could, in the future, enter into certain transactions, including acquisitions, refinancings or other recapitalizations, that would not constitute a Change of Control under the Indenture, but that could increase the amount of Indebtedness outstanding at such time or otherwise affect our capital structure or credit ratings. Restrictions on our ability to incur additional Indebtedness are contained in the covenants described under “Certain Covenants—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock” and “Certain Covenants—Liens.” Such restrictions in the Indenture can be waived only with the consent of the Holders of a majority in principal amount of the Notes then outstanding. Except for the limitations contained in such covenants, however, the Indenture does not contain any covenants or provisions that may afford Holders of the Notes protection in the event of a highly leveraged transaction.

The Issuer will not be required to make a Change of Control Offer following a Change of Control if a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in the Indenture applicable to a Change of Control Offer made by the Issuer and purchases all Notes validly tendered and not withdrawn under such Change of Control Offer.

Notwithstanding anything to the contrary herein, a Change of Control Offer may be made in advance of a Change of Control, conditional upon such Change of Control, if a definitive agreement is in place for the Change of Control at the time of making of the Change of Control Offer.

The definition of “Change of Control” includes a disposition of all or substantially all of the assets of the Issuer and its Subsidiaries, taken as a whole, to certain Persons. Although there is a limited body of case law interpreting the phrase “substantially all,” there is no precise established definition of the phrase under applicable law. Accordingly, in certain circumstances there may be a degree of uncertainty as to whether a particular transaction would involve a disposition of “all or substantially all” of the assets of the Issuer and its Subsidiaries, taken as a whole. As a result, it may be unclear as to whether a Change of Control has occurred and whether a Holder of Notes may require the Issuer to make an offer to repurchase the Notes as described above.

The provisions under the Indenture relating to the Issuer’s obligation to make an offer to repurchase the Notes as a result of a Change of Control may be waived or modified with the written consent of the Holders of a majority in principal amount of the Notes then outstanding.

Asset Sales

The Indenture provides that the Issuer will not, and will not permit any of its Restricted Subsidiaries to, consummate an Asset Sale, unless:

(1) the Issuer or such Restricted Subsidiary, as the case may be, receives consideration at the time of such Asset Sale at least equal to the fair market value (as determined in good faith by the Issuer at the time of contractually agreeing to such Asset Sale) of the assets sold or otherwise disposed of; and

(2) except in the case of a Permitted Asset Swap, at least 75.0% of the consideration therefor received by the Issuer or such Restricted Subsidiary, as the case may be, is in the form of Cash Equivalents; provided that the amount of:

(a) any liabilities (as shown on the Issuer’s or such Restricted Subsidiary’s most recent balance sheet or in the footnotes thereto or, if incurred or increased subsequent to the date of such balance sheet, such liabilities that would have been shown on the Issuer’s or such Restricted Subsidiary’s balance sheet or in the footnotes thereto if such incurrence or increase had taken place on or prior to the date of such balance sheet, as determined by the Issuer) of the Issuer or such Restricted Subsidiary, other than liabilities that are by their terms subordinated to the Notes, that are assumed by the transferee of any such assets pursuant to a written agreement which releases or indemnifies the Issuer or such Restricted Subsidiary from such liabilities;

(b) any securities, notes or other obligations or assets received by the Issuer or such Restricted Subsidiary from such transferee that are converted by the Issuer or such Restricted Subsidiary into Cash Equivalents (to the extent of the Cash Equivalents received) within 180 days following the closing of such Asset Sale; and

(c) any Designated Non-cash Consideration received by the Issuer or such Restricted Subsidiary in such Asset Sale having an aggregate fair market value, taken together with all other Designated Non-cash Consideration received pursuant to this clause (c) that is at that time outstanding, not to exceed the greater of (i) $75.0 million and (ii) 3.0% of Total Assets at the time of the receipt of such Designated Non-cash Consideration, with the fair market value of each item of Designated Non-cash Consideration being measured at the time received and without giving effect to subsequent changes in value, shall be deemed to be Cash Equivalents for purposes of this provision and for no other purpose.

Within 450 days after the receipt of any Net Proceeds of any Asset Sale, the Issuer or such Restricted Subsidiary, at its option, may apply the Net Proceeds from such Asset Sale,

(1) to permanently reduce Indebtedness as follows:

(a) if the assets subject to such Asset Sale constitute Collateral, (x) Priority Payment Lien Obligations and, if the Indebtedness reduced is revolving credit Indebtedness, to correspondingly reduce commitments with respect thereto or (y) to permanently reduce (or offer to reduce, as applicable) Obligations under the Notes and under any other Pari Passu Lien Indebtedness (and to correspondingly reduce commitments with respect thereto) on a pro rata basis; provided that all reductions of (or offers to reduce) Obligations under the Notes shall be made as provided under “Optional Redemption” or through open-market purchases (to the extent such purchases are at or above 100% of the principal amount thereof plus accrued unpaid interest) or by making an offer (in accordance with the procedures set forth below for an Asset Sale Offer) to all Holders of Notes to purchase their Notes at 100% of the principal amount thereof, plus the amount of accrued but unpaid interest, if any, on the amount of Notes that would otherwise be prepaid;

(b) if the assets subject of such Asset Sale do not constitute Collateral, but constitute collateral for other Senior Indebtedness of the Issuer or a Subsidiary Guarantor, which Lien is permitted by the Indenture, to permanently reduce (and to correspondingly reduce commitments with respect thereto) Obligations under such other Senior Indebtedness that is secured by a Lien, which Lien is permitted by the Indenture, and to correspondingly reduce commitments with respect thereto;

(c) if the assets subject of such Asset Sale do not constitute Collateral or collateral for any other Senior Indebtedness of the Issuer or a Subsidiary Guarantor, to permanently reduce Obligations under other Senior Indebtedness of the Issuer or a Subsidiary Guarantor (and to correspondingly reduce commitments with respect thereto), provided that the Issuer shall equally and ratably reduce (or offer to reduce, as applicable) Obligations under the Notes (and may elect to reduce Pari Passu Lien Indebtedness) on a pro rata basis; provided further that all reductions of Obligations under the Notes shall be made as provided under “Optional Redemption” or through open-market purchases (to the extent such purchases are at or above 100% of the principal amount thereof plus accrued and unpaid interest) or by making an offer (in accordance with the procedures set forth below for an Asset Sale Offer) to all Holders of Notes to purchase their Notes at 100% of the principal amount thereof, plus the amount of accrued but unpaid interest, if any, on the amount of Notes that would otherwise be prepaid; or

(d) if the assets subject of such Asset Sale are the property or assets of a Restricted Subsidiary that is not a Guarantor, to permanently reduce Indebtedness of (i) a Restricted Subsidiary that is not a Guarantor, other than Indebtedness owed to the Issuer or any Restricted Subsidiary or (ii) the Issuer or a Subsidiary Guarantor; or

(2) to make (a) an Investment in any one or more businesses, provided that such Investment in any business is in the form of the acquisition of Capital Stock and results in the Issuer or any of its Restricted Subsidiaries, as the case may be, owning an amount of the Capital Stock of such business such that it constitutes a Restricted Subsidiary, (b) capital expenditures or (c) acquisitions of other assets, in each case of (a), (b) and (c), used or useful in a Similar Business, provided that the assets (including Capital Stock) acquired with the Net Proceeds of a disposition of Collateral are pledged as Collateral to the extent required under the Collateral Documents; or

(3) to make an Investment in (a) any one or more businesses, provided that such Investment in any business is in the form of the acquisition of Capital Stock and results in the Issuer or any of its Restricted Subsidiaries, as the case may be, owning an amount of the Capital Stock of such business such that it constitutes a Restricted Subsidiary, (b) properties or (c) acquisitions of other assets that, in each case of (a), (b) and (c), replace the businesses, properties and/or assets that are the subject of such Asset Sale, provided that the assets (including Capital Stock) acquired with the Net Proceeds of a disposition of Collateral are pledged as Collateral to the extent required under the Collateral Documents; provided, that in the case of clauses (2) and (3) above, a binding commitment entered into not later than such 450th day shall be treated as a permitted application of the Net Proceeds from the date of such commitment so long as the Issuer, or such Restricted Subsidiary enters into such commitment with the good faith expectation that such Net Proceeds will be applied to satisfy such commitment within 180 days of such commitment (an “Acceptable Commitment”) and, in the event any Acceptable Commitment is later cancelled or terminated for any reason before the Net Proceeds are applied in connection therewith, the Issuer or such Restricted Subsidiary enters into another Acceptable Commitment (a “Second Commitment”) within 180 days of such cancellation or termination; provided further that if any Second Commitment is later cancelled or terminated for any reason before such Net Proceeds are applied, then such Net Proceeds shall constitute Excess Proceeds.

Any Net Proceeds from the Asset Sale that are not invested or applied as provided and within the time period set forth in the preceding paragraph will be deemed to constitute “Excess Proceeds.” When the aggregate amount of Excess Proceeds exceeds $40.0 million, the Issuer shall make an offer (an “Asset Sale Offer”) (x) in the case of Net Proceeds from Collateral, to all holders of First Lien Obligations to the extent required by the terms thereof and (y) in the case of any other Net Proceeds, all holders of First Lien Obligations and all holders of other Indebtedness that ranks par passu with the Notes (“Par Passu Indebtedness”), to the extent required by the terms thereof to purchase the maximum aggregate principal amount of such First Lien Obligations and Pari Passu Indebtedness, as the case may be, that, in the case of the Notes, is in an amount equal to at least $2,000, or an integral multiple of $1,000 thereafter, that may be purchased out of the Excess Proceeds at an offer price, in the case of the Notes, in cash in an amount equal to 100% of the principal amount thereof (or accreted value thereof, if less), plus accrued and unpaid interest, if any, to the date fixed for the closing of such offer, and in the case of any other First Lien Obligations and Pari Passu Indebtedness at the offer price required by the terms thereof but not to exceed 100% of the principal amount thereof, plus accrued and unpaid interest, if any, in accordance with the procedures set forth in the Indenture. The Issuer will commence an Asset Sale Offer with respect to Excess Proceeds within ten Business Days after the date that Excess Proceeds exceed $40.0 million by delivering the notice required pursuant to the terms of the Indenture, with a copy to the Trustee. The Issuer may satisfy the foregoing obligations with respect to any Net Proceeds from an Asset Sale by making an Asset Sale Offer with respect to such Net Proceeds prior to the expiration of the relevant 450 days (or such longer period provided above) or with respect to Excess Proceeds of $40.0 million or less. Upon consummation or expiration of any such Asset Sale Offer any remaining Net Proceeds shall not be deemed Excess Proceeds and the Issuer may use such Net Proceeds for any purpose not otherwise prohibited under the Indenture.

To the extent that the aggregate amount of First Lien Obligations and Pari Passu Indebtedness, as the case may be, tendered pursuant to an Asset Sale Offer is less than the Excess Proceeds, the Issuer may use any remaining Excess Proceeds for any purposes not otherwise prohibited under the Indenture. If the aggregate principal amount of First Lien Obligations and Pari Passu Indebtedness, as the case may be, surrendered by such holders thereof exceeds the amount of Excess Proceeds, the Issuer shall purchase such First Lien Obligations and Pari Passu Indebtedness, as the case may be, on a pro rata basis based on the accreted value or principal amount of such First Lien Obligations and Pari Passu Indebtedness, as the case may be, tendered with adjustments as necessary so that no such First Lien Obligations and Pari Passu Indebtedness, as the case may be, will be repurchased in part in an unauthorized denomination. Upon completion of any such Asset Sale Offer, the amount of Excess Proceeds that resulted in the Asset Sale Offer shall be reset to zero (regardless of whether there are any remaining Excess Proceeds upon such completion).

Pending the final application of any Net Proceeds pursuant to this covenant, the holder of such Net Proceeds may apply such Net Proceeds temporarily to reduce Indebtedness outstanding under a revolving credit facility, including under the Senior Secured Credit Facilities, or otherwise invest such Net Proceeds in any manner not prohibited by the Indenture.

The Issuer will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws or regulations are applicable in connection with the repurchase of the Notes pursuant to an Asset Sale Offer. To the extent that the provisions of any securities laws or regulations conflict with the provisions of the Indenture, the Issuer will comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations described in the Indenture by virtue thereof.

The provisions under the Indenture relative to the Issuer’s obligation to make an offer to repurchase the Notes as a result of an Asset Sale may be waived or modified with the written consent of the Holders of a majority in principal amount of the Notes then outstanding.

Future credit agreements or other similar agreements to which the Issuer becomes a party may contain restrictions on the Issuer’s ability to repurchase Notes. In the event an Asset Sale occurs at a time when the Issuer is prohibited from purchasing Notes, the Issuer could seek the consent of its lenders to the repurchase of Notes or could attempt to refinance the borrowings that contain such prohibition. If the Issuer does not obtain such consent or repay such borrowings, the Issuer will remain prohibited from repurchasing Notes. In such a case, the Issuer’s failure to repurchase tendered Notes would constitute an Event of Default under the Indenture which would, in turn, likely constitute a default under such other agreements.

Certain Covenants

Set forth below are summaries of certain covenants contained in the Indenture.

If on any date (i) the Notes have Investment Grade Ratings from both Rating Agencies and (ii) no Default has occurred and is continuing under the Indenture (the occurrence of the events described in the foregoing clauses (i) and (ii) being collectively referred to as a “Covenant Suspension Event” and the date thereof being referred to as the “Suspension Date”) then, the covenants specifically listed under the following captions in this “Description of the Notes” section of this prospectus will not be applicable to the Notes (collectively, the “Suspended Covenants”) until the occurrence of the Reversion Date (defined below):

(1) “Repurchase at the Option of Holders—Asset Sales”;

(2) “—Limitation on Restricted Payments”;

(3) “—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock”;

(4) clause (4) of the first paragraph of “—Merger, Consolidation or Sale of All or Substantially All Assets”;

(5) “—Transactions with Affiliates”;

(6) “—Dividend and Other Payment Restrictions Affecting Restricted Subsidiaries”; and

(7) “—Limitation on Guarantees of Indebtedness by Restricted Subsidiaries.”

During any period that the foregoing covenants have been suspended, the Issuer may not designate any of its Subsidiaries as Unrestricted Subsidiaries pursuant to the second sentence of the definition of “Unrestricted Subsidiary.”

If and while the Issuer and its Restricted Subsidiaries are not subject to the Suspended Covenants, the Notes will be entitled to substantially less covenant protection. In the event that the Issuer and its Restricted Subsidiaries are not subject to the Suspended Covenants under the Indenture for any period of time as a result of the foregoing, and on any subsequent date (the “Reversion Date”) one or both of the Rating Agencies withdraw their Investment Grade Rating or downgrade the rating assigned to the Notes below an Investment Grade Rating, then the Issuer and its Restricted Subsidiaries will thereafter again be subject to the Suspended Covenants under the Indenture with respect to future events. The period of time between the Suspension Date and the Reversion Date is referred to in this description as the “Suspension Period.” Additionally, upon the occurrence of a Covenant Suspension Event, the amount of Excess Proceeds from any Asset Sales shall be reset to zero.

During the Suspension Period, the Issuer and its Restricted Subsidiaries will be entitled to incur Liens to the extent provided for under “—Liens” (including, without limitation, Permitted Liens) to the extent provided for in such covenant and any Permitted Liens which may refer to one or more Suspended Covenants shall be interpreted as though such applicable Suspended Covenant(s) continued to be applicable during the Suspension Period (but solely for purposes of the “—Liens” covenant and for no other covenant).

Notwithstanding the foregoing, in the event of any such reinstatement, no action taken or omitted to be taken by Holdings, the Issuer or any of its Restricted Subsidiaries prior to such reinstatement will give rise to a Default or Event of Default under the Indenture with respect to the Notes; provided, that (1) with respect to Restricted Payments made after such reinstatement, the amount available to be made as Restricted Payments will be calculated as though the covenant described above under the caption “—Limitation on Restricted Payments” had been in effect prior to, but not during, the Suspension Period; and (2) all Indebtedness incurred, or Disqualified Stock issued, during the Suspension Period will be classified to have been incurred or issued pursuant to clause (3) of the second paragraph of “—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock”; (3) any Affiliate Transaction entered into after such reinstatement pursuant to an agreement entered into during any Suspension Period shall be deemed to be permitted pursuant to clause (6) of the second paragraph of the covenant described under “—Transactions with Affiliates”; (4) any encumbrance or restriction on the ability of any Restricted Subsidiary that is not a Guarantor to take any action described in clauses (1) through (3) of the first paragraph of the covenant described under “—Dividend and Other Payment Restrictions Affecting Restricted Subsidiaries” that becomes effective during any Suspension Period shall be deemed to be permitted pursuant to clause (a) of the second paragraph of the covenant described under “—Dividend and Other Payment Restrictions Affecting Restricted Subsidiaries”; and (5) no Subsidiary of the Issuer shall be required to comply with the covenant described under “—Limitation on Guarantees of Indebtedness by Restricted Subsidiaries” after such reinstatement with respect to any guarantee entered into by such Subsidiary during any Suspension Period.

There can be no assurance that the Notes will ever achieve or maintain Investment Grade Ratings.

Limitation on Restricted Payments

The Issuer will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly:

(I) declare or pay any dividend or make any payment or distribution on account of the Issuer’s, or any of its Restricted Subsidiaries’ Equity Interests (in each case, solely in such Person’s capacity as holder of such Equity Interests), including any dividend, payment or distribution payable in connection with any merger, amalgamation or consolidation other than:

(a) dividends and distributions by the Issuer payable solely in Equity Interests (other than Disqualified Stock) of the Issuer or in options, warrants or other rights to purchase such Equity Interests; or

(b) dividends and distributions by a Restricted Subsidiary so long as, in the case of any dividend, payment or distribution payable on or in respect of any class or series of securities issued by a Restricted Subsidiary other than a Wholly-Owned Subsidiary, the Issuer or a Restricted Subsidiary receives at least its pro rata share of such dividend, payment or distribution in accordance with its Equity Interests in such class or series of securities;

(II) purchase, redeem, defease or otherwise acquire or retire for value any Equity Interests of the Issuer or any direct or indirect parent company of the Issuer, including any purchase, redemption, defeasance, acquisition or retirement in connection with any merger, amalgamation or consolidation;

(III) make any principal payment on, or redeem, repurchase, defease or otherwise acquire or retire for value, in each case, prior to any scheduled repayment, sinking fund payment or maturity, any Subordinated Indebtedness, other than:

(a) Indebtedness permitted under clauses (7), (8) and (9) of the second paragraph of the covenant described under “—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock”; or

(b) the purchase, repurchase or other acquisition of Subordinated Indebtedness purchased in anticipation of satisfying a sinking fund obligation, principal installment or final maturity, in each case due within one year of the date of purchase, repurchase or acquisition; or

(IV) make any Restricted Investment

(all such payments and other actions set forth in clauses (I) through (IV) above (other than any exceptions thereto) being collectively referred to as “Restricted Payments”), unless, at the time of such Restricted Payment:

(1) no Default shall have occurred and be continuing or would occur as a consequence thereof;

(2) immediately after giving effect to such transaction on a pro forma basis, the Issuer could incur $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in the first paragraph of the covenant described under “—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock” (the “Fixed Charge Coverage Test”); and

(3) such Restricted Payment, together with the aggregate amount of all other Restricted Payments made by the Issuer and its Restricted Subsidiaries after November 16, 2012 (including Restricted Payments permitted by clauses (1), 6(c), (9) and (14) of the next succeeding paragraph (to the extent not deducted in calculating Consolidated Net Income), but excluding all other Restricted Payments permitted by the next succeeding paragraph), is less than the sum of (without duplication):

(a) 50% of the Consolidated Net Income of the Issuer for the period (taken as one accounting period and including the predecessor of the Issuer) beginning on October 1, 2012 to the end of the Issuer’s most recently ended fiscal quarter for which internal financial statements are available at the time of such Restricted Payment, or, in the case such Consolidated Net Income for such period is a deficit, minus 100% of such deficit; plus

(b) 100% of the aggregate net cash proceeds and the fair market value of marketable securities or other property received by the Issuer since immediately after November 16, 2012 (other than net cash proceeds to the extent such net cash proceeds have been used to incur Indebtedness or issue Disqualified Stock or Preferred Stock pursuant to clause (12)(a) of the second paragraph of “—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock”) from the issue or sale of:

(i) (A) Equity Interests of the Issuer, including Treasury Capital Stock (as defined below), but excluding cash proceeds and the fair market value of marketable securities or other property received from the sale of: (x) Equity Interests to any future, present or former employees, directors, officers, managers or consultants (or their respective Controlled Investment Affiliates or Immediate Family Members) of the Issuer, any direct or indirect parent company of the Issuer or any of the Issuer’s Subsidiaries after November 16, 2012 to the extent such amounts have been applied to Restricted Payments made in accordance with clause (4) of the next succeeding paragraph; and (y) Designated Preferred Stock; and

(B) to the extent such net cash proceeds are actually contributed to the Issuer, Equity Interests of any of the Issuer’s direct or indirect parent companies (excluding contributions of the proceeds from the sale of Designated Preferred Stock of any such companies or contributions to the extent such amounts have been applied to Restricted Payments made in accordance with clause (4) of the next succeeding paragraph); or

(ii) debt securities of the Issuer that have been converted into or exchanged for such Equity Interests of the Issuer;

provided, that this clause (b) shall not include the proceeds from (W) Refunding Capital Stock (as defined below) applied in accordance with clause (2) of the next succeeding paragraph, (X) Equity Interests or convertible debt securities of the Issuer sold to a Restricted Subsidiary, (Y) Disqualified Stock or debt securities that have been converted into Disqualified Stock or (Z) Excluded Contributions; plus

(c) 100% of the aggregate amount of cash and the fair market value of marketable securities or other property contributed to the capital of the Issuer following November 16, 2012 (other than (i) net cash proceeds to the extent such net cash proceeds have been used to incur Indebtedness or issue Disqualified Stock or Preferred Stock pursuant to clause (12)(a) of the second paragraph of “—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock,” (ii) contributions by a Restricted Subsidiary and (iii) any Excluded Contributions); plus

(d) 100% of the aggregate amount received in cash and the fair market value of marketable securities or other property received by the Issuer or any Restricted Subsidiary by means of:

(i) the sale or other disposition (other than to the Issuer or a Restricted Subsidiary) of, or other returns on Investments from, Restricted Investments made by the Issuer or its Restricted Subsidiaries and repurchases and redemptions of such Restricted Investments from the Issuer or its Restricted Subsidiaries and repayments of loans or advances, and releases of guarantees, which constitute Restricted Investments made by the Issuer or its Restricted Subsidiaries, in each case after November 16, 2012; or

(ii) the sale (other than to the Issuer or a Restricted Subsidiary) of the stock of an Unrestricted Subsidiary or a dividend or distribution from an Unrestricted Subsidiary (other than, in each case, to the extent the Investment in such Unrestricted Subsidiary was made by the Issuer or a Restricted Subsidiary pursuant to clause (7) of the next succeeding paragraph or to the extent such Investment constituted a Permitted Investment), in each case, after November 16, 2012; plus

(e) in the case of the redesignation of an Unrestricted Subsidiary as a Restricted Subsidiary or the merger, amalgamation or consolidation of an Unrestricted Subsidiary into the Issuer or a Restricted Subsidiary or the transfer of all or substantially all of the assets of an Unrestricted Subsidiary to the Issuer or a Restricted Subsidiary after the Issue Date, the fair market value (as determined by the Issuer in good faith; provided that, in the case of this clause (e), if the fair market value of such Investment shall exceed $50.0 million, such fair market value shall be determined by the board of directors of the Issuer, whose resolution with respect thereto will be delivered to the Trustee) of the investment in such Unrestricted Subsidiary (or the assets transferred) at the time of the redesignation of such Unrestricted Subsidiary as a Restricted Subsidiary or at the time of such merger, amalgamation, consolidation or transfer of assets, other than to the extent the Investment in such Unrestricted Subsidiary was made by the Issuer or a Restricted Subsidiary pursuant to clause (7) of the next succeeding paragraph or to the extent such Investment constituted a Permitted Investment.

The foregoing provisions will not prohibit:

(1) the payment of any dividend or other distribution or the consummation of any irrevocable redemption within 60 days after the date of declaration of the dividend or other distribution or giving of the redemption notice, as the case may be, if at the date of declaration or notice, the dividend or other distribution or redemption payment would have complied with the provisions of the Indenture;

(2) (a) the redemption, repurchase, defeasance, retirement or other acquisition of any Equity Interests, including any accrued and unpaid dividends thereon (“Treasury Capital Stock”) or Subordinated Indebtedness of the Issuer or any Restricted Subsidiary or any Equity Interests of any direct or indirect parent company of the Issuer, in exchange for, or out of the proceeds of the substantially concurrent sale or issuance (other than to a Restricted Subsidiary) of, Equity Interests of the Issuer or any direct or indirect parent company of the Issuer to the extent contributed to the Issuer (in each case, other than any Disqualified Stock) (“Refunding Capital Stock”), (b) the declaration and payment of dividends on Treasury Capital Stock out of the proceeds of the substantially concurrent sale or issuance (other than to a Subsidiary of the Issuer or to an employee stock ownership plan or any trust established by the Issuer or any of its Subsidiaries) of Refunding Capital Stock, and (c) if, immediately prior to the retirement of Treasury Capital Stock, the declaration and payment of dividends thereon was permitted under clauses (6)(a) or (b) of this paragraph, the declaration and payment of dividends on the Refunding Capital Stock (other than Refunding Capital Stock the proceeds of which were used to redeem, repurchase, retire or otherwise acquire any Equity Interests of any direct or indirect parent company of the Issuer) in an aggregate amount per year no greater than the aggregate amount of dividends per annum that were declarable and payable on such Treasury Capital Stock immediately prior to such retirement;

(3) the defeasance, redemption, repurchase, exchange or other acquisition or retirement (a) of Subordinated Indebtedness of the Issuer or a Guarantor made by exchange for, or out of the proceeds of the substantially concurrent sale of, new Indebtedness of the Issuer or a Guarantor or Disqualified Stock of the Issuer or a Guarantor or (b) Disqualified Stock of the Issuer or a Guarantor made by exchange for, or out of the proceeds of the substantially concurrent sale of, Disqualified Stock of the Issuer or a Guarantor, that, in each case, is incurred or issued, as applicable, in compliance with “—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock” so long as:

(a) the principal amount (or accreted value, if applicable) of such new Indebtedness or the liquidation preference of such new Disqualified Stock does not exceed the principal amount of (or accreted value, if applicable), plus any accrued and unpaid interest on, the Subordinated Indebtedness or the liquidation preference of, plus any accrued and unpaid dividends on, the Disqualified Stock being so defeased, redeemed, repurchased, exchanged, acquired or retired for value, plus the amount of any premium (including tender premium) required to be paid under the terms of the instrument governing the Subordinated Indebtedness or Disqualified Stock being so defeased, redeemed, repurchased, exchanged, acquired or retired, defeasance costs and any fees and expenses incurred in connection with the issuance of such new Indebtedness or Disqualified Stock;

(b) such new Indebtedness is subordinated to the Notes or the applicable Guarantee at least to the same extent as such Subordinated Indebtedness so defeased, redeemed, repurchased, exchanged, acquired or retired;

(c) such new Indebtedness or Disqualified Stock has a final scheduled maturity date equal to or later than the final scheduled maturity date of the Subordinated Indebtedness or Disqualified Stock being so defeased, redeemed, repurchased, exchanged, acquired or retired (or, if earlier, the date that is 91 days after the maturity date of the Notes); and

(d) such new Indebtedness or Disqualified Stock has a Weighted Average Life to Maturity equal to or greater than the remaining Weighted Average Life to Maturity of the Subordinated Indebtedness or Disqualified Stock being so defeased, redeemed, repurchased, exchanged, acquired or retired (or requires no or nominal payments in cash prior to the date that is 91 days after the maturity date of the Notes);

(4) a Restricted Payment to pay for the repurchase, redemption or other acquisition or retirement for value of Equity Interests (other than Disqualified Stock) of the Issuer or any direct or indirect parent company of the Issuer held by any future, present or former employee, director, officer, member of management or consultant (or their respective Controlled Investment Affiliates or Immediate Family Members) of the Issuer, any of its Subsidiaries or any of its direct or indirect parent companies pursuant to any management equity plan or stock option plan or any other management or employee benefit plan or agreement, or any stock subscription or shareholder agreement (including, for the avoidance of doubt, any principal and interest payable on any notes issued by the Issuer or any direct or indirect parent company of the Issuer in connection with such repurchase, retirement or other acquisition), including any Equity Interest rolled over by management, directors or employees of the Issuer or any direct or indirect parent company of the Issuer in connection with the Acquisition Transactions; provided, that the aggregate amount of Restricted Payments made under this clause (4) do not exceed in any calendar year $15.0 million (which shall increase to $25.0 million subsequent to the consummation of an underwritten public Equity Offering by the Issuer or any direct or indirect parent entity of the Issuer) (with unused amounts in any calendar year being carried over to succeeding calendar years subject to a maximum (without giving effect to the following proviso) of $30.0 million in any calendar year (which shall increase to $50.0 million subsequent to the consummation of an underwritten public Equity Offering by the Issuer or any direct or indirect parent corporation of the Issuer)); provided, further, that such amount in any calendar year under this clause may be increased by an amount not to exceed:

(a) the cash proceeds from the sale of Equity Interests (other than Disqualified Stock) of the Issuer and, to the extent contributed to the Issuer, the cash proceeds from the sale of Equity Interests of any of the Issuer’s direct or indirect parent companies, in each case to any future, present or former employees, directors, officers, members of management, or consultants (or their respective Controlled Investment Affiliates or Immediate Family Members) of the Issuer, any of its Subsidiaries or any of its direct or indirect parent companies that occurs after November 16, 2012, to the extent the cash proceeds from the sale of such Equity Interests have not otherwise been applied to the payment of Restricted Payments by virtue of clause (3) of the preceding paragraph; plus

(b) the cash proceeds of key man life insurance policies received by the Issuer or its Restricted Subsidiaries (or any direct or indirect parent company to the extent contributed to the Issuer) after the Issue Date; less

(c) the amount of any Restricted Payments previously made with the cash proceeds described in clauses (a) and (b) of this clause (4);

and provided, further, that (i) cancellation of Indebtedness owing to the Issuer from any future, present or former employees, directors, officers, members of management or consultants of the Issuer (or their respective Controlled Investment Affiliates or Immediate Family Members), any of the Issuer’s direct or indirect parent companies or any of the Issuer’s Restricted Subsidiaries in connection with a repurchase of Equity Interests of the Issuer or any of its direct or indirect parent companies and (ii) the repurchase of Equity Interests deemed to occur upon the exercise of options, warrants or similar instruments if such Equity Interests represents all or a portion of the exercise price thereof or payments, in lieu of the issuance of fractional Equity Interests or withholding to pay other taxes payable in connection therewith, in the case of each of clauses (i) and (ii), will not be deemed to constitute a Restricted Payment for purposes of this covenant or any other provision of the Indenture;

(5) the declaration and payment of dividends to holders of any class or series of Disqualified Stock of the Issuer or any of its Restricted Subsidiaries or any class or series of Preferred Stock of any Restricted Subsidiary issued in accordance with the covenant described under “—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock” to the extent such dividends are included in the definition of “Fixed Charges”;

(6) (a) the declaration and payment of dividends to holders of any class or series of Designated Preferred Stock (other than Disqualified Stock) issued by the Issuer or any of its Restricted Subsidiaries after the Issue Date;

(b) the declaration and payment of dividends to any direct or indirect parent company of the Issuer, the proceeds of which will be used to fund the payment of dividends to holders of any class or series of Designated Preferred Stock (other than Disqualified Stock) issued by such parent company after the Issue Date, provided that the amount of dividends paid pursuant to this clause (b) shall not exceed the aggregate amount of cash actually contributed to the Issuer from the sale of such Designated Preferred Stock; or

(c) the declaration and payment of dividends on Refunding Capital Stock that is Preferred Stock in excess of the dividends declarable and payable thereon pursuant to clause (2) of this paragraph;

provided, in the case of each of (a), (b) and (c) of this clause (6), that for the most recently ended four full fiscal quarters for which internal financial statements are available immediately preceding the date of issuance of such Designated Preferred Stock or the declaration of such dividends on Refunding Capital Stock that is Preferred Stock, after giving effect to such issuance or declaration on a pro forma basis, the Issuer and its Restricted Subsidiaries on a consolidated basis would have had a Fixed Charge Coverage Ratio of at least 2.00 to 1.00;

(7) Investments in Unrestricted Subsidiaries having an aggregate fair market value, taken together with all other Investments made pursuant to this clause (7) that are at the time outstanding, without giving effect to the sale of an Unrestricted Subsidiary to the extent the proceeds of such sale do not consist of cash or marketable securities (until such proceeds are converted to Cash Equivalents), not to exceed the greater of (a) $30.0 million and (b) 1.5% of Total Assets at the time of such Investment (with the fair market value of each Investment being measured at the time made and without giving effect to subsequent changes in value);

(8) payments made or expected to be made by the Issuer or any Restricted Subsidiary in respect of withholding or similar taxes payable upon exercise of Equity Interests by any future, present or former employee, director, officer, member of management or consultant (or their respective Controlled Investment Affiliates or Immediate Family Members) of the Issuer or any Restricted Subsidiary or any direct or indirect parent company of the Issuer and any repurchases of Equity Interests deemed to occur upon exercise of stock options, warrants or other equity-based awards if such Equity Interests represent a portion of the exercise price of such options, warrants or awards;

(9) the declaration and payment of dividends on the Issuer’s common stock (or the payment of dividends to any direct or indirect parent company of the Issuer to fund a payment of dividends on such company’s common stock), following the first public offering of the Issuer’s common stock or the common stock of any direct or indirect parent company of the Issuer after the Issue Date, of up to 6% per annum of the net cash proceeds received by or contributed to the Issuer in or from any such public offering, other than public offerings with respect to the Issuer’s common stock registered on Form S-4 or Form S-8 and other than any public sale constituting an Excluded Contribution;

(10) Restricted Payments that are made (a) in an amount equal to the amount of Excluded Contributions previously received or (b) without duplication with clause (a), from the Net Proceeds from an Asset Sale in respect of property or assets acquired after November 16, 2012, if the acquisition of such property or assets was financed with Excluded Contributions;

(11) (i) Restricted Payments in an aggregate amount taken together with all other Restricted Payments made pursuant to this clause (11)(i) (in the case of Restricted Investments, at the time outstanding (without giving effect to the sale of an Investment to the extent the proceeds of such sale do not consist of, or have not be subsequently sold or transferred for, Cash Equivalents)) not to exceed the greater of (a) $80.0 million and (b) 3.5% of Total Assets at such time, and (ii) Restricted Payments in an aggregate amount taken together with all other Restricted Payments made pursuant to this clause (11)(ii) (in the case of Restricted Investments, at the time outstanding (without giving effect to the sale of an Investment to the extent the proceeds of such sale do not consist of, or have not be subsequently sold or transferred for, Cash Equivalents)) not to exceed $80.0 million; provided that, solely for purposes of this clause (11)(ii), for the most recently ended four full fiscal quarters for which internal financial statements are available immediately preceding the date of such Restricted Payment, after giving effect to such Restricted Payment on a pro forma basis, the Issuer and its Restricted Subsidiaries on a consolidated basis would have had a Consolidated Total Debt Ratio of no more than 4.00 to 1.00;

(12) distributions or payments of Securitization Fees;

(13) any Restricted Payment made in connection with the Acquisition Transactions and the Transactions, and the fees and expenses related thereto or owed to Affiliates, in each case to the extent permitted by the covenant described under “—Transactions with Affiliates”;

(14) the repurchase, redemption or other acquisition or retirement for value of any Subordinated Indebtedness pursuant to the provisions similar to those described under the captions “Repurchase at the Option of Holders—Change of Control” and “Repurchase at the Option of Holders—Asset Sales”; provided, that if the Issuer shall have been required to make a Change of Control Offer or Asset Sale Offer, as applicable, to purchase the Notes on the terms provided in the Indenture applicable to Change of Control Offers or Asset Sale Offers, respectively, all Notes validly tendered by Holders of such Notes in connection with a Change of Control Offer or Asset Sale Offer, as applicable, have been repurchased, redeemed, acquired or retired for value;

(15) the declaration and payment of dividends or distributions by the Issuer to, or the making of loans to, any direct or indirect parent company of the Issuer in amounts required for any direct or indirect parent company of the Issuer to pay, in each case without duplication,

(a) franchise, excise and similar taxes, and other fees and expenses, required to maintain their corporate existence;

(b) consolidated, combined or similar foreign, federal, state or local income or similar taxes of a tax group that includes the Issuer and/or its Subsidiaries and whose common parent is a direct or indirect parent of the Issuer, to the extent such income or similar taxes are attributable to the income of the Issuer and its Restricted Subsidiaries or, to the extent of any cash amounts actually received from its Unrestricted Subsidiaries for such purpose, to the income of such Unrestricted Subsidiaries; provided, that in each case the amount of such payments in respect of any fiscal year does not exceed the amount that the Issuer and/or its Restricted Subsidiaries (and, to the extent permitted above, its Unrestricted Subsidiaries), as applicable, would have been required to pay in respect of the relevant foreign, federal, state or local income or similar taxes for such fiscal year had the Issuer, its Restricted Subsidiaries and/or its Unrestricted Subsidiaries (to the extent described above), as applicable, paid such taxes separately from any such parent company;

(c) customary salary, bonus and other benefits payable to employees, directors, officers and managers of any direct or indirect parent company of the Issuer to the extent such salaries, bonuses and other benefits are attributable to the ownership or operation of the Issuer and its Restricted Subsidiaries;

(d) general corporate operating and overhead costs and expenses of any direct or indirect parent company of the Issuer to the extent such costs and expenses are attributable to the ownership or operation of the Issuer and its Restricted Subsidiaries;

(e) fees and expenses other than to Affiliates of the Issuer related to any unsuccessful equity or debt offering of such parent entity;

(f) amounts payable pursuant to the Support and Services Agreement (including any amendment thereto or replacement thereof so long as any such amendment or replacement is not materially disadvantageous in the good faith judgment of the board of directors of the Issuer to the Holders when taken as a whole, as compared to the Support and Services Agreement as in effect on the Issue Date (it being understood that any amendment thereto or replacement thereof to increase the fees payable pursuant to the Support and Services Agreement would be deemed to be materially disadvantageous to the Holders)), solely to the extent such amounts are not paid directly by the Issuer or its Subsidiaries;

(g) cash payments in lieu of issuing fractional shares in connection with the exercise of warrants, options or other securities convertible into or exchangeable for Equity Interests of the Issuer or any direct or indirect parent company of the Issuer;

(h) to finance Investments that would otherwise be permitted to be made pursuant to this covenant if made by the Issuer; provided, that (A) such Restricted Payment shall be made substantially concurrently with the closing of such Investment, (B) such direct or indirect parent company shall, immediately following the closing thereof, cause (1) all property acquired (whether assets or Equity Interests) to be contributed to the capital of the Issuer or one of its Restricted Subsidiaries or (2) the merger or amalgamation of the Person formed or acquired into the Issuer or one of its Restricted Subsidiaries (to the extent not prohibited by the covenant described under the caption “—Merger, Consolidation or Sale of All or Substantially All Assets” below) in order to consummate such Investment, (C) such direct or indirect parent company and its Affiliates (other than the Issuer or a Restricted Subsidiary) receives no consideration or other payment in connection with such transaction except to the extent the Issuer or a Restricted Subsidiary could have given such consideration or made such payment in compliance with the Indenture, (D) any property received by the Issuer shall not increase amounts available for Restricted Payments pursuant to clause (3) of the preceding paragraph and (E) such Investment shall be deemed to be made by the Issuer or such Restricted Subsidiary pursuant to another provision of this covenant (other than pursuant to clause (10) hereof) or pursuant to the definition of “Permitted Investments” (other than clause (9) thereof); and

(i) amounts that would be permitted to be paid by the Issuer under clauses (3), (4), (7), (8), (12), (13) and (16) of the covenant described under “—Transactions with Affiliates”; provided, that the amount of any dividend or distribution under this clause (15)(i) to permit such payment shall reduce, without duplication, Consolidated Net Income of the Issuer to the extent, if any, that such payment would have reduced Consolidated Net Income of the Issuer if such payment had been made directly by the Issuer and increase (or, without duplication of any reduction of Consolidated Net Income, decrease) EBITDA to the extent, if any, that Consolidated Net Income is reduced under this clause (15)(i) and such payment would have been added back to (or, to the extent excluded from Consolidated Net Income, would have been deducted from) EBITDA if such payment had been made directly by the Issuer, in each case, in the period such payment is made; and (

(16) the distribution, by dividend or otherwise, of shares of Capital Stock of, or Indebtedness owed to the Issuer or a Restricted Subsidiary by, Unrestricted Subsidiaries (other than Unrestricted Subsidiaries, the primary assets of which are cash and/or Cash Equivalents).

provided, that at the time of, and after giving effect to, any Restricted Payment permitted under clauses (11) and (16), no Default shall have occurred and be continuing or would occur as a consequence thereof.

For purposes of determining compliance with this covenant, in the event that a proposed Restricted Payment (or a portion thereof) meets the criteria of clauses (1) through (16) above or is entitled to be made pursuant to the first paragraph of this covenant, the Issuer will be entitled to classify or later reclassify (based on circumstances existing on the date of such reclassification) such Restricted Payment (or a portion thereof) between such clauses (1) through (16) and such first paragraph in any manner that otherwise complies with this covenant.

As of the Issue Date, all of the Issuer’s Subsidiaries will be Restricted Subsidiaries. The Issuer will not permit any Unrestricted Subsidiary to become a Restricted Subsidiary except pursuant to the penultimate sentence of the definition of “Unrestricted Subsidiary.” For purposes of designating any Restricted Subsidiary as an Unrestricted Subsidiary, all outstanding Investments by the Issuer and its Restricted Subsidiaries (except to the extent repaid) in the Subsidiary so designated will be deemed to be Restricted Payments in an amount determined as set forth in the penultimate sentence of the definition of “Investments.” Such designation will be permitted only if a Restricted Payment in such amount would be permitted at such time, pursuant to this covenant or pursuant to the definition of “Permitted Investments,” and if such Subsidiary otherwise meets the definition of an Unrestricted Subsidiary. Unrestricted Subsidiaries will not be subject to any of the restrictive covenants set forth in the Indenture. For the avoidance of doubt, this covenant shall not restrict the making of any “AHYDO catch up payment” with respect to, and required by the terms of, any Indebtedness of the Issuer or any of its Restricted Subsidiaries permitted to be incurred under the terms of the Indenture.

Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock

The Issuer will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, create, incur, issue, assume, guarantee or otherwise become directly or indirectly liable, contingently or otherwise (collectively, “incur” and collectively, an “incurrence”) with respect to any Indebtedness (including Acquired Indebtedness) and the Issuer will not issue any shares of Disqualified Stock and will not permit any Restricted Subsidiary to issue any shares of Disqualified Stock or Preferred Stock; provided, that the Issuer may incur Indebtedness (including Acquired Indebtedness) or issue shares of Disqualified Stock, and any Restricted Subsidiary may incur Indebtedness (including Acquired Indebtedness), issue shares of Disqualified Stock and issue shares of Preferred Stock, if the Fixed Charge Coverage Ratio on a consolidated basis of the Issuer and its Restricted Subsidiaries’ for the most recently ended four fiscal quarters for which internal financial statements are available immediately preceding the date on which such additional Indebtedness is incurred or such Disqualified Stock or Preferred Stock is issued would have been at least 2.00 to 1.00, determined on a pro forma basis (including a pro forma application of the net proceeds therefrom), as if the additional Indebtedness had been incurred, or the Disqualified Stock or Preferred Stock had been issued, as the case may be, and the application of proceeds therefrom had occurred at the beginning of such four-quarter period; provided that the then outstanding aggregate principal amount of Indebtedness (including Acquired Indebtedness), Disqualified Stock and Preferred Stock that may be incurred or issued, as applicable, pursuant to this paragraph by Restricted Subsidiaries that are not Guarantors shall not exceed the greater of (i) $100.0 million and (ii) 4.25% of Total Assets (in each case, determined on the date of such incurrence).

The foregoing limitations will not apply to:

(1) Indebtedness incurred pursuant to any Credit Facilities by the Issuer or any Restricted Subsidiary and the issuance and creation of letters of credit and bankers’ acceptances thereunder (with letters of credit and bankers’ acceptances being deemed to have a principal amount equal to the face amount thereof); provided that immediately after giving effect to any such incurrence or issuance, the then outstanding aggregate principal amount of all Indebtedness incurred or issued under this clause (1) does not exceed $425.0 million;

(2) the incurrence by the Issuer and any Guarantor of Indebtedness represented by the Notes (including any guarantee thereof) and the exchange notes and related exchange guarantees to be issued in exchange for the Notes and the guarantees thereof pursuant to the Registration Rights Agreement (but excluding any Additional Notes);

(3) Indebtedness of the Issuer and its Restricted Subsidiaries in existence on the Issue Date (other than Indebtedness described in clauses (1) and (2));

(4) Indebtedness (including Capitalized Lease Obligations), Disqualified Stock incurred or issued by the Issuer or any Restricted Subsidiary and Preferred Stock incurred or issued by the Issuer or any Restricted Subsidiary, to finance the purchase, lease or improvement of property (real or personal), equipment or other assets used or useful in a Similar Business, whether through the direct purchase of assets or the Capital Stock of any Person owning such assets in an aggregate principal amount not to exceed the greater of (a) $50.0 million and (b) 2.0% of Total Assets (in each case, determined at the date of incurrence or issuance), so long as such Indebtedness, Disqualified Stock or Preferred Stock is incurred or issued at the date of such purchase, lease or improvement or within 365 days thereafter;

(5) Indebtedness incurred by the Issuer or any of its Restricted Subsidiaries constituting reimbursement obligations with respect to letters of credit, bank guarantees, banker’s acceptances, warehouse receipts, or similar instruments issued or created in the ordinary course of business, including letters of credit in respect of workers’ compensation claims, health, disability or other employee benefits or property, casualty or liability insurance or self-insurance or other Indebtedness with respect to reimbursement type obligations regarding workers’ compensation claims, health, disability or other employee benefits or property, casualty or liability insurance or self-insurance; provided, that upon the drawing of such letters of credit or the incurrence of such Indebtedness, such obligations are reimbursed within 30 Business Days following such drawing or incurrence;

(6) Indebtedness arising from agreements of the Issuer or its Restricted Subsidiaries providing for indemnification, adjustment of purchase price, earnouts or similar obligations, in each case, incurred or assumed in connection with the disposition of any business, assets or a Subsidiary, other than guarantees of Indebtedness incurred by any Person acquiring all or any portion of such business, assets or a Subsidiary for the purpose of financing such acquisition; provided, that such Indebtedness is not reflected on the balance sheet of the Issuer, or any of its Restricted Subsidiaries (Contingent Obligations referred to in a footnote to financial statements and not otherwise reflected on the balance sheet will not be deemed to be reflected on such balance sheet for purposes of this clause (6));

(7) Indebtedness of the Issuer to a Restricted Subsidiary; provided, that any such Indebtedness owing to a Restricted Subsidiary that is not a Guarantor is expressly subordinated in right of payment to the Notes; provided, further, that any subsequent issuance or transfer of any Capital Stock or any other event which results in any such Restricted Subsidiary ceasing to be a Restricted Subsidiary or any other subsequent transfer of any such Indebtedness (except to the Issuer or another Restricted Subsidiary or any pledge of such Indebtedness constituting a Permitted Lien) shall be deemed, in each case, to be an incurrence of such Indebtedness (to the extent such Indebtedness is then outstanding) not permitted by this clause (7);

(8) Indebtedness of a Restricted Subsidiary to the Issuer or another Restricted Subsidiary; provided, that if a Subsidiary Guarantor incurs such Indebtedness to a Restricted Subsidiary that is not a Guarantor, such Indebtedness is expressly subordinated in right of payment to the Guarantee of the Notes of such Subsidiary Guarantor; provided, further, that any subsequent issuance or transfer of any Capital Stock or any other event which results in any such Restricted Subsidiary ceasing to be a Restricted Subsidiary or any subsequent transfer of any such Indebtedness (except to the Issuer or another Restricted Subsidiary or any pledge of such Indebtedness constituting a Permitted Lien) shall be deemed, in each case, to be an incurrence of such Indebtedness (to the extent such Indebtedness is then outstanding) not permitted by this clause (8);

(9) shares of Preferred Stock of a Restricted Subsidiary issued to the Issuer or another Restricted Subsidiary; provided, that any subsequent issuance or transfer of any Capital Stock or any other event which results in any such Restricted Subsidiary ceasing to be a Restricted Subsidiary or any other subsequent transfer of any such shares of Preferred Stock (except to the Issuer or another of its Restricted Subsidiaries or any pledge of such Capital Stock constituting a Permitted Lien) shall be deemed in each case to be an issuance of such shares of Preferred Stock (to the extent such Preferred Stock is then outstanding) not permitted by this clause (9);

(10) Hedging Obligations (excluding Hedging Obligations entered into for speculative purposes) for the purpose of limiting interest rate risk with respect to any Indebtedness permitted to be incurred under the Indenture, exchange rate risk or commodity pricing risk;

(11) obligations in respect of self-insurance and obligations in respect of performance, bid, appeal and surety bonds and performance and completion guarantees and similar obligations provided by the Issuer or any of its Restricted Subsidiaries or obligations in respect of letters of credit, bank guarantees or similar instruments related thereto, in each case in the ordinary course of business;

(12) (a) Indebtedness or Disqualified Stock of the Issuer and Indebtedness, Disqualified Stock or Preferred Stock of the Issuer or any Restricted Subsidiary in an aggregate principal amount or liquidation preference up to 100% of the net cash proceeds received by the Issuer since immediately after the Issue Date from the issue or sale of Equity Interests of the Issuer or cash contributed to the capital of the Issuer (in each case, other than Excluded Contributions, proceeds of Disqualified Stock or sales of Equity Interests to the Issuer or any of its Subsidiaries) as determined in accordance with clauses (3)(b) and (3)(c) of the first paragraph of “—Limitation on Restricted Payments” to the extent such net cash proceeds or cash have not been applied pursuant to such clauses to make Restricted Payments pursuant to the second paragraph of “—Limitation on Restricted Payments” or to make Permitted Investments (other than Permitted Investments specified in clauses (1), (2) or (3) of the definition thereof), and

(b) Indebtedness or Disqualified Stock of the Issuer and Indebtedness, Disqualified Stock or Preferred Stock of the Issuer or any Restricted Subsidiary in an aggregate principal amount or liquidation preference, which when aggregated with the principal amount and liquidation preference of all other Indebtedness, Disqualified Stock and Preferred Stock then outstanding and incurred pursuant to this clause (12)(b), does not at any time outstanding exceed the greater of (i) $100.0 million and (ii) 4.25% of Total Assets (in each case, determined on the date of such incurrence); it being understood that any Indebtedness, Disqualified Stock or Preferred Stock incurred pursuant to this clause (12)(b) shall cease to be deemed incurred or outstanding for purposes of this clause (12)(b) but shall be deemed incurred for the purposes of the first paragraph of this covenant from and after the first date on which the Issuer or such Restricted Subsidiary could have incurred such Indebtedness, Disqualified Stock or Preferred Stock under the first paragraph of this covenant without reliance on this clause (12)(b);

(13) the incurrence or issuance by the Issuer or any Restricted Subsidiary of Indebtedness, Disqualified Stock or Preferred Stock which serves to extend, replace, refund, refinance, renew or defease any Indebtedness, Disqualified Stock or Preferred Stock incurred or issued as permitted under the first paragraph of this covenant and clauses (2), (3), (4) and (12)(a) above, this clause (13) and clause (14) below or any Indebtedness, Disqualified Stock or Preferred Stock incurred or issued to so extend, replace, refund, refinance, renew or defease such Indebtedness, Disqualified Stock or Preferred Stock including additional Indebtedness, Disqualified Stock or Preferred Stock incurred to pay premiums (including tender premiums), defeasance costs, and accrued interest, fees and expenses in connection therewith (the “Refinancing Indebtedness”) prior to its respective maturity; provided, that such Refinancing Indebtedness:

(a) has a Weighted Average Life to Maturity at the time such Refinancing Indebtedness is incurred which is not less than the remaining Weighted Average Life to Maturity of the Indebtedness, Disqualified Stock or Preferred Stock being extended, replaced, refunded, refinanced, renewed or defeased (or requires no or nominal payments in cash prior to the date that is 91 days after the maturity date of the Notes);

(b) to the extent such Refinancing Indebtedness extends, replaces, refunds, refinances, renews or defeases (i) Indebtedness subordinated in right of payment to the Notes or any Guarantee thereof, such Refinancing Indebtedness is subordinated in right of payment to the Notes or the Guarantee thereof at least to the same extent as the Indebtedness being extended, replaced, refunded, refinanced, renewed or defeased or (ii) Disqualified Stock or Preferred Stock, such Refinancing Indebtedness must be Disqualified Stock or Preferred Stock, respectively; and

(c) shall not include:

(i) Indebtedness, Disqualified Stock or Preferred Stock of a Subsidiary of the Issuer that is not a Guarantor that refinances Indebtedness, Disqualified Stock or Preferred Stock of the Issuer;

(ii) Indebtedness, Disqualified Stock or Preferred Stock of a Subsidiary of the Issuer that is not a Guarantor that refinances Indebtedness, Disqualified Stock or Preferred Stock of a Subsidiary Guarantor; or (iii) Indebtedness or Disqualified Stock of the Issuer or Indebtedness, Disqualified Stock or Preferred Stock of a Restricted Subsidiary that refinances Indebtedness, Disqualified Stock or Preferred Stock of an Unrestricted Subsidiary;

and, provided, further, that subclause (a) of this clause (13) will not apply to any extension, replacement, refunding, refinancing, renewal or defeasance of any Credit Facilities or Secured Indebtedness;

(14) (a) Indebtedness, Disqualified Stock or Preferred Stock of the Issuer or a Restricted Subsidiary incurred or issued to finance an acquisition (or other purchase of assets) or (b) Indebtedness, Disqualified Stock or Preferred Stock of Persons that are acquired by the Issuer or any Restricted Subsidiary or merged into or consolidated with the Issuer or a Restricted Subsidiary in accordance with the terms of the Indenture; provided, that in the case of clauses (a) and (b), after giving effect to such acquisition, merger, amalgamation or consolidation, either (x) the Issuer would be permitted to incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Test set forth in the first paragraph of this covenant or (y) the Fixed Charge Coverage Ratio for the Issuer and its Restricted Subsidiaries is equal to or greater than immediately prior to such acquisition, merger, amalgamation or consolidation;

(15) Indebtedness arising from the honoring by a bank or other financial institution of a check, draft or similar instrument drawn against insufficient funds in the ordinary course of business, provided that such Indebtedness is extinguished within five Business Days of its incurrence;

(16) Indebtedness of the Issuer or any of its Restricted Subsidiaries supported by a letter of credit issued pursuant to the Credit Facilities, in a principal amount not in excess of the stated amount of such letter of credit;

(17) (a) any guarantee by the Issuer or a Restricted Subsidiary of Indebtedness or other obligations of any Restricted Subsidiary so long as the incurrence of such Indebtedness incurred by such Restricted Subsidiary is permitted under the terms of the Indenture, or

(b) any guarantee by a Restricted Subsidiary of Indebtedness of the Issuer; provided, that such guarantee is incurred in accordance with the covenant described below under “—Limitation on Guarantees of Indebtedness by Restricted Subsidiaries”;

(18) Indebtedness consisting of Indebtedness issued by the Issuer or any of its Restricted Subsidiaries to future, present or former employees, directors, officers, managers and consultants thereof, their respective Controlled Investment Affiliates or Immediate Family Members, in each case to finance the purchase or redemption of Equity Interests of the Issuer or any direct or indirect parent company of the Issuer to the extent described in clause (4) of the second paragraph under the caption “—Limitation on Restricted Payments”;

(19) to the extent constituting Indebtedness, customer deposits and advance payments (including progress premiums) received in the ordinary course of business from customers for goods purchased in the ordinary course of business;

(20) (a) Indebtedness owed on a short-term basis of no longer than 30 days to banks and other financial institutions incurred in the ordinary course of business of the Issuer and its Restricted Subsidiaries with such banks or financial institutions that arises in connection with ordinary banking arrangements to manage cash balances of the Issuer and its Restricted Subsidiaries and (b) Indebtedness in respect of Bank Products;

(21) Indebtedness incurred by a Restricted Subsidiary in connection with bankers’ acceptances, discounted bills of exchange or the discounting or factoring of receivables or payables for credit management purposes, in each case incurred or undertaken consistent with past practice or in the ordinary course of business on arm’s length commercial terms;

(22) Indebtedness of the Issuer or any of its Restricted Subsidiaries consisting of (a) the financing of insurance premiums or (b) take-or-pay obligations contained in supply arrangements, in each case incurred in the ordinary course of business;

(23) the incurrence of Indebtedness of Restricted Subsidiaries of the Issuer that are not Guarantors in an amount outstanding under this clause (23) not to exceed together with any other Indebtedness incurred under this clause (23) the greater of (a) $50.0 million and (b) 2.0% of Total Assets (in each case, determined on the date of such incurrence); it being understood that any Indebtedness deemed incurred pursuant to this clause (23) shall cease to be deemed incurred or outstanding for purposes of this clause (23) but shall be deemed incurred for the purposes of the first paragraph of this covenant from and after the first date on which the Issuer or such Restricted Subsidiaries could have incurred such Indebtedness under the first paragraph of this covenant without reliance on this clause (23);

(24) Indebtedness of the Issuer or any of its Restricted Subsidiaries undertaken in connection with cash management and related activities with respect to any Subsidiary or joint venture in the ordinary course of business; and (25) Indebtedness of Foreign Subsidiaries of the Issuer in an amount not to exceed, at any one time outstanding and together with any other Indebtedness incurred under this clause (25), the greater of (x) $50.0 million and (y) 10.0% of the total assets of the Foreign Subsidiaries on a consolidated basis as shown on the Issuer’s most recent balance sheet (it being understood that any Indebtedness incurred pursuant to this clause (25) shall cease to be deemed incurred or outstanding for purposes of this clause (25) but shall be deemed incurred for the purposes of the first paragraph of this covenant from and after the first date on which the Issuer or its Restricted Subsidiaries could have incurred such Indebtedness under the first paragraph of this covenant without reliance on this clause (25)).

For purposes of determining compliance with this covenant:

(1) in the event that an item of Indebtedness, Disqualified Stock or Preferred Stock (or any portion thereof) meets the criteria of more than one of the categories of permitted Indebtedness, Disqualified Stock or Preferred Stock described in clauses (1) through (25) above or is entitled to be incurred pursuant to the first paragraph of this covenant, the Issuer, in its sole discretion, may classify or reclassify such item of Indebtedness, Disqualified Stock or Preferred Stock (or any portion thereof) and will only be required to include the amount and type of such Indebtedness, Disqualified Stock or Preferred Stock in one of the above clauses or under the first paragraph of this covenant; provided, that all Indebtedness outstanding under the Senior Secured Credit Facilities on and after the Issue Date will be treated as incurred on the Issue Date under clause (1) of the second paragraph above; and

(2) the Issuer will be entitled to divide and classify an item of Indebtedness in more than one of the types of Indebtedness described in the first and second paragraphs above.

Accrual of interest or dividends, the accretion of accreted value, the accretion or amortization of original issue discount and the payment of interest or dividends in the form of additional Indebtedness, Disqualified Stock or Preferred Stock, as the case may be, of the same class will not be deemed to be an incurrence of Indebtedness, Disqualified Stock or Preferred Stock for purposes of this covenant.

For purposes of determining compliance with any U.S. dollar-denominated restriction on the incurrence of Indebtedness, the U.S. Dollar Equivalent principal amount of Indebtedness denominated in a foreign currency shall be calculated based on the relevant currency exchange rate in effect on the date such Indebtedness was incurred, in the case of term debt, or first committed, in the case of revolving credit debt; provided, that if such Indebtedness is incurred to refinance other Indebtedness denominated in a foreign currency, and such refinancing would cause the applicable U.S. dollar-denominated restriction to be exceeded if calculated at the relevant currency exchange rate in effect on the date of such refinancing, such U.S. dollar-denominated restriction shall be deemed not to have been exceeded so long as the principal amount of such refinancing Indebtedness does not exceed (a) the principal amount of such Indebtedness being refinanced plus (b) the aggregate amount of fees, underwriting discounts, premiums (including tender premiums) and other costs and expenses (including original issue discount, upfront fees or similar fees) incurred in connection with such refinancing.

The principal amount of any Indebtedness incurred to refinance other Indebtedness, if incurred in a different currency from the Indebtedness being refinanced, shall be calculated based on the currency exchange rate applicable to the currencies in which such respective Indebtedness is denominated that is in effect on the date of such refinancing.

The Indenture provides that the Issuer will not, and will not permit any Subsidiary Guarantor to, directly or indirectly, incur any Indebtedness (including Acquired Indebtedness) that is contractually subordinated or junior in right of payment to any Indebtedness of the Issuer or such Guarantor, as the case may be, unless such Indebtedness is expressly subordinated in right of payment to the Notes or such Guarantor’s Guarantee to the extent and in the same manner as such Indebtedness is subordinated to other Indebtedness of the Issuer or such Guarantor, as the case may be.

The Indenture does not treat (1) unsecured Indebtedness as subordinated or junior to Secured Indebtedness merely because it is unsecured or (2) Indebtedness as subordinated or junior to any other Indebtedness merely because it has a junior priority with respect to the same collateral or because it is guaranteed by other obligors.

Liens

The Issuer will not, and will not permit any Subsidiary Guarantor to, directly or indirectly, create, incur, assume or suffer to exist any Lien (except Permitted Liens) that secures Obligations under any Indebtedness or any related guarantee of Indebtedness (any such Lien, the “Initial Lien”), on any asset or property of the Issuer or any Subsidiary Guarantor, or any income or profits therefrom, or assign or convey any right to receive income therefrom, except, in the case of any assets or property that does not constitute Collateral, any Initial Lien if the Notes or the Guarantees are equally and ratably secured with (or on a senior basis to, in the case such Initial Lien secures any Subordinated Indebtedness) the obligations secured by such Initial Lien.

Any Lien created for the benefit of the Holders of the Notes pursuant to the last clause of the preceding paragraph shall provide by its terms that such Lien shall be automatically and unconditionally released and discharged upon the release and discharge of the Initial Lien which release and discharge in the case of any sale of any such asset or property shall not affect any Lien that the Notes Collateral Agent may have on the proceeds from such sale.

Merger, Consolidation or Sale of All or Substantially All Assets

The Issuer. The Issuer may not consolidate or merge with or into or wind up into (whether or not the Issuer is the surviving Person), or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of its properties or assets, in one or more related transactions, to any Person unless:

(1) the Issuer is the surviving Person or the Person formed by or surviving any such consolidation, amalgamation or merger (if other than the Issuer) or to which such sale, assignment, transfer, lease, conveyance or other disposition will have been made, is a Person organized or existing under the laws of the jurisdiction of organization of the Issuer or the laws of the United States, any state thereof, the District of Columbia, or any territory thereof (such Person, as the case may be, being herein called the “Successor Company”); provided, that in the case where the surviving Person is not a corporation, a co-obligor of the Notes is a corporation;

(2) the Successor Company, if other than the Issuer, expressly assumes all the obligations of the Issuer under the Notes, the Registration Rights Agreement and the Collateral Documents pursuant to supplemental indentures or other documents or instruments;

(3) immediately after such transaction, no Default exists;

(4) immediately after giving pro forma effect to such transaction and any related financing transactions, as if such transactions had occurred at the beginning of the applicable four-quarter period,

(a) the Successor Company would be permitted to incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Test, or

(b) the Fixed Charge Coverage Ratio for the Successor Company and its Restricted Subsidiaries would be equal to or greater than the Fixed Charge Coverage Ratio for the Issuer and its Restricted Subsidiaries immediately prior to such transaction;

(5) each Guarantor, unless it is the other party to the transactions described above, in which case clause (1)(b) of the second succeeding paragraph shall apply, shall have by supplemental indenture confirmed that its Guarantee shall apply to such Person’s obligations under the Indenture, the Notes, the Registration Rights Agreement and the Collateral Documents;

(6) the Issuer or, if applicable, the Successor Company shall have delivered to the Trustee an Officer’s Certificate and an Opinion of Counsel, each stating that such consolidation, merger, amalgamation or transfer and such supplemental indentures, if any, comply with the Indenture;

(7) the Collateral owned by or transferred to the Successor Company shall:

(a) continue to constitute Collateral under the Indenture and the Collateral Documents with the same priorities as existed immediately prior to such transaction,

(b) be subject to the Lien in favor of the Collateral Agent for the benefit of the Holders of the Notes, and

(c) not be subject to any Lien other than Liens permitted by the Indenture; and

(8) the property and assets of the Person which is merged or consolidated with or into the Person formed by or surviving any such consolidation or merger (if other than the Issuer) or to which such sale, assignment, transfer, conveyance or other disposition has been made, to the extent that they are property or assets of the types that would constitute Collateral under the Collateral Documents, shall be treated as After-Acquired Property and the Person formed by or surviving any such consolidation or merger (if other than the Issuer) or to which such sale, assignment, transfer, conveyance or other disposition has been made shall take such action as may be reasonably necessary to cause such property and assets to be made subject to the Lien of the Collateral Documents in the manner and to the extent required in the Indenture.

The Successor Company will succeed to, and be substituted for the Issuer under the Indenture, the Guarantees and the Notes, as applicable.

Notwithstanding the immediately preceding clauses (3) and (4),

(1) any Restricted Subsidiary may consolidate or amalgamate with or merge with or into or transfer all or part of its properties and assets to the Issuer or a Subsidiary Guarantor,

(2) the Issuer may merge with an Affiliate of the Issuer solely for the purpose of reincorporating the Issuer in the United States, any state thereof, the District of Columbia or any territory thereof so long as the amount of Indebtedness of the Issuer and its Restricted Subsidiaries is not increased thereby; and

(3) the Issuer may contribute Capital Stock of any or all of its Subsidiaries to any Subsidiary Guarantor.

Subsidiary Guarantors. Subject to certain limitations described in the Indenture governing release of a Guarantee upon the sale, disposition or transfer of a Subsidiary Guarantor, no Subsidiary Guarantor will, and the Issuer will not permit any Subsidiary Guarantor to, consolidate or merge with or into or wind up into (whether or not such Subsidiary Guarantor is the surviving Person), or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of its properties or assets, in one or more related transactions, to any Person unless:

(1) (a) such Guarantor is the surviving Person or the Person formed by or surviving any such consolidation, amalgamation or merger (if other than such Guarantor) or to which such sale, assignment, transfer, lease, conveyance or other disposition will have been made is a Person organized or existing under the laws of the jurisdiction of organization of such Guarantor, as applicable, or the laws of the United States, any state thereof, the District of Columbia, or any territory thereof (such surviving Guarantor or such Person, as the case may be, being herein called the “Successor Person”);

(b) the Successor Person, if other than such Guarantor, expressly assumes all the obligations of such Guarantor under the Indenture and such Guarantor’s related Guarantee pursuant to supplemental indentures or other documents or instruments;

(c) immediately after such transaction, no Default exists;

(d) the Issuer shall have delivered to the Trustee an Officer’s Certificate and an Opinion of Counsel, each stating that such consolidation, merger, amalgamation or transfer and such supplemental indentures, if any, comply with the Indenture;

(e) the Collateral transferred to the Successor Person will (a) continue to constitute Collateral under the Indenture and the Collateral Documents, (b) be subject to the Lien in favor of the Collateral Agent for the benefit of the Holders of the Notes with the same relative priorities as existed immediately prior to such transaction, and (c) not be subject to any Lien, other than Liens permitted by the terms of the Indenture; and

(f) to the extent that the assets of the Person which is merged or consolidated with or into the Successor Person are assets of the type which would constitute Collateral under the Collateral Documents, the Successor Person will take such action as may be reasonably necessary to cause such property and assets to be made subject to the Lien of the Collateral Documents in the manner and to the extent required in the Indenture; or

(2) the transaction is made in compliance with the first paragraph of the covenant described under “Repurchase at the Option of Holders—Asset Sales”; or

(3) in the case of assets comprised of Equity Interests of Subsidiaries that are not Guarantors, such Equity Interests are sold, assigned, transferred, leased, conveyed or otherwise disposed of to one or more Restricted Subsidiaries.

Subject to certain limitations described in the Indenture, the Successor Person will succeed to, and be substituted for, such Guarantor under the Indenture and such Guarantor’s Guarantee. Notwithstanding the foregoing, any Subsidiary Guarantor may (1) merge or consolidate with or into, wind up into or transfer all or part of its properties and assets to another Subsidiary Guarantor or the Issuer, (2) merge with an Affiliate of the Issuer solely for the purpose of reincorporating the Subsidiary Guarantor in the United States, any state thereof, the District of Columbia or any territory thereof, (3) convert into a corporation, partnership, limited partnership, limited liability company or trust organized or existing under the laws of the jurisdiction of organization of such Subsidiary Guarantor or (4) liquidate or dissolve or change its legal form if the Issuer determines in good faith that such action is in the best interests of the Issuer, in each case, without regard to the requirements set forth in the preceding paragraph. Holdings may merge with an Affiliate of the Issuer solely for the purpose of reincorporating or reorganizing Holdings in the United States, any state thereof, the District of Columbia or any territory thereof.

Transactions with Affiliates

The Issuer will not, and will not permit any of its Restricted Subsidiaries to, make any payment to, or sell, lease, transfer or otherwise dispose of any of its properties or assets to, or purchase any property or assets from, or enter into or make or amend any transaction, contract, agreement, understanding, loan, advance or guarantee with, or for the benefit of, any Affiliate of the Issuer (each of the foregoing, an “Affiliate Transaction”) involving aggregate payments or consideration in excess of $20.0 million, unless:

(1) such Affiliate Transaction is on terms that are not materially less favorable to the Issuer or its relevant Restricted Subsidiary than those that would have been obtained in a comparable transaction by the Issuer or such Restricted Subsidiary with an unrelated Person on an arm’s-length basis; and

(2) the Issuer delivers to the Trustee with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate payments or consideration in excess of $35.0 million, a resolution adopted by the majority of the board of directors of the Issuer approving the terms of such Affiliate Transaction and set forth in an Officer’s Certificate certifying that such Affiliate Transaction complies with clause (1) above.

The foregoing provisions will not apply to the following:

(1) transactions between or among the Issuer or any of its Restricted Subsidiaries;

(2) Restricted Payments permitted by the provisions of the Indenture described above under the covenant “—Limitation on Restricted Payments” and the definition of “Permitted Investments”;

(3) the payment of management, consulting, monitoring, transaction, advisory and other fees, indemnities and expenses pursuant to the Support and Services Agreement (plus any unpaid management, consulting, monitoring, transaction, advisory and other fees, indemnities and expenses accrued in any prior year) and the termination fees pursuant to the Support and Services Agreement, or any amendment thereto or replacement thereof so long as any such amendment or replacement is not materially disadvantageous in the good faith judgment of the board of directors of the Issuer to the Holders when taken as a whole, as compared to the Support and Services Agreement as in effect on the Issue Date;

(4) the payment of reasonable and customary fees and compensation paid to, and indemnities and reimbursements and employment and severance arrangements provided on behalf of or for the benefit of, current or former employees, directors, officers, managers or consultants of the Issuer, any of its direct or indirect parent companies or any of its Restricted Subsidiaries;

(5) transactions in which the Issuer or any of its Restricted Subsidiaries, as the case may be, delivers to the Trustee a letter from an Independent Financial Advisor stating that such transaction is fair to the Issuer or such Restricted Subsidiary from a financial point of view or stating that the terms are not materially less favorable to the Issuer or its relevant Restricted Subsidiary than those that would have been obtained in a comparable transaction by the Issuer or such Restricted Subsidiary with an unrelated Person on an arm’s-length basis;

(6) any agreement or arrangement as in effect as of the Issue Date (including, for the avoidance of doubt, the provision of certain administrative and other support services to Solar), or any amendment thereto (so long as any such amendment is not disadvantageous in any material respect in the good faith judgment of the board of directors of the Issuer to the Holders when taken as a whole as compared to the applicable agreement as in effect on the Issue Date);

(7) the existence of, or the performance by the Issuer or any of its Restricted Subsidiaries of its obligations under the terms of, any stockholders agreement (including any registration rights agreement or purchase agreement related thereto) to which it (or any parent company of the Issuer) is a party as of the Issue Date and any similar agreements which it (or any parent company of the Issuer) may enter into thereafter; provided, that the existence of, or the performance by the Issuer or any of its Restricted Subsidiaries (or such parent company) of obligations under any future amendment to any such existing agreement or under any similar agreement entered into after the Issue Date shall only be permitted by this clause (7) to the extent that the terms of any such amendment or new agreement are not otherwise disadvantageous in any material respect in the good faith judgment of the board of directors of the Issuer to the Holders when taken as a whole;

(8) the Acquisition Transactions and the Transactions and the payment of all fees and expenses related thereto, including Transaction Expenses;

(9) transactions with customers, clients, suppliers, contractors, joint venture partners or purchasers or sellers of goods or services that are Affiliates, in each case in the ordinary course of business and otherwise in compliance with the terms of the Indenture which are fair to the Issuer and its Restricted Subsidiaries, in the reasonable determination of the board of directors of the Issuer or the senior management thereof, or are on terms at least as favorable as might reasonably have been obtained at such time from an unaffiliated party;

(10) the issuance of Equity Interests (other than Disqualified Stock) of the Issuer to any direct or indirect parent company of the Issuer or to any Permitted Holder or to any employee, director, officer, manager or consultant (or their respective Controlled Investment Affiliates or Immediate Family Members) of the Issuer, any of its direct or indirect parent companies or any of its Restricted Subsidiaries;

(11) sales of accounts receivable, or participations therein, or Securitization Assets or related assets in connection with any Qualified Securitization Facility;

(12) payments by the Issuer or any of its Restricted Subsidiaries to any of the Investors made for any financial advisory, financing, underwriting or placement services or in respect of other investment banking activities, including, without limitation, in connection with acquisitions or divestitures which payments are approved by a majority of the board of directors of the Issuer in good faith;

(13) payments and Indebtedness and Disqualified Stock (and cancellation of any thereof) of the Issuer and its Restricted Subsidiaries and Preferred Stock (and cancellation of any thereof) of any Restricted Subsidiary to any future, current or former employee, director, officer, manager or consultant (or their respective Controlled Investment Affiliates or Immediate Family Members) of the Issuer, any of its Subsidiaries or any of its direct or indirect parent companies pursuant to any management equity plan or stock option plan or any other management or employee benefit plan or agreement or any stock subscription or shareholder agreement that are, in each case, approved by the Issuer in good faith; and any employment agreements, stock option plans and other compensatory arrangements (and any successor plans thereto) and any supplemental executive retirement benefit plans or arrangements with any such employees, directors, officers, managers or consultants (or their respective Controlled Investment Affiliates or Immediate Family Members) that are, in each case, approved by the Issuer in good faith;

(14) (i) investments by Permitted Holders in securities of the Issuer or any of its Restricted Subsidiaries (and payment of reasonable out-of-pocket expenses incurred by such Permitted Holders in connection therewith) so long as (x) the investment is being offered by the Issuer or such Restricted Subsidiary generally to other investors on the same or more favorable terms and (y) the investment constitutes less than 5.0% of the proposed or outstanding issue amount of such class of securities (provided, that any investments in debt securities by any Debt Fund Affiliates shall not be subject to the limitation in this clause (y)), and (ii) payments to Permitted Holders in respect of securities of the Issuer or any of its Restricted Subsidiaries contemplated in the foregoing subclause (i) or that were acquired from Persons other than the Issuer and its Restricted Subsidiaries, in each case, in accordance with the terms of such securities;

(15) payments to or from, and transactions with, any joint venture in the ordinary course of business (including, without limitation, any cash management activities related thereto);

(16) payments by the Issuer (and any direct or indirect parent company thereof) and its Subsidiaries pursuant to tax sharing agreements among the Issuer (and any such parent company) and its Subsidiaries, to the extent such payments are permitted under clause (15)(b) of the second paragraph under the caption “—Limitation on Restricted Payments”;

(17) any lease entered into between the Issuer or any Restricted Subsidiary, as lessee and any Affiliate of the Issuer, as lessor, which is approved by a majority of the disinterested members of the board of directors of the Issuer in good faith;

(18) intellectual property licenses in the ordinary course of business;

(19) all payments to Holdings otherwise permitted under the Indenture;

(20) the payment of reasonable out-of-pocket costs and expenses relating to registration rights and indemnities provided to stockholders of the Issuer or any direct or indirect parent thereof pursuant to the stockholders agreement or the registration rights agreement entered into on or before the Issue Date;

(21) the pledge of Equity Interests of any Unrestricted Subsidiary to lenders to support the Indebtedness of such Unrestricted Subsidiary owed to such lenders; and (22) any transaction with a joint venture which would constitute an Affiliate Transaction solely because the Issuer or its Restricted Subsidiary owns an equity interest or otherwise controls such joint venture or similar entity.

Dividend and Other Payment Restrictions Affecting Restricted Subsidiaries

The Issuer will not, and will not permit any of its Restricted Subsidiaries that is not a Guarantor to, directly or indirectly, create or otherwise cause or suffer to exist or become effective any consensual encumbrance or consensual restriction on the ability of any such Restricted Subsidiary to:

(1) (a) pay dividends or make any other distributions to the Issuer or any of its Restricted Subsidiaries that is a Guarantor on its Capital Stock or with respect to any other interest or participation in, or measured by, its profits, or

(b) pay any Indebtedness owed to the Issuer or any of its Restricted Subsidiaries that is a Guarantor;

(2) make loans or advances to the Issuer or any of its Restricted Subsidiaries that is a Guarantor; or

(3) sell, lease or transfer any of its properties or assets to the Issuer or any of its Restricted Subsidiaries that is a Guarantor, except (in each case) for such encumbrances or restrictions existing under or by reason of:

(a) contractual encumbrances or restrictions in effect on the Issue Date, including pursuant to the Existing Notes (and the guarantees thereof) and the related documentation, the Senior Secured Credit Facilities and the related documentation and Hedging Obligations and the related documentation;

(b) the Indenture, the Notes and the guarantees thereof;

(c) purchase money obligations for property acquired in the ordinary course of business and capital lease obligations that impose restrictions of the nature discussed in clause (3) above on the property so acquired;

(d) applicable law or any applicable rule, regulation or order;

(e) any agreement or other instrument of a Person acquired by or merged or consolidated with or into the Issuer or any of its Restricted Subsidiaries in existence at the time of such acquisition or at the time it merges with or into the Issuer or any of its Restricted Subsidiaries or assumed in connection with the acquisition of assets from such Person (but, in any such case, not created in contemplation thereof), which encumbrance or restriction is not applicable to any Person, or the properties or assets of any Person, other than the Person so acquired and its Subsidiaries, or the property or assets of the Person so acquired and its Subsidiaries or the property or assets so acquired;

(f) contracts for the sale of assets, including customary restrictions with respect to a Subsidiary of the Issuer pursuant to an agreement that has been entered into for the sale or disposition of all or substantially all of the Capital Stock or assets of such Subsidiary;

(g) Secured Indebtedness otherwise permitted to be incurred pursuant to the covenants described under “—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock” and “—Liens” that limit the right of the debtor to dispose of the assets securing such Indebtedness;

(h) restrictions on cash or other deposits or net worth imposed by customers under contracts entered into in the ordinary course of business or arising in connection with any Permitted Liens;

(i) other Indebtedness, Disqualified Stock or Preferred Stock of Restricted Subsidiaries that are not Guarantors permitted to be incurred subsequent to the Issue Date pursuant to the provisions of the covenant described under “—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock”;

(j) customary provisions in joint venture agreements and other similar agreements relating solely to such joint venture;

(k) customary provisions contained in leases, sub-leases, licenses, sub-licenses or similar agreements, including with respect to intellectual property and other agreements, in each case, entered into in the ordinary course of business;

(l) restrictions or conditions contained in any trading, netting, operating, construction, service, supply, purchase, sale or other agreement to which the Issuer or any of its Restricted Subsidiaries is a party entered into in the ordinary course of business; provided, that such agreement prohibits the encumbrance of solely the property or assets of the Issuer or such Restricted Subsidiary that are the subject to such agreement, the payment rights arising thereunder or the proceeds thereof and does not extend to any other asset or property of the Issuer or such Restricted Subsidiary or the assets or property of another Restricted Subsidiary;

(m) customary provisions restricting subletting or assignment of any lease governing a leasehold interest of any Restricted Subsidiary;

(n) customary provisions restricting assignment of any agreement entered into in the ordinary course of business;

(o) restrictions arising in connection with cash or other deposits permitted under the covenant “—Liens”;

(p) any agreement or instrument (A) relating to any Indebtedness, Disqualified or preferred stock permitted to be incurred or issued subsequent to the Issue Date pursuant to the covenant described under “—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock” if the encumbrances and restrictions are not materially more disadvantageous, taken as a whole, to the Holders than is customary in comparable financings for similarly situated issuers (as determined in good faith by the Issuer) or is otherwise in effect on the Issue Date and (B) either (x) the Issuer determines that such encumbrance or restriction will not adversely affect the Issuer’s ability to make principal and interest payments on the Notes as and when they come due or (y) such encumbrances and restrictions apply only during the continuance of a default in respect of a payment or financial maintenance covenant relating to such Indebtedness;

(q) any encumbrances or restrictions of the type referred to in clauses (1), (2) and (3) above imposed by any amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings of the contracts, instruments or obligations referred to in clauses (a) through (p) above; provided, that such amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings are, in the good faith judgment of the Issuer, not materially more restrictive with respect to such encumbrance and other restrictions taken as a whole than those prior to such amendment, modification, restatement, renewal, increase, supplement, refunding, replacement or refinancing; and

(r) restrictions created in connection with any Qualified Securitization Facility that in the good faith determination of the Issuer are necessary or advisable to effect such Qualified Securitization Facility.

Limitation on Guarantees of Indebtedness by Restricted Subsidiaries

The Issuer will not permit any of its Wholly-Owned Subsidiaries that are Restricted Subsidiaries (and non-Wholly-Owned Subsidiaries if such non-Wholly-Owned Subsidiaries guarantee other capital markets debt securities of the Issuer or any Guarantor), other than a Guarantor, a Foreign Subsidiary or a Securitization Subsidiary, to guarantee the payment of any Indebtedness of the Issuer or any other Guarantor unless:

(1) such Restricted Subsidiary within 30 days (i) executes and delivers a supplemental indenture to the Indenture providing for a Guarantee by such Restricted Subsidiary, except that with respect to a guarantee of Indebtedness of the Issuer or any Subsidiary Guarantor, if such Indebtedness is by its express terms subordinated in right of payment to the Notes or such Guarantor’s Guarantee, any such guarantee by such

Restricted Subsidiary with respect to such Indebtedness shall be subordinated in right of payment to such Guarantee substantially to the same extent as such Indebtedness is subordinated to the Notes and (ii) becomes a party to the Collateral Documents and takes all actions required thereunder to perfect the Liens created thereunder; and

(2) such Restricted Subsidiary waives and will not in any manner whatsoever claim or take the benefit or advantage of, any rights of reimbursement, indemnity or subrogation or any other applicable rights against the Issuer or any other Restricted Subsidiary as a result of any payment by such Restricted Subsidiary under its Guarantee; provided, that this covenant shall not be applicable to any guarantee of any Restricted Subsidiary that existed at the time such Person became a Restricted Subsidiary and was not incurred in connection with, or in contemplation of, such Person becoming a Restricted Subsidiary. The Issuer may elect, in its sole discretion, to cause any Subsidiary that is not otherwise required to be a Guarantor to become a Guarantor, in which case such Subsidiary shall not be required to comply with the 30 day period described in clause (1) above.

After Acquired Property

Promptly following the acquisition by the Issuer or any Subsidiary Guarantor of any After Acquired Property (but subject to the limitations, if applicable, described above under the captions “—Collateral.” “—Excluded Assets” and “—Limitations on Stock Collateral”) the Issuer or such Subsidiary Guarantor shall execute and deliver such mortgages, deeds of trust, security instruments, financing statements and certificates and opinions of counsel as shall be reasonably necessary to vest in the Collateral Agent a perfected security interest in such After Acquired Property and to have such After Acquired Property added to the Collateral, and thereupon all provisions of the Indenture relating to the Collateral shall be deemed to relate to such After Acquired Property to the same extent and with the same force and effect.

Reports and Other Information

Notwithstanding that the Issuer may not be subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act or otherwise report on an annual and quarterly basis on forms provided for such annual and quarterly reporting pursuant to rules and regulations promulgated by the SEC, the Indenture requires the Issuer to file with the SEC from and after the Issue Date:

(1) within 90 days after the end of each fiscal year (or 120 days for the fiscal year ending December 31, 2012), annual reports on Form 10-K, or any successor or comparable form, containing the information required to be contained therein, or required in such successor or comparable form;

(2) within 45 days after the end of each of the first three fiscal quarters of each fiscal year (or 60 days for the first three fiscal quarters ending after the Issue Date), reports on Form 10-Q containing all quarterly information that would be required to be contained in Form 10-Q, or any successor or comparable form;

(3) promptly after the occurrence of a material event which would have been required to be reported on a Form 8-K or any successor or comparable form if the Issuer had been a reporting company under the Exchange Act, a current report relating to such event on Form 8-K or any successor or comparable form;

in each case, in a manner that complies in all material respects with the requirements specified in such form (except as described above or below and subject to exceptions consistent with the presentation of information in the offering memorandum distributed in connection with the private offering of the Notes); provided, however, that the Issuer shall not be so obligated to file such reports referred to in clauses (1), (2) and (3) above with the SEC (i) if the SEC does not permit such filing or (ii) prior to the consummation of an exchange offer or the effectiveness of a shelf registration statement as required by the Registration Rights Agreement, in which event the Issuer will make available such information to the Trustee, the Holders of the Notes and prospective purchasers of Notes, in each case within 15 days after the time the Issuer would be required to file such information with the SEC if it were subject to Sections 13 or 15(d) of the Exchange Act; provided, further, that until such time as the consummation of an exchange offer or the effectiveness of a shelf registration statement as required by the Registration Rights Agreement, the Issuer shall not be required to (i) in the case of (x) clauses (1) and (2) provide any information beyond the financial information that would be required to be contained in an annual or quarterly report on Form 10-K or 10-Q, as applicable, including a “Management’s Discussion and Analysis of Financial Condition and Results of Operations” section and (y) clause (3) make available any information regarding director and management compensation or the occurrence of any of the events set forth in Items 1.04, 2.01, 2.05, 2.06, 3 (other than Item 3.03), 5.01, 5.02(e)—(f), 5.03-5.08, 6, 7, 8 or 9 of Form 8-K, (ii) make available any information regarding the occurrence of any of the events set forth in Items 1.01 or 1.02 of Form 8K if the Issuer determines in its good faith judgment that the event that would otherwise be required to be disclosed is not material to the Holders of the Notes or the business, assets, operations, financial positions or prospects of the Issuer and its Restricted Subsidiaries taken as a whole, (iii) comply with Regulation G under the Exchange Act or Item 10(e) of Regulation S-K with respect to any “non-GAAP” financial information contained therein (other than providing reconciliations of such non-GAAP information to extent included in the offering memorandum distributed in connection with the private offering of the Notes), (iv) comply with Regulation S-X or contain all purchase accounting adjustments relating to the Acquisition Transactions to the extent it is not practicable to include any such adjustments in such report or (v) provide any information that is not otherwise similar to information included in the offering memorandum distributed in connection with the private offering of the Notes. In addition, notwithstanding the foregoing, the Issuer will not be required to (i) comply with Sections 302, 906 and 404 of the Sarbanes-Oxley Act of 2002 or (ii) otherwise furnish any information, certificates or reports required by Items 307 or 308 of Regulation S-K prior to the consummation of an exchange offer or the effectiveness of a shelf registration statement. In addition, to the extent not satisfied by the foregoing, the Issuer will agree that, for so long as any Notes are outstanding, it will furnish to Holders and to securities analysts and prospective investors, upon their request, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act.

Delivery of reports, information and documents (including, without limitation, reports contemplated in this “—Reports and Other Information”) to the Trustee is for information purposes only, and the Trustee’s receipt thereof shall not constitute actual or constructive notice of any information contained therein or determinable from information contained therein, including the compliance of the Issuer, the Guarantors and Holdings with covenants under the Indenture, Notes, Guarantees and Security Documents, as to which the Trustee is entitled to rely exclusively on Officers’ Certificates.

The Indenture permits the Issuer to satisfy its obligations in this covenant with respect to financial information relating to the Issuer by furnishing financial information relating to Holdings (or any parent entity of Holdings) as long as Holdings (or any such parent entity of Holdings) provides a Guarantee of the Notes; provided that, if and so long as such parent company shall have Independent Assets or Operations (as defined below), the same is accompanied by consolidating information that explains in reasonable detail the differences between the information relating to Holdings (or such parent entity, as the case may be), on the one hand, and the information relating to the Issuer and its Restricted Subsidiaries on a stand-alone basis, on the other hand. “Independent Assets or Operations” means, with respect to Holdings or any such parent company, that Holdings or such parent company’s total assets or revenues, determined in accordance with GAAP and as shown on the most recent financial statements of Holdings or such parent company, is more than 3.0% of Holdings or such parent company’s corresponding consolidated amount.

Notwithstanding the foregoing, such requirements shall be deemed satisfied prior to the commencement of the exchange offer or the effectiveness of the shelf registration statement by (1) the filing with the SEC of the exchange offer registration statement or shelf registration statement (or any other similar registration statement), and any amendments thereto, with such financial information that satisfies Regulation S-X of the Securities Act, subject to exceptions consistent with the presentation of financial information in the offering memorandum distributed in connection with the private offering of the Notes, to the extent filed within the time periods specified above, or (2) by posting on the Issuer’s website or providing to the Trustee for distribution to the Holders within 15 days of the time periods after the Issuer would have been required to file annual and interim reports with the SEC, the financial information (including the “Management’s Discussion and Analysis of

Financial Condition and Results of Operations” section) that would be required to be included in such reports, subject to exceptions consistent with the presentation of financial information in the offering memorandum distributed in connection with the private offering of the Notes, to the extent filed or posted within the times specified above.

Notwithstanding anything herein to the contrary, the Issuer will not be deemed to have failed to comply with any of its obligations hereunder for purposes of clause (3) under “—Events of Default and Remedies” until 90 days after the receipt of the written notice delivered thereunder.

To the extent any information is not provided within the time periods specified in this section “—Reports and Other Information” and such information is subsequently provided, the Issuer will be deemed to have satisfied its obligations with respect thereto at such time and any Default with respect thereto shall be deemed to have been cured.

Further Assurances

The Issuer and the Guarantors shall execute any and all further documents, financing statements, agreements and instruments, and take all further action that may be required under applicable law, or that the Trustee or Collateral Agent may reasonably request, in order to grant, preserve, protect and perfect the validity and priority of the security interests created or intended to be created by the Collateral Documents in the Collateral. In addition, from time to time, the Issuer and each Guarantor will reasonably promptly secure the obligations under the Indenture and the Collateral Documents by pledging or creating, or causing to be pledged or created, perfected security interests with respect to the Collateral. Such security interests and Liens will be created under the Collateral Documents and other security agreements, mortgages, deeds of trust and other instruments and documents in form reasonably satisfactory to the Collateral Agent. Neither the Trustee nor the Collateral Agent shall have any duty to create, perfect, file and/or record any security interest or Lien or to file any UCCs, UCC financing statements or UCC continuation statements, except upon instruction from the Issuer or Holders in accordance with the Indenture and the Security Agreement.

Events of Default and Remedies

The Indenture provides that each of the following is an “Event of Default”:

(1) default in payment when due and payable, upon redemption, acceleration or otherwise, of principal of, or premium, if any, on the Notes;

(2) default for 30 days or more in the payment when due of interest on or with respect to the Notes;

(3) failure by the Issuer or any Guarantor for 60 days after receipt of written notice given by the Trustee or the Holders of not less than 25% in principal amount of the then outstanding Notes to comply with any of its obligations, covenants or agreements (other than a default referred to in clause (1) or (2) above) contained in the Indenture or the Notes;

(4) default under any mortgage, indenture or instrument under which there is issued or by which there is secured or evidenced any Indebtedness for money borrowed by the Issuer or any of its Restricted Subsidiaries or the payment of which is guaranteed by the Issuer or any of its Restricted Subsidiaries, other than Indebtedness owed to the Issuer or a Restricted Subsidiary, whether such Indebtedness or guarantee now exists or is created after the issuance of the Notes, if both:

(a) such default either results from the failure to pay any principal of such Indebtedness at its stated final maturity (after giving effect to any applicable grace periods) or relates to an obligation other than the obligation to pay principal of any such Indebtedness at its stated final maturity and results in the holder or holders of such Indebtedness causing such Indebtedness to become due prior to its stated maturity; and

(b) the principal amount of such Indebtedness, together with the principal amount of any other such Indebtedness in default for failure to pay principal at stated final maturity (after giving effect to any applicable grace periods), or the maturity of which has been so accelerated, aggregate $40.0 million or more outstanding;

(5) failure by the Issuer or any Significant Subsidiary (or any group of Restricted Subsidiaries that together (as of the latest audited consolidated financial statements of the Issuer for a fiscal quarter end provided as required under “—Reports and Other Information”) would constitute a Significant Subsidiary) to pay final judgments aggregating in excess of $40.0 million (net of amounts covered by insurance policies issued by reputable insurance companies), which final judgments remain unpaid, undischarged and unstayed for a period of more than 60 days after such judgment becomes final, and in the event such judgment is covered by insurance, an enforcement proceeding has been commenced by any creditor upon such judgment or decree which is not promptly stayed;

(6) certain events of bankruptcy or insolvency with respect to the Issuer or any Significant Subsidiary (or any group of Restricted Subsidiaries that together (as of the latest audited consolidated financial statements of the Issuer for a fiscal quarter end provided as required under “—Reports and Other Information”) would constitute a Significant Subsidiary);

(7) the Guarantee of Holdings or any Significant Subsidiary (or any group of Restricted Subsidiaries that together (as of the latest audited consolidated financial statements of the Issuer for a fiscal quarter end provided as required under “—Reports and Other Information”) would constitute a Significant Subsidiary) shall for any reason cease to be in full force and effect or be declared null and void or any responsible officer of Holdings or any Guarantor that is a Significant Subsidiary (or the responsible officers of any group of Restricted Subsidiaries that together (as of the latest audited consolidated financial statements of the Issuer for a fiscal quarter end) would constitute a Significant Subsidiary), as the case may be, denies in writing that it has any further liability under its Guarantee or gives written notice to such effect, other than by reason of the termination of the Indenture or the release of any such Guarantee in accordance with the Indenture; and

(8) any of the Collateral Documents ceases to be in full force and effect, or any of the Collateral Documents ceases to give the Holders of the Notes the Liens purported to be created thereby, or any of the Collateral Documents is declared null and void or the Issuer or any Restricted Subsidiary denies in writing that it has any further liability under any Collateral Document or gives written notice to such effect (in each case, other than in accordance with the terms of the Indenture or the terms of the Collateral Documents); provided that if a failure of the sort described in this clause (8) is susceptible of cure, no Event of Default shall arise under this clause (8) with respect thereto until 30 days after notice of such failure shall have been given to the Issuer by the Trustee or the Holders of not less than 25% of the aggregate principal amount of the then outstanding Notes.

If any Event of Default (other than of a type specified in clause (6) above) occurs and is continuing under the Indenture, the Trustee or the Holders of at least 25% in principal amount of the then total outstanding Notes may (subject to the terms of the Intercreditor Agreement) declare the principal, premium, if any, interest and any other monetary obligations on all the then outstanding Notes to be due and payable immediately.

Upon the effectiveness of such declaration, such principal of and premium, if any, and interest will be due and payable immediately. Notwithstanding the foregoing, in the case of an Event of Default arising under clause (6) of the first paragraph of this section, all outstanding Notes will become due and payable without further action or notice. The Indenture provides that the Trustee may withhold from the Holders notice of any continuing Default, except a Default relating to the payment of principal, premium, if any, or interest, if it determines that withholding notice is in their interest. In addition, the Trustee will have no obligation to accelerate the Notes if in the judgment of the Trustee acceleration is not in the interests of the Holders of the Notes.

The Indenture provides that the Holders of a majority in aggregate principal amount of the then outstanding Notes by notice to the Trustee may on behalf of the Holders of all of the Notes waive any existing Default and its consequences under the Indenture or the Collateral Documents (except a continuing Default in the payment of interest on, premium, if any, or the principal of any Note held by a non-consenting Holder) and rescind any acceleration with respect to the Notes and its consequences (except if such rescission would conflict with any judgment of a court of competent jurisdiction). In the event of any Event of Default specified in clause (4) above, such Event of Default and all consequences thereof (excluding any resulting payment default, other than as a result of acceleration of the Notes) shall be annulled, waived and rescinded, automatically and without any action by the Trustee or the Holders, if within 20 days after such Event of Default arose:

(1) the Indebtedness or guarantee that is the basis for such Event of Default has been discharged;

(2) holders thereof have rescinded or waived the acceleration, notice or action (as the case may be) giving rise to such Event of Default; or

(3) the default that is the basis for such Event of Default has been cured.

In case an Event of Default occurs and is continuing, the Trustee will be under no obligation to exercise any of the rights or powers under the Indenture at the request or direction of any of the Holders of the Notes unless the Holders have offered to the Trustee indemnity or security satisfactory to the Trustee against any loss, liability or expense. Except to enforce the right to receive payment of principal, premium (if any) or interest when due, no Holder of a Note may pursue any remedy with respect to the Indenture or the Notes unless, subject to the provisions of the Intercreditor Agreement:

(1) such Holder has previously given the Trustee written notice that an Event of Default is continuing;

(2) Holders of at least 25% in principal amount of the total outstanding Notes have requested in writing the Trustee to pursue the remedy;

(3) Holders of the Notes have offered the Trustee security or indemnity satisfactory to it against any loss, liability or expense;

(4) the Trustee has not complied with such request within 60 days after the receipt thereof and the offer of security or indemnity; and

(5) Holders of a majority in principal amount of the total outstanding Notes have not given the Trustee a direction inconsistent with such written request within such 60-day period.

Subject to certain restrictions contained in the Indenture and the Intercreditor Agreements the Holders of a majority in principal amount of the total outstanding Notes are given the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or of exercising any trust or power conferred on the Trustee. The Trustee, however, may refuse to follow any direction that conflicts with law or the Indenture or that the Trustee determines is unduly prejudicial to the rights of any other Holder of a Note or that would involve the Trustee in personal liability.

The Indenture provides that the Issuer is required to deliver to the Trustee annually a statement regarding compliance with the Indenture, and the Issuer is required, within 20 Business Days, upon becoming aware of any Default, to deliver to the Trustee a statement specifying such Default.

In addition to acceleration of maturity of the Notes, if an Event of Default occurs and is continuing, the Trustee or the Collateral Agent, as applicable, subject to the provisions contained in the Intercreditor Agreement, will have the right to exercise remedies with respect to the Collateral, such as foreclosure, as are available under the Indenture, the Collateral Documents and at law.

No Personal Liability of Directors, Officers, Employees and Stockholders

No past, present or future director, officer, employee, incorporator, member, partner or stockholder of the Issuer or any Guarantor or any of their direct or indirect parent companies (other than the Issuer and the

Guarantors) shall have any liability, for any obligations of the Issuer or the Guarantors under the Notes, the Guarantees or the Indenture or the Collateral Documents or for any claim based on, in respect of, or by reason of such obligations or their creation. Each Holder by accepting Notes waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes. Such waiver may not be effective to waive liabilities under the federal securities laws and it is the view of the SEC that such a waiver is against public policy.

Legal Defeasance and Covenant Defeasance

The obligations of the Issuer and the Guarantors under the Indenture, the Notes, the Guarantees or the Collateral Documents, as the case may be, will terminate (other than certain obligations) and will be released upon payment in full of all of the Notes. The Issuer may, at its option and at any time, elect to have all of its obligations discharged with respect to the Notes and have each Guarantor’s obligation discharged with respect to its Guarantee (“Legal Defeasance”) and cure all then existing Events of Default except for:

(1) the rights of Holders of Notes to receive payments in respect of the principal of, premium, if any, and interest on the Notes when such payments are due solely out of the trust created pursuant to the Indenture;

(2) the Issuer’s obligations with respect to Notes concerning issuing temporary Notes, registration of such Notes, mutilated, destroyed, lost or stolen Notes and the maintenance of an office or agency for payment and money for security payments held in trust;

(3) the rights, powers, trusts, duties and immunities of the Trustee, and the Issuer’s obligations in connection therewith; and

(4) the Legal Defeasance provisions of the Indenture.

In addition, the Issuer may, at its option and at any time, elect to have its obligations and those of each Guarantor released with respect to substantially all of the restrictive covenants that are described in the Indenture (“Covenant Defeasance”) and thereafter any omission to comply with such obligations shall not constitute a Default with respect to the Notes. In the event Covenant Defeasance occurs, certain events (not including bankruptcy, receivership, rehabilitation and insolvency events pertaining to the Issuer) described under “Events of Default and Remedies” will no longer constitute an Event of Default with respect to the Notes.

In order to exercise either Legal Defeasance or Covenant Defeasance with respect to the Notes:

(1) the Issuer must irrevocably deposit with the Trustee, in trust, for the benefit of the Holders of the Notes, cash in U.S. dollars, U.S. Government Securities, or a combination thereof, in such amounts as will be sufficient, in the opinion of a nationally recognized firm of independent public accountants, to pay the principal of, premium, if any, and interest due on the Notes on the stated maturity date or on the redemption date, as the case may be, of such principal, premium, if any, or interest on such Notes and the Issuer must specify whether such Notes are being defeased to maturity or to a particular redemption date; provided, that upon any redemption that requires the payment of the Applicable Premium, the amount deposited shall be sufficient for purposes of the Indenture to the extent that an amount is deposited with the Trustee equal to the Applicable Premium calculated as of the date of the notice of redemption, with any deficit as of the date of redemption (any such amount, the “Applicable Premium Deficit”) only required to be deposited with the Trustee on or prior to the date of redemption. Any Applicable Premium Deficit shall be set forth in an Officer’s Certificate delivered to the Trustee simultaneously with the deposit of such Applicable Premium Deficit that confirms that such Applicable Premium Deficit shall be applied toward such redemption;

(2) in the case of Legal Defeasance, the Issuer shall have delivered to the Trustee an Opinion of Counsel confirming that, subject to customary assumptions and exclusions,

(a) the Issuer has received from, or there has been published by, the United States Internal Revenue Service a ruling, or

(b) since the issuance of the Notes, there has been a change in the applicable U.S. federal income tax law,

in either case to the effect that, and based thereon such Opinion of Counsel shall confirm that, subject to customary assumptions and exclusions, the Holders of the Notes will not recognize income, gain or loss for U.S. federal income tax purposes as a result of such Legal Defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred;

(3) in the case of Covenant Defeasance, the Issuer shall have delivered to the Trustee an Opinion of Counsel confirming that, subject to customary assumptions and exclusions, the Holders of the Notes will not recognize income, gain or loss for U.S. federal income tax purposes as a result of such Covenant Defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred;

(4) no Default (other than that resulting from borrowing funds to be applied to make such deposit and any similar and simultaneous deposit relating to other Indebtedness and, in each case, the granting of Liens in connection therewith) shall have occurred and be continuing on the date of such deposit;

(5) such Legal Defeasance or Covenant Defeasance shall not result in a breach or violation of, or constitute a default under the Senior Secured Credit Facilities or any other material agreement or instrument (other than the Indenture) to which, the Issuer or any Guarantor is a party or by which the Issuer or any Guarantor is bound (other than that resulting from any borrowing of funds to be applied to make the deposit required to effect such Legal Defeasance or Covenant Defeasance and any similar and simultaneous deposit relating to other Indebtedness, and, in each case, the granting of Liens in connection therewith);

(6) the Issuer shall have delivered to the Trustee an Opinion of Counsel to the effect that, as of the date of such opinion and subject to customary assumptions and exclusions following the deposit, the trust funds will not be subject to the effect of Section 547 of Title 11 of the United States Code;

(7) the Issuer shall have delivered to the Trustee an Officer’s Certificate stating that the deposit was not made by the Issuer with the intent of defeating, hindering, delaying or defrauding any creditors of the Issuer or any Guarantor or others; and

(8) the Issuer shall have delivered to the Trustee an Officer’s Certificate and an Opinion of Counsel (which Opinion of Counsel may be subject to customary assumptions and exclusions) each stating that all conditions precedent provided for or relating to the Legal Defeasance or the Covenant Defeasance, as the case may be, have been complied with.

Satisfaction and Discharge

The Indenture will be discharged and will cease to be of further effect as to all Notes, when either:

(1) all Notes theretofore authenticated and delivered, except lost, stolen or destroyed Notes which have been replaced or paid and Notes for whose payment money has theretofore been deposited in trust, have been delivered to the Trustee for cancellation; or

(2) (a) all Notes not theretofore delivered to the Trustee for cancellation have become due and payable by reason of the making of a notice of redemption or otherwise, will become due and payable within one year or are to be called for redemption within one year under arrangements satisfactory to the Trustee for the giving of notice of redemption by the Trustee in the name, and at the expense, of the Issuer, and the Issuer or any Guarantor has irrevocably deposited or caused to be deposited with the Trustee as trust funds in trust solely for the benefit of the Holders of the Notes, cash in U.S. dollars, U.S. dollar-denominated Government Securities, or a combination thereof, in such amounts as will be sufficient without consideration of any reinvestment of interest to pay and discharge the entire indebtedness on the Notes not theretofore delivered to the Trustee for cancellation for principal, premium, if any, and accrued interest to the date of maturity or redemption; provided, that upon any redemption that requires the payment of the Applicable Premium, the amount deposited shall be sufficient for purposes of the Indenture to the extent that an amount is deposited with the Trustee equal to the Applicable Premium calculated as of the date of the notice of redemption, with any Applicable Premium Deficit only required to be deposited with the Trustee on or prior to the date of redemption. Any Applicable Premium Deficit shall be set forth in an Officer’s Certificate delivered to the Trustee simultaneously with the deposit of such Applicable Premium Deficit that confirms that such Applicable Premium Deficit shall be applied toward such redemption;

(b) no Default (other than that resulting from borrowing funds to be applied to make such deposit or any similar and simultaneous deposit relating to other Indebtedness and, in each case, the granting of Liens in connection therewith) with respect to the Indenture or the Notes shall have occurred and be continuing on the date of such deposit or shall occur as a result of such deposit and such deposit will not result in a breach or violation of, or constitute a default under the Senior Secured Credit Facilities or any other material agreement or instrument (other than the Indenture) to which the Issuer or any Guarantor is a party or by which the Issuer or any Guarantor is bound (other than resulting from any borrowing of funds to be applied to make such deposit and any similar and simultaneous deposit relating to other Indebtedness and, in each case, the granting of Liens in connection therewith);

(c) the Issuer has paid or caused to be paid all sums payable by it under the Indenture; and

(d) the Issuer has delivered irrevocable instructions to the Trustee to apply the deposited money toward the payment of the Notes at maturity or the redemption date, as the case may be.

In addition, the Issuer must deliver an Officer’s Certificate and an Opinion of Counsel to the Trustee stating that all conditions precedent to satisfaction and discharge have been satisfied.

Amendment, Supplement and Waiver

Except as provided in the next two succeeding paragraphs, the Indenture, any Guarantee, the Notes and the Collateral Documents may be amended or supplemented with the consent of the Holders of at least a majority in principal amount of the Notes then outstanding, including consents obtained in connection with a purchase of, or tender offer or exchange offer for, Notes, and any existing Default or compliance with any provision of the Indenture, the Notes issued thereunder or any Collateral Document may be waived with the consent of the Holders of a majority in principal amount of the then outstanding Notes, other than Notes beneficially owned by the Issuer or its Affiliates (including consents obtained in connection with a purchase of or tender offer or exchange offer for the Notes).

The Indenture provides that, without the consent of each affected Holder of Notes, an amendment or waiver may not, with respect to any Notes held by a non-consenting Holder:

(1) reduce the principal amount of such Notes whose Holders must consent to an amendment, supplement or waiver;

(2) reduce the principal of or change the fixed final maturity of any such Note or alter or waive the provisions with respect to the redemption of such Notes (other than provisions relating to (a) notice periods (to the extent consistent with applicable requirements of clearing and settlement systems) for redemption and conditions to redemption and (b) the covenants described above under the caption “—Repurchase at the Option of Holders”);

(3) reduce the rate of or change the time for payment of interest on any Note;

(4) waive a Default in the payment of principal of or premium, if any, or interest on the Notes, except a rescission of acceleration of the Notes by the Holders of at least a majority in aggregate principal amount of the Notes and a waiver of the payment default that resulted from such acceleration, or in respect of a covenant or provision contained in the Indenture or any Guarantee which cannot be amended or modified without the consent of all affected Holders;

(5) make any Note payable in money other than that stated therein;

(6) make any change in the provisions of the Indenture relating to waivers of past Defaults;

(7) make any change in these amendment and waiver provisions;

(8) amend the contractual right expressly set forth in the Indenture or the Notes of any Holder to institute suit for the enforcement of any payment on or with respect to such Holder’s Notes;

(9) make any change to or modify the ranking of the Notes that would adversely affect the Holders; or

(10) except as expressly permitted by the Indenture, modify the Guarantees of any Significant Subsidiary, or any group of Restricted Subsidiaries that, taken together (as of the latest audited consolidated financial statements for the Issuer), would constitute a Significant Subsidiary, in any manner materially adverse to the Holders of the Notes.

In addition, without the consent of the Holders of at least 66  2⁄3% in principal amount of Notes then outstanding, no amendment, supplement or waiver may (1) modify any Collateral Document or the provisions in the Indenture dealing with the Collateral or the Collateral Documents that would have the impact of releasing all or substantially all of the Collateral from the Liens of the Collateral Documents (except as permitted by the terms of the Indenture and the Collateral Documents) or change or alter the priority of the security interests in the Collateral, (2) make any change in any Collateral Document or the provisions in the Indenture dealing with the Collateral or the Collateral Documents or the application of proceeds of the Collateral that would adversely affect the Holders in any material respect or (3) modify the Intercreditor Agreement in any manner adverse to the Holders in any material respect other than in accordance with the terms of the Indenture and the Collateral Documents.

Notwithstanding the foregoing, the Issuer, any Guarantor (with respect to a Guarantee or the Indenture to which it is a party), the Collateral Agent (to the extent applicable) and the Trustee may amend or supplement the Indenture, the Collateral Documents and any Guarantee or Notes without the consent of any Holder:

(1) to cure any ambiguity, omission, mistake, defect or inconsistency;

(2) to provide for uncertificated Notes in addition to or in place of certificated Notes;

(3) to comply with the covenant relating to mergers, amalgamations, consolidations and sales of assets;

(4) to provide for the assumption of the Issuer’s or any Guarantor’s obligations to the Holders;

(5) to make any change that would provide any additional rights or benefits to the Holders or that does not materially adversely affect the legal rights under the Indenture of any such Holder;

(6) to add covenants for the benefit of the Holders or to surrender any right or power conferred upon the Issuer or any Guarantor;

(7) to provide for the issuance of Additional Notes in accordance with the terms of the Indenture;

(8) to comply with requirements of the SEC in order to effect or maintain the qualification of the Indenture under the Trust Indenture Act.

(9) to evidence and provide for the acceptance and appointment under the Indenture of a successor Trustee thereunder pursuant to the requirements thereof;

(10) to make any amendment to the provisions of the Indenture relating to the transfer or legending of the Notes or to provide for the issuance of exchange notes or private exchange notes, which are identical to exchange notes except that they are not freely transferable;

(11) to add a Guarantor under the Indenture or to release a Guarantor in accordance with the terms of the Indenture;

(12) to conform the text of the Indenture, Guarantees or the Notes to any provision of this “Description of the Notes” to the extent that such provision in this “Description of the Notes” was intended to be a verbatim recitation of a provision of the Indenture, Guarantee or Notes as provided in an Officer’s Certificate;

(13) to provide for the succession of any parties to the Collateral Documents (and other amendments that are administrative or ministerial in nature) in connection with an amendment, renewal, extension, substitution, refinancing, restructuring, replacement, supplementing or other modification from time to time of the Credit Agreement or any other agreement that is not prohibited by the Indenture;

(14) to provide for the release or addition of Collateral or Guarantees in accordance with the terms of the Indenture and the Collateral Documents; or

(15) to add any Pari Passu Lien Indebtedness to any Collateral Documents to the extent permitted by the Indenture.

The consent of the Holders is not necessary under the Indenture to approve the particular form of any proposed amendment. It is sufficient if such consent approves the substance of the proposed amendment.

For the avoidance of doubt, no amendment to, or deletion of any of the covenants described under “—Certain Covenants,” or action taken in compliance with the covenants in effect at the time of such action, shall be deemed to impair or affect any legal rights of any Holders of the Notes to receive payment of principal of or premium, if any, or interest on the Notes or to institute suit for the enforcement of any payment on or with respect to such Holder’s Notes.

Notices

Notices given by publication or electronic delivery will be deemed given on the first date on which publication is made and notices given by first-class mail, postage prepaid, will be deemed given five calendar days after mailing or transmitting.

Concerning the Trustee

The Indenture contains certain limitations on the rights of the Trustee thereunder, should it become a creditor of the Issuer, to obtain payment of claims in certain cases, or to realize on certain property received in respect of any such claim as security or otherwise. The Trustee is permitted to engage in other transactions; however, if it acquires any conflicting interest (as such term is used in the Trust Indenture Act) it must eliminate such conflict within 90 days, apply to the SEC for permission to continue as Trustee (if the Indenture has been qualified under the Trust Indenture Act) or resign.

The Indenture provides that the Holders of a majority in principal amount of the then outstanding Notes will have the right to direct the time, method and place of conducting any proceeding for exercising any remedy available to the Trustee, subject to certain exceptions. The Indenture provides that in case an Event of Default shall occur (which shall not be cured), the Trustee will be required, in the exercise of its power, to use the degree of care of a prudent person in the conduct of his own affairs. The Trustee will be under no obligation to exercise any of its rights or powers under the Indenture at the request of any Holder of the Notes, unless such Holder shall have offered to the Trustee security and indemnity satisfactory to it against any loss, liability or expense.

Governing Law

The Indenture, the Notes and any Guarantee are governed by and construed in accordance with the laws of the State of New York.

Certain Definitions

Set forth below are certain defined terms used in the Indenture. For purposes of the Indenture, unless otherwise specifically indicated, the term “consolidated” with respect to any Person refers to such Person consolidated with its Restricted Subsidiaries, and excludes from such consolidation any Unrestricted Subsidiary as if such Unrestricted Subsidiary were not an Affiliate of such Person.

“2019 Notes” means the aggregate principal amount of the Issuer’s 6.375% Senior Secured Notes due 2019 outstanding on the Issue Date.

“2019 Notes Indenture” means the Indenture for the 2019 Notes dated as of November 16, 2012, as supplemented, among the Issuer, the guarantors from time to time party thereto and Wilmington Trust, National Association, as trustee and collateral agent.

“2020 Notes” means the aggregate principal amount of the Issuer’s 8.75% Senior Notes due 2020 outstanding on the Issue Date.

“2020 Notes Indenture” means the Indenture for the 2020 Notes, dated November 16, 2012, as supplemented, among the Issuer, the guarantors from time to time party thereto and Wilmington Trust, National Association, as trustee.

“2022 Notes” means the aggregate principal amount of the Issuer’s 8.875% Senior Secured Notes due 2022 outstanding on the Issue Date.

“2022 Note Purchase Agreement” means the note purchase agreement for the 2022 Notes dated as of October 19, 2015, as supplemented, among the Issuer, the guarantors from time to time party thereto, the purchaser party thereto and Wilmington Trust, National Association, as collateral agent.

“Acquired Indebtedness” means, with respect to any specified Person,

(1) Indebtedness of any other Person existing at the time such other Person is merged or consolidated with or into or became a Restricted Subsidiary of such specified Person, including Indebtedness incurred in connection with, or in contemplation of, such other Person merging or consolidating with or into or becoming a Restricted Subsidiary of such specified Person, and

(2) Indebtedness secured by a Lien encumbering any asset acquired by such specified Person.’

“Acquisition Transactions” means the Merger and the transactions contemplated by the Transaction Agreement, the repayment and refinancing of certain Indebtedness, the issuance of the 2019 Notes and borrowings under the Senior Secured Credit Facilities in each case on November 16, 2012, the payment of transactions fees and expenses and other transactions in connection therewith or incidental thereto.

“Additional Interest” means all additional interest then owing pursuant to the Registration Rights Agreement.

“Affiliate” of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For purposes of this definition, “control” (including, with correlative meanings, the terms “controlling,” “controlled by” and “under common control with”), as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise.

“After Acquired Property” means any and all assets or property (other than Excluded Assets) acquired after the Issue Date, including any property or assets acquired by the Issuer or a Guarantor from another Guarantor, which in each case constitutes Collateral as defined in the Indenture.

“Applicable Premium” means, with respect to any Note on any Redemption Date, the greater of:

(1) 1.0% of the principal amount of such Note, and

(2) the excess, if any, of (a) the present value at such Redemption Date of (i) the redemption price of such Notes at December 1, 2018 (such redemption price being set forth in the table appearing above under the caption “Optional Redemption”), plus (ii) all required remaining scheduled interest payments due on such Note through December 1, 2018 (excluding accrued but unpaid interest to the Redemption Date), computed using a discount rate equal to the Treasury Rate as of such Redemption Date plus 50 basis points over (b) the then outstanding principal amount of such Note.

The Issuer shall calculate the Applicable Premium and the Trustee shall have no responsibility to confirm or verify such calculation.

“Asset Sale” means:

(1) the sale, conveyance, transfer or other disposition, whether in a single transaction or a series of related transactions (including by way of a Sale and Lease-Back Transaction), of property or assets of the Issuer or any of its Restricted Subsidiaries (each referred to in this definition as a “disposition”); or

(2) the issuance or sale of Equity Interests of any Restricted Subsidiary (other than Preferred Stock of Restricted Subsidiaries issued in compliance with the covenant described under “Certain Covenants—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock”), whether in a single transaction or a series of related transactions;

in each case, other than:

(a) any disposition of Cash Equivalents or Investment Grade Securities or obsolete or worn out property or equipment in the ordinary course of business or any disposition of inventory or goods (or other assets) held for sale or no longer used or useful in the ordinary course of business;

(b) the disposition of all or substantially all of the assets of the Issuer in a manner permitted pursuant to the provisions described above under “Certain Covenants—Merger, Consolidation or Sale of All or Substantially All Assets” or any disposition that constitutes a Change of Control pursuant to the Indenture;

(c) the making of any Restricted Payment that is permitted to be made, and is made, under the covenant described above under “Certain Covenants—Limitation on Restricted Payments” or any Permitted Investment;

(d) any disposition of assets or issuance or sale of Equity Interests of any Restricted Subsidiary in any transaction or series of related transactions with an aggregate fair market value of less than $25.0 million;

(e) any disposition of property or assets or issuance of securities by a Restricted Subsidiary to the Issuer or by the Issuer or a Restricted Subsidiary to a Restricted Subsidiary;

(f) to the extent allowable under Section 1031 of the Internal Revenue Code of 1986, as amended, or comparable law or regulation, any exchange of like property (excluding any boot thereon) for use in a Similar Business;

(g) the lease, assignment, sub-lease, license or sub-license of any real or personal property in the ordinary course of business;

(h) any issuance or sale of Equity Interests in, or Indebtedness or other securities of, an Unrestricted Subsidiary;

(i) foreclosures, condemnation, expropriation or any similar action with respect to assets or the granting of Liens not prohibited by the Indenture;

(j) sales of accounts receivable, or participations therein, or Securitization Assets (other than royalties or other revenues (except accounts receivable)) or related assets in connection with any Qualified Securitization Facility or the disposition of an account receivable in connection with the collection or compromise thereof in the ordinary course of business;

(k) any financing transaction with respect to property built or acquired by the Issuer or any Restricted Subsidiary after the Issue Date, including Sale and Lease-Back Transactions and asset securitizations permitted by the Indenture;

(l) the sale, discount or other disposition of inventory, accounts receivable or notes receivable in the ordinary course of business or the conversion of accounts receivable to notes receivable;

(m) the licensing or sub-licensing of intellectual property or other general intangibles in the ordinary course of business, other than the licensing of intellectual property on a long-term basis;

(n) any surrender or waiver of contract rights or the settlement, release or surrender of contract rights or other litigation claims in the ordinary course of business;

(o) the unwinding of any Hedging Obligations;

(p) sales, transfers and other dispositions of Investments in joint ventures to the extent required by, or made pursuant to, customary buy/sell arrangements between the joint venture parties set forth in joint venture arrangements and similar binding arrangements;

(q) the abandonment of intellectual property rights in the ordinary course of business, which in the reasonable good faith determination of the Issuer are not material to the conduct of the business of the Issuer and its Restricted Subsidiaries taken as a whole;

(r) the issuance by a Restricted Subsidiary of Preferred Stock or Disqualified Stock that is permitted by the covenant described under “Certain Covenants—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock”;

(s) the granting of a Lien that is permitted under the covenant described above under “Certain Covenants—Liens”; and

(t) the issuance of directors’ qualifying shares and shares issued to foreign nationals as required by applicable law.

“Bank Products” means any facilities or services related to cash management, including treasury, depository, overdraft, credit or debit card, purchase card, electronic funds transfer and other cash management arrangements.

“Business Day” means each day which is not a Legal Holiday.

“Capital Stock” means:

(1) in the case of a corporation, corporate stock or shares in the capital of such corporation;

(2) in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock;

(3) in the case of a partnership or limited liability company, partnership or membership interests (whether general or limited); and

(4) any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person.

“Capitalized Lease Obligation” means, at the time any determination thereof is to be made, the amount of the liability in respect of a capital lease that would at such time be required to be capitalized and reflected as a liability on a balance sheet (excluding the footnotes thereto) prepared in accordance with GAAP; provided that any obligations of the Issuer or its Restricted Subsidiaries either existing on the Issue Date or created prior to any recharacterization described below (i) that were not included on the consolidated balance sheet of the Issuer as capital lease obligations and (ii) that are subsequently recharacterized as capital lease obligations due to a change in accounting treatment or otherwise, shall for all purposes under the Indenture (including, without limitation, the calculation of Consolidated Net Income and EBITDA) not be treated as capital lease obligations, Capitalized Lease Obligations or Indebtedness.

“Capitalized Software Expenditures” means, for any period, the aggregate of all expenditures (whether paid in cash or accrued as liabilities) by a Person and its Restricted Subsidiaries during such period in respect of licensed or purchased software or internally developed software and software enhancements that, in conformity with GAAP, are or are required to be reflected as capitalized costs on the consolidated balance sheet of a Person and its Restricted Subsidiaries.

“Captive Insurance Subsidiary” means (i) any Subsidiary established by the Issuer for the primary purpose of insuring the businesses or properties owned or operated by the Issuer or any of its Subsidiaries or (ii) any Subsidiary of any such insurance subsidiary established for the same primary purpose described in clause (i) above.

“Cash Equivalents” means:

(1) United States dollars;

(2) (a) Canadian dollars, pounds sterling, yen, euros or any national currency of any participating member state of the EMU; or

(b) in such local currencies held by the Issuer or any Restricted Subsidiary from time to time in the ordinary course of business;

(3) securities issued or directly and fully and unconditionally guaranteed or insured by the U.S. government or any agency or instrumentality thereof the securities of which are unconditionally guaranteed as a full faith and credit obligation of such government with maturities of 24 months or less from the date of acquisition;

(4) certificates of deposit, time deposits and eurodollar time deposits with maturities of 24 months or less from the date of acquisition, demand deposits, bankers’ acceptances with maturities not exceeding one year and overnight bank deposits, in each case with any domestic or foreign commercial bank having capital and surplus of not less than $250.0 million;

(5) repurchase obligations for underlying securities of the types described in clauses (3), (4), (7) and (8) entered into with any financial institution or recognized securities dealer meeting the qualifications specified in clause (4) above;

(6) commercial paper and variable or fixed rate notes rated at least P-2 by Moody’s or at least A-2 by S&P (or, if at any time neither Moody’s nor S&P shall be rating such obligations, an equivalent rating from another Rating Agency) and in each case maturing within 24 months after the date of creation thereof;

(7) marketable short-term money market and similar funds having a rating of at least P-2 or A-2 from either Moody’s or S&P, respectively (or, if at any time neither Moody’s nor S&P shall be rating such obligations, an equivalent rating from another Rating Agency);

(8) readily marketable direct obligations issued by any state, commonwealth or territory of the United States or any political subdivision or taxing authority thereof having an Investment Grade Rating from either Moody’s or S&P (or, if at any time neither Moody’s nor S&P shall be rating such obligations, an equivalent rating from another Rating Agency) with maturities of 24 months or less from the date of acquisition;

(9) readily marketable direct obligations issued by any foreign government or any political subdivision or public instrumentality thereof, in each case having an Investment Grade Rating from either Moody’s or S&P (or, if at any time neither Moody’s nor S&P shall be rating such obligations, an equivalent rating from another Rating Agency) with maturities of 24 months or less from the date of acquisition;

(10) Investments with average maturities of 12 months or less from the date of acquisition in money market funds rated AAA- (or the equivalent thereof) or better by S&P or Aaa3 (or the equivalent thereof) or better by Moody’s (or, if at any time neither Moody’s nor S&P shall be rating such obligations, an equivalent rating from another Rating Agency);

(11) securities with maturities of 12 months or less from the date of acquisition backed by standby letters of credit issued by any financial institution or recognized securities dealer meeting the qualifications specified in clause (4) above;

(12) Indebtedness or Preferred Stock issued by Persons with a rating of “A” or higher from S&P or “A2” or higher from Moody’s with maturities of 24 months or less from the date of acquisition; and

(13) investment funds investing at least 95% of their assets in securities of the types described in clauses (1) through (12) above.

In the case of Investments by any Foreign Subsidiary that is a Restricted Subsidiary or Investments made in a country outside the United States of America, Cash Equivalents shall also include (a) investments of the type and maturity described in clauses (1) through (8) and clauses (10), (11), (12) and (13) above of foreign obligors, which Investments or obligors (or the parents of such obligors) have ratings described in such clauses or equivalent ratings from comparable foreign rating agencies and (b) other short-term investments utilized by Foreign Subsidiaries that are Restricted Subsidiaries in accordance with normal investment practices for cash management in investments analogous to the foregoing investments in clauses (1) through (13) and in this paragraph.

Notwithstanding the foregoing, Cash Equivalents shall include amounts denominated in currencies other than those set forth in clauses (1) and (2) above, provided that such amounts are converted into any currency listed in clauses (1) and (2) as promptly as practicable and in any event within ten Business Days following the receipt of such amounts.

“Change of Control” means the occurrence of any of the following after the Issue Date:

(1) the sale, lease, transfer, conveyance or other disposition in one or a series of related transactions (other than by merger, consolidation or amalgamation), of all or substantially all of the assets of the Issuer and its Subsidiaries or Holdings and its Subsidiaries, in each case taken as a whole, to any Person other than any Permitted Holder or any Subsidiary Guarantor; or

(2) the Issuer becomes aware of (by way of a report or any other filing pursuant to Section 13(d) of the Exchange Act, proxy, vote, written notice or otherwise) the acquisition by (A) any Person (other than any Permitted Holder) or (B) Persons (other than any Permitted Holders) that are together a group (within the meaning of Section 13(d)(3) or Section 14(d)(2) of the Exchange Act, or any successor provision), including any such group acting for the purpose of acquiring, holding or disposing of securities (within the meaning of Rule 13d-5(b)(1) under the Exchange Act), in a single transaction or in a related series of transactions, by way of merger, consolidation or other business combination or purchase of beneficial ownership (within the meaning of Rule 13d-3 under the Exchange Act, or any successor provision) of more than 50.0% of the total voting power of the Voting Stock of the Issuer directly or indirectly through any of its direct or indirect parent holding companies, other than in connection with any transaction or series of transactions in which the Issuer shall become the Wholly-Owned Subsidiary of a Parent Company.

“Collateral Agent” means Wilmington Trust, National Association, acting in its capacity as collateral agent for the Secured Parties (as defined in the Security Agreement) under the Indenture, the Intercreditor Agreement and the other Collateral Documents and any successor pursuant to the provisions of the Collateral Documents.

“Collateral Documents” means, collectively, the security agreements, including the Security Agreement and any joinders thereto, pledge agreements, mortgages, collateral assignments, deeds of trust and all other pledges, agreements, financing statements, patent, trademark or copyright filings, mortgages or other filings or documents that create or purport to create a Lien in the Collateral in favor of the Collateral Agent and/or the Trustee (for the benefit of the Holders of Notes) and the Intercreditor Agreement and any joinders thereto, in each case as they may be amended or supplemented from time to time, and any instruments of assignment, control agreements, lockbox letters or other instruments or agreements executed pursuant to the foregoing.

“Consolidated Depreciation and Amortization Expense” means with respect to any Person for any period, the total amount of depreciation and amortization expense and capitalized fees related to any Qualified Securitization Facility of such Person, including the amortization of intangible assets, deferred financing costs, debt issuance costs, commissions, fees and expenses and Capitalized Software Expenditures of such Person and its Restricted Subsidiaries for such period on a consolidated basis and otherwise determined in accordance with GAAP.

“Consolidated Interest Expense” means, with respect to any Person for any period, without duplication, the sum of:

(1) consolidated interest expense of such Person and its Restricted Subsidiaries for such period, to the extent such expense was deducted (and not added back) in computing Consolidated Net Income (including (a) amortization of original issue discount resulting from the issuance of Indebtedness at less than par, (b) all commissions, discounts and other fees and charges owed with respect to letters of credit or bankers acceptances, (c) non-cash interest payments (but excluding any non-cash interest expense attributable to the movement in the mark to market valuation of Hedging Obligations or other derivative instruments pursuant to GAAP), (d) the interest component of Capitalized Lease Obligations, and (e) net payments, if any made (less net payments, if any, received), pursuant to interest rate Hedging Obligations with respect to Indebtedness, and excluding (q) annual agency fees paid to the administrative agents and collateral agents under any Credit Facilities, (r) costs associated with obtaining Hedging Obligations, (s) any expense resulting from the discounting of any Indebtedness in connection with the application of recapitalization accounting or, if applicable, purchase accounting in connection with the Acquisition Transactions or any acquisition, (t) penalties and interest relating to taxes, (u) any Additional Interest and any “additional interest” or “liquidated damages” with respect to other securities for failure to timely comply with registration rights obligations, (v) amortization or expensing of deferred financing fees, amendment and consent fees, debt issuance costs, commissions, fees and expenses and discounted liabilities, (w) any expensing of bridge, commitment and other financing fees and any other fees related to the Acquisition Transactions or any acquisitions after the Issue Date, (x) commissions, discounts, yield and other fees and charges (including any interest expense) related to any Qualified Securitization Facility and (y) any accretion of accrued interest on discounted liabilities and any prepayment premium or penalty); plus

(2) consolidated capitalized interest of such Person and its Restricted Subsidiaries for such period, whether paid or accrued; less

(3) interest income of such Person and its Restricted Subsidiaries for such period.

For purposes of this definition, interest on a Capitalized Lease Obligation shall be deemed to accrue at an interest rate reasonably determined by such Person to be the rate of interest implicit in such Capitalized Lease Obligation in accordance with GAAP.

“Consolidated Net Income” means, with respect to any Person for any period, the aggregate of the Net Income of such Person and its Restricted Subsidiaries for such period, on a consolidated basis, and otherwise determined in accordance with GAAP; provided, that, without duplication,

(1) any after-tax effect of extraordinary, non-recurring or unusual gains or losses (less all fees and expenses relating thereto), charges or expenses (including relating to any multi-year strategic initiatives),

Transaction Expenses, restructuring and duplicative running costs, relocation costs, integration costs, facility consolidation and closing costs, severance costs and expenses, one-time compensation charges, costs relating to pre-opening and opening costs for facilities, signing, retention and completion bonuses, costs incurred in connection with any strategic initiatives, transition costs, costs incurred in connection with acquisitions and non-recurring product and intellectual property development, other business optimization expenses (including costs and expenses relating to business optimization programs and new systems design, retention charges, system establishment costs and implementation costs) and operating expenses attributable to the implementation of cost-savings initiatives, and curtailments or modifications to pension and post-retirement employee benefit plans shall be excluded;

(2) the cumulative effect of a change in accounting principles and changes as a result of the adoption or modification of accounting policies during such period shall be excluded;

(3) any net after-tax effect of gains or losses on disposal, abandonment or discontinuance of disposed, abandoned or discontinued operations, as applicable, shall be excluded;

(4) any net after-tax effect of gains or losses (less all fees, expenses and charges relating thereto) attributable to asset dispositions (including, for the avoidance of doubt, bulk subscriber contract sales) or abandonments or the sale or other disposition of any Capital Stock of any Person other than in the ordinary course of business shall be excluded; provided that bulk subscriber contract sales in excess of $10.0 million per annum shall not be considered ordinary course;

(5) the Net Income for such period of any Person that is not a Subsidiary, or is an Unrestricted Subsidiary, or that is accounted for by the equity method of accounting shall be excluded; provided, that Consolidated Net Income of such Person shall be increased by the amount of dividends or distributions or other payments that are actually paid in cash (or to the extent converted into cash) to such Person or a Restricted Subsidiary thereof in respect of such period;

(6) solely for the purpose of determining the amount available for Restricted Payments under clause (3)(a) of the first paragraph of “Certain Covenants—Limitation on Restricted Payments,” the Net Income for such period of any Restricted Subsidiary (other than any Guarantor) shall be excluded to the extent that the declaration or payment of dividends or similar distributions by that Restricted Subsidiary of its Net Income is not at the date of determination permitted without any prior governmental approval (which has not been obtained) or, directly or indirectly, by the operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule, or governmental regulation applicable to that Restricted Subsidiary or its stockholders (other than restrictions in the Notes or the Indenture), unless such restriction with respect to the payment of dividends or similar distributions has been legally waived, provided that Consolidated Net Income of such Person will be increased by the amount of dividends or other distributions or other payments actually paid in Cash Equivalents (or to the extent converted into Cash Equivalents) to such Person or a Restricted Subsidiary thereof in respect of such period, to the extent not already included therein;

(7) effects of adjustments (including the effects of such adjustments pushed down to such Person and its Restricted Subsidiaries) in such Person’s consolidated financial statements pursuant to GAAP (including in the inventory (including any impact of changes to inventory valuation policy methods, including changes in capitalization of variances), property and equipment, software, goodwill, intangible assets, in-process research and development, deferred revenue and debt line items thereof) resulting from the application of recapitalization accounting or purchase accounting, as the case may be, in relation to the Acquisition Transactions or any consummated acquisition or joint venture investment or the amortization or write-off or write-down of any amounts thereof, net of taxes, shall be excluded;

(8) any after-tax effect of income (loss) from the early extinguishment or conversion of (i) Indebtedness, (ii) Hedging Obligations or (iii) other derivative instruments shall be excluded;

(9) any impairment charge or asset write-off or write-down, including impairment charges or asset write-offs or write-downs related to intangible assets, long-lived assets, investments in debt and equity securities and investments recorded using the equity method or as a result of a change in law or regulation, in each case, pursuant to GAAP, and the amortization of intangibles arising pursuant to GAAP shall be excluded;

(10) any equity-based or non-cash compensation charge or expense including any such charge or expense arising from grants of stock appreciation or similar rights, stock options, restricted stock or other rights or equity incentive programs, and any cash charges associated with the rollover, acceleration, or payout of Equity Interests by management, other employees or business partners of the Issuer or any of its direct or indirect parent companies, shall be excluded;

(11) any fees, expenses or charges incurred during such period, or any amortization thereof for such period, in connection with any acquisition, recapitalization, Investment, Asset Sale, disposition, incurrence or repayment of Indebtedness (including such fees, expenses or charges related to the offering and issuance of the Notes, the Existing Notes and the related guarantees thereof and other securities and the syndication and incurrence of any Credit Facilities), issuance of Equity Interests, refinancing transaction or amendment or modification of any debt instrument (including any amendment or other modification of the Notes, the Existing Notes and the related guarantees thereof and other securities and any Credit Facilities) and including, in each case, any such transaction consummated on or prior to the Issue Date and any such transaction undertaken but not completed, and any charges or non-recurring merger costs incurred during such period as a result of any such transaction, in each case whether or not successful or consummated (including, for the avoidance of doubt the effects of expensing all transaction related expenses in accordance with Financial Accounting Standards Board Accounting Standards Codification 805), shall be excluded;

(12) accruals and reserves that are established or adjusted within twelve months after the closing of any acquisition that are so required to be established as a result of such acquisition in accordance with GAAP or changes as a result of modifications of accounting policies shall be excluded;

(13) any expenses, charges or losses to the extent covered by insurance or indemnity and actually reimbursed, or, so long as such Person has made a determination that there exists reasonable evidence that such amount will in fact be reimbursed by the insurer or indemnifying party and only to the extent that such amount is in fact reimbursed within 365 days of the date of the insurable or indemnifiable event (net of any amount so added back in any prior period to the extent not so reimbursed within the applicable 365-day period), shall be excluded;

(14) any non-cash compensation expense resulting from the application of Accounting Standards Codification Topic No. 718, Compensation—Stock Compensation, shall be excluded; and (15) the following items shall be excluded:

(a) any net unrealized gain or loss (after any offset) resulting in such period from Hedging Obligations and the application of Accounting Standards Codification Topic No. 815, Derivatives and Hedging,

(b) any net unrealized gain or loss (after any offset) resulting in such period from currency translation gains or losses including those related to currency remeasurements of Indebtedness (including any net loss or gain resulting from Hedging Obligations for currency exchange risk) and any other foreign currency translation gains and losses, to the extent such gain or losses are non-cash items,

(c) any adjustments resulting for the application of Accounting Standards Codification Topic No. 460, Guarantees, or any comparable regulation,

(d) effects of adjustments to accruals and reserves during a prior period relating to any change in the methodology of calculating reserves for returns, rebates and other chargebacks, and

(e) earn-out and contingent consideration obligations (including to the extent accounted for as bonuses or otherwise) and adjustments thereof and purchase price adjustments.

In addition, to the extent not already included in the Consolidated Net Income of such Person and its Restricted Subsidiaries, notwithstanding anything to the contrary in the foregoing, Consolidated Net Income shall include the amount of proceeds received from business interruption insurance and reimbursements of any expenses and charges that are covered by indemnification or other reimbursement provisions in connection with any acquisition, Investment or any sale, conveyance, transfer or other disposition of assets permitted under the Indenture.

Notwithstanding the foregoing, for the purpose of the covenant described under “Certain Covenants— Limitation on Restricted Payments” only (other than clause (3)(d) of the first paragraph thereof), there shall be excluded from Consolidated Net Income any income arising from any sale or other disposition of Restricted Investments made by the Issuer and its Restricted Subsidiaries, any repurchases and redemptions of Restricted Investments from the Issuer and its Restricted Subsidiaries, any repayments of loans and advances which constitute Restricted Investments by the Issuer or any of its Restricted Subsidiaries, any sale of the stock of an Unrestricted Subsidiary or any distribution or dividend from an Unrestricted Subsidiary, in each case only to the extent such amounts increase the amount of Restricted Payments permitted under such covenant pursuant to clause (3)(d) thereof.

“Consolidated Secured Debt Ratio” as of any date of determination means, the ratio of (1) Consolidated Total Indebtedness of the Issuer and its Restricted Subsidiaries that is secured by Liens on the property of the Issuer and its Restricted Subsidiaries as of the end of the most recent fiscal quarter for which internal financial statements are available immediately preceding the date on which such event for which such calculation is being made shall occur minus Cash Equivalents included on the consolidated balance sheet of the Issuer as of such date to (2) EBITDA of the Issuer for the most recently ended four full fiscal quarters for which internal financial statements are available immediately preceding the date on which such event for which such calculation is being made shall occur, in each case with such pro forma adjustments to Consolidated Total Indebtedness and EBITDA as are appropriate and consistent with the pro forma adjustment provisions set forth in the definition of Fixed Charge Coverage Ratio.

“Consolidated Total Debt Ratio” as of any date of determination means, the ratio of (1) Consolidated Total Indebtedness of the Issuer and its Restricted Subsidiaries as of the end of the most recent fiscal quarter for which internal financial statements are available immediately preceding the date on which such event for which such calculation is being made shall occur minus Cash Equivalents included on the consolidated balance sheet of the Issuer as of such date to (2) EBITDA of the Issuer for the most recently ended four full fiscal quarters for which internal financial statements are available immediately preceding the date on which such event for which such calculation is being made shall occur, in each case with such pro forma adjustments to Consolidated Total Indebtedness and EBITDA as are appropriate and consistent with the pro forma adjustment provisions set forth in the definition of Fixed Charge Coverage Ratio.

“Consolidated Total Indebtedness” means, as at any date of determination, an amount equal to the sum of (1) the aggregate amount of all outstanding Indebtedness of the Issuer and its Restricted Subsidiaries on a consolidated basis consisting of Indebtedness for borrowed money, Obligations in respect of Capitalized Lease Obligations and debt obligations evidenced by promissory notes and similar instruments, as determined in accordance with GAAP (excluding for the avoidance of doubt all undrawn amounts under revolving credit facilities and letters of credit, all obligations relating to Qualified Securitization Facilities) and (2) the aggregate amount of all outstanding Disqualified Stock of the Issuer and all Preferred Stock of its Restricted Subsidiaries on a consolidated basis, with the amount of such Disqualified Stock and Preferred Stock equal to the greater of their respective voluntary or involuntary liquidation preferences and maximum fixed repurchase prices, in each case determined on a consolidated basis in accordance with GAAP (but excluding the effects of any discounting of Indebtedness resulting from the application of repurchase or purchase accounting in connection with the Acquisition Transactions or any acquisition); provided, that Consolidated Total Indebtedness shall not include Indebtedness in respect of (A) any letter of credit, except to the extent of unreimbursed amounts under standby letters of credit and (B) Hedging Obligations existing on the Issue Date or otherwise permitted by clause (10) of the second paragraph under “Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock.” For purposes hereof, the “maximum fixed repurchase price” of any Disqualified Stock or

Preferred Stock that does not have a fixed repurchase price shall be calculated in accordance with the terms of such Disqualified Stock or Preferred Stock as if such Disqualified Stock or Preferred Stock were purchased on any date on which Consolidated Total Indebtedness shall be required to be determined pursuant to the Indenture, and if such price is based upon, or measured by, the fair market value of such Disqualified Stock or Preferred Stock, such fair market value shall be determined reasonably and in good faith by the Issuer. The U.S. dollar-equivalent principal amount of any Indebtedness denominated in a foreign currency will reflect the currency translation effects, determined in accordance with GAAP, of Hedging Obligations for currency exchange risks with respect to the applicable currency in effect on the date of determination of the U.S. dollar-equivalent principal amount of such Indebtedness.

“Contingent Obligations” means, with respect to any Person, any obligation of such Person guaranteeing any leases, dividends or other obligations that do not constitute Indebtedness (“primary obligations”) of any other Person (the “primary obligor”) in any manner, whether directly or indirectly, including, without limitation, any obligation of such Person, whether or not contingent,

(1) to purchase any such primary obligation or any property constituting direct or indirect security therefor;

(2) to advance or supply funds,

(a) for the purchase or payment of any such primary obligation; or

(b) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency of the primary obligor; or

(3) to purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation against loss in respect thereof.

“Controlled Investment Affiliate” means, as to any Person, any other Person, other than any Investor, which directly or indirectly is in control of, is controlled by, or is under common control with such Person and is organized by such Person (or any Person controlling such Person) primarily for making direct or indirect equity or debt investments in the Issuer and/or other companies.

“Credit Agreement” means that certain Credit Agreement, dated as of November 16, 2012, as amended and restated as of June 28, 2013 and as further amended and restated as of March 6, 2015, by and among the Issuer, Holdings, Bank of America, N.A., as administrative agent, and the lenders and other parties party thereto.

“Credit Facilities” means, with respect to the Issuer or any of its Restricted Subsidiaries, one or more debt facilities, including the Senior Secured Credit Facilities, or other financing arrangements (including, without limitation, commercial paper facilities or indentures) providing for revolving credit loans, term loans, letters of credit or other long-term indebtedness, including any notes, mortgages, guarantees, collateral documents, instruments and agreements executed in connection therewith, and any amendments, supplements, modifications, extensions, renewals, restatements or refundings thereof, in whole or in part, and any indentures or credit facilities or commercial paper facilities that replace, refund, supplement or refinance any part of the loans, notes, other credit facilities or commitments thereunder, including any such replacement, refunding, supplemental or refinancing facility, arrangement or indenture that increases the amount permitted to be borrowed or issued thereunder or alters the maturity thereof (provided that such increase in borrowings or issuances is permitted under “Certain Covenants—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock”) or adds Restricted Subsidiaries as additional borrowers or guarantors thereunder and whether by the same or any other agent, trustee, lender or group of lenders or other holders.

“Debt Fund Affiliate” means (i) any fund managed by, or under common management with, GSO Capital Partners LP, (ii) any fund managed by GSO Debt Funds Management LLC, Blackstone Debt Advisors L.P.,

Blackstone Distressed Securities Advisors L.P., Blackstone Mezzanine Advisors L.P. or Blackstone Mezzanine Advisors II L.P. and (iii) any other Affiliate of the Investors that is a bona fide debt fund or an investment vehicle that is engaged in the making, purchasing, holding or otherwise investing in commercial loans, bonds and similar extensions of credit in the ordinary course.

“Default” means any event that is, or with the passage of time or the giving of notice or both would be, an Event of Default.

“Designated Non-cash Consideration” means the fair market value of non-cash consideration received by the Issuer or a Restricted Subsidiary in connection with an Asset Sale that is so designated as Designated Non-cash Consideration pursuant to an Officer’s Certificate, setting forth the basis of such valuation, executed by the principal financial officer of the Issuer, less the amount of Cash Equivalents received in connection with a subsequent sale, redemption or repurchase of or collection or payment on such Designated Non-cash Consideration.

“Designated Preferred Stock” means Preferred Stock of the Issuer or any direct or indirect parent company thereof (in each case other than Disqualified Stock) that is issued for cash (other than to a Restricted Subsidiary or an employee stock ownership plan or trust established by the Issuer or any of its Subsidiaries) and is so designated as Designated Preferred Stock, pursuant to an Officer’s Certificate executed by the principal financial officer of the Issuer or the applicable parent company thereof, as the case may be, on the issuance date thereof, the cash proceeds of which are excluded from the calculation set forth in clause (3) of the first paragraph of “Certain Covenants—Limitation on Restricted Payments.”

“Disqualified Stock” means, with respect to any Person, any Capital Stock of such Person which, by its terms, or by the terms of any security into which it is convertible or for which it is putable or exchangeable, or upon the happening of any event, matures or is mandatorily redeemable (other than solely as a result of a change of control or asset sale) pursuant to a sinking fund obligation or otherwise, or is redeemable at the option of the holder thereof (other than solely as a result of a change of control or asset sale), in whole or in part, in each case prior to the date 91 days after the earlier of the maturity date of the Notes or the date the Notes are no longer outstanding; provided, that if such Capital Stock is issued to any plan for the benefit of employees of the Issuer or its Subsidiaries or by any such plan to such employees, such Capital Stock shall not constitute Disqualified Stock solely because it may be required to be repurchased by the Issuer or its Subsidiaries in order to satisfy applicable statutory or regulatory obligations; provided, further, that any Capital Stock held by any future, current or former employee, director, officer, manager or consultant (or their respective Controlled Investment Affiliates or Immediate Family Members) of the Issuer, any of its Subsidiaries, any of its direct or indirect parent companies or any other entity in which the Issuer or a Restricted Subsidiary has an Investment and is designated in good faith as an “affiliate” by the board of directors of the Issuer (or the compensation committee thereof), in each case pursuant to any stock subscription or shareholders’ agreement, management equity plan or stock option plan or any other management or employee benefit plan or agreement shall not constitute Disqualified Stock solely because it may be required to be repurchased by the Issuer or its Subsidiaries or in order to satisfy applicable statutory or regulatory obligations.

“EBITDA” means, with respect to any Person for any period, the Consolidated Net Income of such Person for such period

(1) increased (without duplication) by the following, in each case (other than with respect to clauses (h) and (k)) to the extent deducted (and not added back) in determining Consolidated Net Income for such period:

(a) provision for taxes based on income or profits or capital, including, without limitation, federal, state, franchise and similar taxes (such as the Delaware franchise tax, the Pennsylvania capital tax, Texas margin tax and provincial capital taxes paid in Canada) and foreign withholding taxes (including any future taxes or other levies which replace or are intended to be in lieu of such taxes and any penalties and interest related to such taxes or arising from tax examinations) and the net tax expense associated with any adjustments made pursuant to clauses (1) through (15) of the definition of “Consolidated Net Income”; plus

(b) Fixed Charges of such Person for such period (including (x) net losses or Hedging Obligations or other derivative instruments entered into for the purpose of hedging interest rate risk, (y) bank fees and other financing fees and (z) costs of surety bonds in connection with financing activities, plus amounts excluded from Consolidated Interest Expense as set forth in clauses (1)(q) through (z) in the definition thereof); plus

(c) Consolidated Depreciation and Amortization Expense of such Person for such period; plus

(d) the amount of any restructuring charges or reserves, equity-based or non-cash compensation charges or expenses including any such charges or expenses arising from grants of stock appreciation or similar rights, stock options, restricted stock or other rights, retention charges (including charges or expenses in respect of incentive plans), start-up or initial costs for any project or new production line, division or new line of business or other business optimization expenses or reserves including, without limitation, costs or reserves associated with improvements to IT and accounting functions, integration and facilities opening costs or any one-time costs incurred in connection with acquisitions and Investments and costs related to the closure and/or consolidation of facilities; plus

(e) any other non-cash charges, including any write-offs or write-downs reducing Consolidated Net Income for such period (provided that if any such non-cash charges represent an accrual or reserve for potential cash items in any future period, (A) the Issuer may elect not to add back such non-cash charge in the current period and (B) to the extent the Issuer elects to add back such non-cash charge, the cash payment in respect thereof in such future period shall be subtracted from EBITDA to such extent, and excluding amortization of a prepaid cash item that was paid in a prior period); plus

(f) the amount of any non-controlling interest or minority interest expense consisting of Subsidiary income attributable to minority equity interests of third parties in any non-Wholly-Owned Subsidiary; plus

(g) the amount of management, monitoring, consulting, advisory fees and other fees (including termination fees) and indemnities and expenses paid or accrued in such period under the Support and Services Agreement or otherwise to the Investors to the extent otherwise permitted under “Certain Covenants—Transactions with Affiliates”; plus

(h) the amount of “run-rate” cost savings, operating expense reductions and synergies projected by the Issuer in good faith to result from actions taken, committed to be taken or expected in good faith to be taken no later than eighteen (18) months (or twelve (12) months in the case of any restructuring, cost savings initiative or other action (other than a merger, or other business combination, acquisition or divestiture)) after the end of such period (calculated on a pro forma basis as though such cost savings, operating expense reductions and synergies had been realized on the first day of such period for which EBITDA is being determined and as if such cost savings, operating expense reductions and synergies were realized during the entirety of such period), net of the amount of actual benefits realized during such period from such actions; provided, that such cost savings and synergies are reasonably identifiable and factually supportable (it is understood and agreed that “run-rate” means the full recurring benefit for a period that is associated with any action taken, committed to be taken or expected to be taken, net of the amount of actual benefits realized during such period from such actions); plus

(i) the amount of loss or discount on sale of receivables, Securitization Assets and related assets to any Securitization Subsidiary in connection with a Qualified Securitization Facility; plus

(j) any costs or expense incurred by the Issuer or a Restricted Subsidiary pursuant to any management equity plan or stock option plan or any other management or employee benefit plan or agreement or any stock subscription or shareholder agreement, to the extent that such cost or expenses are funded with cash proceeds contributed to the capital of the Issuer or net cash proceeds of an issuance of Equity Interest of the Issuer (other than Disqualified Stock) solely to the extent that such net cash proceeds are excluded from the calculation set forth in clause (3) of the first paragraph under “Certain Covenants—Limitation on Restricted Payments”; plus

(k) cash receipts (or any netting arrangements resulting in reduced cash expenditures) not representing EBITDA or Consolidated Net Income in any period to the extent non-cash gains relating to such income were deducted in the calculation of EBITDA pursuant to clause (2) below for any previous period and not added back; plus

(l) any net loss from disposed, abandoned or discontinued operations; plus

(m) [reserved]; plus

(n) interest income or investment earnings on retiree medical and intellectual property, royalty or license receivables; plus

(o) costs, expenses or charges during such period relating to selling, equipping and installing new alarm systems and other products used in the business in connection with new subscriber acquisition of the Issuer and the Restricted Subsidiaries, in each case to the extent deducted from Consolidated Net Income in accordance with GAAP;

(2) decreased (without duplication) by the following, in each case to the extent included in determining Consolidated Net Income for such period:

(a) non-cash gains increasing Consolidated Net Income of such Person for such period, excluding any non-cash gains to the extent they represent the reversal of an accrual or reserve for a potential cash item that reduced EBITDA in any prior period and any non-cash gains with respect to cash actually received in a prior period so long as such cash did not increase EBITDA in such prior period; plus

(b) any net income from disposed, abandoned or discontinued operations.

“EMU” means economic and monetary union as contemplated in the Treaty on European Union.

“Equity Interests” means Capital Stock and all warrants, options or other rights to acquire Capital Stock, but excluding any debt security that is convertible into, or exchangeable for, Capital Stock.

“Equity Offering” means any public or private sale or issuance of common stock or Preferred Stock of the Issuer or any of its direct or indirect parent companies (excluding Disqualified Stock), other than:

(1) public offerings with respect to the Issuer’s or any direct or indirect parent company’s common stock registered on Form S-4 or Form S-8;

(2) issuances to any Subsidiary of the Issuer; and

(3) any such public or private sale or issuance that constitutes an Excluded Contribution.

“euro” means the single currency of participating member states of the EMU.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations of the SEC promulgated thereunder.

“Excluded Contract” means at any date any rights or interest of the Issuer or any Guarantor under any agreement, contract, license, instrument, document or other general intangible (referred to solely for purposes of this definition as a “Contract”) to the extent that such Contract by the terms of a restriction in favor of a Person who is not the Issuer or any Guarantor, or any requirement of law, prohibits, or requires any consent or establishes any other condition for or would terminate because of an assignment thereof or a grant of a security interest therein by the Issuer or a Guarantor; provided that: (i) rights under any such Contract otherwise constituting an Excluded Contract by virtue of this definition shall be included in the Collateral to the extent permitted thereby or by Section 9-406 or Section 9-408 of the Uniform Commercial Code and (ii) all proceeds paid or payable to any of the Issuer or any Guarantor from any sale, transfer or assignment of such Contract and all rights to receive such proceeds shall be included in the Collateral.

“Excluded Contribution” means any net cash proceeds, marketable securities or Qualified Proceeds received by the Issuer after the Acquisition Transactions from

(1) contributions to its common equity capital; and

(2) the sale (other than to a Subsidiary of the Issuer or to any management equity plan or stock option plan or any other management or employee benefit plan or agreement of the Issuer) of Capital Stock (other than Disqualified Stock and Designated Preferred Stock) of the Issuer,

in each case designated as Excluded Contributions pursuant to an Officer’s Certificate executed by the principal financial officer of the Issuer, and, in the case of any Excluded Contributions made after the Issue Date, dated on the date such capital contributions are made or the date such Equity Interests are sold, as the case may be, which are excluded from the calculation set forth in clause (3) of the first paragraph under “Certain Covenants—Limitation on Restricted Payments.”

“Excluded Equipment” means at any date any equipment or other assets of the Issuer or any Guarantor which is subject to, or secured by, a Capitalized Lease Obligation or a purchase money obligation if and to the extent that (i) a restriction in favor of a Person who is not Parent, the Issuer or a Subsidiary contained in the agreements or documents granting or governing such Capitalized Lease Obligation or purchase money obligation prohibits, or requires any consent or establishes any other conditions for or would result in the termination of such agreement or document because of an assignment thereof, or a grant of a security interest therein, by the Issuer or any Guarantor and (ii) such restriction relates only to the asset or assets acquired by the Issuer or any Guarantor with the proceeds of such Capitalized Lease Obligation or purchase money obligation and attachments thereto, improvements thereof or substitutions therefor; provided that all proceeds paid or payable to any of the Issuer or any Guarantor from any sale, transfer or assignment or other voluntary or involuntary disposition of such assets and all rights to receive such proceeds shall be included in the Collateral to the extent not otherwise required to be paid to the holder of any Capitalized Lease Obligations or purchase money obligations secured by such assets.

“Existing Notes” means the 2019 Notes, the 2020 Notes and the 2022 Notes.

“fair market value” means, with respect to any asset or liability, the fair market value of such asset or liability as determined by the Issuer in good faith.

“First Lien Obligations” means Priority Payment Lien Obligations, the Notes Obligations and Pari Passu Lien Indebtedness.

“Fixed Charge Coverage Ratio” means, with respect to any Person for any period, the ratio of EBITDA of such Person for such period to the Fixed Charges of such Person for such period. In the event that the Issuer or any Restricted Subsidiary incurs, assumes, guarantees, redeems, repays, retires or extinguishes any Indebtedness (other than Indebtedness incurred or repaid under any revolving credit facility unless such Indebtedness has been permanently repaid and has not been replaced) or issues or redeems Disqualified Stock or Preferred Stock subsequent to the commencement of the period for which the Fixed Charge Coverage Ratio is being calculated but prior to or simultaneously with the event for which the calculation of the Fixed Charge Coverage Ratio is made (the “Fixed Charge Coverage Ratio Calculation Date”), then the Fixed Charge Coverage Ratio shall be calculated giving pro forma effect to such incurrence, assumption, guarantee, redemption, repayment, retirement or extinguishment of Indebtedness, or such issuance or redemption of Disqualified Stock or Preferred Stock, as if the same had occurred at the beginning of the applicable four-quarter period.

For purposes of making the computation referred to above, Investments, acquisitions, dispositions, mergers, amalgamations, consolidations and discontinued operations (as determined in accordance with GAAP) that have been made by the Issuer or any of its Restricted Subsidiaries during the four-quarter reference period or subsequent to such reference period and on or prior to or simultaneously with the Fixed Charge Coverage Ratio Calculation Date shall be calculated on a pro forma basis assuming that all such Investments, acquisitions, dispositions, mergers, amalgamations, consolidations and discontinued operations (and the change in any associated fixed charge obligations and the change in EBITDA resulting therefrom) had occurred on the first day of the four-quarter reference period. If since the beginning of such period any Person that subsequently became a Restricted Subsidiary or was merged with or into the Issuer or any of its Restricted Subsidiaries since the beginning of such period shall have made any Investment, acquisition, disposition, merger, amalgamation, consolidation or discontinued operation that would have required adjustment pursuant to this definition, then the Fixed Charge Coverage Ratio shall be calculated giving pro forma effect thereto for such period as if such Investment, acquisition, disposition, merger, amalgamation, consolidation or discontinued operation had occurred at the beginning of the applicable four-quarter period.

For purposes of this definition, whenever pro forma effect is to be given to an Investment, acquisition, disposition, merger, amalgamation, consolidation or discontinued operation (including the Acquisition Transactions), the pro forma calculations shall be made in good faith by a responsible financial or accounting officer of the Issuer (and may include, for the avoidance of doubt, cost savings, synergies and operating expense reductions resulting from such Investment, acquisition, merger, amalgamation or consolidation (including the Acquisition Transactions) which is being given pro forma effect that have been or are expected to be realized based on actions taken, committed to be taken or expected in good faith to be taken within 18 months). If any Indebtedness bears a floating rate of interest and is being given pro forma effect, the interest on such Indebtedness shall be calculated as if the rate in effect on the Fixed Charge Coverage Ratio Calculation Date had been the applicable rate for the entire period (taking into account any Hedging Obligations applicable to such Indebtedness). Interest on a Capitalized Lease Obligation shall be deemed to accrue at an interest rate reasonably determined by a responsible financial or accounting officer of the Issuer to be the rate of interest implicit in such Capitalized Lease Obligation in accordance with GAAP. For purposes of making the computation referred to above, interest on any Indebtedness under a revolving credit facility computed on a pro forma basis shall be computed based upon the average daily balance of such Indebtedness during the applicable period except as set forth in the first paragraph of this definition. Interest on Indebtedness that may optionally be determined at an interest rate based upon a factor of a prime or similar rate, a eurocurrency interbank offered rate, or other rate, shall be deemed to have been based upon the rate actually chosen, or, if none, then based upon such optional rate chosen as the Issuer may designate.

“Fixed Charges” means, with respect to any Person for any period, the sum of, without duplication:

(1) Consolidated Interest Expense of such Person for such period;

(2) all cash dividends or other distributions paid (excluding items eliminated in consolidation) on any series of Preferred Stock during such period; and

(3) all cash dividends or other distributions paid (excluding items eliminated in consolidation) on any series of Disqualified Stock during such period.

“Foreign Subsidiary” means, with respect to any Person, any Restricted Subsidiary of such Person that is not organized or existing under the laws of the United States, any state thereof or the District of Columbia, and any Restricted Subsidiary of such Foreign Subsidiary.

“GAAP” means (1) generally accepted accounting principles in the United States of America which are in effect on the Issue Date or (2) if elected by the Issuer by written notice to the Trustee in connection with the delivery of financial statements and information, the accounting standards and interpretations (“IFRS”) adopted by the International Accounting Standard Board, as in effect on the first date of the period for which the Issuer is making such election; provided, that (a) any such election once made shall be irrevocable, (b) all financial statements and reports required to be provided after such election pursuant to the Indenture shall be prepared on the basis of IFRS, (c) from and after such election, all ratios, computations and other determinations based on GAAP contained in the Indenture shall be computed in conformity with IFRS, (d) in connection with the delivery of financial statements (x) for any of its first three financial quarters of any financial year, it shall restate its consolidated interim financial statements for such interim financial period and the comparable period in the prior year to the extent previously prepared in accordance with GAAP as in effect on the Issue Date and (y) for delivery of audited annual financial information, it shall provide consolidated historical financial statements prepared in accordance with IFRS for the prior most recent fiscal year to the extent previously prepared in accordance with GAAP as in effect on the Issue Date.

“guarantee” means a guarantee (other than by endorsement of negotiable instruments for collection in the ordinary course of business), direct or indirect, in any manner (including letters of credit and reimbursement agreements in respect thereof), of all or any part of any Indebtedness or other obligations.

“Guarantee” means the guarantee by any Guarantor of the Issuer’s Obligations under the Indenture and the Notes.

“Guarantor” means (i) Holdings and (ii) each Subsidiary of the Issuer, if any, that Guarantees the Notes in accordance with the terms of the Indenture. On the Issue Date, Holdings and each Restricted Subsidiary that guarantees any Indebtedness of the Issuer under the Senior Secured Credit Facilities will be a Guarantor.

“Hedging Obligations” means, with respect to any Person, the obligations of such Person under any interest rate swap agreement, interest rate cap agreement, interest rate collar agreement, commodity swap agreement, commodity cap agreement, commodity collar agreement, foreign exchange contract, currency swap agreement or similar agreement providing for the transfer, modification or mitigation of interest rate, currency or commodity risks either generally or under specific contingencies.

“Holder” means the Person in whose name a Note is registered on the registrar’s books.

“Immediate Family Members” means with respect to any individual, such individual’s child, stepchild, grandchild or more remote descendant, parent, stepparent, grandparent, spouse, former spouse, qualified domestic partner, sibling, mother- in-law, father-in-law, son-in-law and daughter-in-law (including adoptive relationships) and any trust, partnership or other bona fide estate-planning vehicle the only beneficiaries of which are any of the foregoing individuals or any private foundation or fund that is controlled by any of the foregoing individuals or any donor-advised fund of which any such individual is the donor.

“Indebtedness” means, with respect to any Person, without duplication:

(1) any indebtedness (including principal and premium) of such Person, whether or not contingent:

(a) in respect of borrowed money;

(b) evidenced by bonds, notes, debentures or similar instruments or letters of credit or bankers’ acceptances (or, without duplication, reimbursement agreements in respect thereof);

(c) representing the balance deferred and unpaid of the purchase price of any property (including Capitalized Lease Obligations), except (i) any such balance that constitutes an obligation in respect of a commercial letter of credit, a trade payable or similar obligation to a trade creditor, in each case accrued in the ordinary course of business and (ii) any earn-out obligations until such obligation becomes a liability on the balance sheet of such Person in accordance with GAAP and not paid after becoming due and payable; or

(d) representing the net obligations under any Hedging Obligations,

if and to the extent that any of the foregoing Indebtedness (other than letters of credit and Hedging Obligations) would appear as a liability upon a balance sheet (excluding the footnotes thereto) of such Person prepared in accordance with GAAP; provided, that Indebtedness of any direct or indirect parent of the Issuer appearing upon the balance sheet of the Issuer solely by reason of push-down accounting under GAAP shall be excluded;

(2) to the extent not otherwise included, any obligation by such Person to be liable for, or to pay, as obligor, guarantor or otherwise, the obligations of the type referred to in clause (1) of a third Person (whether or not such items would appear upon the balance sheet of such obligor or guarantor), other than by endorsement of negotiable instruments for collection in the ordinary course of business; and

(3) to the extent not otherwise included, the obligations of the type referred to in clause (1) of a third Person secured by a Lien on any asset owned by such first Person, whether or not such Indebtedness is assumed by such first Person; provided, that notwithstanding the foregoing, Indebtedness shall be deemed not to include (a) Contingent Obligations incurred in the ordinary course of business, or (b) obligations under or in respect of Qualified Securitization Facilities, operating leases or Sale and Lease-Back Transactions (except any resulting Capitalized Lease Obligations);

provided, further, that Indebtedness shall be calculated without giving effect to the effects of Financial Accounting Standards Board Accounting Standards Codification 815 and related interpretations to the extent such effects would otherwise increase or decrease an amount of Indebtedness for any purpose under the Indenture as a result of accounting for any embedded derivatives created by the terms of such Indebtedness.

“Independent Financial Advisor” means an accounting, appraisal, investment banking firm or consultant to Persons engaged in Similar Businesses of nationally recognized standing that is, in the good faith judgment of the Issuer, qualified to perform the task for which it has been engaged.

“Initial Purchasers” means the initial purchasers identified in the Offering Circular dated May 19, 2016 distributed in connection with the private offering of the Notes.

“Intercreditor Agreement” means the Intercreditor and Collateral Agency Agreement, dated as of November 16, 2012, among the Credit Agreement Collateral Agent and the collateral agent for the 2019 Notes, and as acknowledged by the Issuer and each Guarantor (as defined therein), as it may be amended or supplemented from time to time in accordance with the Indenture, including any joinders thereto.

“Investment Grade Rating” means a rating equal to or higher than Baa3 (or the equivalent) by Moody’s and BBB- (or the equivalent) by S&P, or if the applicable securities are not then rated by Moody’s or S&P an equivalent rating by any other Rating Agency.

“Investment Grade Securities” means:

(1) securities issued or directly and fully guaranteed or insured by the United States government or any agency or instrumentality thereof (other than Cash Equivalents);

(2) debt securities or debt instruments with an Investment Grade Rating, but excluding any debt securities or instruments constituting loans or advances among the Issuer and its Subsidiaries;

(3) investments in any fund that invests exclusively in investments of the type described in clauses (1) and (2) which fund may also hold immaterial amounts of cash pending investment or distribution; and

(4) corresponding instruments in countries other than the United States customarily utilized for high quality investments.

“Investments” means, with respect to any Person, all investments by such Person in other Persons (including Affiliates) in the form of loans (including guarantees), advances or capital contributions (excluding accounts receivable, trade credit, advances to customers, commission, travel and similar advances to employees, directors, officers, managers and consultants, in each case made in the ordinary course of business), purchases or other acquisitions for consideration of Indebtedness, Equity Interests or other securities issued by any other Person and investments that are required by GAAP to be classified on the balance sheet (excluding the footnotes) of the Issuer in the same manner as the other investments included in this definition to the extent such transactions involve the transfer of cash or other property. For purposes of the definition of “Unrestricted Subsidiary” and the covenant described under “Certain Covenants—Limitation on Restricted Payments”:

(1) “Investments” shall include the portion (proportionate to the Issuer’s equity interest in such Subsidiary) of the fair market value of the net assets of a Subsidiary of the Issuer at the time that such Subsidiary is designated an Unrestricted Subsidiary; provided, that upon a redesignation of such Subsidiary as a Restricted Subsidiary, the Issuer shall be deemed to continue to have a permanent “Investment” in an Unrestricted Subsidiary in an amount (if positive) equal to:

(a) the Issuer’s “Investment” in such Subsidiary at the time of such redesignation; less

(b) the portion (proportionate to the Issuer’s Equity Interest in such Subsidiary) of the fair market value of the net assets of such Subsidiary at the time of such redesignation; and

(2) any property transferred to or from an Unrestricted Subsidiary shall be valued at its fair market value at the time of such transfer.

The amount of any Investment outstanding at any time shall be the original cost of such Investment, reduced by any dividend, distribution, interest payment, return of capital, repayment or other amount received in Cash Equivalents by the Issuer or a Restricted Subsidiary in respect of such Investment.

“Investors” means any of Blackstone Capital Partners VI L.P. and any of its Affiliates but not including, however, any of its or such Affiliates’ portfolio companies.

“Issue Date” means May 26, 2016.

“Issuer” means APX Group, Inc., a Delaware corporation (and not to any of its Subsidiaries), and its successors.

“Legal Holiday” means a Saturday, a Sunday or a day on which commercial banking institutions are not required to be open in the State of New York or at the place of payment. If a payment date is on a legal holiday, payment will be made on the next succeeding day that is not a Legal Holiday and no interest shall accrue for the intervening period.

“Lien” means, with respect to any asset, any mortgage, lien (statutory or otherwise), pledge, hypothecation, charge, security interest, preference, priority or encumbrance of any kind in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law, including any conditional sale or other title retention agreement, any lease in the nature thereof, any option or other agreement to sell or give a security interest in and any filing of or agreement to give any financing statement under the Uniform Commercial Code (or equivalent statutes) of any jurisdiction; provided, that in no event shall an operating lease be deemed to constitute a Lien.

“Management Stockholders” means the members of management (and their Controlled Investment Affiliates and Immediate Family Members) of the Issuer (or its direct parent) who are holders of Equity Interests of any direct or indirect parent companies of the Issuer on the Issue Date.

“Merger” means the merger of APX Group, Inc., V Solar Holdings, Inc. and 2GIG Technologies, Inc. with and into 313 Group Inc., 313 Solar Inc. and 313 Technologies Inc., respectively, pursuant to the Transaction Agreement.

“Merger Subs” means 313 Group Inc., 313 Solar Inc. and 313 Technologies Inc.

“Moody’s” means Moody’s Investors Service, Inc. and any successor to its rating agency business.

“Net Income” means, with respect to any Person, the net income (loss) of such Person, determined in accordance with GAAP and before any reduction in respect of Preferred Stock dividends.

“Net Proceeds” means the aggregate Cash Equivalents proceeds received by the Issuer or any of its Restricted Subsidiaries in respect of any Asset Sale, including any Cash Equivalents received upon the sale or other disposition of any Designated Non-cash Consideration received in any Asset Sale, net of the direct costs relating to such Asset Sale and the sale or disposition of such Designated Non-cash Consideration, including legal, accounting and investment banking fees, payments made in order to obtain a necessary consent or required by applicable law, and brokerage and sales commissions, any relocation expenses incurred as a result thereof, other fees and expenses, including title and recordation expenses, taxes paid or payable as a result thereof or any transactions occurring or deemed to occur to effectuate a payment under the Indenture (after taking into account any available tax credits or deductions and any tax sharing arrangements), amounts required to be applied to the repayment of principal, premium, if any, and interest on Senior Indebtedness or amounts required to be applied to the repayment of Indebtedness secured by a Lien on such assets and required (other than required by clause (1) of the second paragraph of “Repurchase at the Option of Holders—Asset Sales”) to be paid as a result of such transaction and any deduction of appropriate amounts to be provided by the Issuer or any of its Restricted Subsidiaries as a reserve in accordance with GAAP against any liabilities associated with the asset disposed of in such transaction and retained by the Issuer or any of its Restricted Subsidiaries after such sale or other disposition thereof, including pension and other post-employment benefit liabilities and liabilities related to environmental matters or against any indemnification obligations associated with such transaction.

“Notes Obligations” means Obligations in respect of the Notes, the Guarantees and the Indenture.

“Obligations” means any principal, interest (including any interest, fees or expenses accruing on or subsequent to the filing of a petition in bankruptcy, reorganization or similar proceeding at the rate provided for in the documentation with respect thereto, whether or not such interest, fees or expenses are an allowed claim under applicable state, federal or foreign law), premium, penalties, fees, indemnifications, reimbursements (including reimbursement obligations with respect to letters of credit and banker’s acceptances), damages and other liabilities, and guarantees of payment of such principal, interest, penalties, fees, indemnifications, reimbursements, damages and other liabilities, payable under the documentation governing any Indebtedness; provided, that any of the foregoing (other than principal and interest) shall no longer constitute “Obligations” after payment in full of such principal and interest except to the extent such obligations are fully liquidated and non-contingent on or prior to such payment in full.

“Officer” means the Chairman of the board of directors, the Chief Executive Officer, the Chief Financial Officer, the Chief Operating Officer, the President, any Executive Vice President, Senior Vice President or Vice President, the Treasurer or the Secretary of the Issuer.

“Officer’s Certificate” means a certificate signed on behalf of a Person by an Officer of such Person that meets the requirements set forth in the Indenture.

“Opinion of Counsel” means a written opinion from legal counsel who is acceptable to the Trustee. The counsel may be an employee of or counsel to the Issuer or the Trustee.

“Parent Company” means any Person so long as such Person directly or indirectly holds 100.0% of the total voting power of the Capital Stock of the Issuer, and at the time such Person acquired such voting power, no Person and no group (within the meaning of Section 13(d)(3) or Section 14(d)(2) of the Exchange Act or any successor provision), including any such group acting for the purpose of acquiring, holding or disposing of securities (within the meaning of Rule 13d-5(b)(1) under the Exchange Act) (other than any Permitted Holder), shall have beneficial ownership (within the meaning of Rule 13d-3 under the Exchange Act, or any successor provision), directly or indirectly, of 50.0% or more of the total voting power of the Voting Stock of such Person.

“Pari Passu Lien Indebtedness” means the 2019 Notes, the 2022 Notes, the Additional Notes and any additional Secured Indebtedness that is ranked pari passu with the Notes and is permitted to be incurred pursuant to the terms of the Indenture; provided that (i) the representative of such Pari Passu Lien Indebtedness executes a joinder agreement to the Intercreditor Agreement and, if applicable, to the other Collateral Documents, in each case in the form attached thereto, agreeing to be bound thereby and (ii) the Issuer has designated such Indebtedness as “Pari Passu Lien Indebtedness” thereunder.

“Permitted Asset Swap” means the substantially concurrent purchase and sale or exchange of Related Business Assets or a combination of Related Business Assets and Cash Equivalents between the Issuer or any of its Restricted Subsidiaries and another Person; provided, that any Cash Equivalents received must be applied in accordance with the covenant described under “Repurchase at the Option of Holders—Asset Sales”; provided, further that the assets received are pledged as Collateral to the extent required by the Collateral Documents to the extent that the assets disposed of constituted Collateral.

“Permitted Holders” means any of the Investors and Management Stockholders and any group (within the meaning of Section 13(d)(3) or Section 14(d)(2) of the Exchange Act or any successor provision) of which any of the foregoing are members; provided, that in the case of such group and without giving effect to the existence of such group or any other group, such Investors and Management Stockholders, collectively, have beneficial ownership of more than 50.0% of the total voting power of the Voting Stock of the Issuer or any of its direct or indirect parent companies. Any Person or group whose acquisition of beneficial ownership constitutes a Change of Control in respect of which a Change of Control Offer is made in accordance with the requirements of the Indenture will thereafter, together with its Affiliates, constitute an additional Permitted Holder.

“Permitted Investments” means:

(1) any Investment in the Issuer or any of its Restricted Subsidiaries;

(2) any Investment in Cash Equivalents or Investment Grade Securities;

(3) any Investment by the Issuer or any of its Restricted Subsidiaries in a Person (including, to the extent constituting an Investment, in assets of a Person that represent substantially all of its assets or a division, business unit or product line, including research and development and related assets in respect of any product) that is engaged directly or through entities that will be Restricted Subsidiaries in a Similar Business if as a result of such Investment:

(a) such Person becomes a Restricted Subsidiary; or

(b) such Person, in one transaction or a series of related transactions, is amalgamated, merged or consolidated with or into, or transfers or conveys substantially all of its assets (or such division, business unit or product line) to, or is liquidated into, the Issuer or a Restricted Subsidiary, and, in each case, any Investment held by such Person; provided, that such Investment was not acquired by such Person in contemplation of such acquisition, merger, amalgamation, consolidation or transfer;

(4) any Investment in securities or other assets, including earn-outs, not constituting Cash Equivalents or Investment Grade Securities and received in connection with an Asset Sale made pursuant to the first paragraph under “Repurchase at the Option of Holders—Asset Sales” or any other disposition of assets not constituting an Asset Sale;

(5) any Investment existing on the Issue Date or made pursuant to binding commitments in effect on the Issue Date or an Investment consisting of any extension, modification or renewal of any such Investment or binding commitment existing on the Issue Date; provided, that the amount of any such Investment may be increased in such extension, modification or renewal only (a) as required by the terms of such Investment or binding commitment as in existence on the Issue Date (including as a result of the accrual or accretion of interest or original issue discount or the issuance of pay-in-kind securities) or (b) as otherwise permitted under the Indenture;

(6) any Investment acquired by the Issuer or any of its Restricted Subsidiaries:

(a) consisting of extensions of credit in the nature of accounts receivable or notes receivable arising from the grant of trade credit in the ordinary course of business;

(b) in exchange for any other Investment or accounts receivable, indorsements for collection or deposit held by the Issuer or any such Restricted Subsidiary in connection with or as a result of a bankruptcy, workout, reorganization or recapitalization of the issuer of such other Investment or accounts receivable (including any trade creditor or customer); or

(c) in satisfaction of judgments against other Persons; or

(d) as a result of a foreclosure by the Issuer or any of its Restricted Subsidiaries with respect to any secured Investment or other transfer of title with respect to any secured Investment in default;

(7) Hedging Obligations permitted under clause (10) of the covenant described in “Certain Covenants—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock”;

(8) any Investment in a Similar Business taken together with all other Investments made pursuant to this clause (8) that are at that time outstanding not to exceed the greater of (a) $100.0 million and (b) 4.25% of Total Assets (in each case, determined on the date such Investment is made, with the fair market value of each Investment being measured at the time made and without giving effect to subsequent changes in value);

(9) Investments the payment for which consists of Equity Interests (other than Disqualified Stock) of the Issuer, or any of its direct or indirect parent companies; provided, that such Equity Interests will not increase the amount available for Restricted Payments under clause (3) of the first paragraph under the covenant described in “Certain Covenants—Limitations on Restricted Payments”;

(10) guarantees of Indebtedness permitted under the covenant described in “Certain Covenants— Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock,” performance guarantees and Contingent Obligations incurred in the ordinary course of business and the creation of Liens on the assets of the Issuer or any Restricted Subsidiary in compliance with the covenant described under “Certain Covenants—Liens”;

(11) any transaction to the extent it constitutes an Investment that is permitted by and made in accordance with the provisions of the second paragraph of the covenant described under “Certain Covenants—Transactions with Affiliates” (except transactions described in clauses (2), (5) and (9) of such paragraph);

(12) Investments consisting of purchases or other acquisitions of inventory, supplies, material or equipment or the licensing or contribution of intellectual property pursuant to joint marketing arrangements with other Persons;

(13) Investments having an aggregate fair market value, taken together with all other Investments made pursuant to this clause (13) that are at that time outstanding (without giving effect to the sale of an Unrestricted Subsidiary to the extent the proceeds of such sale do not consist of cash or marketable securities), not to exceed the greater of (a) $100.0 million and (b) 4.25% of Total Assets (in each case, determined on the date such Investment is made, with the fair market value of each Investment being measured at the time made and without giving effect to subsequent changes in value);

(14) Investments in or relating to a Securitization Subsidiary that, in the good faith determination of the Issuer are necessary or advisable to effect any Qualified Securitization Facility or any repurchase obligation in connection therewith;

(15) advances to, or guarantees of Indebtedness of, employees not in excess of $15.0 million outstanding in the aggregate;

(16) loans and advances to employees, directors, officers, managers and consultants (a) for business-related travel expenses, moving expenses and other similar expenses or payroll advances, in each case incurred in the ordinary course of business or consistent with past practices or (b) to fund such Person’s purchase of Equity Interests of the Issuer or any direct or indirect parent company thereof;

(17) advances, loans or extensions of trade credit in the ordinary course of business by the Issuer or any of its Restricted Subsidiaries;

(18) any Investment in any Subsidiary or any joint venture in connection with intercompany cash management arrangements or related activities arising in the ordinary course of business;

(19) Investments consisting of purchases and acquisitions of assets or services in the ordinary course of business;

(20) Investments made in the ordinary course of business in connection with obtaining, maintaining or renewing client contacts;

(21) Investments in prepaid expenses, negotiable instruments held for collection and lease, utility and workers compensation, performance and similar deposits entered into as a result of the operations of the business in the ordinary course of business;

(22) repurchases of Notes;

(23) Investments in the ordinary course of business consisting of Uniform Commercial Code Article 3 endorsements for collection of deposit and Article 4 customary trade arrangements with customers consistent with past practices;

(24) Investments consisting of promissory notes issued by the Issuer or any Guarantor to future, present or former officers, directors and employees, members of management, or consultants of the Issuer or any of its Subsidiaries or their respective estates, spouses or former spouses to finance the purchase or redemption of Equity Interests of the Issuer or any direct or indirect parent thereof, to the extent the applicable Restricted Payment is a permitted by the covenant described under “Certain Covenants—Limitation on Restricted Payment”;

(25) Investments (including debt obligations and Equity Interests) received in connection with the bankruptcy or reorganization of suppliers and customers or in settlement of delinquent obligations of, or other disputes with, customers and suppliers arising in the ordinary course of business or upon the foreclosure with respect to any secured Investment or other transfer of title with respect to any secured Investment;

(26) Investments (i) by the Captive Insurance Subsidiary made in the ordinary course of its business or consistent with past practice, and (ii) in the Captive Insurance Subsidiary in the ordinary course of business or required under statutory or regulatory authority applicable to such Captive Insurance Subsidiary; and

(27) Investments in joint ventures of the Issuer or any of its Restricted Subsidiaries, taken together with all other Investments made pursuant to this clause (27) that are at that time outstanding, not to exceed the greater of (a) $25.0 million and (b) 1.0% of Total Assets (in each case, determined on the date such Investment is made, with the fair market value of each Investment being measured at the time made and without giving effect to subsequent changes in value).

“Permitted Liens” means, with respect to any Person:

(1) pledges, deposits or security by such Person under workmen’s compensation laws, unemployment insurance, employers’ health tax, and other social security laws or similar legislation or other insurance related obligations (including, but not limited to, in respect of deductibles, self-insured retention amounts and premiums and adjustments thereto) or indemnification obligations of (including obligations in respect of letters of credit or bank guarantees for the benefit of) insurance carriers providing property, casualty or liability insurance, or good faith deposits in connection with bids, tenders, contracts (other than for the payment of Indebtedness) or leases to which such Person is a party, or deposits to secure public or statutory obligations of such Person or deposits of cash or U.S. government bonds to secure surety or appeal bonds to which such Person is a party, or deposits as security for contested taxes or import duties or for the payment of rent, in each case incurred in the ordinary course of business;

(2) Liens imposed by law, such as landlords’, carriers’, warehousemen’s, materialmen’s, repairmen’s and mechanics’ Liens, in each case for sums not yet overdue for a period of more than 30 days or being contested in good faith by appropriate actions or other Liens arising out of judgments or awards against such Person with respect to which such Person shall then be proceeding with an appeal or other proceedings for review if adequate reserves with respect thereto are maintained on the books of such Person in accordance with GAAP;

(3) Liens for taxes, assessments or other governmental charges not yet overdue for a period of more than 30 days or not yet payable or subject to penalties for nonpayment or which are being contested in good faith by appropriate actions diligently conducted, if adequate reserves with respect thereto are maintained on the books of such Person in accordance with GAAP;

(4) Liens in favor of issuers of performance, surety, bid, indemnity, warranty, release, appeal or similar bonds or with respect to other regulatory requirements or letters of credit or bankers acceptances issued, and completion guarantees provided for, in each case, issued pursuant to the request of and for the account of such Person in the ordinary course of its business or consistent with past practice prior to the Issue Date;

(5) minor survey exceptions, minor encumbrances, ground leases, easements or reservations of, or rights of others for, licenses, rights—of-way, servitudes, sewers, electric lines, drains, telegraph, telephone and cable television lines and other similar purposes, or zoning, building codes or other restrictions (including minor defects and irregularities in title and similar encumbrances) as to the use of real properties or Liens incidental, to the conduct of the business of such Person or to the ownership of its properties which were not incurred in connection with Indebtedness and which do not in the aggregate materially adversely affect the value of said properties or materially impair their use in the operation of the business of such Person and exceptions on title policies insuring liens granted on Mortgaged Properties (as defined in the Senior Secured Credit Facilities);

(6) Liens securing Obligations relating to any Indebtedness permitted to be incurred pursuant to clause (4), (12)(b), (13) or (23) of the second paragraph under “Certain Covenants—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock”; provided, that (a) Liens securing Obligations relating to any Indebtedness, Disqualified Stock or Preferred Stock permitted to be incurred pursuant to clause (13) relate only to Obligations relating to Refinancing Indebtedness that (x) is secured by Liens on the same assets as the assets securing the Refinancing Indebtedness or (y) extends, replaces, refunds, refinances, renews or defeases Indebtedness incurred or Disqualified Stock or Preferred Stock issued under clauses (3), (4), (12) or (13) of the second paragraph under “Certain Covenants—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock,” (b) Liens securing Obligations relating to Indebtedness permitted to be incurred pursuant to clause (23) extend only to the assets of Restricted Subsidiaries of the Issuer that are not Guarantors and (c) Liens securing Obligations relating to any Indebtedness, Disqualified Stock or Preferred Stock to be incurred pursuant to clause (4) of the second paragraph under “Certain Covenants—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock” extend only to the assets so purchased, leased or improved;

(7) Liens existing on the Issue Date (including Liens securing any Refinancing Indebtedness of any Indebtedness secured by such Liens);

(8) Liens on property or shares of stock or other assets of a Person at the time such Person becomes a Subsidiary; provided, that such Liens are not created or incurred in connection with, or in contemplation of, such other Person becoming such a Subsidiary; provided, further, that such Liens may not extend to any other property or other assets owned by the Issuer or any of its Restricted Subsidiaries;

(9) Liens on property or other assets at the time the Issuer or a Restricted Subsidiary acquired the property or such other assets, including any acquisition by means of a merger, amalgamation or consolidation with or into the Issuer or any of its Restricted Subsidiaries; provided, that such Liens are not created or incurred in connection with, or in contemplation of, such acquisition, amalgamation, merger or consolidation; provided, further, that the Liens may not extend to any other property owned by the Issuer or any of its Restricted Subsidiaries;

(10) Liens securing Obligations relating to any Indebtedness or other obligations of a Restricted Subsidiary owing to the Issuer or another Restricted Subsidiary permitted to be incurred in accordance with the covenant described under “Certain Covenants—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock”;

(11) Liens securing (x) Hedging Obligations and (y) obligations in respect of Bank Products;

(12) Liens on specific items of inventory or other goods and proceeds of any Person securing such Person’s accounts payable or similar trade obligations in respect of bankers’ acceptances or trade letters of credit issued or created for the account of such Person to facilitate the purchase, shipment or storage of such inventory or other goods;

(13) leases, sub-leases, licenses or sub-licenses granted to others in the ordinary course of business which do not materially interfere with the ordinary conduct of the business of the Issuer or any of its Restricted Subsidiaries and do not secure any Indebtedness;

(14) Liens arising from Uniform Commercial Code (or equivalent statute) financing statement filings regarding operating leases or consignments entered into by the Issuer and its Restricted Subsidiaries in the ordinary course of business or purported Liens evidenced by the filing of precautionary Uniform Commercial Code financing statements or similar public filings;

(15) Liens in favor of the Issuer or any Subsidiary Guarantor;

(16) Liens on equipment of the Issuer or any of its Restricted Subsidiaries granted in the ordinary course of business to the Issuer’s clients;

(17) Liens on accounts receivable, Securitization Assets and related assets incurred in connection with a Qualified Securitization Facility;

(18) Liens to secure any modification, refinancing, refunding, extension, renewal or replacement (or successive refinancing, refunding, extensions, renewals or replacements) as a whole, or in part, of any Indebtedness secured by any Lien referred to in the foregoing clauses (6), (7), (8) and (9); provided, that (a) such new Lien shall be limited to all or part of the same property that secured the original Lien (plus improvements on such property) and proceeds and products thereof, and (b) the Indebtedness secured by such Lien at such time is not increased to any amount greater than the sum of (i) the outstanding principal amount or, if greater, committed amount of the Indebtedness described under clauses (6), (7), (8) and (9) at the time the original Lien became a Permitted Lien under the Indenture, and (ii) an amount necessary to pay any fees and expenses (including original issue discount, upfront fees or similar fees) and premiums (including tender premiums and accrued and unpaid interest), related to such modification, refinancing, refunding, extension, renewal or replacement;

(19) deposits made or other security provided in the ordinary course of business to secure liability to insurance carriers;

(20) Liens (including, for the avoidance of doubt, Liens on Collateral) securing obligations in an aggregate principal amount outstanding which does not exceed the greater of (a) $50.0 million and (b) 2.0% of Total Assets (in each case, determined as of the date of such incurrence);

(21) security given to a public utility or any municipality or governmental authority when required by such utility or authority in connection with the operations of that Person in the ordinary course of business;

(22) Liens securing judgments for the payment of money not constituting an Event of Default under clause (5) under the caption “Events of Default and Remedies” so long as such Liens are adequately bonded and any appropriate legal proceedings that may have been duly initiated for the review of such judgment have not been finally terminated or the period within which such proceedings may be initiated has not expired;

(23) Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods in the ordinary course of business;

(24) Liens (a) of a collection bank arising under Section 4-210 of the Uniform Commercial Code or any comparable or successor provision on items in the course of collection, (b) attaching to commodity trading accounts or other commodity brokerage accounts incurred in the ordinary course of business, and (c) in favor of banking institutions arising as a matter of law or under general terms and conditions encumbering deposits (including the right of set-off) and which are within the general parameters customary in the banking industry;

(25) Liens deemed to exist in connection with Investments in repurchase agreements permitted under “Certain Covenants—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock”; provided, that such Liens do not extend to any assets other than those that are the subject of such repurchase agreement;

(26) Liens encumbering reasonable customary deposits and margin deposits and similar Liens attaching to commodity trading accounts or other brokerage accounts incurred in the ordinary course of business and not for speculative purposes;

(27) Liens that are contractual rights of set-off (a) relating to the establishment of depository relations with banks not given in connection with the issuance of Indebtedness, (b) relating to pooled deposit or sweep accounts of the Issuer or any of its Restricted Subsidiaries to permit satisfaction of overdraft or similar obligations incurred in the ordinary course of business of the Issuer and its Restricted Subsidiaries or (c) relating to purchase orders and other agreements entered into with customers of the Issuer or any of its Restricted Subsidiaries in the ordinary course of business;

(28) Liens securing obligations owed by the Issuer or any Restricted Subsidiary to any lender under the Senior Secured Credit Facilities or any Affiliate of such a lender in respect of any overdraft and related liabilities arising from treasury, depository and cash management services or any automated clearing house transfers of funds;

(29) any encumbrance or restriction (including put and call arrangements) with respect to Capital Stock of any joint venture or similar arrangement pursuant to any joint venture or similar agreement;

(30) Liens arising out of conditional sale, title retention, consignment or similar arrangements for the sale or purchase of goods entered into by the Issuer or any Restricted Subsidiary in the ordinary course of business;

(31) Liens solely on any cash earnest money deposits made by the Issuer or any of its Restricted Subsidiaries in connection with any letter of intent or purchase agreement permitted by the Indenture;

(32) ground leases in respect of real property on which facilities owned or leased by the Issuer or any of its Subsidiaries are located;

(33) Liens on insurance policies and the proceeds thereof securing the financing of the premiums with respect thereto;

(34) Liens on Capital Stock of an Unrestricted Subsidiary that secure Indebtedness or other obligations of such Unrestricted Subsidiary;

(35) Liens on the assets of non-guarantor Restricted Subsidiaries securing Indebtedness of such Subsidiaries that were permitted by the terms of the Indenture to be incurred;

(36) Liens on cash advances in favor of the seller of any property to be acquired in an Investment permitted under the Indenture to be applied against the purchase price for such Investment;

(37) any interest or title of a lessor, sub-lessor, licensor or sub-licensor or secured by a lessor’s, sub-lessor’s, licensor’s or sub-licensor’s interest under leases or licenses entered into by the Issuer or any of the Restricted Subsidiaries in the ordinary course of business;

(38) deposits of cash with the owner or lessor of premises leased and operated by the Issuer or any of its Subsidiaries in the ordinary course of business of the Issuer and such Subsidiary to secure the performance of the Issuer’s or such Subsidiary’s obligations under the terms of the lease for such premises;

(39) Liens securing the Notes Obligations relating to Notes (and the Subsidiary Guarantees) issued on the Issue Date and any exchange notes (and the guarantees thereof) issued pursuant to the registration rights agreement;

(40) (x) Liens securing Indebtedness (including Liens securing any Obligations in respect thereof) permitted to be incurred pursuant to the covenant under the caption “—Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock” (including, without limitation, Indebtedness incurred under one or more Credit Facilities) so long as after giving effect to such incurrence and such Liens the Consolidated Secured Debt Ratio of the Issuer and its Restricted Subsidiaries shall be equal to or less than 4.00 to 1.0 for the Issuer’s most recently ended four full fiscal quarters for which internal financial statements are available immediately preceding the date on which such Lien is incurred; provided that to the extent such Liens are on Collateral, an authorized representative of the holders of such Indebtedness and the Collateral Agent shall execute (i) a joinder to the Intercreditor Agreement (in the form attached thereto) as a holder of Pari Passu Lien Indebtedness or (ii) another intercreditor agreement pursuant to which such representative shall agree with the representatives of First Lien Obligations that the Liens securing such Indebtedness are subordinated to the Liens securing the First Lien Obligation and (y) Liens securing any Indebtedness incurred pursuant to the covenant described under “Certain Covenants—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock”; provided that such Liens on Collateral are junior in priority to the Lien granted to the Holders of the Notes; and

(41) Liens securing obligations in respect of (x) Indebtedness and other Obligations permitted to be incurred under Credit Facilities, including any letter of credit facility relating thereto, that was permitted by the terms of the Indenture to be incurred pursuant to clause (1) of the second paragraph under “Certain Covenants—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock” and (y) obligations of the Issuer or any Subsidiary in respect of any Bank Products or Hedging Obligation provided by any lender party to any Credit Facility or any Affiliate of such lender (or any Person that was a lender or an Affiliate of a lender at the time the applicable agreements pursuant to which such Bank Products are provided were entered into).

For purposes of this definition, the term “Indebtedness” shall be deemed to include interest on such Indebtedness.

“Person” means any individual, corporation, limited liability company, partnership (including a limited partnership), joint venture, association, joint stock company, trust, unincorporated organization, government or any agency or political subdivision thereof or any other entity.

“Preferred Stock” means any Equity Interest with preferential rights of payment of dividends or upon liquidation, dissolution, or winding up.

“Priority Payment Lien Obligations” means Obligations secured by (x) Liens securing Obligations permitted to be incurred under the Senior Secured Credit Facilities (and any amendments, supplements, modifications, extensions, renewals, restatements, refundings, refinancings or replacements thereof), including any letter of credit facility relating thereto, that was permitted by the terms of the Indenture to be incurred pursuant to clause (1) of the second paragraph under “Certain Covenants—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock,” (y) Liens securing obligations of the Issuer or any Restricted Subsidiary in respect of any Bank Products and Hedging Obligations provided by any lender party to the Senior Secured Credit Facilities or any Affiliate of such lender (or any Person that was a lender or an Affiliate of a lender at the time the applicable agreements pursuant to which such Bank Products or Hedging Obligations, as applicable, are provided were entered into) or (z) Liens permitted by clause (28) of the definition of “Permitted Liens”; provided that (i) no more than $350.0 million aggregate principal amount of Obligations under the Senior Secured Credit Facilities (and any amendments, supplements, modifications, extensions, renewals, restatements, refundings, refinancings or replacements thereof) shall constitute Priority Payment Lien Obligations and (ii) (A) the representatives of such Priority Payment Lien Obligations shall at all times be parties to or execute joinder agreements (in the forms attached thereto agreeing to be bound thereby) to the Intercreditor Agreement and, if applicable, the other Collateral Documents, and (B) the Issuer has designated such Indebtedness as “Priority Payment Lien Obligations” thereunder.

“Qualified Proceeds” means the fair market value of assets that are used or useful in, or Capital Stock of any Person engaged in, a Similar Business.

“Qualified Securitization Facility” means any Securitization Facility (a) constituting a securitization financing facility that meets the following conditions: (i) the board of directors of the Issuer shall have determined in good faith that such Securitization Facility is in the aggregate economically fair and reasonable to the Issuer and (ii) all sales and/or contributions of Securitization Assets and related assets to the applicable Securitization Subsidiary are made at fair market value (as determined in good faith by the Issuer) or (b) constituting a receivables or payables financing or factoring facility.

“Rating Agencies” means Moody’s and S&P (and any of their respective successors and assigns) or if Moody’s or S&P or both shall not make a rating on the Notes publicly available, a nationally recognized statistical rating agency or agencies, as the case may be, selected by the Issuer which shall be substituted for Moody’s or S&P or both, as the case may be.

“Registration Rights Agreement” means a registration rights agreement with respect to the Notes dated as of the Issue Date, among the Issuer, the Guarantors and the Initial Purchasers, as such agreement may be amended, modified or supplemented from time to time and, with respect to any Additional Notes, one or more registration rights agreements among the Issuer and the other parties thereto, as such agreement(s) may be amended, modified or supplemented from time to time, relating to rights given by the Issuer to the purchasers of Additional Notes to register such Additional Notes under the Securities Act.

“Related Business Assets” means assets (other than Cash Equivalents) used or useful in a Similar Business, provided that any assets received by the Issuer or a Restricted Subsidiary in exchange for assets transferred by the Issuer or a Restricted Subsidiary shall not be deemed to be Related Business Assets if they consist of securities of a Person, unless upon receipt of the securities of such Person, such Person would become a Restricted Subsidiary.

“Restricted Investment” means an Investment other than a Permitted Investment.

“Restricted Subsidiary” means, at any time, any direct or indirect Subsidiary of the Issuer (including any Foreign Subsidiary) that is not then an Unrestricted Subsidiary; provided, that upon an Unrestricted Subsidiary ceasing to be an Unrestricted Subsidiary, such Subsidiary shall be included in the definition of “Restricted Subsidiary.”

“S&P” means Standard & Poor’s, a division of The McGraw-Hill Companies, Inc., and any successor to its rating agency business.

“Sale and Lease-Back Transaction” means any arrangement providing for the leasing by the Issuer or any of its Restricted Subsidiaries of any real or tangible personal property, which property has been or is to be sold or transferred by the Issuer or such Restricted Subsidiary to a third Person in contemplation of such leasing.

“SEC” means the U.S. Securities and Exchange Commission.

“Secured Indebtedness” means any Indebtedness of the Issuer or any of its Restricted Subsidiaries secured by a Lien.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations of the SEC promulgated thereunder.

“Securitization Assets” means the accounts receivable, royalty or other revenue streams and other rights to payment and any other assets related thereto subject to a Qualified Securitization Facility and the proceeds thereof.

“Securitization Facility” means any of one or more receivables or securitization financing facilities as amended, supplemented, modified, extended, renewed, restated or refunded from time to time, the Obligations of which are non-recourse (except for customary representations, warranties, covenants and indemnities made in connection with such facilities) to the Issuer or any of its Restricted Subsidiaries (other than a Securitization Subsidiary) pursuant to which the Issuer or any of its Restricted Subsidiaries sells or grants a security interest in its accounts receivable or Securitization Assets or assets related thereto to either (a) a Person that is not a Restricted Subsidiary or (b) a Securitization Subsidiary that in turn sells its accounts receivable to a Person that is not a Restricted Subsidiary.

“Securitization Fees” means distributions or payments made directly or by means of discounts with respect to any participation interest issued or sold in connection with, and other fees paid to a Person that is not a Securitization Subsidiary in connection with, any Qualified Securitization Facility.

“Securitization Subsidiary” means any Subsidiary formed for the purpose of, and that solely engages only in one or more Qualified Securitization Facilities and other activities reasonably related thereto.

“Senior Indebtedness” means:

(1) all Indebtedness of the Issuer or any Guarantor outstanding under the Senior Secured Credit Facilities, the Existing Notes and the related guarantees thereof and Notes and related Guarantees (including interest accruing on or after the filing of any petition in bankruptcy or similar proceeding or for reorganization of the Issuer or any Guarantor (at the rate provided for in the documentation with respect thereto, regardless of whether or not a claim for post-filing interest is allowed in such proceedings)), and any and all other fees, expense reimbursement obligations, indemnification amounts, penalties, and other amounts (whether existing on the Issue Date or thereafter created or incurred) and all obligations of the Issuer or any Guarantor to reimburse any bank or other Person in respect of amounts paid under letters of credit, acceptances or other similar instruments;

(2) all (x) Hedging Obligations (and guarantees thereof) and (y) obligations in respect of Bank Products (and guarantees thereof) owing to a lender under the Senior Secured Credit Facilities or any Affiliate of such lender (or any Person that was a lender or an Affiliate of such lender at the time the applicable agreement giving rise to such Hedging Obligation was entered into); provided, that such Hedging Obligations and obligations in respect of Bank Products, as the case may be, are permitted to be incurred under the terms of the Indenture;

(3) any other Indebtedness of the Issuer or any Guarantor permitted to be incurred under the terms of the Indenture, unless the instrument under which such Indebtedness is incurred expressly provides that it is subordinated in right of payment to the Notes or any related Guarantee; and

(4) all Obligations with respect to the items listed in the preceding clauses (1), (2) and (3); provided that Senior Indebtedness shall not include:

(a) any obligation of such Person to the Issuer or any of its Subsidiaries;

(b) any liability for federal, state, local or other taxes owed or owing by such Person;

(c) any accounts payable or other liability to trade creditors arising in the ordinary course of business;

(d) any Indebtedness or other Obligation of such Person which is subordinate or junior in any respect to any other Indebtedness or other Obligation of such Person; or

(e) that portion of any Indebtedness which at the time of incurrence is incurred in violation of the Indenture.

“Senior Secured Credit Facilities” means the revolving credit facility and other credit facilities under the Credit Agreements, including any guarantees, collateral documents, instruments and agreements executed in connection therewith, and any amendments, supplements, modifications, extensions, renewals, restatements, refundings, refinancings or replacements thereof and any one or more indentures or credit facilities or commercial paper facilities with banks or other institutional lenders or investors that replace, refund, supplement or refinance any part of the loans, notes, other credit facilities or commitments thereunder, including any such replacement, refunding or refinancing facility or indenture that increases the amount borrowable thereunder or alters the maturity thereof (provided that such increase in borrowings is permitted under the caption “Certain Covenants—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock” above) or adds Restricted Subsidiaries as additional borrowers or guarantors thereunder and whether by the same or any other agent, trustee, lender or group of lenders or holders.

“Significant Subsidiary” means any Restricted Subsidiary that would be a “significant subsidiary” as defined in Article 1, Rule 1-02 of Regulation S-X promulgated pursuant to the Securities Act, as such regulation is in effect on the Issue Date.

“Similar Business” means (1) any business conducted or proposed to be conducted by the Issuer or any of its Restricted Subsidiaries on the Issue Date, and any reasonable extension thereof, or (2) any business or other activities that are reasonably similar, ancillary, incidental, complementary or related to, or a reasonable extension, development or expansion of, the businesses in which the Issuer and its Restricted Subsidiaries are engaged or propose to be engaged on the Issue Date.

“Solar” means V Solar Holdings, Inc. and its subsidiaries.

“Subordinated Indebtedness” means, with respect to the Notes,

(1) any Indebtedness of the Issuer which is by its terms subordinated in right of payment to the Notes, and

(2) any Indebtedness of any Guarantor which is by its terms subordinated in right of payment to the Guarantee of such entity of the Notes.

“Subsidiary” means, with respect to any Person:

(1) any corporation, association, or other business entity (other than a partnership, joint venture, limited liability company or similar entity) of which more than 50.0% of the total voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time of determination owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of that Person or a combination thereof or is consolidated under GAAP with such Person at such time; and

(2) any partnership, joint venture, limited liability company or similar entity of which

(a) more than 50.0% of the capital accounts, distribution rights, total equity and voting interests or general or limited partnership interests, as applicable, are owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of that Person or a combination thereof whether in the form of membership, general, special or limited partnership or otherwise, and

(b) such Person or any Restricted Subsidiary of such Person is a controlling general partner or otherwise controls such entity.

“Subsidiary Guarantor” means each Guarantor other than Holdings.

“Support and Services Agreement” means the management services or similar agreements between certain of the management companies associated with one or more of the Investors or their advisors, if applicable, and the Issuer (and/or its direct or indirect parent companies).

“Total Assets” means the total assets of the Issuer and its Restricted Subsidiaries, determined on a consolidated basis in accordance with GAAP, as shown on the most recent balance sheet of the Issuer or such other Person as may be expressly stated.

“Transaction Agreement” means the Transaction Agreement, dated as of September 19, 2012, by and among 313 Acquisition LLC, the Merger Subs, APX Group, Inc., V Solar Holdings, Inc., 2GIG Technologies, Inc. and the other parties party thereto, as amended, modified and supplemented from time to time.

“Transaction Expenses” means any fees or expenses incurred or paid by the Issuer or any Restricted Subsidiary in connection with the Acquisition Transactions and the Transactions, including payments to officers, employees and directors as change of control payments, severance payments, special or retention bonuses and charges for repurchase or rollover of, or modifications to, stock options.

“Transactions” means all issuances of the 2020 Notes and 2022 Notes following November 16, 2012 but prior to the Issue Date, the issuance of the Notes on the Issue Date, and the payment of transactions fees and expenses and other transactions in connection therewith or incidental thereto.

“Treasury Rate” means, as of any Redemption Date, the yield to maturity as of such Redemption Date of United States Treasury securities with a constant maturity (as compiled and published in the most recent Federal Reserve Statistical Release H.15 (519) that has become publicly available at least two Business Days prior to the Redemption Date (or, if such Statistical Release is no longer published, any publicly available source of similar market data)) most nearly equal to the period from the Redemption Date to December 1, 2018; provided, that if the period from the Redemption Date to such date is less than one year, the weekly average yield on actually traded United States Treasury securities adjusted to a constant maturity of one year will be used.

“Trust Indenture Act” means the Trust Indenture Act of 1939, as amended (15 U.S.C. §§ 77aaa-77bbbb).

“Uniform Commercial Code” means the Uniform Commercial Code or any successor provision thereof as the same may from time to time be in effect in the State of New York.

“Unrestricted Subsidiary” means:

(1) any Subsidiary of the Issuer which at the time of determination is an Unrestricted Subsidiary (as designated by the Issuer, as provided below); and

(2) any Subsidiary of an Unrestricted Subsidiary.

The Issuer may designate any Subsidiary of the Issuer (including any existing Subsidiary and any newly acquired or newly formed Subsidiary) to be an Unrestricted Subsidiary unless such Subsidiary or any of its Subsidiaries owns any Equity Interests or Indebtedness of, or owns or holds any Lien on, any property of, the Issuer or any Subsidiary of the Issuer (other than solely any Subsidiary of the Subsidiary to be so designated); provided, that:

(1) any Unrestricted Subsidiary must be an entity of which the Equity Interests entitled to cast at least a majority of the votes that may be cast by all Equity Interests having ordinary voting power for the election of directors or Persons performing a similar function are owned, directly or indirectly, by the Issuer;

(2) such designation complies with the covenants described under “Certain Covenants—Limitation on Restricted Payments”; and

(3) each of (a) the Subsidiary to be so designated and (b) its Subsidiaries has not at the time of designation, and does not thereafter, create, incur, issue, assume, guarantee or otherwise become directly or indirectly liable with respect to any Indebtedness pursuant to which the lender has recourse to any of the assets of the Issuer or any Restricted Subsidiary.

The Issuer may designate any Unrestricted Subsidiary to be a Restricted Subsidiary; provided, that, immediately after giving effect to such designation, no Default shall have occurred and be continuing and either:

(1) the Issuer could incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Test; or

(2) the Fixed Charge Coverage Ratio for the Issuer and its Restricted Subsidiaries would be equal to or greater than such ratio for the Issuer and its Restricted Subsidiaries immediately prior to such designation, in each case on a pro forma basis taking into account such designation.

Any such designation by the Issuer shall be notified by the Issuer to the Trustee by promptly filing with the Trustee a copy of the resolution of the board of directors of the Issuer or any committee thereof giving effect to such designation and an Officer’s Certificate certifying that such designation complied with the foregoing provisions.

“U.S. Dollar Equivalent” means with respect to any monetary amount in a currency other than U.S. dollars, at any time for determination thereof, the amount of U.S. dollars obtained by converting such foreign currency involved in such computation into U.S. dollars at the spot rate for the purchase of U.S. dollars with the applicable foreign currency as published in The Wall Street Journal in the “Exchange Rates” column under the heading “Currency Trading” on the date two business days prior to such determination.

“U.S. Government Securities” means securities that are:

(1) direct obligations of the United States of America for the timely payment of which its full faith and credit is pledged; or

(2) obligations of a Person controlled or supervised by and acting as an agency or instrumentality of the United States of America the timely payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States of America, which, in either case, are not callable or redeemable at the option of the issuers thereof, and shall also include a depository receipt issued by a bank (as defined in Section 3(a)(2) of the Securities Act), as custodian with respect to any such U.S. Government Securities or a specific payment of principal of or interest on any such U.S. Government Securities held by such custodian for the account of the holder of such depository receipt; provided, that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depository receipt from any amount received by the custodian in respect of the U.S. Government Securities or the specific payment of principal of or interest on the U.S. Government Securities evidenced by such depository receipt.

“Voting Stock” of any Person as of any date means the Capital Stock of such Person that is at the time entitled to vote in the election of the board of directors of such Person.

“Weighted Average Life to Maturity” means, when applied to any Indebtedness, Disqualified Stock or Preferred Stock, as the case may be, at any date, the quotient obtained by dividing:

(1) the sum of the products of the number of years from the date of determination to the date of each successive scheduled principal payment of such Indebtedness or redemption or similar payment with respect to such Disqualified Stock or Preferred Stock multiplied by the amount of such payment; by

(2) the sum of all such payments. provided, that for purposes of determining the Weighted Average Life to Maturity of any Indebtedness that is being extended, replaced, refunded, refinanced, renewed or defeased (the “Applicable Indebtedness”), the effects of any amortization or prepayments made on such Applicable Indebtedness prior to the date of the applicable extension, replacement, refunding, refinancing, renewal or defeasance shall be disregarded.

“Wholly-Owned Subsidiary” of any Person means a Subsidiary of such Person, 100.0% of the outstanding Equity Interests of which (other than directors’ qualifying shares and shares issued to foreign nationals as required by applicable law) shall at the time be owned by such Person and/or by one or more Wholly-Owned Subsidiaries of such Person.

THE EXCHANGE OFFER

Purpose and Effect of the Exchange Offer

The Issuer and the guarantors of the outstanding 2022 notes and the initial purchasers have entered into a registration rights agreement pursuant to which each of the Issuer and the guarantors of the outstanding 2022 notes have agreed that it will, at its expense, for the benefit of the holders of outstanding 2022 notes, (i) file one or more registration statements on an appropriate registration form with respect to a registered offer to exchange the outstanding 2022 notes for new notes, guaranteed by the guarantors on a senior basis, with terms substantially identical in all material respects to the outstanding 2022 notes and (ii) use its commercially reasonable efforts to cause the registration statement to be declared effective under the Securities Act. As of the date of this prospectus, $300.0 million aggregate principal amount of the outstanding 2022 notes are outstanding.

Under the circumstances set forth below, the Issuer and the guarantors will use their commercially reasonable best efforts to cause the SEC to declare effective a shelf registration statement with respect to the resale of the outstanding 2022 notes within the time periods specified in the registration rights agreement and keep such registration statement effective for up to one year after the effective date of the shelf registration statement. These circumstances include:

•	if any change in law or in currently prevailing interpretations of the Staff of the SEC do not permit us to effect the exchange offer;

•	if the exchange offer is not consummated within the registration period contemplated by the registration rights agreement;

•	if, in certain circumstances, certain holders of unregistered exchange notes so request; or

•	if in the case of any holder that participates in the exchange offer, such holder does not receive exchange notes on the date of the exchange that may be sold without restriction under state and federal securities laws (other than due solely to the status of such holder as an affiliate of ours within the meaning of the Securities Act).

Under the registration rights agreement, if (A) we have not exchanged exchange notes for all notes validly tendered in accordance with the terms of the exchange offer or a shelf registration statement has not been declared effective under the Securities Act during the registration period contemplated by the registration rights agreement or (B) if applicable, a shelf registration statement covering resales of the notes has been declared effective and such shelf registration statement ceases to be effective at any time during the effectiveness period (subject to certain exceptions) (each such event referred to in clause (A) and clause (B), a “Registration Default”), then additional interest (“Additional Interest”) shall accrue on the principal amount of the outstanding 2022 notes at a rate of 0.25% per annum during the 90-day period immediately following the occurrence of any Registration Default (which rate will be increased by an additional 0.25% per annum for each subsequent 90-day period that such Additional Interest continues to accrue; provided that the rate at which such Additional Interest accrues may in no event exceed 1.00% per annum) (any such Additional Interest to be calculated by us) commencing on (x) the first day after the expiration of the registration period contemplated by the registration rights agreement (in the case of clause (A) above) or (y) the day such shelf registration statement ceases to be effective (in the case of clause (B) above); provided, however, that upon the exchange of exchange notes for all notes tendered (in the case of clause (A) above), or upon the effectiveness of a shelf registration statement that had ceased to remain effective (in the case of clause (B) above) or if the notes otherwise no longer constitute transfer restricted securities (as such term is defined in the registration rights agreement), Additional Interest on such notes as a result of such clause (or the relevant sub-clause thereof), as the case may be, shall cease to accrue.

If you wish to exchange your outstanding 2022 notes for exchange notes in the exchange offer, you will be required to make the following written representations:

•	you are not an affiliate of the Issuer or any guarantor within the meaning of Rule 405 of the Securities Act;

•	you have no arrangement or understanding with any person to participate in a distribution (within the meaning of the Securities Act) of the exchange notes in violation of the Securities Act;

•	you are not engaged in, and do not intend to engage in, a distribution of the exchange notes; and

•	you are acquiring the exchange notes in the ordinary course of your business.

Each broker-dealer that receives exchange notes for its own account in exchange for outstanding 2022 notes, where the broker-dealer acquired the outstanding 2022 notes as a result of market-making activities or other trading activities, must acknowledge that it will deliver a prospectus in connection with any resale of such exchange notes. Please see “Plan of Distribution.”

Resale of the Exchange Notes

Based on interpretations by the SEC set forth in no-action letters issued to third parties, we believe that you may resell or otherwise transfer exchange notes issued in the exchange offer without complying with the registration and prospectus delivery provisions of the Securities Act, if:

•	you are not an affiliate of the Issuer or any guarantor within the meaning of Rule 405 under the Securities Act;

•	you do not have an arrangement or understanding with any person to participate in a distribution of the exchange notes;

•	you are not engaged in, and do not intend to engage in, a distribution of the exchange notes; and

•	you are acquiring the exchange notes in the ordinary course of your business.

If you are an affiliate of the Issuer or any guarantor, or are engaging in, or intend to engage in, or have any arrangement or understanding with any person to participate in, a distribution of the exchange notes, or are not acquiring the exchange notes in the ordinary course of your business:

•	you cannot rely on the position of the SEC set forth in Morgan Stanley & Co. Incorporated (available June 5, 1991) and Exxon Capital Holdings Corporation (available May 13, 1988), as interpreted in the SEC’s letter to Shearman & Sterling, dated July 2, 1993, or similar no-action letters; and

•	in the absence of an exception from the position stated immediately above, you must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale of the exchange notes.

This prospectus may be used for an offer to resell, resale or other transfer of exchange notes only as specifically set forth in this prospectus. With regard to broker-dealers, only broker-dealers that acquired the outstanding 2022 notes as a result of market-making activities or other trading activities may participate in the exchange offer. Each broker-dealer that receives exchange notes for its own account in exchange for outstanding 2022 notes, where such outstanding 2022 notes were acquired by such broker-dealer as a result of market-making activities or other trading activities, must acknowledge that it will deliver a prospectus in connection with any resale of the exchange notes. Please read “Plan of Distribution” for more details regarding the transfer of exchange notes.

Terms of the Exchange Offer

On the terms and subject to the conditions set forth in this prospectus and in the accompanying letter of transmittal, the Issuer will accept for exchange in the exchange offer any outstanding 2022 notes that are validly tendered and not validly withdrawn prior to the expiration date. Outstanding 2022 notes may only be tendered in a minimum principal amount of $2,000 and in integral multiples of $1,000 in excess thereof. The Issuer will issue $1,000 principal amount of exchange notes in exchange for each $1,000 principal amount of outstanding 2022 notes surrendered in the exchange offer.

The form and terms of the exchange notes will be identical in all material respects to the form and terms of the outstanding 2022 notes except the exchange notes will be registered under the Securities Act, will not bear legends restricting their transfer and will not provide for any additional interest upon failure by the Issuer and the guarantors to fulfill their obligations under the registration rights agreement to complete the exchange offer, or file, and cause to be effective, a shelf registration statement, if required thereby, within the specified time period. The exchange notes will evidence the same debt as the outstanding 2022 notes. The exchange notes will be issued under and entitled to the benefits of the same indenture that governs the terms of the outstanding 2022 notes. For a description of the indenture, see “Description of the Notes.”

The exchange offer is not conditioned upon any minimum aggregate principal amount of outstanding 2022 notes being tendered for exchange.

This prospectus and the letter of transmittal are being sent to all registered holders of outstanding 2022 notes. There will be no fixed record date for determining registered holders of outstanding 2022 notes entitled to participate in the exchange offer. The Issuer and the guarantors intend to conduct the exchange offer in accordance with the provisions of the registration rights agreement, the applicable requirements of the Securities Act and the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and the rules and regulations of the SEC. Outstanding 2022 notes that are not tendered for exchange in the exchange offer will remain outstanding and continue to accrue interest and will be entitled to the rights and benefits such holders have under the indenture and the registration rights agreement except the Issuer and the guarantors will not have any further obligation to you to provide for the registration of the outstanding 2022 notes under the registration rights agreement.

The Issuer will be deemed to have accepted for exchange properly tendered outstanding 2022 notes when the Issuer has given written notice of the acceptance to the exchange agent. The exchange agent will act as agent for the tendering holders for the purposes of receiving the exchange notes from the Issuer and delivering exchange notes to holders. Subject to the terms of the registration rights agreement, the Issuer expressly reserves the right to amend or terminate the exchange offer and to refuse to accept the occurrence of any of the conditions specified below under “—Conditions to the Exchange Offer.”

If you tender your outstanding 2022 notes in the exchange offer, you will not be required to pay brokerage commissions or fees or, subject to the instructions in the letter of transmittal, transfer taxes with respect to the exchange of outstanding 2022 notes. We will pay all charges and expenses, other than certain applicable taxes described below in connection with the exchange offer. It is important that you read “—Fees and Expenses” below for more details regarding fees and expenses incurred in the exchange offer.

Expiration Date; Extensions, Amendments

As used in this prospectus, the term “expiration date” means 5:00 p.m., New York City time, on      , 2017, which is the 21st business day after the date of this prospectus. However, if the Issuer, in its sole discretion, extends the period of time for which the exchange offer is open, the term “expiration date” will mean the latest time and date to which the Issuer shall have extended the expiration of the exchange offer.

To extend the period of time during which an exchange offer is open, the Issuer will notify the exchange agent of any extension by written notice, followed by notification by press release or other public announcement to the registered holders of the outstanding 2022 notes no later than 9:00 a.m., New York City time, on the next business day after the previously scheduled expiration date.

The Issuer reserves the right, in its sole discretion:

•	to delay accepting for exchange any outstanding 2022 notes (if the Issuer amends or extends the exchange offer);

•	to extend the exchange offer or to terminate the exchange offer if any of the conditions set forth below under “—Conditions to the Exchange Offer” have not been satisfied, by giving written notice of such delay, extension or termination to the exchange agent; and

•	subject to the terms of the registration rights agreement, to amend the terms of the exchange offer in any manner.

Any delay in acceptance, extension, termination or amendment will be followed as promptly as practicable by notice to the registered holders of the outstanding 2022 notes. If the Issuer amends the exchange offer in a manner that it determines to constitute a material change, the Issuer will promptly disclose the amendment in a manner reasonably calculated to inform the holders of the outstanding 2022 notes of that amendment.

Conditions to the Exchange Offer

Despite any other term of the exchange offer, the Issuer will not be required to accept for exchange, or to issue exchange notes in exchange for, any outstanding 2022 notes and the Issuer may terminate or amend the exchange offer as provided in this prospectus prior to the expiration date if in their reasonable judgment:

•	the exchange offer or the making of any exchange by a holder violates any applicable law or interpretation of the SEC; or

•	any action or proceeding has been instituted or threatened in any court or by or before any governmental agency with respect to the exchange offer that, in their judgment, would reasonably be expected to impair their ability to proceed with the exchange offer.

In addition, the Issuer will not be obligated to accept for exchange the outstanding 2022 notes of any holder that has not made to the Issuer:

•	the representations described under “—Purpose and Effect of the Exchange Offer,” “—Procedures for Tendering Outstanding 2022 Notes” and “Plan of Distribution;” or

•	any other representations as may be reasonably necessary under applicable SEC rules, regulations, or interpretations to make available to the Issuer an appropriate form for registration of the exchange notes under the Securities Act.

The Issuer expressly reserves the right at any time or at various times to extend the period of time during which the exchange offer is open. Consequently, the Issuer may delay acceptance of any outstanding 2022 notes by giving written notice of such extension to their holders. The Issuer will return any outstanding 2022 notes that the Issuer does not accept for exchange for any reason without expense to their tendering holder promptly after the expiration or termination of the exchange offer.

The Issuer expressly reserves the right to amend or terminate the exchange offer and to reject for exchange any outstanding 2022 notes not previously accepted for exchange, upon the occurrence of any of the conditions of the exchange offer specified above. In addition, the Issuer is generally required to extend the offering period for any material change, including the waiver of a material condition, so that at least five business days remain in the exchange offer after the change. The Issuer will give written notice of any extension, amendment, nonacceptance or termination to the holders of the outstanding 2022 notes as promptly as practicable. In the case of any extension, such notice will be issued no later than 9:00 a.m. New York City time, on the next business day after the previously scheduled expiration date.

These conditions are for sole benefit of the Issuer and the Issuer may assert them regardless of the circumstances that may give rise to them or waive them in whole or in part at any or at various times prior to the expiration date in its sole discretion. If the Issuer fails at any time to exercise any of the foregoing rights, this failure will not constitute a waiver of such right. Each such right will be deemed an ongoing right that the Issuer may assert at any time or at various times prior to the expiration date.

In addition, the Issuer will not accept for exchange any outstanding 2022 notes tendered, and will not issue exchange notes in exchange for any such outstanding 2022 notes, if at such time any stop order is threatened or in effect with respect to the registration statement of which this prospectus constitutes a part or the qualification of the indenture under the Trust Indenture Act of 1939 (the “TIA”).

Procedures for Tendering Outstanding 2022 Notes

To tender your outstanding 2022 notes in the exchange offer, you must comply with either of the following:

•	complete, sign and date the letter of transmittal, or a facsimile of the letter of transmittal, have the signature(s) on the letter of transmittal guaranteed if required by the letter of transmittal and mail or deliver such letter of transmittal or facsimile thereof to the exchange agent at the address set forth below under “—Exchange Agent” prior to the expiration date; or

•	comply with DTC’s Automated Tender Offer Program procedures described below.

In addition, either:

•	the exchange agent must receive certificates for outstanding 2022 notes along with the letter of transmittal prior to the expiration date;

•	the exchange agent must receive a timely confirmation of book-entry transfer of outstanding 2022 notes into the exchange agent’s account at DTC according to the procedures for book-entry transfer described below or a properly transmitted agent’s message prior to the expiration date; or

•	you must comply with the guaranteed delivery procedures described below.

Your tender, if not withdrawn prior to the expiration date, constitutes an agreement between the Issuer and you upon the terms and subject to the conditions described in this prospectus and in the letter of transmittal.

The method of delivery of outstanding 2022 notes, letter of transmittal, and all other required documents to the exchange agent is at your election and risk. We recommend that instead of delivery by mail, you use an overnight or hand delivery service, properly insured. In all cases, you should allow sufficient time to assure timely delivery to the exchange agent before the expiration date. You should not send letters of transmittal or certificates representing outstanding 2022 notes to us. You may request that your broker, dealer, commercial bank, trust company or nominee effect the above transactions for you.

If you are a beneficial owner whose outstanding 2022 notes are registered in the name of a broker, dealer, commercial bank, trust company, or other nominee and you wish to tender your notes, you should promptly contact the registered holder and instruct the registered holder to tender on your behalf. If you wish to tender the outstanding 2022 notes yourself, you must, prior to completing and executing the letter of transmittal and delivering your outstanding 2022 notes, either:

•	make appropriate arrangements to register ownership of the outstanding 2022 notes in your name; or

•	obtain a properly completed bond power from the registered holder of outstanding 2022 notes.

The transfer of registered ownership may take considerable time and may not be able to be completed prior to the expiration date.

Signatures on the letter of transmittal or a notice of withdrawal, as the case may be, must be guaranteed by a member firm of a registered national securities exchange or of the Financial Industry Regulatory Authority, Inc., a commercial bank or trust company having an office or correspondent in the United States or another “eligible guarantor institution” within the meaning of Rule 17A(d)-15 under the Exchange Act unless the outstanding 2022 notes surrendered for exchange are tendered:

•	by a registered holder of the outstanding 2022 notes who has not completed the box entitled “Special Issuance Instructions” or “Special Delivery Instructions” in the letter of transmittal; or

•	for the account of an eligible guarantor institution.

If the letter of transmittal is signed by a person other than the registered holder of any outstanding 2022 notes listed on the outstanding 2022 notes, such outstanding 2022 notes must be endorsed or accompanied by a properly completed bond power. The bond power must be signed by the registered holder as the registered holder’s name appears on the outstanding 2022 notes and an eligible guarantor institution must guarantee the signature on the bond power.

If the letter of transmittal or any certificates representing outstanding 2022 notes, or bond powers are signed by trustees, executors, administrators, guardians, attorneys-in-fact, officers of corporations, or others acting in a fiduciary or representative capacity, those persons should also indicate when signing and, unless waived by the Issuer, they should also submit evidence satisfactory to the Issuer of their authority to so act.

The exchange agent and DTC have confirmed that any financial institution that is a participant in DTC’s system may use DTC’s Automated Tender Offer Program to tender. Participants in the program may, instead of physically completing and signing the letter of transmittal and delivering it to the exchange agent, electronically transmit their acceptance of the exchange by causing DTC to transfer the outstanding 2022 notes to the exchange agent in accordance with DTC’s Automated Tender Offer Program procedures for transfer. DTC will then send an agent’s message to the exchange agent. The term “agent’s message” means a message transmitted by DTC, received by the exchange agent and forming part of the book-entry confirmation, which states that:

•	DTC has received an express acknowledgment from a participant in its Automated Tender Offer Program that is tendering outstanding 2022 notes that are the subject of the book-entry confirmation;

•	the participant has received and agrees to be bound by the terms of the letter of transmittal, or in the case of an agent’s message relating to guaranteed delivery, that such participant has received and agrees to be bound by the applicable notice of guaranteed delivery; and

•	the Issuer may enforce that agreement against such participant.

Acceptance of Exchange Notes

In all cases, the Issuer will promptly issue exchange notes for outstanding 2022 notes that it has accepted for exchange under the exchange offer only after the exchange agent timely receives:

•	outstanding 2022 notes or a timely book-entry confirmation of such outstanding 2022 notes into the exchange agent’s account at the book-entry transfer facility; and

•	a properly completed and duly executed letter of transmittal and all other required documents or a properly transmitted agent’s message.

By tendering outstanding 2022 notes pursuant to the exchange offer, you will represent to the Issuer that, among other things:

•	you are not an affiliate of the Issuer or the guarantors within the meaning of Rule 405 under the Securities Act;

•	you do not have an arrangement or understanding with any person or entity to participate in a distribution of the exchange notes; and

•	you are acquiring the exchange notes in the ordinary course of your business.

In addition, each broker-dealer that is to receive exchange notes for its own account in exchange for outstanding 2022 notes must represent that such outstanding 2022 notes were acquired by that broker-dealer as a result of market-making activities or other trading activities and must acknowledge that it will deliver a prospectus that meets the requirements of the Securities Act in connection with any resale of the exchange notes.

The letter of transmittal states that by so acknowledging and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an “underwriter” within the meaning of the Securities Act. See “Plan of Distribution.”

The Issuer will interpret the terms and conditions of the exchange offer, including the letter of transmittal and the instructions to the letter of transmittal, and will resolve all questions as to the validity, form, eligibility, including time of receipt, and acceptance of outstanding 2022 notes tendered for exchange. Determinations of the Issuer in this regard will be final and binding on all parties. The Issuer reserves the absolute right to reject any and all tenders of any particular outstanding 2022 notes not properly tendered or to not accept any particular outstanding 2022 notes if the acceptance might, in their or their counsel’s judgment, be unlawful. The Issuer also reserves the absolute right to waive any defects or irregularities as to any particular outstanding 2022 notes prior to the expiration date.

Unless waived, any defects or irregularities in connection with tenders of outstanding 2022 notes for exchange must be cured within such reasonable period of time as the Issuer determine. Neither the Issuer, the exchange agent, nor any other person will be under any duty to give notification of any defect or irregularity with respect to any tender of outstanding 2022 notes for exchange, nor will any of them incur any liability for any failure to give notification. Any outstanding 2022 notes received by the exchange agent that are not properly tendered and as to which the irregularities have not been cured or waived will be returned by the exchange agent to the tendering holder, unless otherwise provided in the letter of transmittal, promptly after the expiration date.

Book-Entry Delivery Procedures

Promptly after the date of this prospectus, we anticipate that the exchange agent will establish an account with respect to the outstanding 2022 notes at DTC, as book-entry transfer facilities, for purposes of the exchange offer. Any financial institution that is a participant in the book-entry transfer facility’s system may make book-entry delivery of the outstanding 2022 notes by causing the book-entry transfer facility to transfer those outstanding 2022 notes into the exchange agent’s account at the facility in accordance with the facility’s procedures for such transfer. To be timely, book-entry delivery of outstanding 2022 notes requires receipt of a confirmation of a book-entry transfer, a “book-entry confirmation,” prior to the expiration date. In addition, although delivery of outstanding 2022 notes may be effected through book-entry transfer into the exchange agent’s account at the book-entry transfer facility, the letter of transmittal or a manually signed facsimile thereof, together with any required signature guarantees and any other required documents, or an “agent’s message,” as defined below, in connection with a book-entry transfer, must, in any case, be delivered or transmitted to and received by the exchange agent at its address set forth on the cover page of the letter of transmittal prior to the expiration date to receive exchange notes for tendered outstanding 2022 notes, or the guaranteed delivery procedure described below must be complied with. Tender will not be deemed made until such documents are received by the exchange agent. Delivery of documents to the book-entry transfer facility does not constitute delivery to the exchange agent.

Holders of outstanding 2022 notes who are unable to deliver confirmation of the book-entry tender of their outstanding 2022 notes into the exchange agent’s account at the book-entry transfer facility or all other documents required by the letter of transmittal to the exchange agent on or prior to the expiration date must tender their outstanding 2022 notes according to the guaranteed delivery procedures described below.

Guaranteed Delivery Procedures

If you wish to tender your outstanding 2022 notes but your outstanding 2022 notes are not immediately available or you cannot deliver your outstanding 2022 notes, the letter of transmittal or any other required documents to the exchange agent or comply with the applicable procedures under DTC’s Automatic Tender Offer Program, prior to the expiration date, you may still tender if:

•	the tender is made through an eligible guarantor institution;

•	prior to the expiration date, the exchange agent receives from such eligible guarantor institution either a properly completed and duly executed notice of guaranteed delivery, by facsimile transmission, mail, or hand delivery or a properly transmitted agent’s message and

•	notice of guaranteed delivery, that (1) sets forth your name and address, the certificate number(s) of such outstanding 2022 notes and the principal amount of outstanding 2022 notes tendered; (2) states that the tender is being made thereby; and (3) guarantees that, within three New York Stock Exchange trading days after the expiration date, the letter of transmittal, or facsimile thereof, together with the outstanding 2022 notes or a book-entry confirmation, and any other documents required by the letter of transmittal, will be deposited by the eligible guarantor institution with the exchange agent; and

•	the exchange agent receives the properly completed and executed letter of transmittal or facsimile thereof, as well as certificate(s) representing all tendered outstanding 2022 notes in proper form for transfer or a book-entry confirmation of transfer of the outstanding 2022 notes into the exchange agent’s account at DTC, and all other documents required by the letter of transmittal within three New York Stock Exchange trading days after the expiration date.

Upon request, the exchange agent will send to you a notice of guaranteed delivery if you wish to tender your outstanding 2022 notes according to the guaranteed delivery procedures.

Withdrawal Rights

Except as otherwise provided in this prospectus, you may withdraw your tender of outstanding 2022 notes at any time prior to 5:00 p.m., New York City time, on the expiration date.

For a withdrawal to be effective:

•	the exchange agent must receive a written notice, which may be by telegram, telex, facsimile or letter, of withdrawal at its address set forth below under “—Exchange Agent;” or

•	you must comply with the appropriate procedures of DTC’s Automated Tender Offer Program system.

Any notice of withdrawal must:

•	specify the name of the person who tendered the outstanding 2022 notes to be withdrawn;

•	identify the outstanding 2022 notes to be withdrawn, including the certificate numbers and principal amount of the outstanding 2022 notes; and

•	where certificates for outstanding 2022 notes have been transmitted, specify the name in which such outstanding 2022 notes were registered, if different from that of the withdrawing holder.

If certificates for outstanding 2022 notes have been delivered or otherwise identified to the exchange agent, then, prior to the release of such certificates, you must also submit:

•	the serial numbers of the particular certificates to be withdrawn; and

•	a signed notice of withdrawal with signatures guaranteed by an eligible institution unless you are an eligible guarantor institution.

If outstanding 2022 notes have been tendered pursuant to the procedures for book-entry transfer described above, any notice of withdrawal must specify the name and number of the account at the book-entry transfer facility to be credited with the withdrawn outstanding 2022 notes and otherwise comply with the procedures of the facility. The Issuer will determine all questions as to the validity, form, and eligibility, including time of receipt of notices of withdrawal and its determination will be final and binding on all parties. Any outstanding 2022 notes so withdrawn will be deemed not to have been validly tendered for exchange for purposes of the exchange offer. Any outstanding 2022 notes that have been tendered for exchange but that are not exchanged for any reason will be returned to their holder, without cost to the holder, or, in the case of book-entry transfer, the outstanding 2022 notes will be credited to an account at the book-entry transfer facility, promptly after withdrawal, rejection of tender or termination of the exchange offer. Properly withdrawn outstanding 2022 notes may be retendered by following the procedures described under “—Procedures for Tendering Outstanding 2022 Notes” above at any time on or prior to the expiration date.

Exchange Agent

Wilmington Trust, National Association has been appointed as the exchange agent for the exchange offer. Wilmington Trust, National Association also acts as trustee under the indenture governing the notes. You should direct all executed letters of transmittal and all questions and requests for assistance, requests for additional copies of this prospectus or of the letter of transmittal, and requests for notices of guaranteed delivery to the exchange agent addressed as follows:

By Mail or Overnight Courier:	By Facsimile: (302) 636-4139 Attn: Workflow Management	By Hand Delivery:

Wilmington Trust, National Association 1100 North Market Street Wilmington, DE 19890-1626 Attention: Workflow Management, 5th Floor Telephone: (302) 636-6470	To Confirm by Telephone: (302) 636-6470	Wilmington Trust, National Association 1100 North Market Street Wilmington, DE 19890-1626 Attention: Workflow Management, 5th Floor Telephone: (302) 636-6470

If you deliver the letter of transmittal to an address other than the one set forth above or transmit instructions via facsimile other than the one set forth above, that delivery or those instructions will not be effective.

Fees and Expenses

The registration rights agreement provides that we will bear all expenses in connection with the performance of our obligations relating to the registration of the exchange notes and the conduct of the exchange offer. These expenses include registration and filing fees, accounting and legal fees and printing costs, among others. We will pay the exchange agent reasonable and customary fees for its services and reasonable out-of-pocket expenses. We will also reimburse brokerage houses and other custodians, nominees and fiduciaries for customary mailing and handling expenses incurred by them in forwarding this prospectus and related documents to their clients that are holders of outstanding 2022 notes and for handling or tendering for such clients.

We have not retained any dealer-manager in connection with the exchange offer and will not pay any fee or commission to any broker, dealer, nominee or other person, other than the exchange agent, for soliciting tenders of outstanding unregistered notes pursuant to the exchange offer.

Accounting Treatment

We will record the exchange notes in our accounting records at the same carrying value as the outstanding 2022 notes, as the terms of the exchange notes are substantially identical to the terms of the outstanding 2022 notes. Accordingly, we will not recognize any gain or loss for accounting purposes upon the consummation of the exchange offer.

Transfer Taxes

The Issuer and the guarantors will pay all transfer taxes, if any, applicable to the exchange of outstanding 2022 notes under the exchange offer. The tendering holder, however, will be required to pay any transfer taxes, whether imposed on the registered holder or any other person, if:

•	certificates representing outstanding 2022 notes for principal amounts not tendered or accepted for exchange are to be delivered to, or are to be issued in the name of, any person other than the registered holder of outstanding 2022 notes tendered;

•	tendered outstanding 2022 notes are registered in the name of any person other than the person signing the letter of transmittal; or

•	a transfer tax is imposed for any reason other than the exchange of outstanding 2022 notes under the exchange offer.

If satisfactory evidence of payment of such taxes is not submitted with the letter of transmittal, the amount of such transfer taxes will be billed to that tendering holder.

Holders who tender their outstanding 2022 notes for exchange will not be required to pay any transfer taxes. However, holders who instruct the Issuer to register exchange notes in the name of, or request that outstanding 2022 notes not tendered or not accepted in the exchange offer be returned to, a person other than the registered tendering holder will be required to pay any applicable transfer tax.

Consequences of Failure to Exchange

If you do not exchange your outstanding 2022 notes for exchange notes under the exchange offer, your outstanding 2022 notes will remain subject to the restrictions on transfer of such outstanding 2022 notes:

•	as set forth in the legend printed on the outstanding 2022 notes as a consequence of the issuance of the outstanding 2022 notes pursuant to the exemptions from, or in transactions not subject to, the registration requirements of the Securities Act and applicable state securities laws; and

•	as otherwise set forth in the offering memorandum distributed in connection with the private offering of the outstanding 2022 notes.

In general, you may not offer or sell your outstanding 2022 notes unless they are registered under the Securities Act or if the offer or sale is exempt from registration under the Securities Act and applicable state securities laws. Except as required by the registration rights agreement, we do not intend to register resales of the outstanding 2022 notes under the Securities Act.

Other

Participating in the exchange offer is voluntary, and you should carefully consider whether to accept. You are urged to consult your financial and tax advisors in making your own decision on what action to take.

We may in the future seek to acquire untendered outstanding 2022 notes in open market or privately negotiated transactions, through subsequent exchange offers or otherwise. We have no present plans to acquire any outstanding 2022 notes that are not tendered in the exchange offer or to file a registration statement to permit resales of any untendered outstanding 2022 notes.

CERTAIN U.S. FEDERAL INCOME TAX CONSIDERATIONS

The exchange of outstanding 2022 notes for exchange notes in the exchange offer will not constitute a taxable event to holders for U.S. federal income tax purposes. Consequently, you will not recognize gain or loss upon receipt of an exchange note, the holding period of the exchange note will include the holding period of the outstanding 2022 note exchanged therefor and the basis of the exchange note will be the same as the basis of the outstanding 2022 note immediately before the exchange.

In any event, persons considering the exchange of outstanding 2022 notes for exchange notes should consult their own tax advisors concerning the U.S. federal income tax consequences in light of their particular situations as well as any consequences arising under the laws of any other taxing jurisdiction.

CERTAIN ERISA CONSIDERATIONS

The following is a summary of certain considerations associated with the purchase and holding of the notes by employee benefit plans that are subject to Title I of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), plans, individual retirement accounts and other arrangements that are subject to Section 4975 of the Code or provisions under any other federal, state, local, non-U.S. or other laws or regulations that are similar to such provisions of the Code or ERISA (collectively, “Similar Laws”), and entities whose underlying assets are considered to include “plan assets” of such plans, accounts and arrangements (each, a “Plan”).

General Fiduciary Matters

ERISA and the Code impose certain duties on persons who are fiduciaries of a Plan subject to Title I of ERISA or Section 4975 of the Code (an “ERISA Plan”) and prohibit certain transactions involving the assets of an ERISA Plan and its fiduciaries or other interested parties. Under ERISA and the Code, any person who exercises any discretionary authority or control over the administration of such an ERISA Plan or the management or disposition of the assets of such an ERISA Plan, or who renders investment advice for a fee or other compensation to such an ERISA Plan, is generally considered to be a fiduciary of the ERISA Plan.

In considering an investment of any portion of the assets of any Plan in the notes, a Plan fiduciary should determine whether the investment is in accordance with the documents and instruments governing the Plan and the applicable provisions of ERISA, the Code or any Similar Law relating to the fiduciary’s duties to the Plan including, without limitation, the prudence, diversification, delegation of control and prohibited transaction provisions of ERISA, the Code and any other applicable Similar Laws.

Prohibited Transaction Issues

Section 406 of ERISA and Section 4975 of the Code prohibit ERISA Plans from engaging in specified transactions involving plan assets with persons or entities who are “parties in interest,” within the meaning of Section 3(14) of ERISA, or “disqualified persons,” within the meaning of Section 4975 of the Code, unless an exemption is available. A party in interest or disqualified person who engaged in a non-exempt prohibited transaction may be subject to excise taxes and other penalties and liabilities under ERISA and the Code. In addition, the fiduciary of the ERISA Plan that engaged in such a non-exempt prohibited transaction may be subject to penalties and liabilities under ERISA and the Code.

The acquisition and/or holding of the notes by an ERISA Plan with respect to which the issuer, a subsidiary guarantor or any of their respective affiliates are considered a party in interest or a disqualified person may constitute or result in a direct or indirect prohibited transaction under Section 406 of ERISA and/or Section 4975 of the Code, unless the investment is acquired and is held in accordance with an applicable statutory, class or individual prohibited transaction exemption. In this regard, the U.S. Department of Labor has issued prohibited transaction class exemptions (“PTCEs”) that may apply to the acquisition and holding of the notes. These class exemptions include, without limitation, PTCE 84-14 respecting transactions determined by independent qualified professional asset managers, PTCE 90-1 respecting insurance company pooled separate accounts, PTCE 91-38 respecting bank collective investment funds, PTCE 95-60 respecting life insurance company general accounts and PTCE 96-23 respecting transactions determined by in-house asset managers. In addition, Section 408(b)(17) of ERISA and Section 4975(d)(20) of the Code provide relief from the prohibited transaction provisions of ERISA and Section 4975 of the Code for certain transactions, provided that neither the issuer of the securities nor any of its affiliates (directly or indirectly) have or exercise any discretionary authority or control or render any investment advice with respect to the assets of any ERISA Plan involved in the transaction and provided further that the ERISA Plan pays no more than adequate consideration in connection with the transaction. There can be no assurance that all of the conditions of any such exemptions will be satisfied. There can be no assurance that any class exemption or any other exemption will be available with respect to any particular transaction involving the notes, or that if an exemption is available, it will cover all aspects of any particular transaction.

Because of the foregoing, the notes should not be purchased or held by any person investing “plan assets” of any Plan, unless such purchase and holding will not constitute a non-exempt prohibited transaction under ERISA and the Code or a similar violation of any applicable Similar Laws.

Representation

Accordingly, by acceptance of a note or an exchange note, each purchaser and subsequent transferee will be deemed to have represented and warranted that either (i) no portion of the assets used to acquire or hold the notes constitutes assets of any Plan or (ii) the acquisition and holding of the notes (and the exchange of outstanding 2022 notes for exchange notes) will not constitute a non-exempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Code or a similar violation under any applicable Similar Law.

The foregoing discussion is general in nature and is not intended to be all-inclusive. Due to the complexity of these rules and the penalties that may be imposed upon persons involved in non-exempt prohibited transactions, it is particularly important that fiduciaries, or other persons considering purchasing the notes on behalf of, or with the assets of, any Plan, consult with their counsel regarding the potential applicability of ERISA, Section 4975 of the Code and any Similar Laws to such investment and whether an exemption would be applicable to the purchase and holding of the notes.

The sale of notes to a Plan is in no respect a representation by the Issuer that such an investment meets all relevant legal requirements with respect to investments by Plans generally or any particular Plan, or that such an investment is appropriate for Plans generally or any particular Plan.

PLAN OF DISTRIBUTION

Each broker-dealer that receives exchange notes for its own account pursuant to the exchange offer must acknowledge that it will deliver a prospectus in connection with any resale of the exchange notes. This prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of exchange notes received in exchange for outstanding 2022 notes where the outstanding 2022 notes were acquired as a result of market-making activities or other trading activities. To the extent any such broker-dealer participates in the exchange offer, we have agreed that for a period of up to 90 days, we will use our reasonable best efforts to make this prospectus, as amended or supplemented, available to such broker-dealer for use in connection with any such resale, and will deliver as many additional copies of this prospectus and each amendment or supplement to this prospectus as such broker-dealer may reasonably request.

We will not receive any proceeds from any sale of exchange notes by broker-dealers. Exchange notes received by broker-dealers for their own accounts pursuant to the exchange offer may be sold from time to time in one or more transactions in the over-the-counter market, in negotiated transactions, through the writing of options on the exchange notes or a combination of these methods of resale, at market prices prevailing at the time of resale, at prices related to the prevailing market prices or negotiated prices. Any resale may be made directly to purchasers or to or through brokers or dealers who may receive compensation in the form of commissions or concessions from any broker-dealer or the purchasers of any exchange notes. Any broker-dealer that resells exchange notes that were received by it for its own account pursuant to the exchange offer and any broker or dealer that participates in a distribution of the exchange notes may be deemed to be an “underwriter” within the meaning of the Securities Act and any profit on any resale of exchange notes and any commissions or concessions received by these persons may be deemed to be underwriting compensation under the Securities Act. The letter of transmittal states that by acknowledging that it will deliver and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an “underwriter” within the meaning of the Securities Act.

We have agreed to pay all expenses incident to the exchange offer and will indemnify the holders of outstanding 2022 notes, including any broker-dealers, against certain liabilities, including liabilities under the Securities Act.

LEGAL MATTERS

The validity and enforceability of the exchange notes and the related guarantees will be passed upon for us by Simpson Thacher & Bartlett LLP, New York, New York. An investment vehicle comprised of several partners of Simpson Thacher & Bartlett LLP, members of their families, related persons and others own interest representing less than 1% of the capital commitments of funds affiliated with Blackstone. Certain legal matters with respect to the Utah registrants will be passed upon for us by Durham Jones & Pinegar, P.C. Certain legal matters with respect to Vivint Louisiana LLC will be passed upon for us by Taylor, Porter, Brooks & Phillips L.L.P.

EXPERTS

The consolidated financial statements of APX Group Holdings, Inc. and Subsidiaries at December 31, 2016 and 2015, and for each of the three years in the period ended December 31, 2016, appearing in this Prospectus and Registration Statement, have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their report thereon appearing elsewhere herein, and are included in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We and our guarantors have filed with the SEC a registration statement on Form S-4 under the Securities Act with respect to the exchange notes. This prospectus, which forms a part of the registration statement, does not contain all of the information set forth in the registration statement. For further information with respect to us, our guarantors and the exchange notes, reference is made to the registration statement. Statements contained in this prospectus as to the contents of any contract or other document are not necessarily complete, and, where such contract or other document is an exhibit to the registration statement, each such statement is qualified by the provisions in such exhibit, to which reference is hereby made. The registration statement and other information can be inspected and copied at the Public Reference Room of the SEC located at Room 1580, 100 F Street, N.E., Washington D.C. 20549. Copies of such materials, including copies of all or any portion of the registration statement, can be obtained from the Public Reference Room of the SEC at prescribed rates. You can call the SEC at 1-800-SEC-0330 to obtain information on the operation of the Public Reference Room. Such materials may also be accessed electronically by means of the SEC’s home page on the Internet (http://www.sec.gov). However, any such information filed with the SEC does not constitute a part of this prospectus.

So long as we are subject to the periodic reporting requirements of the Exchange Act, we are required to furnish the information required to be filed with the SEC to the trustee and the holders of the outstanding unregistered notes. We have agreed that, even if we are not required under the Exchange Act to furnish such information to the SEC, we will nonetheless continue to furnish information that would be required to be furnished by us by Section 13 or 15(d) of the Exchange Act.

ITEM 8.	FINANCIAL STATEMENTS AND SUPPLEMENTARY DATA

Report of Independent Registered Public Accounting Firm

The Board of Directors

APX Group Holdings, Inc. and Subsidiaries

We have audited the accompanying consolidated balance sheets of APX Group Holdings, Inc. and Subsidiaries as of December 31, 2016 and 2015, and the related consolidated statements of operations, comprehensive loss, changes in equity (deficit), and cash flows for each of the three years in the period ended December 31, 2016. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. We were not engaged to perform an audit of the Company’s internal control over financial reporting. Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of APX Group Holdings, Inc. and Subsidiaries at December 31, 2016 and 2015, and the consolidated results of their operations and their cash flows for each of the three years in the period ended December 31, 2016, in conformity with U.S. generally accepted accounting principles.

/s/ Ernst & Young LLP

Salt Lake City, Utah
March 2, 2017

APX Group Holdings, Inc. and Subsidiaries

Consolidated Balance Sheets

(In thousands, except share and per-share amounts)

	December 31,
	2016	2015
ASSETS
Current Assets:
Cash and cash equivalents	$43,520	$2,559
Accounts receivable, net	12,891	8,060
Inventories	38,452	26,321
Prepaid expenses and other current assets	10,158	10,626

Total current assets	105,021	47,566
Property and equipment, net	63,626	55,274
Subscriber acquisition costs, net	1,052,434	790,644
Deferred financing costs, net	4,420	6,456
Intangible assets, net	475,392	558,395
Goodwill	835,233	834,416
Long-term investments and other assets, net	11,536	10,893

Total assets	$2,547,662	$2,303,644

LIABILITIES AND STOCKHOLDERS’ (DEFICIT) EQUITY
Current Liabilities:
Accounts payable	$49,119	$52,207
Accrued payroll and commissions	46,288	38,247
Accrued expenses and other current liabilities	34,265	35,573
Deferred revenue	45,722	34,875
Current portion of capital lease obligations	9,797	7,616

Total current liabilities	185,191	168,518
Notes payable, net	2,486,700	2,118,112
Revolving line of credit	—	20,000
Capital lease obligations, net of current portion	7,935	11,171
Deferred revenue, net of current portion	58,734	44,782
Other long-term obligations	47,080	10,530
Deferred income tax liabilities	7,204	7,524

Total liabilities	2,792,844	2,380,637
Commitments and contingencies (See Note 13)
Stockholders’ deficit:
Common stock, $0.01 par value, 100 shares authorized; 100 shares issued and outstanding	—	—
Additional paid-in capital	731,920	627,645
Accumulated deficit	(948,339)	(672,382)
Accumulated other comprehensive loss	(28,763)	(32,256)

Total stockholders’ deficit	(245,182)	(76,993)

Total liabilities and stockholders’ deficit	$2,547,662	$2,303,644

See accompanying notes to consolidated financial statements

APX Group Holdings, Inc. and Subsidiaries

Consolidated Statements of Operations

(In thousands)

	Year ended December 31,
	2016	2015	2014
Revenues:
Recurring revenue	$724,478	$624,989	$537,695
Service and other sales revenue	22,855	22,700	21,980
Activation fees	10,574	6,032	4,002

Total revenues	757,907	653,721	563,677

Costs and expenses:
Operating expenses (exclusive of depreciation and amortization shown separately below)	264,865	228,315	202,769
Selling expenses	131,421	122,948	107,370
General and administrative expenses	143,168	107,212	126,083
Depreciation and amortization	288,542	244,724	221,324
Restructuring and asset impairment charges	1,013	59,197	—

Total costs and expenses	829,009	762,396	657,546

Loss from operations	(71,102)	(108,675)	(93,869)

Other expenses (income):
Interest expense	197,965	161,339	147,511
Interest income	(432)	(90)	(1,455)
Other loss (income), net	7,255	8,832	(1,779)

Loss before income taxes	(275,890)	(278,756)	(238,146)
Income tax expense	67	351	514

Net loss	$(275,957)	$(279,107)	$(238,660)

See accompanying notes to consolidated financial statements

APX Group Holdings, Inc. and Subsidiaries

Consolidated Statements of Comprehensive Loss

(In thousands)

	Year ended December 31,
	2016	2015	2014
Net loss	$(275,957)	$(279,107)	$(238,660)
Other comprehensive income (loss), net of tax effects:
Foreign currency translation adjustment	2,482	(13,293)	(11,333)
Unrealized gain on marketable securities	1,011	—	—

Total other comprehensive income (loss)	3,493	(13,293)	(11,333)

Comprehensive loss	$(272,464)	$(292,400)	$(249,993)

See accompanying notes to consolidated financial statements

APX Group Holdings, Inc. and Subsidiaries

Consolidated Statements of Changes in Equity (Deficit)

(In thousands)

	Common Stock	Additional paid-in capital	Accumulated deficit	Accumulated other comprehensive income (loss)	Total
Balance, December 31, 2013	—	$652,488	$(154,615)	$(7,630)	$490,243
Net loss	—	—	(238,660)	—	(238,660)
Foreign currency translation adjustment	—	—	—	(11,333)	(11,333)
Stock-based compensation	—	1,936	—	—	1,936
Capital contribution	—	32,300	—	—	32,300
Cash dividends paid	—	(50,000)	—	—	(50,000)

Balance, December 31, 2014	—	$636,724	$(393,275)	$(18,963)	$224,486
Net Loss	—	—	(279,107)	—	(279,107)
Foreign currency translation adjustment	—	—	—	(13,293)	(13,293)
Stock-based compensation	—	3,121	—	—	3,121
Escrow adjustment	—	(12,200)	—	—	(12,200)

Balance, December 31, 2015	—	$627,645	$(672,382)	$(32,256)	$(76,993)
Net Loss	—	—	(275,957)	—	(275,957)
Foreign currency translation adjustment	—	—	—	2,482	2,482
Unrealized gain on marketable securities	—	—	—	1,011	1,011
Stock-based compensation	—	3,868	—	—	3,868
Capital contribution	—	100,407	—	—	100,407

Balance, December 31, 2016	—	$731,920	$(948,339)	$(28,763)	$(245,182)

See accompanying notes to consolidated financial statements

APX Group Holdings, Inc. and Subsidiaries

Consolidated Statements of Cash Flows

(In thousands)

	Year ended December 31,
	2016	2015	2014
Cash flows from operating activities:
Net loss from operations	$(275,957)	$(279,107)	$(238,660)
Adjustments to reconcile net loss to net cash used in operating activities of operations:
Amortization of subscriber acquisition costs	154,877	92,994	58,730
Amortization of customer relationships	108,178	125,451	143,578
Depreciation and amortization of other intangible assets	25,488	26,279	19,016
Amortization of deferred financing costs and bond premiums and discounts	10,447	9,844	9,251
Non-cash gain on settlement of Merger-related escrow	—	(12,200)	—
(Gain) Loss on sale or disposal of assets	(33)	(54)	662
Loss on early extinguishment of debt	10,085	—	—
Loss on asset impairment	—	—	3,116
Stock-based compensation	3,868	3,121	1,936
Provision for doubtful accounts	19,624	14,924	15,656
Deferred income taxes	(478)	(41)	(265)
Restructuring and asset impairment charges	7,126	59,197	—
Changes in operating assets and liabilities, net of acquisitions:
Accounts receivable	(24,338)	(14,421)	(21,866)
Inventories	(11,827)	18,591	(2,355)
Prepaid expenses and other current assets	(5,165)	1,450	746
Subscriber acquisition costs—deferred contract costs	(419,509)	(354,867)	(317,538)
Other assets	368	160	—
Accounts payable	(2,978)	21,842	8,481
Accrued expenses and other current liabilities	12,702	18,019	(10,895)
Restructuring liability	(2,797)	(1,515)	—
Deferred revenue	24,613	15,026	20,770

Net cash used in operating activities	(365,706)	(255,307)	(309,637)
Cash flows from investing activities:
Subscriber acquisition costs—company owned equipment	(5,243)	(24,740)	(10,580)
Capital expenditures	(11,642)	(26,982)	(30,500)
Proceeds from the sale of capital assets	3,123	480	964
Net cash used in acquisitions	—	—	(18,500)
Acquisition of intangible assets	(1,385)	(1,363)	(9,649)
Proceeds from insurance claims	—	2,984	—
Purchases of short-term investments	—	—	(60,000)
Proceeds from sale of short-term investments	—	—	60,069
Proceeds from note receivable	—	—	22,699
Change in restricted cash	—	14,214	14,375
Investment in preferred stock	—	—	(3,000)
Acquisition of other assets	—	(208)	(2,162)

Net cash used in investing activities	(15,147)	(35,615)	(36,284)

See accompanying notes to consolidated financial statements

APX Group Holdings, Inc. and Subsidiaries

Consolidated Statements of Cash Flows Continued

(In thousands)

	Year ended December 31,
	2016	2015	2014
Cash flows from financing activities:
Proceeds from notes payable	$604,000	$296,250	$102,000
Repayments of notes payable	(235,535)	—	—
Borrowings from revolving line of credit	57,000	271,000	20,000
Repayments on revolving line of credit	(77,000)	(271,000)	—
Proceeds from sale of subscriber contracts	—	—	2,261
Acquisition of subscriber contracts	—	—	(2,277)
Repayments of capital lease obligations	(8,315)	(6,414)	(6,300)
Financing costs	(9,036)	—	—
Deferred financing costs	(9,241)	(5,436)	(2,927)
Payments of dividends	—	—	(50,000)
Proceeds from capital contributions	100,407	—	32,300

Net cash provided by financing activities	422,280	284,400	95,057
Effect of exchange rate changes on cash	(466)	(1,726)	(234)

Net increase (decrease) in cash and cash equivalents	40,961	(8,248)	(251,098)
Cash and cash equivalents:
Beginning of period	2,559	10,807	261,905

End of period	$43,520	$2,559	$10,807

Supplemental cash flow disclosures:
Income tax paid	$435	$290	$196
Interest paid	$189,170	$145,647	$137,908
Supplemental non-cash investing and financing activities:
Capital lease additions	$8,411	$11,002	$12,040
Intangible assets acquisitions included within accounts payable, accrued expenses and other current liabilities and other long-term obligations	$31,283	$314	$185
Capital expenditures included within accounts payable, accrued expenses and other current liabilities	$2,345	$161	$1,893
Change in fair value of marketable securities	$1,011	$—	$—
Property acquired under build-to-suit agreements included within other long-term obligations	$4,619	$—	$—
Subscriber acquisition costs—company owned assets included within accounts payable and accrued expenses and other current liabilities	$12	$—	$1,719

See accompanying notes to consolidated financial statements

APX Group Holdings, Inc. and Subsidiaries

Notes to Consolidated Financial Statements

NOTE 1—DESCRIPTION OF BUSINESS

APX Group Holdings, Inc. (“Holdings” or “Parent”), and its wholly-owned subsidiaries, (collectively the “Company”), is one of the largest smart home companies in North America. The Company is engaged in the sale, installation, servicing and monitoring of smart home and security systems, primarily in the United States and Canada. Holdings, which is wholly-owned by APX Parent Holdco, Inc., which is owned by 313 Acquisition, LLC. APX Parent Holdco, Inc. and APX Group Holdings, Inc. have no operations.

NOTE 2—SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The Company has prepared the accompanying consolidated financial statements pursuant to generally accepted accounting principles in the United States (“GAAP”). Preparing financial statements requires the Company to make estimates and assumptions that affect the amounts that are reported in the consolidated financial statements and accompanying disclosures. Although these estimates are based on the Company’s best knowledge of current events and actions that the Company may undertake in the future, actual results may be different from the Company’s estimates. The results of operations presented herein are not necessarily indicative of the Company’s results for any future period.

During the year ended December 31, 2015, the Company recorded certain out-of-period adjustments totaling $2.0 million, primarily associated with the timing of the recognition of deferred revenue related to 2014 recurring monitoring services. As a result of these adjustments, recurring revenues increased for the year ended December 31, 2015 and deferred revenue decreased by 2.0 million, respectively. The Company evaluated the impact of the out-of-period adjustments and determined that they are immaterial to the consolidated financial statements for the year ended December 31, 2015.

Change in Accounting Estimate—Effective April 1, 2016, the Company updated its estimate of the life of its subscriber relationships and the period and pattern used to amortize deferred activation fees and deferred subscriber acquisition costs, to better approximate the actual life of the customer attrition patterns. Prior to the change, the Company amortized deferred activation fees and subscriber acquisition costs over 12 years using a 150% declining balance method, which converted to a straight-line methodology after approximately five years. Subsequent to the change, the Company amortizes deferred activation fees and subscriber acquisition costs over 15 years using a 240% declining balance method, which converts to a straight-line methodology after approximately nine years when the resulting amortization exceeds that from the accelerated method. The effects of this change in estimate were as follows (in thousands):

Year ended December 31, 2016
Increase in activation fee revenues	$1,400
Increase in depreciation and amortization	21,413
Increase to loss from operations	20,013
Increase to net loss	19,621

Restructuring and Asset Impairment Charges—Restructuring and asset impairment charges represent expenses incurred in relation to activities to exit or dispose of portions of the Company’s business that do not qualify as discontinued operations. Liabilities associated with restructuring are measured at their fair value when the liability is incurred. Expenses for related termination benefits are recognized at the date the Company notifies the employee, unless the employee must provide future service, in which case the benefits are expensed ratably over the future service period. Liabilities related to termination of a contract are measured and recognized at fair value when the contract does not have any future economic benefit to the entity and the fair value of the liability is determined based on the present value of the remaining obligation. The Company expenses all other costs related to an exit or disposal activity as incurred (See Note 3).

Principles of Consolidation—The accompanying consolidated financial statements include the accounts of APX Group Holdings, Inc. and its subsidiaries. All significant intercompany balances and transactions have been eliminated in consolidation.

Changes in Presentation of Comparative Financial Statements—Certain reclassifications have been made to the Company’s consolidated financial information in order to conform to the current year presentation. These changes did not have a significant impact on the consolidated financial statements.

Revenue Recognition—The Company recognizes revenue principally on three types of transactions: (i) recurring revenue, which includes revenues for monitoring and other smart home services of the Company’s subscriber contracts and recurring monthly revenue associated with Vivint Wireless Inc. (“Wireless Internet” or “Wireless”), (ii) service and other sales, which includes non-recurring service fees charged to subscribers provided on contracts, contract fulfillment revenues and sales of products that are not part of the Company’s service offerings, and (iii) activation fees on subscriber contracts, which are amortized over the expected life of the customer.

Recurring revenue for the Company’s subscriber contracts is billed in advance, generally monthly, pursuant to the terms of subscriber contracts and recognized ratably over the service period. Costs of providing ongoing recurring services are expensed in the period incurred.

Service and other sales revenue is recognized as services are provided or when title to the products and equipment sold transfers to the customer. Contract fulfillment revenue, included in service and other sales, is recognized when payment is received from customers who cancel their contract in-term. Revenue from sales of products that are not part of the basic service offering is generally recognized upon delivery of products.

Activation fees represent upfront one-time charges billed to subscribers at the time of installation and are deferred and recognized over the expected customer life. The Company evaluates subscriber account attrition on a periodic basis, utilizing observed attrition rates for the Company’s subscriber contracts and industry information and, when necessary, makes adjustments to the estimated subscriber relationship period and amortization method.

Subscriber Acquisition Costs—Subscriber acquisition costs represent the costs related to the origination of new subscribers. A portion of subscriber acquisition costs is expensed as incurred, which includes costs associated with the direct-to-home sale housing, marketing and recruiting, certain portions of sales commissions (residuals), overhead and other costs, considered not directly and specifically tied to the origination of a particular subscriber. The remaining portion of the costs is considered to be directly tied to subscriber acquisition and consists primarily of certain portions of sales commissions, equipment, and installation costs. These costs are deferred and recognized in a pattern that reflects the estimated life of the subscriber relationships. The Company evaluates subscriber account attrition on a periodic basis, utilizing observed attrition rates for the Company’s subscriber contracts and industry information and, when necessary, makes adjustments to the estimated subscriber relationship period and amortization method.

On the consolidated statement of cash flows, subscriber acquisition costs that are comprised of equipment and related installation costs purchased for or used in subscriber contracts in which the Company retains ownership to the equipment are classified as investing activities and reported as “Subscriber acquisition costs—company owned equipment.” All other subscriber acquisition costs are classified as operating activities and reported as “Subscriber acquisition costs—deferred contract costs” on the condensed consolidated statements of cash flows as these assets represent deferred costs associated with customer contracts.

Cash and Cash Equivalents—Cash and cash equivalents consists of highly liquid investments with remaining maturities when purchased of three months or less.

Accounts Receivable—Accounts receivable consists primarily of amounts due from customers for recurring monthly monitoring services. The accounts receivable are recorded at invoiced amounts and are non-interest bearing. The gross amount of accounts receivable has been reduced by an allowance for doubtful accounts of $4.1 million and $3.5 million at December 31, 2016 and 2015, respectively. The Company estimates this allowance based on historical collection experience and subscriber attrition rates. When the Company determines that there are accounts receivable that are uncollectible, they are charged off against the allowance for doubtful accounts. As of December 31, 2016 and 2015, no accounts receivable were classified as held for sale. Provision for doubtful accounts is included in general and administrative expenses in the accompanying consolidated statements of operations.

The changes in the Company’s allowance for accounts receivable were as follows for the periods ended (in thousands):

	Year ended December 31,
	2016	2015	2014
Beginning balance	$3,541	$3,373	$1,901
Provision for doubtful accounts	19,624	14,924	15,656
Write-offs and adjustments	(19,027)	(14,756)	(14,184)

Balance at end of period	$4,138	$3,541	$3,373

Inventories—Inventories, which are comprised of smart home and security system equipment and parts are stated at the lower of cost or market with cost determined under the first-in, first-out (FIFO) method. The Company adjusts the inventory balance based on anticipated obsolescence, usage and historical write-offs.

Long-lived Assets and Intangibles—Property and equipment are stated at cost and depreciated on the straight-line method over the estimated useful lives of the assets or the lease term for assets under capital leases, whichever is shorter. Intangible assets with definite lives are amortized over the remaining estimated economic life of the underlying technology or relationships, which ranges from 2 to 10 years. Definite-lived intangible assets are amortized on the straight-line method over the estimated useful life of the asset or in a pattern in which the economic benefits of the intangible asset are consumed. Amortization expense associated with leased assets is included with depreciation expense. Routine repairs and maintenance are charged to expense as incurred. The Company periodically assesses potential impairment of its long-lived assets and intangibles and performs an impairment review whenever events or changes in circumstances indicate that the carrying value may not be recoverable (See Note 8). In addition, the Company periodically assesses whether events or changes in circumstance continue to support an indefinite life of certain intangible assets or warrant a revision to the estimated useful life of definite-lived intangible assets.

Effective January 1, 2016, the Company adopted guidance issued by the FASB which provides new standards to determine whether a cloud computing arrangement includes a software license. The guidance requires the Company to determine if an internal use software obtained in a cloud hosting arrangement contains a contractual right to take possession of the software and if it is feasible to either run the software on internal hardware or contract with an unrelated vendor to host the software. If both criteria are met, the company will consider the arrangement to include a software license and classify the purchase as an intangible. The Company has elected to adopt the guidance prospectively to all arrangements entered into or materially modified after the beginning of 2016. The Company did not enter into, or modify, any material cloud computing arrangements during the year ended December 31, 2016.

Wireless Spectrum Licenses—The Company has capitalized as an intangible asset wireless spectrum licenses that were acquired from third parties. The cost basis of the wireless spectrum asset includes the purchase price paid for the licenses at the time of acquisition, plus costs incurred to acquire the licenses. The asset and related liability were recorded at the net present value of future cash outflows using the Company’s incremental borrowing rate at the time of acquisition.

The Company has determined that the wireless spectrum licenses meet the definition of indefinite-lived intangible assets because the licenses may be renewed periodically for a nominal fee, provided that the Company continues to meet the service and geographic coverage provisions. The Company has also determined that there are currently no legal, regulatory, contractual, competitive, economic or other factors that limit the useful lives of these wireless spectrum licenses.

Long-term Investments—The Company’s long-term investments are comprised of available-for-sale securities and cost based investments in other companies. As of December 31, 2016 and 2015, cost-based investments totaled $0.4 million and $3.5 million, respectively. Available-for-sale securities as of of December 31, 2016 were $4.0 million. As of December 31, 2015, the Company held no available-for-sale securities.

The Company’s marketable equity securities have been classified and accounted for as available-for-sale. Management determines the appropriate classification of its investments at the time of purchase and reevaluates the classifications at each balance sheet date. Marketable equity securities, are classified as either short-term or long-term, based on the nature of each security and its availability for use in current operations. The Company’s marketable equity securities are carried at fair value, with unrealized gains and losses, reported as a component of accumulated other comprehensive income (“AOCI”) in equity, with the exception of unrealized losses believed to be other-than-temporary which are reported in earnings in the current period. The cost of securities sold is based upon the specific identification method.

The Company performs impairment analyses of its cost based investments when events occur or circumstances change that would, more likely than not, reduce the fair value of the investment below its carrying value. When indicators of impairment do not exist and certain accounting criteria are met, the Company evaluates impairment using a qualitative approach. As of December 31, 2016, no indicators of impairment existed associated with these cost based investments.

Deferred Financing Costs—Costs incurred in connection with obtaining debt financing are deferred and amortized utilizing the straight-line method, which approximates the effective-interest method, over the life of the related financing. Deferred financing costs incurred with draw downs on APX’s revolving credit facility will be amortized over the amended maturity dates discussed in Note 5. If such financing is paid off or replaced prior to maturity with debt instruments that have substantially different terms, the unamortized costs are charged to expense. Deferred financing costs included in the accompanying consolidated balance sheets within deferred financing costs, net at December 31, 2016 and 2015 were $4.4 million and $6.5 million, net of accumulated amortization of $6.9 million and $4.8 million, respectively. Deferred financing costs included in the accompanying consolidated balance sheets within notes payable, net at December 31, 2016 and 2015 were $39.4 million and $40.2 million, net of accumulated amortization of $35.6 million and $26.1 million, respectively. Amortization expense on deferred financing costs recognized and included in interest expense in the accompanying consolidated statements of operations totaled $11.6 million, $10.9 million and $10.1 million for the years ended December 31, 2016, 2015 and 2014, respectively.

Effective January 1, 2016, the Company adopted guidance issued by the FASB requiring debt issuance costs related to a recognized debt liability to be presented in the balance sheet as a direct deduction from the carrying amount of that debt liability, consistent with debt discounts. The Company has applied this retrospectively resulting in a reduction to deferred financing costs, net by $40.2 million as of December 31, 2015 with a corresponding decrease to notes payable, net.

Residual Income Plan—The Company has a program that allows third-party sales channel partners to receive additional compensation based on the performance of the underlying contracts they create. The Company calculates the present value of the expected future payments and recognizes this amount in the period the commissions are earned. Subsequent accretion and adjustments to the estimated liability are recorded as interest and operating expense respectively. The Company monitors actual payments and customer attrition on a periodic basis and, when necessary, makes adjustments to the liability. The amount included in accrued payroll and commissions was $1.2 million and $0.8 million as of December 31, 2016 and 2015, respectively, and the amount included in other long-term obligations was $6.6 million and $4.3 million at December 31, 2016 and 2015, respectively, representing the present value of the estimated amounts owed to third-party sales channel partners.

Stock-Based Compensation—The Company measures compensation cost based on the grant-date fair value of the award and recognizes that cost over the requisite service period of the awards (See Note 12).

Advertising Expense—Advertising costs are expensed as incurred. Advertising costs were approximately $33.0 million, $25.1 million and $23.6 million for the years ended December 31, 2016, 2015 and 2014, respectively.

Income Taxes—The Company accounts for income taxes based on the asset and liability method. Under the asset and liability method, deferred tax assets and deferred tax liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases and operating loss and tax credit carryforwards. Valuation allowances are established when necessary to reduce deferred tax assets when it is determined that it is more likely than not that some portion of the deferred tax asset will not be realized.

The Company recognizes the effect of an uncertain income tax position on the income tax return at the largest amount that is more-likely-than-not to be sustained upon audit by the relevant taxing authority. An uncertain income tax position will not be recognized if it has less than a 50% likelihood of being sustained. The Company’s policy for recording interest and penalties is to record such items as a component of the provision for income taxes.

Contracts Sold—On March 31, 2014, the Company received approximately $2.3 million in proceeds from the sale of certain subscriber contracts to a third-party. Concurrently, the Company entered into an agreement with the buyer to continue providing billing, monitoring and support services for the contracts that were sold for a period of ten years. On November 24, 2014, the Company repurchased the subscriber contracts from this third-party for $2.3 million and the associated liability was settled. Because of the Company’s continuing involvement in servicing the contracts, no material gain/loss on the transaction was recognized.

During the year ended December 31, 2016, the Company sold all of its New Zealand and Puerto Rico subscriber contracts and ceased operations in these geographical regions (“2016 Contract Sales”). As a result, during the year ended December 31, 2016 the Company recorded the impact of these transactions in restructuring and asset impairment (See Note 3).

Concentrations of Credit Risk—Financial instruments that potentially subject the Company to concentration of credit risk consist principally of receivables and cash. At times during the year, the Company maintains cash balances in excess of insured limits. The Company is not dependent on any single customer or geographic location. The loss of a customer would not adversely impact the Company’s operating results or financial position.

Concentrations of Supply Risk—As of December 31, 2016, approximately 57% of the Company’s installed panels were SkyControl panels and 40% were 2GIG Go!Control panels. In connection with the 2GIG Sale in April 2013, the Company entered into a five-year supply agreement with 2GIG, pursuant to which they will be the exclusive provider of the Company’s control panel requirements, subject to certain exceptions as provided in the supply agreement. The loss of 2GIG as a supplier could potentially impact the Company’s operating results or financial position.

Fair Value Measurement—Fair value is based on the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. Assets and liabilities subject to on-going fair value measurement are categorized and disclosed into one of three categories depending on observable or unobservable inputs employed in the measurement. These two types of inputs have created the following fair value hierarchy:

Level 1: Quoted prices in active markets that are accessible at the measurement date for assets and liabilities.

Level 2: Observable prices that are based on inputs not quoted in active markets, but corroborated by market data.

Level 3: Unobservable inputs are used when little or no market data is available.

This hierarchy requires the Company to minimize the use of unobservable inputs and to use observable market data, if available, when determining fair value. The Company recognizes transfers between levels of the hierarchy based on the fair values of the respective financial measurements at the end of the reporting period in which the transfer occurred. There were no transfers between levels of the fair value hierarchy during the years ended December 31, 2016 and 2015.

The carrying amounts of the Company’s accounts receivable, accounts payable and accrued and other liabilities approximate their fair values due to their short maturities.

Goodwill—The Company conducts a goodwill impairment analysis annually in the fourth fiscal quarter, as of October 1, and as necessary if changes in facts and circumstances indicate that the fair value of the Company’s reporting units may be less than its carrying amount. When indicators of impairment do not exist and certain accounting criteria are met, the Company is able to evaluate goodwill impairment using a qualitative approach. When necessary, the Company’s quantitative goodwill impairment test consists of two steps. The first step requires that the Company compare the estimated fair value of its reporting units to the carrying value of the reporting unit’s net assets, including goodwill. If the fair value of the reporting unit is greater than the carrying value of its net assets, goodwill is not considered to be impaired and no further testing is required. If the fair value of the reporting unit is less than the carrying value of its net assets, the Company would be required to complete the second step of the test by analyzing the fair value of its goodwill. If the carrying value of the goodwill exceeds its fair value, an impairment charge is recorded. The Company found that no indicators of goodwill impairment existed during the year ended December 31, 2016, thus a qualitative approach was used and it was determined that no impairment existed for goodwill.

Foreign Currency Translation and Other Comprehensive Income—The functional currencies of Vivint Canada, Inc. and Vivint New Zealand, Ltd. are the Canadian and New Zealand dollars, respectively. Accordingly, assets and liabilities are translated from their respective functional currencies into U.S. dollars at period-end rates and revenue and expenses are translated at the weighted-average exchange rates for the period. Adjustments resulting from this translation process are classified as other comprehensive (loss) income and shown as a separate component of equity.

When intercompany foreign currency transactions between entities included in the consolidated financial statements are of a long term investment nature (i.e., those for which settlement is not planned or anticipated in the foreseeable future) foreign currency translation adjustments resulting from those transactions are included in stockholders’ (deficit) equity as accumulated other comprehensive loss. When intercompany transactions are deemed to be of a short term nature, translation adjustments are required to be included in the consolidated statement of operations. Beginning in July 2015, we determined that settlement of these intercompany balances was anticipated and therefore these balances are not considered to be long-term investments and any subsequent translation gains or losses are recorded in income. Translation gains related to intercompany balances were

$2.1 million for the year ended December 31, 2016. Translation losses related to intercompany balances were $9.4 million for the year ended December 31, 2015. During the year ended December 31, 2014, there were no translation gains or losses.

Letters of Credit—As of December 31, 2016 and 2015, the Company had $5.7 million and $5.0 million, respectively, of letters of credit issued in the ordinary course of business, all of which are undrawn.

New Accounting Pronouncements—In May 2014, the FASB originally issued ASU 2014-09, Revenue from Contracts with Customers (Topic 606) which clarifies the principles used to recognize revenue for all entities. This guidance requires companies to recognize revenue when they transfer goods or services to a customer in an amount that reflects the consideration to which they expect to be entitled. In August 2015, the FASB issued ASU 2015-14 which deferred the effective date of ASU 2014-09 by one year to be effective for annual reporting periods beginning after December 15, 2017. In March 2016, the FASB issued ASU 2016-08 to clarify the implementation guidance on principal versus agent considerations as it relates to Topic 606. In June 2016, the FASB issued ASU 2016-10 to clarify the implementation guidance on identifying performance obligations and licensing as it relates to Topic 606. This update reduces the complexity when applying the guidance for identifying performance obligations and improves the operability and understandability of the license implementation guidance. In June 2016, the FASB issued ASU 2016-12 to clarify the implementation guidance on Topic 606, which amends the guidance on transition, collectability, non-cash consideration and the presentation of sales and other similar taxes.

The Company currently plans to adopt Topic 606 using the modified retrospective approach with the cumulative effect of initially applying the new standard recognized at the date of initial application and providing certain additional disclosures. However, a final decision regarding the adoption method has not been made at this time. The Company’s final determination will depend on a number of factors, such as the significance of the impact of the new standard on the Company’s financial results, system readiness, including the Company’s ability to accumulate and analyze the information necessary to assess the impact on prior period financial statements, as necessary.

The Company is in the initial stages of evaluating the impact of the new standard on the accounting policies, processes, and system requirements. The Company has assigned internal resources in addition to the engagement of third party service providers to assist in the evaluation. Furthermore, the Company has made and will continue to make investments in systems to enable timely and accurate reporting under the new standard. The Company expects the standard to have an effect on the subscriber acquisitions costs, net and deferred revenues included in our condensed consolidated balance sheets and the recognition of revenues and amortization of subscriber acquisition costs on the consolidated statement of operations. The Company does not expect the standard to have a significant impact to the consolidated statements of changes in equity or the consolidated statements of cash flows.

While the Company continues to assess the potential impacts of the new standard, including the areas described above, and anticipate this standard could have a material impact on the consolidated financial statements, the Company does not know or cannot reasonably estimate quantitative information related to the impact of the new standard on the financial statements at this time.

In March 2016, the FASB issued ASU 2016-09 to simplify accounting for employee share-based payments. This update involves several aspects of the accounting for share-based payment transactions, including the income tax consequences, classification of awards as either equity or liabilities, and classification on the statement of cash flows. This update is effective for fiscal years, and interim periods within those years, beginning after December 15, 2017 and will be applied prospectively and/or retrospectively, with early adoption permitted. The Company plans to adopt this update on the effective date and the adoption is not expected to materially impact the consolidated financial statements.

In March 2016, the FASB issued ASU 2016-07 which eliminates the requirement to retroactively adopt the equity method of accounting when an investment qualifies for use of the equity method as a result of an increase in the level of ownership interest or degree of influence. This update is effective for fiscal years, and interim periods within those years, beginning after December 15, 2016 and must be applied prospectively, with early adoption permitted. The Company plans to adopt this update on the effective date and the adoption is not expected to materially impact the consolidated financial statements.

In March 2016, the FASB issued ASU 2016-06 to clarify the assessment of contingent put and call options in debt instruments as it relates to Derivatives and Hedging (Topic 815). The amendments in this update clarify the requirements for assessing whether contingent call (put) options that can accelerate the payment of principal on debt instruments are clearly and closely related to their debt hosts. An entity performing the assessment under the amendments in this update is required to assess the embedded call (put) options solely in accordance with the four-step decision sequence. This update is effective for fiscal years, and interim periods within those years, beginning after December 15, 2016 and must be applied using a modified retrospective approach, with early adoption permitted. The Company plans to adopt this update on the effective date and it is not expected to materially impact the consolidated financial statements.

In February 2016, the FASB issued ASU 2016-02 to increase transparency and comparability among organizations as it relates to lease assets and lease liabilities. The update requires that lease assets and lease liabilities be recognized on the balance sheet, and that key information about leasing arrangements be disclosed. Prior to this update, GAAP did not require operating leases to be recognized as lease assets and lease liabilities on the balance sheet. This update is effective for fiscal years, and interim periods within those years, beginning after December 15, 2018 and must be applied using a modified retrospective approach, with early adoption permitted. The Company is evaluating the new guidance and plans to provide additional information about its expected impact at a future date.

In January 2016, the FASB issued ASU 2016-01 to address certain aspects of the recognition, measurement, presentation, and disclosure of financial instruments. The main provisions of this update require equity investments to be measured at fair value with changes in fair value recognized in earnings, allow a company to value equity investments without a readily determined fair value at cost, less any impairments, and simplify the assessment of impairments of equity investments without a readily determinable fair value by requiring a qualitative assessment. This update is effective for fiscal years, and interim periods within those years, beginning after December 15, 2017. An entity should apply the amendments by means of a cumulative-effect adjustment to the balance sheet as of the beginning of the fiscal year of adoption. The amendments related to equity securities without readily determinable fair values (including disclosure requirements) should be applied prospectively to equity investments that exist as of the date of adoption of the Update. Early adoption is permitted. The Company is evaluating the new guidance and plans to provide additional information about its expected impact upon adoption at a future date.

NOTE 3—RESTRUCTURING AND ASSET IMPAIRMENT CHARGES

During the year ended December 31, 2016, the Company sold all of its New Zealand and Puerto Rico contracts and recorded the impact of these transactions in restructuring and asset impairment. The calculation of the net loss recorded related to the 2016 Contract Sales included the expensing of all unamortized deferred subscriber acquisition costs associated with these subscriber accounts in the amount of $7.6 million, the realization of outstanding amounts of accumulated other comprehensive loss associated with the New Zealand foreign currency translation process of $1.1 million upon the substantial sale of the subsidiary, offset by cash proceeds of $6.2 million for a total net loss on the 2016 Contract Sales of $2.6 million.

During the year ended December 31, 2015, the board of directors approved a plan to transition the Company’s Wireless Internet business from a 5Ghz to a 60Ghz-based network technology (the “Wireless Restructuring”) and the Company ceased the build-out of 5Ghz networks and stopped the installation of new customers. During the year ended December 31, 2016, the Company shifted to test installations of the new 60Ghz technology. In connection with the Wireless Restructuring, the Company recorded restructuring and asset impairment charges consisting of asset impairments, the costs of employee severance, and other contract termination charges.

Restructuring and asset impairment charges were as follows (in thousands):

	Year ended December 31,
	2016	2015
Wireless restructuring and asset (recoveries) impairment charges:
Asset (recoveries) impairments	$(710)	$53,228
Contract termination (recoveries) costs	(751)	4,767
Employee severance and termination benefits (recoveries) charges	(77)	1,202

Total wireless restructuring and asset (recoveries) impairment charges	(1,538)	59,197
Loss on subscriber contract sales	2,551	—

Total restructuring and asset impairment charges	$1,013	$59,197

During the year ended December 31, 2014, the Company did not incur any restructuring and asset impairment charges.

The following table presents accrued restructuring activity for the years ended December 31, 2016 and 2015.

	Asset impairments	Contract termination costs	Employee severance and termination benefits	Total
Accrued restructuring balance as of December 31, 2014	$—	$—	$—	$—
Restructuring and impairment charges	53,228	4,767	1,202	59,197
Cash payments	(10)	(623)	(881)	(1,514)
Non-cash settlements	(53,218)	(190)	—	(53,408)

Accrued restructuring balance as of December 31, 2015	—	3,954	321	4,275
Restructuring and impairment recoveries	(710)	(751)	(77)	(1,538)
Cash payments	—	(2,554)	(244)	(2,798)
Non-cash settlements	710	—	—	710

Accrued restructuring balance as of December 31, 2016	$—	$649	$—	$649

The wireless restructuring and impairment recoveries during the year ended December 31, 2016 resulted primarily from a vendor settlement for amounts less than previously estimated. The Company recorded a non-cash asset impairment charge of $53.2 million during the year ended December 31, 2015. The Company also recorded cash-based restructuring charges of $6.0 million during the year ended December 31, 2015 related to employee severance and termination benefits as well as the write off of certain vendor contracts. Accrued restructuring at December 31, 2016 is included in current liabilities within accrued expenses and other current liabilities of $0.1 million and in long-term liabilities within other long-term obligations of $0.6 million.

Additional charges may be incurred in the future for facility-related or other restructuring activities as the Company continues to align resources to meet the needs of the business.

NOTE 4—BUSINESS COMBINATIONS

Space Monkey Acquisition

On August 25, 2014, the Company’s parent purchased Space Monkey, Inc. (“Space Monkey”), a distributed cloud storage technology solution company, then merged Space Monkey with a wholly-owned subsidiary of the Company. Pursuant to the terms of the merger the Company paid aggregate cash consideration of $15.0 million, of which $1.5 million was held in escrow for indemnification obligations and was settled during 2015. This strategic acquisition was made to support the growth and development of the Company’s smart home platform.

The following table summarizes the estimated fair value of the assets acquired and liabilities assumed at the time of acquisition (in thousands):

Net assets acquired from Space Monkey	$404
Deferred tax liability	(1,106)
Intangible assets (See Note 8)	8,300
Goodwill	7,402

Total estimated fair value of the assets acquired and liabilities assumed	$15,000

During the year ended December 31, 2014, the Company incurred costs associated with the Space Monkey acquisition, which were not material, consisting of accounting, legal and professional fees and payments to employees directly associated with the acquisition. These costs are included in general and administrative expenses in the accompanying consolidated statements of operations. During the year ended December 31, 2016 and 2015, the Company did not incur any costs associated with the Space Monkey acquisition. The associated goodwill is deductible for income tax purposes.

Wildfire Acquisition

On January 31, 2014, a wholly-owned subsidiary of the Company completed the purchase of certain assets, and assumed certain liabilities, of Wildfire Broadband, LLC (“Wildfire”). Pursuant to the terms of the asset purchase agreement the Company paid aggregate cash consideration of $3.5 million, of which $0.4 million was held in escrow for indemnification obligations and was settled in early 2015. This strategic acquisition was made to provide the Company access to Wildfire’s existing customers, wireless internet infrastructure and know-how. The associated goodwill is deductible for income tax purposes.

The following table summarizes the estimated fair value of the assets acquired and liabilities assumed at the time of acquisition (in thousands):

Net assets acquired from Wildfire	$96
Intangible assets (See Note 8)	2,900
Goodwill	504

Total cash consideration	$3,500

During the year ended December 31, 2014, the Company incurred costs associated with the Wildfire acquisition, which were not material, consisting of accounting, legal and professional fees and payments to employees directly associated with the acquisition. These costs are included in general and administrative expenses in the accompanying audited consolidated statements of operations. During the year ended December 31, 2015, the Company impaired all assets of the Wildfire acquisition as part of the Company’s wireless internet business restructuring (see Note 3). During the year ended December 31, 2016, the Company did not incur any costs associated with the Wildfire acquisition.

NOTE 5—LONG-TERM DEBT

On November 16, 2012, APX issued $1.3 billion aggregate principal amount of notes, of which $719.5 million aggregate principal amount of 6.375% 2019 notes mature on December 1, 2019 and are secured on a first-priority lien basis by substantially all of the tangible and intangible assets whether now owned or hereafter acquired by the Company, subject to permitted liens and exceptions, and $380.0 million aggregate principal amount of 8.75% 2020 notes mature on December 1, 2020.

During 2013, APX completed two offerings of additional 2020 notes under the indenture dated November 16, 2012. On May 31, 2013, APX issued $200.0 million of 2020 notes at a price of 101.75% and on December 13, 2013, APX issued an additional $250.0 million of 2020 notes at a price of 101.50%.

On July 1, 2014, APX issued an additional $100.0 million of 2020 notes at a price of 102.00%.

On October 19, 2015, APX issued $300.0 million aggregate principal amount of 8.875% 2022 private placement notes at a price of 98%, pursuant to a note purchase agreement dated as of October 19, 2015 in a private placement exempt from registration under the Securities Act. The 2022 private placement notes will mature on December 1, 2022, unless on September 1, 2020 (the 91st day prior to the maturity of the 2020 notes) more than an aggregate principal amount of $190.0 million of such 2020 notes remain outstanding or have not been refinanced as permitted under the note purchase agreement for the 2022 private placement notes, in which case the 2022 private placement notes will mature on September 1, 2020. The 2022 private placement notes are secured, on a pari passu basis, by the collateral securing obligations under the 2019 notes, the 2022 private placement notes, and the 2022 notes (as defined below) and the revolving credit facilities, in each case, subject to certain exceptions and permitted liens.

In May 2016, APX issued $500.0 million aggregate principal amount of 7.875% 2022 notes at par, pursuant to an indenture dated as of May 26, 2016 among APX, the guarantors party thereto and Wilmington Trust, National Association, as trustee and collateral agent. The 2022 notes will mature on December 1, 2022, or on such earlier date when any outstanding pari passu lien indebtedness matures as a result of the operation of any “Springing Maturity” provision set forth in the agreements governing such pari passu lien indebtedness. The 2022 notes are secured, on a pari passu basis, by the collateral securing obligations under the 2019 notes and 2022 private placement notes and the revolving credit facilities, in all cases, subject to certain exceptions and permitted liens. APX used a portion of the net proceeds from the issuance of the 2022 notes to repurchase approximately $235 million aggregate principal amount of the outstanding 2019 notes and 2022 private placement notes in privately negotiated transactions and repaid borrowings under the existing revolving credit facility.

In August 2016, APX issued an additional $100.0 million aggregate principal amount of the 2022 notes at a price of 104.00%.

In accordance with ASC 470-50 Debt—Modifications and Extinguishments, the Company performed an analysis on a creditor-by-creditor basis to determine if the repurchased 2019 notes and 2022 private placement notes were substantially different than the 2022 notes issued in May 2016. As a result of this analysis, during the year ended December 31, 2016, the Company recorded $10.1 million of other expense and loss on extinguishment, consisting of $1.0 million of original issue discount and deferred financing costs associated with the 2019 notes and 2022 private placement notes, and $9.0 million of the $15.7 million of total costs incurred in conjunction with issuance of the 2022 notes. The original unamortized portion of deferred financing costs associated with new creditors and creditors under both the 2019 notes and the 2022 notes, whose debt instruments were not deemed to be substantially different, will be amortized to interest expense over the life of the 2022 notes. The following table presents deferred financing activity for the year ended December 31, 2016 (in thousands):

	Unamortized Deferred Financing Costs
	Balance 12/31/2015	Additions	Refinances	Early Extinguishment	Amortized	Balance 12/31/2016
Revolving Credit Facility	$6,456	$—	$—	$—	$(2,036)	$4,420
2019 Notes	20,182	—	(3,423)	(585)	(4,481)	11,693
2020 Notes	18,892	—	—	—	(3,839)	15,053
2022 Private Placement Notes	1,170	—	—	(110)	(157)	903
2022 Notes	—	9,337	3,423	—	(1,046)	11,714

Total Deferred Financing Costs	$46,700	$9,337	$—	$(695)	$(11,559)	$43,783

The notes are fully and unconditionally guaranteed, jointly and severally by APX and each of APX’s existing restricted subsidiaries that guarantee indebtedness under APX’s revolving credit facility or our other indebtedness. Interest accrues at the rate of 6.375% per annum for the 2019 notes, 8.75% per annum for the 2020 notes, 8.875% per annum for the 2022 private placement notes, and 7.875% per annum for the 2022 notes. Interest on the notes is payable semiannually in arrears on each June 1 and December 1. APX may redeem the notes at the prices and on the terms specified in the applicable indenture or note purchase agreement.

Revolving Credit Facility

On November 16, 2012, APX entered into a $200.0 million senior secured revolving credit facility, with a five year maturity. On March 6, 2015, APX amended and restated the credit agreement governing the revolving credit facility to provide for, among other things, (1) an increase in the aggregate commitments previously available to APX thereunder from $200.0 million to $289.4 million (“Revolving Commitments”) and (2) the extension of the maturity date with respect to certain of the previously available commitments.

Borrowings under the amended and restated revolving credit facility bear interest at a rate per annum equal to an applicable margin plus, at APX’s option, either (1) the base rate determined by reference to the highest of (a) the Federal Funds rate plus 0.50%, (b) the prime rate of Bank of America, N.A. and (c) the LIBOR rate determined by reference to the costs of funds for U.S. dollar deposits for an interest period of one month, plus 1.00% or (2) the LIBOR rate determined by reference to the London interbank offered rate for dollars for the interest period relevant to such borrowing. The applicable margin for base rate-based borrowings (1)(a) under the Series A Revolving Commitments of approximately $247.5 million and Series C Revolving Commitments of approximately $20.8 million is currently 2.0% per annum and (b) under the Series B Revolving Commitments of approximately $21.2 million is currently 3.0% and (2)(a) the applicable margin for LIBOR rate-based borrowings (a) under the Series A Revolving Commitments and Series C Revolving Commitments is currently 3.0% per annum and (b) under the Series B Revolving Commitments is currently 4.0%. The applicable margin for borrowings under the revolving credit facility is subject to one step-down of 25 basis points based on APX meeting a consolidated first lien net leverage ratio test at the end of each fiscal quarter. Outstanding borrowings under the amended and restated revolving credit facility are allocated on a pro-rata basis between each Series based on the total Revolving Commitments.

In addition to paying interest on outstanding principal under the revolving credit facility, APX is required to pay a quarterly commitment fee (which will be subject to one interest rate step-down of 12.5 basis points, based on APX meeting a consolidated first lien net leverage ratio test) to the lenders under the revolving credit facility in respect of the unutilized commitments thereunder. As of December 31, 2016 the commitment fee percentage was 0.50%. APX also pays customary letter of credit and agency fees.

APX is not required to make any scheduled amortization payments under the revolving credit facility. The principal amount outstanding under the revolving credit facility will be due and payable in full on (1) with respect to the non-extended commitments under the Series C Revolving Credit Facility, November 16, 2017 and (2) with respect to the extended commitments under the Series A Revolving Credit Facility and Series B Revolving Credit Facility, March 31, 2019.

As of December 31, 2016 there were no outstanding borrowings under the credit facility. As of December 31, 2015 the outstanding borrowings under the credit facility were $20.0 million.

The Company’s debt at December 31, 2016 consisted of the following (in thousands):

	Outstanding Principal	Unamortized Premium (Discount)	Unamortized Deferred Financing Costs	Net Carrying Amount
6.375% Senior Secured Notes due 2019	$719,465	$—	$(11,693)	$707,772
8.75% Senior Notes due 2020	930,000	5,848	(15,053)	920,795
8.875% Senior Secured Notes Due 2022	270,000	(2,960)	(903)	266,137
7.875% Senior Secured Notes Due 2022	600,000	3,710	(11,714)	591,996

Total Notes payable	$2,519,465	$6,598	$(39,363)	$2,486,700

The Company’s debt at December 31, 2015 consisted of the following (in thousands):

	Outstanding Principal	Unamortized Premium	Unamortized Deferred Financing Costs	Net Carrying Amount
Series C Revolving Credit Facility Due 2017	$1,440	$—	$—	$1,440
Series A, B Revolving Credit Facilities Due 2019	18,560	—	—	18,560
6.375% Senior Secured Notes due 2019	925,000	—	(20,182)	904,818
8.75% Senior Notes due 2020	930,000	7,060	(18,892)	918,168
8.875% Senior Secured Notes due 2022	300,000	(3,704)	(1,170)	295,126

Total Notes payable	$2,175,000	$3,356	$(40,244)	$2,138,112

NOTE 6—BALANCE SHEET COMPONENTS

The following table presents material balance sheet component balances as of December 31, 2016 and December 31, 2015 (in thousands):

	December 31,
	2016	2015
Subscriber acquisition costs
Subscriber acquisition costs	$1,373,080	$958,261
Accumulated amortization	(320,646)	(167,617)

Subscriber acquisition costs, net	$1,052,434	$790,644

Accrued payroll and commissions
Accrued payroll	$24,101	$18,071
Accrued commissions	22,187	20,176

Total accrued payroll and commissions	$46,288	$38,247

Accrued expenses and other current liabilities
Accrued interest payable	$16,944	$17,153
Accrued payroll taxes and withholdings	4,793	3,938
Accrued taxes	3,376	2,683
Wireless restructuring costs	91	4,275
Loss contingencies	2,571	2,504
Other	6,490	5,020

Total accrued expenses and other current liabilities	$34,265	$35,573

NOTE 7—PROPERTY PLANT AND EQUIPMENT

Property and equipment consisted of the following (in thousands):

	December 31,		Estimated Useful Lives
	2016	2015
Vehicles	$31,416	$26,935	3-5 years
Computer equipment and software	27,006	21,702	3-5 years
Leasehold improvements	17,717	17,434	2-15 years
Office furniture, fixtures and equipment	13,508	11,776	7 years
Buildings	702	702	39 years
Construction in process	9,908	3,837
Build-to-suit lease asset under construction	5,004	—

	105,261	82,386
Accumulated depreciation and amortization	(41,635)	(27,112)

Property plant and equipment, net	$63,626	$55,274

Property plant and equipment includes approximately $21.2 million and $20.4 million of assets under capital lease obligations, net of accumulated amortization of $10.9 million and $7.0 million at December 31, 2016 and 2015, respectively. Depreciation and amortization expense on all property plant and equipment was $16.8 million, $16.9 million and $11.3 million for the years ended December 31, 2016, 2015 and 2014, respectively. Amortization expense relates to assets under capital leases as included in depreciation and amortization expense.

Because of its involvement in certain aspects of the construction of a new sales recruiting and training facility in Logan, UT, the Company is deemed to be the owner of the building for accounting purposes during the construction period. Accordingly, the Company recorded a build-to-suit asset of $5.0 million as of December 31, 2016. See Note 13-Commitments and Contingencies for more information on build-to-suit arrangements.

NOTE 8—GOODWILL AND INTANGIBLE ASSETS

Goodwill

The changes in the carrying amount of goodwill for the years ended December 31, 2016 and 2015, were as follows (in thousands):

Balance as of January 1, 2015	$841,522
Goodwill Impaired due to Wireless Restructuring (see Note 3)	(2,270)
Effect of Foreign Currency Translation	(4,836)

Balance as of December 31, 2015	834,416
Effect of Foreign Currency Translation	817

Balance as of December 31, 2016	$835,233

As of December 31, 2016 and December 31, 2015, the Company had a goodwill balance of $835.2 million and $834.4 million, respectively. Foreign currency translation adjustments were $0.8 million and $4.8 million for the years ended December 31, 2016 and December 31, 2015, respectively. In connection with the Wireless Restructuring (See Note 3), the Company fully impaired goodwill related to its Wireless Internet business. The resulting impairment charge of $2.3 million is included in restructuring and asset impairment charges on the consolidated statement of operations during the year ended December 31, 2015. Accumulated impairment losses were $2.3 million as of December 31, 2016 and 2015, respectively.

Intangible assets, net

The following table presents intangible asset balances as of December 31, 2016 and 2015 (in thousands):

	December 31, 2016			December 31, 2015
	Gross Carrying Amount	Accumulated Amortization	Net Carrying Amount	Gross Carrying Amount	Accumulated Amortization	Net Carrying Amount	Estimated Useful Lives
Definite-lived intangible assets:
Customer contracts	$965,179	$(539,910)	$425,269	$962,842	$(430,803)	$532,039	10 years
2GIG 2.0 technology	17,000	(10,479)	6,521	17,000	(7,064)	9,936	8 years
Other technology	7,067	(4,984)	2,083	7,067	(3,438)	3,629	5-7 years
Space Monkey technology	7,100	(2,268)	4,832	7,100	(761)	6,339	6 years
Patents	8,724	(3,913)	4,811	7,524	(2,094)	5,430	5 years
Non-compete agreements	1,200	(1,200)	—	1,200	(800)	400	2-3 years

Total definite-lived intangible assets:	1,006,270	(562,754)	443,516	1,002,733	(444,960)	557,773

Indefinite-lived intangible assets:
Spectrum licenses	31,253	—	31,253	—	—	—
IP addresses	564	—	564	564	—	564
Domain names	59	—	59	58	—	58

Total Indefinite-lived intangible assets	31,876	—	31,876	622	—	622

Total intangible assets, net	$1,038,146	$(562,754)	$475,392	$1,003,355	$(444,960)	$558,395

During the year ended December 31, 2016, the Company entered into leasing agreements with a third party for designated radio frequency spectrum in 40 mid-sized metropolitan markets. The initial lease term is for seven years, with an option to obtain title of the applicable spectrum licenses at the end of this initial term for a nominal fee. The Company acquired $31.3 million of spectrum licenses, measured using the present value of the lease payments, and recorded an intangible asset and a corresponding liability within other long-term obligations. While licenses are issued for only a fixed time, such licenses are subject to renewal by the Federal Communications Commission. The Company intends to renew the licenses at the end of the initial term. License renewals within the industry have occurred routinely and at nominal cost. Moreover, the Company has determined that there are currently no legal, regulatory, contractual, competitive, economic or other factors that limit the useful life of the licenses. As a result, the Company treats the wireless licenses as an indefinite-lived intangible asset.

Identifiable intangible assets acquired by the Company in connection with the Wildfire acquisition were $2.1 million of customer contracts and $0.8 million associated with non-compete agreements entered into by certain former members of Wildfire management. In connection with the Wireless Restructuring (See Note 3), the Company fully impaired the remaining unamortized definite-lived intangible assets related to its Wireless Internet business. The resulting impairment charge of $2.9 million is included in restructuring and asset impairment charges on the consolidated statement of operations during the year ended December 31, 2015.

Identifiable intangible assets acquired by the Company in connection with the Space Monkey acquisition were $7.1 million of Space Monkey technology and $1.2 million associated with non-compete agreements entered into by certain former members of Space Monkey management.

During the year ended December 31, 2016, the Company acquired $1.3 million of intangibles related to patents. During the year ended December 31, 2015, the Company acquired $1.4 million of intangibles related to patents, domain names and Internet Protocol (“IP”) addresses.

The Company recognized amortization expense related to capitalized software development costs of $1.1 million, $1.3 million and $1.3 million during the years ended December 31, 2016, 2015, and 2014, respectively. Amortization expense related to intangible assets was approximately $116.9 million, $134.8 million and $151.3 million for the years ended December 31, 2016, 2015, and 2014, respectively.

As of December 31, 2016, the remaining weighted-average amortization period for definite-lived intangible assets was 3.8 years. Estimated future amortization expense of intangible assets, excluding approximately $0.3 million in patents currently in process, is as follows as of December 31, 2016 (in thousands):

2017	$101,296
2018	89,736
2019	78,082
2020	67,288
2021	58,288
Thereafter	48,548

Total estimated amortization expense	$443,238

NOTE 9—FAIR VALUE MEASUREMENTS

Cash equivalents and available-for-sale securities are classified as level 1 assets, as they have readily available market prices in an active market. As of December 31, 2016 the Company held $42.3 million of money market funds and $4.0 million of corporate securities classified as level 1 investments. As of December 31, 2015, the Company held an immaterial amount of money market funds classified as level 1 investments.

The following tables show the Company’s cash and cash equivalents and available-for-sale securities’ adjusted cost, gross unrealized gains, gross unrealized losses and fair value by significant investment category recorded as cash and cash equivalents or long-term investments and other assets, net as of December 31, 2016 (in thousands):

	Adjusted Cost	Unrealized Gains	Unrealized Losses	Fair Value	Cash and Cash Equivalents	Long-Term Investments and Other Assets, net
Cash	$1,191	$—	$—	$1,191	$1,191	$—
Level 1:
Money market funds	42,329	—	—	42,329	42,329	—
Corporate securities	3,007	1,011	—	4,018	—	4,018

Subtotal	45,336	1,011	—	46,347	42,329	4,018

Total	$46,527	$1,011	$—	$47,538	$43,520	$4,018

On February 19, 2014, the Company invested $3.0 million in preferred stock of a privately held company (“investee”) not affiliated with the Company. On October 28, 2016 the investee began trading shares publicly and the Company’s preferred stock was converted to public stock. As a result, the Company classified the investment as an available for sale security.

The carrying amounts of the Company’s accounts receivable, accounts payable and accrued and other liabilities approximate their fair values due to their short maturities.

Components of long-term debt including the associated interest rates and related fair values (in thousands, except interest rates) are as follows:

	December 31, 2016		December 31, 2015		Stated Interest Rate
Issuance	Face Value	Estimated Fair Value	Face Value	Estimated Fair Value
2019 Notes	$719,465	$743,783	$925,000	$879,906	6.375%
2020 Notes	930,000	946,275	930,000	756,788	8.75%
2022 Notes Private Placement Notes	270,000	280,372	300,000	296,296	8.875%
2022 Notes	600,000	655,140	—	—	7.875%

Total	$2,519,465	$2,625,570	$2,155,000	$1,932,990

The fair value of the 2019 notes, 2020 notes, 2022 private placement notes and the 2022 notes was considered a Level 2 measurement as the value was determined using observable market inputs, such as current interest rates as well as prices observable from less active markets.

NOTE 10—FACILITY FIRE

On March 18, 2014, a fire occurred at a facility leased by the company in Lindon, Utah. This facility contained the Company’s primary inventory warehouse and call center operations. The Company recognized gross expenses related to the fire of $8.3 million, which were primarily related to impairment of damaged assets and recovery costs to maintain business continuity. The Company also received insurance recoveries of $8.8 million, related to the fire damage, $3.0 million of which related to the reconstruction of the facility damaged by the fire, and is included within the Company’s cash flows from investing activities in the consolidated statement of cash flows for the year ended December 31, 2015. Insurance recoveries associated with the reconstruction of the damaged facility exceeded its net book value by $0.5 million. These excess insurance recoveries were included in other income as of December 31, 2014. All insurance recoveries have been received as of December 31, 2016. Expenses in excess of insurance recoveries during the year ended December 31, 2016 and 2015 were immaterial.

NOTE 11—INCOME TAXES

APX Group files a consolidated federal income tax return with its wholly-owned subsidiaries.

Income tax provision consisted of the following (in thousands):

	Year ended December 31,
	2016	2015	2014
Current income tax:
Federal	$—	$—	$—
State	545	392	779
Foreign	95	(1)	—

Total	640	391	779
Deferred income tax:
Federal	—	—	(925)
State	—	—	(181)
Foreign	(573)	(40)	841

Total	(573)	(40)	(265)

Provision for income taxes	$67	$351	$514

The following reconciles the tax expense computed at the statutory federal rate and the Company’s tax expense (in thousands):

	Year ended December 31,
	2016	2015	2014
Computed expected tax expense	$(93,770)	$(94,737)	$(81,107)
State income taxes, net of federal tax effect	360	259	395
Foreign income taxes	(949)	202	1,645
Other reconciling items	666	—	—
Permanent differences	1,688	1,980	2,261
Change in valuation allowance	92,072	92,647	77,320

Provision for income taxes	$67	$351	$514

The tax effects of temporary differences that give rise to significant portions of the deferred tax assets and liabilities were as follows (in thousands):

	December 31,
	2016	2015
Gross deferred tax assets:
Net operating loss carryforwards	$799,302	$642,391
Deferred subscriber income	19,866	13,722
Accrued expenses and allowances	15,452	15,415
Purchased intangibles	14,776	10,576
Inventory reserves	6,999	9,333
Property and Equipment	3,482	3,257
Alternative minimum tax credit and research and development credit	41	41
Valuation allowance	(328,991)	(234,771)

	530,927	459,964
Gross deferred tax liabilities:
Deferred subscriber acquisition costs	(537,387)	(466,783)
Property and equipment	—	—
Prepaid expenses	(744)	(705)

	(538,131)	(467,488)

Net deferred tax liabilities	$(7,204)	$(7,524)

The long-term portion of the net deferred tax liability was approximately $7.2 million and $7.5 million at December 31, 2016 and 2015, respectively. The current portion of the net deferred tax liability was immaterial at December 31, 2016 and 2015, respectively.

The Company had net operating loss carryforwards as follows (in thousands):

	December 31,
	2016	2015
Net operating loss carryforwards:
United States	$2,084,897	$1,695,386
State	1,553,812	1,338,742
Canada	33,526	28,629
New Zealand	—	5,518

U.S. and state net operating loss carryforwards will begin to expire in 2026, if not used. Included in both the U.S. and state net operating loss carryforwards are approximately $11.5 million at December 31, 2016 and 2015, respectively of net operating loss carryforwards for which a benefit will be recorded in Additional Paid in Capital when realized. The Company had United States research and development credits of approximately $41,000 at December 31, 2016, and December 31, 2015, which begin to expire in 2030.

Canadian net operating loss carryforwards will begin to expire in 2029.

Realization of the Company’s net operating loss carryforwards and tax credits is dependent on generating sufficient taxable income prior to their expiration. Although a portion of these carryforwards are subject to the provisions of Internal Revenue Code Section 382, the Company has not performed a formal study to determine the amount of the limitation. The use of the net operating loss carryforwards may have additional limitations resulting from future ownership changes or other factors under Section 382 of the Internal Revenue Code.

The Company has considered and weighed the available evidence, both positive and negative, to determine whether it is more-likely-than-not that some portion, or all, of the deferred tax assets will not be realized. Based on available information, management does not believe it is more likely than not that its deferred tax assets will be utilized. Accordingly, the Company has established a valuation allowance to the extent of and equal to the net deferred tax assets. The Company recorded a valuation allowance for U.S. deferred tax assets of approximately $329.0 million and $234.8 million at December 31, 2016 and 2015, respectively. In addition to the change in valuation allowance from operations, the valuation allowance changes include impact of acquisition and disposition related items.

As of December 31, 2016, the Company’s income tax returns for the tax years 2013 through 2016, remain subject to examination by the Internal Revenue Service and state authorities.

NOTE 12—STOCK-BASED COMPENSATION AND EQUITY

313 Incentive Units

The Company’s indirect parent, 313 Acquisition LLC (“313”), which is wholly owned by the Investors, has authorized the award of profits interests, representing the right to share a portion of the value appreciation on the initial capital contributions to 313 (“Incentive Units”). In March 2015, a total of 4,315,106 Incentive Units previously issued to the Company’s Chief Executive Officer and President were voluntarily relinquished. The Company recorded all unrecognized stock-based compensation associated with such Incentive Units at the time the Incentive Units were relinquished. As of December 31, 2016, a total of 85,882,836 Incentive Units had been awarded, and were outstanding, to current and former members of senior management and a board member, of which 42,169,456 were issued to the Company’s Chief Executive Officer and President. The Incentive Units are subject to time-based and performance-based vesting conditions, with one-third subject to ratable time-based vesting over a five year period and two-thirds subject to the achievement of certain investment return thresholds by The Blackstone Group, L.P. and its affiliates (“Blackstone”). The Company has not recorded any expense related to the performance-based portion of the awards, as the achievement of the vesting condition is not yet deemed probable. The fair value of stock-based awards is measured at the grant date and is recognized as expense over the employee’s requisite service period. The grant date fair value was determined using a Monte Carlo simulation valuation approach with the following assumptions: expected volatility varies from 55% to 125%; expected exercise term between 3.96 and 6.00 years; and risk-free rate between 0.62% and 1.18%.

A summary of the Incentive Unit activity for the years ended December 31, 2016 and 2015 is presented below:

	Incentive Units	Weighted Average Exercise Price Per Share	Weighted Average Remaining Contractual Life (Years)	Aggregate Intrinsic Value
Outstanding, December 31, 2014	74,527,942	$1.03	8.19	$20,145,882
Granted	3,850,000	2.40
Forfeited	(4,415,106)	1.03
Exercised	—	—

Outstanding, December 31, 2015	73,962,836	1.06	7.31	104,562,869
Granted	12,825,000	1.93
Forfeited	(905,000)	1.09
Exercised	—	—

Outstanding, December 31, 2016	85,882,836	1.19	6.81	—

Unvested shares expected to vest after December 31, 2016	66,186,360	1.23	6.99	—
Exercisable at December 31, 2016	19,696,476	$1.03	6.21	$—

As of December 31, 2016, there was $1.8 million of unrecognized compensation expense related to outstanding Incentive Units, which will be recognized over a weighted-average period of 1.57 years. As of December 31, 2016 and 2015, the weighted average grant date fair value of the outstanding incentive units was $0.30 and $0.38, respectively.

Vivint Stock Appreciation Rights

The Company’s subsidiary, Vivint Group, Inc. (“Vivint Group”), has awarded Stock Appreciation Rights (“SARs”) to various levels of key employees. The purpose of the SARs is to attract and retain personnel and provide an opportunity to acquire an equity interest of Vivint Group. The SARs are subject to time-based and performance-based vesting conditions, with one-third subject to ratable time-based vesting over a five year period and two-thirds subject to the achievement of certain investment return thresholds by 313. The Company has not recorded any expense related to the performance-based portion of the awards, as the achievement of the vesting condition is not yet deemed probable. In connection with this plan, 21,993,158 SARs were outstanding as of December 31, 2016. In addition, 53,621,891 SARs have been set aside for funding incentive compensation pools pursuant to long-term incentive plans established by the Company. On April 1, 2015, a new plan was created and all issued and outstanding Vivint, Inc. (“Vivint”) SARs were re-granted and all reserved SARs were converted under the new Vivint Group plan. The Company assessed the conversion of the SARs as a modification of equity instruments. The restructuring did not change the fair value of the existing awards and as such, no incremental compensation expense was incurred as a result of the restructuring.

The fair value of the Vivint Group awards is measured at the grant date and is recognized as expense over the employee’s requisite service period. The fair value is determined using a Black-Scholes option valuation model with the following assumptions: expected volatility varies from 55% to 125%, expected dividends of 0%; expected exercise term between 6.00 and 6.47 years; and risk-free rates between 0.61% and 1.77%. Due to the lack of historical exercise data, the Company used the simplified method in determining the estimated exercise term, for all Vivint Group awards.

A summary of the SAR activity for the years ended December 31, 2016 and 2015 is presented below:

	Stock Appreciation Rights	Weighted Average Exercise Price Per Share	Weighted Average Remaining Contractual Life (Years)	Aggregate Intrinsic Value
Outstanding, December 31, 2014	6,696,660	$1.04	8.62	$1,734,748
Converted	3,259,934	0.70	8.62
Granted	11,186,936	1.03
Forfeited	(2,307,172)	0.80
Exercised	(172,221)	0.68

Outstanding, December 31, 2015	18,664,137	0.87	8.66	3,628,498
Granted	5,649,573	1.22
Forfeited	(2,320,552)	0.92
Exercised	—	—

Outstanding, December 31, 2016	21,993,158	0.96	8.23	—

Unvested shares expected to vest after December 31, 2016	19,334,407	0.98	8.37	—
Exercisable at December 31, 2016	2,658,751	$0.78	7.20	$—

As of December 31, 2016, there was $0.9 million of unrecognized compensation expense related to outstanding Vivint awards, which will be recognized over a weighted-average period of 2.81 years. As of December 31, 2016 and 2015, the weighted average grant date fair value of the outstanding SARs was $0.22 and $0.25, respectively.

Wireless Stock Appreciation Rights

The Company’s subsidiary, Vivint Wireless, has awarded SARs to various key employees. The purpose of the SARs is to attract and retain personnel and provide an opportunity to acquire an equity interest of Vivint Wireless. The SARs are subject to a five year time-based ratable vesting period. In connection with this plan, 17,500 SARs were outstanding as of December 31, 2016. The Company does not intend to issue any additional Wireless SARs.

The fair value of the Vivint Wireless awards is measured at the grant date and is recognized as expense over the employee’s requisite service period. The fair value is determined using a Black-Scholes option valuation model with the following assumptions: expected volatility of 65%, expected dividends of 0%; expected exercise term between 6.00 and 6.50 years; and risk-free rates between 1.51% and 1.77%. Due to the lack of historical exercise data, the Company used the simplified method in determining the estimated exercise term, for all Vivint Wireless awards.

A summary of the SAR activity for the year ended December 31, 2016 and 2015 is presented below:

	Stock Appreciation Rights	Weighted Average Exercise Price Per Share	Weighted Average Remaining Contractual Life (Years)	Aggregate Intrinsic Value
Outstanding, December 31, 2014	70,000	$5.00	8.41	—
Granted	11,000	65.84
Forfeited	—	—
Exercised	—	—

Outstanding, December 31, 2015	81,000	13.26	7.66	—
Granted	—	—
Forfeited	(63,500)	15.54
Exercised	—	—

Outstanding, December 31, 2016	17,500	5.00	6.41	—

Unvested shares expected to vest after December 31, 2016	7,000	5.00	6.41	—
Exercisable, December 31, 2016	10,500	$5.00	6.41	—

As of December 31, 2016, there was an immaterial amount of unrecognized compensation expense related to all Vivint Wireless awards. As of December 31, 2016 and 2015, the weighted average grant date fair value of the outstanding SARs was $2.30 and $6.02, respectively.

Stock-based compensation expense in connection with all stock-based awards for the years ended December 31, 2016, 2015 and 2014 is allocated as follows (in thousands):

	Year ended December 31,
	2016	2015	2014
Operating expenses	$68	$71	$63
Selling expenses	(127)	578	185
General and administrative expenses	3,927	2,472	1,688

Total stock-based compensation	$3,868	$3,121	$1,936

Stock-based compensation expense presented in selling expenses was negative for the year ended December 31, 2016 due to a retrospective adjustment in the grant-date fair value of a series of stock-based awards. Stock-based compensation expense included in general and administrative expenses for the year ended December 31, 2016 included $2.2 million of compensation related to an equity repurchase by 313 from one of the Company’s executives.

Capital Contribution

In April 2016, Parent completed the first installment of an issuance and sale to certain investors of a series of preferred stock and contributed the net proceeds from such issuance of $69.8 million to the Company as an equity contribution. In July 2016, Parent completed the final installment of the issuance and sale to certain investors of such series of preferred stock and, in August 2016, contributed the net proceeds from such issuance of $30.6 million to the Company as an equity contribution. Both issuances were private placements exempt from registration under the Securities Act.

NOTE 13—COMMITMENTS AND CONTINGENCIES

Indemnification—Subject to certain limitations, the Company is obligated to indemnify its current and former directors, officers and employees with respect to certain litigation matters and investigations that arise in connection with their service to the Company. These obligations arise under the terms of its certificate of incorporation, its bylaws, applicable contracts, and Delaware and California law. The obligation to indemnify generally means that the Company is required to pay or reimburse the individuals’ reasonable legal expenses and possibly damages and other liabilities incurred in connection with these matters.

Legal—The Company is named from time to time as a party to lawsuits arising in the ordinary course of business related to its sales, marketing, the provision of its services and equipment claims. Actions filed against the Company include commercial, intellectual property, customer, and labor and employment related claims, including complaints of alleged wrongful termination and potential class action lawsuits regarding alleged violations of federal and state wage and hour and other laws. In general, litigation can be expensive and disruptive to normal business operations. Moreover, the results of legal proceedings are difficult to predict, and the costs incurred in litigation can be substantial. The Company believes the amounts provided in its financial statements are adequate in light of the probable and estimated liabilities. Factors that the Company considers in the determination of the likelihood of a loss and the estimate of the range of that loss in respect of legal matters include the merits of a particular matter, the nature of the matter, the length of time the matter has been pending, the procedural posture of the matter, how the Company intends to defend the matter, the likelihood of settling the matter and the anticipated range of a possible settlement. Because such matters are subject to many uncertainties, the ultimate outcomes are not predictable and there can be no assurances that the actual amounts required to satisfy alleged liabilities from the matters described above will not exceed the amounts reflected in the Company’s financial statements or that the matters will not have a material adverse effect on the Company’s results of operations, financial condition or cash flows.

The Company regularly reviews outstanding legal claims and actions to determine if reserves for expected negative outcomes of such claims and actions are necessary. The Company had reserves for all such matters of approximately $2.6 million and $2.5 million as of December 31, 2016 and 2015, respectively. In conjunction with one of the settlements, the Company is obligated to pay certain future royalties, based on sales of future products.

Operating Leases—The Company leases office and warehouse space, certain equipment, towers, wireless spectrum, software and an aircraft under operating leases with related and unrelated parties expiring in various years through 2028. The leases require the Company to pay additional rent for increases in operating expenses and real estate taxes and contain renewal options. The Company’s operating lease arrangements and related terms consisted of the following (in thousands):

	Rent Expense Years ended December 31,
	2016	2015	Lease Term
Warehouse, office space and other	$11,222	$11,632	1-15 years
Wireless towers, spectrum and other	4,732	3,509	1-10 years

Total Rent Expense	$15,954	$15,141

Capital Leases—The Company also enters into certain capital leases with expiration dates through October 2020. On an ongoing basis, the Company enters into vehicle lease agreements under a Fleet Lease Agreement. The lease agreements are typically 36 months leases for each vehicle and the average remaining life for the fleet is 19 months as of December 31, 2016. As of December 31, 2016 and 2015, the capital lease obligation balance was $17.7 million and $18.8 million, respectively.

Spectrum Licenses—During the year ended December 31, 2016, the Company entered into leasing agreements with a third party for designated radio frequency spectrum in 40 mid-sized metropolitan markets. The initial lease term is for seven years, with an option to obtain title of the applicable spectrum licenses at the end of the initial term for a nominal fee. While licenses are issued for only a fixed time, such licenses are subject to renewal by the Federal Communications Commission (FCC). The Company intends to renew the licenses at the end of the initial term. License renewals within the industry have occurred routinely and at nominal cost. Moreover, the Company has determined that there are currently no legal, regulatory, contractual, competitive, economic or other factors that limit the useful life of the licenses. As a result, the Company treats these Spectrum licenses as an indefinite-lived intangible asset.

As of December 31, 2016, future minimum lease payments were as follows (in thousands):

	Operating	Capital	Total
2017	$17,452	$10,513	$27,965
2018	15,322	6,117	21,439
2019	14,998	2,049	17,047
2020	13,521	17	13,538
2021	13,086	—	13,086
Thereafter	47,634	—	47,634
Amounts representing interest	—	(963)	(963)

Total lease payments	$122,013	$17,733	$139,746

Build-to-Suit Lease Arrangements—In June 2016, the Company entered into a non-cancellable lease, whereby the Company will occupy a new building being constructed in Logan, UT as a location to further sales recruitment and training, as well as research and development. Because of its involvement in certain aspects of the construction per the terms of the lease, the Company is deemed the owner of the building for accounting purposes during the construction period. Accordingly, as of December 31, 2016, the Company recorded a build-to-suit lease asset of $5.0 million included in property and equipment, net, and a corresponding $4.6 million build-to-suit lease liability included in other long-term obligations and building costs paid by the Company of $0.4 million. Construction on the new building is expected to be completed during the first quarter of 2017.

In addition to the commitments mentioned above, the Company had other off-balance sheet obligations of $61.4 million as of December 31, 2016 that consisted of commitments related to software licenses, marketing activities, and other goods and services.

NOTE 14—RELATED PARTY TRANSACTIONS

Transactions with Vivint Solar

The Company and Vivint Solar, Inc. (“Solar”) have entered into agreements under which the Company subleased corporate office space through October 2014, and provides certain other ongoing administrative services to Solar. During the year ended December 31, 2016, 2015 and 2014 the Company charged $4.6 million, $7.1 million and $8.5 million, respectively of general and administrative expenses to Solar in connection with these agreements. The balance due from Solar in connection with these agreements and other expenses paid on Solar’s behalf was $0.2 million and $1.9 million at December 31, 2016 and December 31, 2015, respectively, and is included in prepaid expenses and other current assets in the accompanying consolidated balance sheets.

On December 27, 2012, the Company executed a Subordinated Note and Loan Agreement with Solar. The terms of the agreement stated that Solar may borrow up to $20.0 million, bearing interest on the outstanding balance at an annual rate of 7.5%, which interest was due and payable semi-annually on June 1 and December 1 of each year commencing on June 1, 2013. On October 10, 2014, in connection with the completion of its initial public offering, Solar repaid loans to APX, the Company’s wholly-owned subsidiary, and to the Company’s parent entity. The Company’s parent entity, in turn, returned a portion of such proceeds to APX as a capital contribution. These transactions resulted in the receipt by APX of an aggregate amount of $55.0 million. These variable interests represent the Company’s maximum exposure to loss from direct involvement with Solar.

Also in connection with Solar’s initial public offering, the Company entered into a number of agreements with Solar related to services and other support that it has provided and will provide to Solar including:

•	A Master Intercompany Framework Agreement which establishes a framework for the ongoing relationship between the Company and Solar and contains master terms regarding the protection of each other’s confidential information, and master procedural terms, such as notice procedures, restrictions on assignment, interpretive provisions, governing law and dispute resolution;

•	A Non-Competition Agreement in which the Company and Solar each define their current areas of business and their competitors, and agree not to directly or indirectly engage in the other’s business for three years;

•	A Transition Services Agreement pursuant to which the Company will provide to Solar various enterprise services, including services relating to information technology and infrastructure, human resources and employee benefits, administration services and facilities-related services;

•	A Product Development and Supply Agreement pursuant to which one of Solar’s wholly owned subsidiaries will, for an initial term of three years, subject to automatic renewal for successive one-year periods unless either party elects otherwise, collaborate with the Company to develop certain monitoring and communications equipment that will be compatible with other equipment used in Solar’s energy systems and will replace equipment Solar currently procures from third parties;

•	A Marketing and Customer Relations Agreement which governs various cross-marketing initiatives between the Company and Solar, in particularly the provision of sales leads from each company to the other; and

•	A Trademark License Agreement pursuant to which the licensor, a special purpose subsidiary majority-owned by the Company and minority-owned by Solar, will grant Solar a royalty-free exclusive license to the trademark “VIVINT SOLAR” in the field of selling renewable energy or energy storage products and services.

In November 2016, the Company amended the Marketing and Customer Relations Agreement with Solar to update certain terms and conditions governing existing cross-marketing initiatives and to implement new cross-marketing initiatives including a three-month pilot program with the purpose of exploring potential opportunities for each company to offer, sell and integrate the other company’s respective products and services with its standard product offering.

Other Related-party Transactions

On September 3, 2014, APX paid a dividend in the amount of $50.0 million to Holdings, its sole stockholder, which in turn paid a dividend in the amount of $50.0 million to its stockholders.

The Company incurred additional expenses during the years ended December 31, 2016, 2015 and 2014 of approximately $4.2 million, $2.5 million, $3.1 million, respectively, for other related-party transactions including contributions to the charitable organization Vivint Gives Back, legal fees, and other services. Accrued expenses and other current liabilities at December 31, 2016 and 2015 included payables of $2.5 million and $1.7 million, respectively.

On November 16, 2012, the Company was acquired by an investor group comprised of certain investment funds affiliated with Blackstone Capital Partners VI L.P., and certain co-investors and management investors through certain mergers and related reorganization transactions (collectively, the “Merger”). At the time of the Merger, a portion of the purchase price was placed in escrow to cover potential adjustments to the total purchase consideration associated with certain indemnities and adjustments to tangible net worth. In April 2015, the parties to the Merger reached an agreement regarding the amount to be paid from escrow. As the Company had previously recorded expenses related to these pre-merger costs, this agreement resulted in a reduction to general and administrative expenses of $12.2 million, with the offset to additional paid-in capital.

In connection with the Merger, the Company entered into a support and services agreement with Blackstone Management Partners L.L.C. (“BMP”), an affiliate of Blackstone. Under the support and services agreement, the Company paid BMP, at the closing of the Merger, a transaction fee of approximately $20 million as consideration for BMP’s performance of due diligence investigations, financial and structural analysis, providing corporate strategy and other advice and negotiation assistance in connection with the Merger. In addition, the Company engaged BMP to provide monitoring, advisory and consulting services on an ongoing basis. In consideration for these services, the Company agreed to pay an annual monitoring fee equal to the greater of (i) a minimum base fee of $2.7 million subject to adjustments if the Company engages in a business combination or disposition that is deemed significant and (ii) the amount of the monitoring fee paid in respect of the immediately preceding fiscal year, without regard to any post-fiscal year “true-up” adjustments as determined by the agreement. The Company incurred expenses of approximately $3.7 million, $3.6 million and 3.2 million during the years ended December 31, 2016, 2015 and 2014, respectively, in connection with this agreement.

Under the support and services agreement, the Company also engaged BMP to arrange for Blackstone’s portfolio operations group to provide support services customarily provided by Blackstone’s portfolio operations group to Blackstone’s private equity portfolio companies of a type and amount determined by such portfolio services group to be warranted and appropriate. BMP will invoice the Company for such services based on the time spent by the relevant personnel providing such services during the applicable period but in no event shall the Company be obligated to pay more than $1.5 million during any calendar year. During the years ended December 31, 2016, 2015 and 2014 the Company incurred no costs associated with such services.

Blackstone Advisory Partners L.P. (“BAP”), an affiliate of Blackstone, participated as one of the initial purchasers of the 2020 notes in each of the May 2013, December 2013 and July 2014 offerings and received fees at the time of closing of such issuances aggregating approximately $0.6 million.

BAP participated as one of the initial purchasers of the 2022 notes in each of the May 2016 and August 2016 offerings and received fees at the time of closing of such issuances aggregating approximately $0.5 million.

On May 2, 2016, the Company and David Bywater, its former Chief Operating Officer, agreed that in connection with the appointment of Mr. Bywater as interim Chief Executive Officer of Vivint Solar, Inc., Mr. Bywater would take a leave of absence from the Company. On December 15, 2016, the Board of Directors (the “Board”) of the Company appointed Scott Hardy to serve as the Company’s Chief Operating Officer effective December 15, 2016. Mr. Hardy succeeded David Bywater, who notified the Company on December 15, 2016 of his intent to resign as the Company’s Chief Operating Officer.

In April 2016, Parent completed the first installment of an issuance and sale to certain investors of a series of preferred stock and contributed the net proceeds from such issuance of $69.8 million to the Company as an equity contribution. In July 2016, Parent completed the final installment of the issuance and sale to certain investors of such series of preferred stock and, in August 2016, contributed the net proceeds from such issuance of $30.6 million to the Company as an equity contribution. Both issuances were private placements exempt from registration under the Securities Act.

The company incurred stock-based compensation expense of $2.2 million included in general and administrative expenses for the year ended December 31, 2016 related to an equity repurchase by 313 from one of the Company’s executives.

Long-term investments and other assets, includes amounts due for non-interest bearing advances made to employees that are expected to be repaid in excess of one year. Amounts due from employees as of both December 31, 2016 and 2015, amounted to approximately $0.3 million. As of December 31, 2016 and 2015, this amount was fully reserved.

Prepaid expenses and other current assets at December 31, 2016 and 2015 included a receivable for $0.4 million and $0.2 million, respectively, from certain members of management in regards to their personal use of the corporate jet.

From time to time, the Company does business with a number of other companies affiliated with Blackstone.

Transactions involving related parties cannot be presumed to be carried out at an arm’s-length basis.

NOTE 15—SEGMENT REPORTING AND BUSINESS CONCENTRATIONS

For the years ended December 31, 2016 and 2015, the Company conducted business through one operating segment, Vivint. Historically, the Company primarily operated in three geographic regions: United States, Canada and New Zealand. During the year ended December 31, 2016, the Company completed the 2016 Contract Sales and ceased operations in New Zealand. Historically, the Company’s operations in New Zealand were considered immaterial and reported in conjunction with the United States. Revenues and long-lived assets by geographic region were as follows (in thousands):

	United States	Canada	Total
As of and for the
Year ended December 31, 2016
Revenue from external customers	$700,471	$57,436	$757,907
Property and equipment, net	62,781	845	63,626
Year ended December 31, 2015
Revenue from external customers	$602,418	$51,303	$653,721
Property and equipment, net	55,103	171	55,274
Year ended December 31, 2014
Revenue from external customers	$529,521	$34,156	$563,677
Property and equipment, net	62,368	422	62,790

NOTE 16—EMPLOYEE BENEFIT PLAN

The Company offers eligible employees the opportunity to defer a percentage of their earned income into company-sponsored 401(k) plans. No matching contributions were made to the plans for the years ended December 31, 2016 and 2015.

NOTE 17—GUARANTOR AND NON-GUARANTOR SUPPLEMENTAL FINANCIAL INFORMATION

The 2019 notes, 2020 notes, 2022 private placement notes and the 2022 notes were issued by APX. The 2019 notes, 2020 notes, 2022 private placement notes and the 2022 notes are fully and unconditionally guaranteed, jointly and severally by Holdings and each of APX’s existing and future material wholly-owned U.S. restricted subsidiaries. APX’s existing and future foreign subsidiaries are not expected to guarantee the notes.

Presented below is the consolidating financial information of APX, subsidiaries of APX that are guarantors (the “Guarantor Subsidiaries”), and APX’s subsidiaries that are not guarantors (the “Non-Guarantor Subsidiaries”) as of and for the years ended December 31, 2016, 2015 and 2014. The audited consolidating financial information reflects the investments of APX in the Guarantor Subsidiaries and the Non-Guarantor Subsidiaries using the equity method of accounting.

Condensed Consolidating Balance Sheet

December 31, 2016

(In thousands)

	Parent	APX Group, Inc.	Guarantor Subsidiaries	Non-Guarantor Subsidiaries	Eliminations	Consolidated
Assets
Current assets	$—	$25,136	$143,954	$3,730	$(67,799)	$105,021
Property and equipment, net	—	—	62,781	845	—	63,626
Subscriber acquisition costs, net	—	—	974,975	77,459	—	1,052,434
Deferred financing costs, net	—	4,420	—	—	—	4,420
Investment in subsidiaries	—	2,228,903	—	—	(2,228,903)	—
Intercompany receivable	—	—	9,492	—	(9,492)	—
Intangible assets, net	—	—	443,189	32,203	—	475,392
Goodwill	—	—	809,678	25,555	—	835,233
Long-term investments and other assets	—	106	11,523	13	(106)	11,536

Total Assets	$—	$2,258,565	$2,455,592	$139,805	$(2,306,300)	$2,547,662

Liabilities and Stockholders’ (Deficit) Equity
Current liabilities	$—	$17,047	$160,956	$74,987	$(67,799)	$185,191
Intercompany payable	—	—	—	9,492	(9,492)	—
Notes payable and revolving line of credit, net of current portion	—	2,486,700	—	—	—	2,486,700
Capital lease obligations, net of current portion	—	—	7,368	567	—	7,935
Deferred revenue, net of current portion	—	—	53,991	4,743	—	58,734
Accumulated losses of investee	245,182				(245,182)	—
Other long-term obligations	—	—	47,080	—	—	47,080
Deferred income tax liability	—	—	106	7,204	(106)	7,204
Total (deficit) equity	(245,182)	(245,182)	2,186,091	42,812	(1,983,721)	(245,182)

Total liabilities and stockholders’ (deficit) equity	$—	$2,258,565	$2,455,592	$139,805	$(2,306,300)	$2,547,662

Condensed Consolidating Balance Sheet

December 31, 2015

(In thousands)

	Parent	APX Group, Inc.	Guarantor Subsidiaries	Non-Guarantor Subsidiaries	Eliminations	Consolidated
Assets
Current assets	$—	$2,537	$91,555	$6,540	$(53,066)	$47,566
Property and equipment, net	—	—	55,012	262	—	55,274
Subscriber acquisition costs, net	—	—	728,547	62,097	—	790,644
Deferred financing costs, net	—	6,456	—	—	—	6,456
Investment in subsidiaries	—	2,070,404	—	—	(2,070,404)	—
Intercompany receivable	—	—	22,398	—	(22,398)	—
Intangible assets, net	—	—	519,301	39,094	—	558,395
Goodwill	—	—	809,678	24,738	—	834,416
Long-term investments and other assets	—	106	10,880	13	(106)	10,893

Total Assets	$—	$2,079,503	$2,237,371	$132,744	$(2,145,974)	$2,303,644

Liabilities and Stockholders’ (Deficit) Equity
Current liabilities	$—	$18,384	$143,896	$59,304	$(53,066)	$168,518
Intercompany payable	—	—	—	22,398	(22,398)	—
Notes payable and revolving line of credit, net of current portion	—	2,138,112	—	—	—	2,138,112
Capital lease obligations, net of current portion	—	—	11,169	2	—	11,171
Deferred revenue, net of current portion	—	—	40,960	3,822	—	44,782
Accumulated losses of investee	76,993	—	—	—	(76,993)	—
Other long-term obligations	—	—	10,530	—	—	10,530
Deferred income tax liability	—	—	106	7,524	(106)	7,524
Total (deficit) equity	(76,993)	(76,993)	2,030,710	39,694	(1,993,411)	(76,993)

Total liabilities and stockholders’ (deficit) equity	$—	$2,079,503	$2,237,371	$132,744	$(2,145,974)	$2,303,644

Condensed Consolidating Statements of Operations and Comprehensive Loss

For the Year ended December 31, 2016

(In thousands)

	Parent	APX Group, Inc.	Guarantor Subsidiaries	Non-Guarantor Subsidiaries	Eliminations	Consolidated
Revenues	$—	$—	$715,072	$45,539	$(2,704)	$757,907
Costs and expenses	—	—	787,138	44,575	(2,704)	829,009

(Loss) income from operations	—	—	(72,066)	964	—	(71,102)
Loss from subsidiaries	(275,957)	(69,637)	—	—	345,594	—
Other expense (income), net	—	206,320	(1,207)	(325)	—	204,788

(Loss) income before income tax expenses	(275,957)	(275,957)	(70,859)	1,289	345,594	(275,890)
Income tax expense (benefit)	—	—	545	(478)	—	67

Net (loss) income	$(275,957)	$(275,957)	$(71,404)	$1,767	$345,594	$(275,957)

Other comprehensive (loss) income, net of tax effects:
Foreign currency translation adjustment	—	2,482	—	2,482	(2,482)	2,482
Unrealized gain on marketable securities	—	1,011	1,011	—	(1,011)	1,011

Comprehensive (loss) income	$(275,957)	$(272,464)	$(70,393)	$4,249	$342,101	$(272,464)

Condensed Consolidating Statements of Operations and Comprehensive Loss

For the Year ended December 31, 2015

(In thousands)

	Parent	APX Group, Inc.	Guarantor Subsidiaries	Non-Guarantor Subsidiaries	Eliminations	Consolidated
Revenues	$—	$—	$622,507	$34,022	$(2,808)	$653,721
Costs and expenses	—	—	730,322	34,882	(2,808)	762,396

Loss from operations	—	—	(107,815)	(860)	—	(108,675)
Loss from subsidiaries	(279,107)	(118,885)	—	—	397,992	—
Other expense, net	—	160,222	9,763	96	—	170,081

Loss before income tax expenses	(279,107)	(279,107)	(117,578)	(956)	397,992	(278,756)
Income tax expense (benefit)	—	—	392	(41)	—	351

Net loss	$(279,107)	$(279,107)	$(117,970)	$(915)	$397,992	$(279,107)

Other comprehensive (loss) income, net of tax effects:
Foreign currency translation adjustment	—	(13,293)	2	(13,294)	13,292	(13,293)

Comprehensive loss	$(279,107)	$(292,400)	$(117,968)	$(14,209)	$411,284	$(292,400)

Condensed Consolidating Statements of Operations and Comprehensive Loss

For the Year ended December 31, 2014

(In thousands)

	Parent	APX Group, Inc.	Guarantor Subsidiaries	Non-Guarantor Subsidiaries	Eliminations	Consolidated
Revenues	$—	$—	$530,888	$35,911	$(3,122)	$563,677
Costs and expenses	—	—	623,124	37,544	(3,122)	657,546

(Loss) income from operations	—	—	(92,236)	(1,633)	—	(93,869)
(Loss) income from subsidiaries	(238,660)	(93,850)	—	—	332,510	—
Other expense (income), net	—	145,917	(1,676)	36	—	144,277

Loss from operations before income tax expense	(238,660)	(239,767)	(90,560)	(1,669)	332,510	(238,146)
Income tax (benefit) expense	—	(1,107)	779	842	—	514

Net loss	$(238,660)	$(238,660)	$(91,339)	$(2,511)	$332,510	$(238,660)

Other comprehensive loss, net of tax effects:
Foreign currency translation adjustment	—	(11,333)	(6,895)	(4,438)	11,333	(11,333)

Comprehensive loss	$(238,660)	$(249,993)	$(98,234)	$(6,949)	$343,843	$(249,993)

Condensed Consolidating Statements of Cash Flows

For the Year ended December 31, 2016

(In thousands)

	Parent	APX Group, Inc.	Guarantor Subsidiaries	Non-Guarantor Subsidiaries	Eliminations	Consolidated
Cash flows from operating activities:
Net cash (used in) provided by operating activities	$—	$—	$(380,508)	$14,802	$—	$(365,706)
Cash flows from investing activities:
Subscriber acquisition costs—company owned equipment	—	—	(5,243)	—	—	(5,243)
Capital expenditures	—	—	(11,642)	—	—	(11,642)
Proceeds from sale of capital assets	—	—	3,080	43	—	3,123
Investment in subsidiary	(100,407)	(408,214)	—	—	508,621	—
Acquisition of intangible assets	—	—	(1,385)	—	—	(1,385)

Net cash (used in) provided by investing activities	(100,407)	(408,214)	(15,190)	43	508,621	(15,147)
Cash flows from financing activities:
Proceeds from notes payable	—	604,000	—	—	—	604,000
Repayment on notes payable	—	(235,535)	—	—	—	(235,535)
Borrowings from revolving line of credit	—	57,000	—	—	—	57,000
Repayment of revolving line of credit	—	(77,000)	—	—	—	$(77,000)
Proceeds from capital contribution	100,407	100,407	—	—	(100,407)	100,407
Payment of intercompany settlement	—	—	3,000	(3,000)	—	—
Intercompany receivable	—	—	12,906	—	(12,906)	—
Intercompany payable	—	—	408,214	(12,906)	(395,308)	—
Repayments of capital lease obligations	—	—	(8,295)	(20)	—	(8,315)
Financing costs	—	(9,036)	—	—	—	(9,036)
Deferred financing costs	—	(9,241)	—	—	—	(9,241)

Net cash provided by (used in) provided by financing activities	100,407	430,595	415,825	(15,926)	(508,621)	422,280
Effect of exchange rate changes on cash	—	—	—	(466)	—	(466)

Net increase (decrease) in cash	—	22,381	20,127	(1,547)	—	40,961
Cash:
Beginning of period	—	2,299	(1,941)	2,201	—	2,559

End of period	$—	$24,680	$18,186	$654	$—	$43,520

Condensed Consolidating Statements of Cash Flows

For the Year ended December 31, 2015

(In thousands)

	Parent	APX Group, Inc.	Guarantor Subsidiaries	Non-Guarantor Subsidiaries	Eliminations	Consolidated
Cash flows from operating activities:
Net cash (used in) provided by operating activities	$—	$(1,052)	$(267,327)	$13,072	$—	$(255,307)
Cash flows from investing activities:
Subscriber acquisition costs—company owned equipment	—	—	(23,641)	(1,099)	—	(24,740)
Capital expenditures	—	—	(26,941)	(41)	—	(26,982)
Proceeds from sale of capital assets	—	—	480	—	—	480
Investment in subsidiary	—	(296,895)	—	—	296,895	—
Acquisition of intangible assets	—	—	(1,363)	—	—	(1,363)
Proceeds from insurance claims	—	—	2,984	—	—	2,984
Change in restricted cash	—	—	14,214	—	—	14,214
Investment in convertible note	—	—	—	—	—	—
Other assets	—	—	(208)	—	—	(208)

Net cash used in investing activities	—	(296,895)	(34,475)	(1,140)	296,895	(35,615)
Cash flows from financing activities:
Proceeds from notes payable	—	296,250	—	—	—	296,250
Borrowings from revolving line of credit	—	271,000	—	—	—	271,000
Repayment of revolving line of credit	—	(271,000)	—	—	—	$(271,000)
Intercompany receivable	—		11,601	—	(11,601)	—
Intercompany payable	—	—	296,895	(11,601)	(285,294)	—
Repayments of capital lease obligations	—	—	(6,402)	(12)	—	(6,414)
Deferred financing costs	—	(5,436)	—	—	—	(5,436)

Net cash provided by (used in) provided by financing activities	—	290,814	302,094	(11,613)	(296,895)	284,400
Effect of exchange rate changes on cash	—	—	—	(1,726)	—	(1,726)

Net increase (decrease) in cash	—	(7,133)	292	(1,407)	—	(8,248)
Cash:
Beginning of period	—	9,432	(2,233)	3,608	—	10,807

End of period	$—	$2,299	$(1,941)	$2,201	$—	$2,559

Condensed Consolidating Statements of Cash Flows

For the Year ended December 31, 2014

(In thousands)

	Parent	APX Group, Inc.	Guarantor Subsidiaries	Non-Guarantor Subsidiaries	Eliminations	Consolidated
Cash flows from operating activities:
Net cash provided by (used in) operating activities	$50,000	$(894)	$(318,734)	$9,991	$(50,000)	$(309,637)
Cash flows from investing activities:
Subscriber acquisition costs—company owned equipment	—	—	(10,580)	—	—	(10,580)
Capital expenditures	—	—	(30,315)	(185)	—	(30,500)
Proceeds from sale of capital assets	—	—	964	—	—	964
Investment in subsidiary	(32,300)	(340,024)	—	—	372,324	—
Acquisition of intangible assets	—	—	(9,649)	—	—	(9,649)
Net cash used in acquisitions	—	—	(18,500)	—	—	(18,500)
Investment in marketable securities	—	(60,000)	—	—	—	(60,000)
Proceeds from marketable securities	—	60,069	—	—	—	60,069
Proceeds from note receivable	—	—	22,699	—	—	22,699
Change in restricted cash	—	—	14,375	—	—	14,375
Investment in convertible note	—	—	(3,000)	—	—	(3,000)
Other assets	—	—	(2,153)	(9)	—	(2,162)

Net cash used in investing activities	(32,300)	(339,955)	(36,159)	(194)	372,324	(36,284)
Cash flows from financing activities:
Proceeds from notes payable	—	102,000	—	—	—	102,000
Borrowings from revolving line of credit	—	20,000	—	—	—	20,000
Proceeds from capital contribution	32,300	32,300	—	—	(32,300)	32,300
Intercompany receivable	—	—	10,658	—	(10,658)	—
Intercompany payable	—	—	340,024	(10,658)	(329,366)	—
Proceeds from contract sales	—	—	2,261	—	—	2,261
Acquisition of contracts	—	—	(2,277)	—	—	(2,277)
Repayments of capital lease obligations	—	—	(6,297)	(3)	—	(6,300)
Deferred financing costs	—	(2,927)	—	—	—	(2,927)
Payment of dividends	(50,000)	(50,000)	—	—	50,000	(50,000)

Net cash (used in) provided by financing activities	(17,700)	101,373	344,369	(10,661)	(322,324)	95,057
Effect of exchange rate changes on cash	—	—	—	(234)	—	(234)

Net increase (decrease) in cash	—	(239,476)	(10,524)	(1,098)	—	(251,098)
Cash:
Beginning of period	—	248,908	8,291	4,706	—	261,905

End of period	$—	$9,432	$(2,233)	$3,608	$—	$10,807

NOTE 18—SUBSEQUENT EVENTS

Vivint Flex Pay

On January 3, 2017, the Company announced the introduction of the Vivint Flex Pay plan. Under the Vivint Flex Pay plan, the Company (i) launched a Consumer Financing Program in the first quarter of 2017, pursuant to which it will offer to qualified customers in the United States an opportunity to finance the purchase of products (the “Products”) used in connection with Vivint’s smart home and security services through a third party financing provider and (ii) offer retail installment contracts (“RICs”) with respect to the purchase of Products to certain of the Company’s customers who do not qualify to participate in the Consumer Financing Program, but qualify under Vivint’s historical underwriting criteria. Vivint may also establish credit programs either directly or through an affiliate or pursuant to an agreement with a third party to provide installment loans or similar products to customers that do not qualify to participate in the Consumer Financing Program. Alternatively, customers may purchase the Products with cash or credit card.

Under the Vivint Flex Pay plan, customers pay separately for the Products and Vivint’s smart home and security services. Under the Consumer Financing Program, qualified customers will be eligible for installment loans provided by a third party financing provider of up to $4,000 for either 42 or 60 months. In connection with the Consumer Financing Program, a subsidiary of the Company entered into an agreement (the “CFP Agreement”) with Citizens Bank, N.A. (“Citizens”) pursuant to which Citizens is the exclusive provider of installment loans under the Consumer Financing Program for Vivint’s customers who are eligible for such loans. Pursuant to the CFP Agreement, Vivint pays a monthly fee to Citizens based on the average daily balance of the loans provided by Citizens outstanding and Citizens and Vivint share liability for credit losses, with Vivint being responsible for approximately 5% to 100% of lost principal balances, depending on factors specified in the CFP Agreement. The initial term of the CFP Agreement is five years, subject to automatic, one-year renewals unless terminated by either party in accordance with its terms.

2022 Notes

On February 1, 2017, APX issued an additional $300.0 million aggregate principal amount of the 2022 notes at a price of 108.250%. The Company used the net proceeds from the offering of these 2022 notes to to redeem $300.0 million aggregate principal amount of the existing 2019 notes and pay the related redemption premium, and to pay all fees and expenses related thereto and will use any remaining proceeds for general corporate purposes.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 20. Indemnification of Directors and Officers.

Delaware Registrants

APX Group, Inc., APX Group Holdings, Inc., Smartrove Inc., Vivint Group, Inc. and Vivint Wireless, Inc. (collectively, the “Delaware Corporations”) are incorporated under the laws of Delaware.

Delaware General Corporation Law (“DGCL”)

Section 145(a) of the Delaware General Corporation Law provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that such person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe such person’s conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which such person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that such person’s conduct was unlawful.

Section 145(b) of the DGCL provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that such person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Delaware Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Delaware Court of Chancery or such other court shall deem proper.

Section 145(c) of the DGCL provides that to the extent that a present or former director or officer of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in Section 145(a) and (b), or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection therewith.

Section 145(d) of the DGCL provides that any indemnification under Section 145(a) and (b) (unless ordered by a court) shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the present or former director, officer, employee or agent is proper in the circumstances because such person has met the applicable standard of conduct set forth in Section 145(a) and (b). Such determination shall be made, with respect to a person who is a director or officer of the corporation at the time of such determination (1) by a majority vote of the directors who are not parties to such action, suit or proceeding, even though less than a quorum, or (2) by a committee of such directors designated by majority vote of such directors, even though less than a quorum; or (3) if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion, or (4) by the stockholders.

Section 145(e) of the DGCL provides that expenses (including attorneys’ fees) incurred by an officer or director of the corporation in defending any civil, criminal, administrative or investigative action, suit or proceeding may be paid by the corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that such person is not entitled to be indemnified by the corporation as authorized in Section 145. Such expenses (including attorneys’ fees) incurred by former directors and officers or other employees and agents of the corporation or by persons serving at the request of the corporation as directors, officers, employees or agents of another corporation, partnership, joint venture, trust or other enterprise may be so paid upon such terms and conditions, if any, as the corporation deems appropriate.

Section 145(f) of the DGCL provides that the indemnification and advancement of expenses provided by, or granted pursuant to, Section 145 shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in such person’s official capacity and as to action in another capacity while holding such office. A right to indemnification or to advancement of expenses arising under a provision of the certificate of incorporation or a bylaw shall not be eliminated or impaired by an amendment to the certificate of incorporation or the bylaws after the occurrence of the act or omission that is the subject of the civil, criminal, administrative or investigative action, suit or proceeding for which indemnification or advancement of expenses is sought, unless the provision in effect at the time of such act or omission explicitly authorizes such elimination or impairment after such action or omission has occurred.

Section 145(g) of the DGCL provides that a corporation shall have the power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person’s status as such, whether or not the corporation would have the power to indemnify such person against such liability under Section 145.

Section 102(b)(7) of the DGCL enables a corporation in its certificate of incorporation or an amendment thereto to eliminate or limit the personal liability of a director to the corporation or its stockholders of monetary damages for violations of the directors’ fiduciary duty of care, except (i) for any breach of the director’s duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law, (iii) pursuant to Section 174 of the DGCL (providing for liability of directors for unlawful payment of dividends or unlawful stock purchases or redemptions) or (iv) for any transaction from which a director derived an improper personal benefit.

Section 174 of the DGCL provides, among other things, that a director, who willfully or negligently approves of an unlawful payment of dividends or an unlawful stock purchase or redemption, may be held liable for such actions. A director who was either absent when the unlawful actions were approved or dissented at the time, may avoid liability by causing his or her dissent to such actions to be entered in the books containing the minutes of the meetings of the board of directors at the time such action occurred or immediately after such absent director receives notice of the unlawful acts.

Organizational Documents of Delaware Registrants

The certificate of incorporation and/or bylaws of each of the Delaware Corporations provide that, to the fullest extent permitted by the DGCL, the corporation shall indemnify any current or former director, officer, employee or agent of the corporation against all expenses, liabilities and losses reasonably incurred or suffered by him or her in connection with any action, suit or proceeding brought by or in the right of the corporation or otherwise, to which he or she was or is a party or is threatened to be made a party by reason of his or her current or former position with the corporation or by reason of the fact that he or she is or was serving, at the request of the corporation, as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise.

AP AL LLC, Farmington IP LLC, IPR LLC, Space Monkey, LLC, Vivint Data Management, LLC and Vivint FireWild, LLC (collectively, the “Delaware LLCs”) are limited liability companies organized under the laws of Delaware.

Delaware Limited Liability Company Act

Section 18-108 of the Delaware Limited Liability Company Act empowers a Delaware limited liability company to indemnify and hold harmless any member or manager or other person from and against any and all claims and demands whatsoever.

In accordance with these provisions, the limited liability company agreement of each Delaware LLC states that to the fullest extent permitted by applicable law, the company shall indemnify a member, manager, an officer, a person to whom the managers delegate management responsibilities, any affiliate, officer, director or shareholder of a member, or manager, or any employee or agent of the company or of the indemnified party from any loss, damage or claim incurred by the indemnified party by reason of any act performed or omitted to be performed by the indemnified party in good faith in connection with the business of the company including expenses (including legal fees) incurred by such indemnified person in defending any claim, demand, action, suit or proceeding; provided however, that an indemnified party shall not be indemnified for any loss, damage or claim incurred by such party by reason of gross negligence or willful misconduct with such acts or omissions.

Utah Registrants

Smart Home Pros, Inc. and Vivint, Inc. (collectively, the “Utah Corporations”) are incorporated under the laws of Utah.

Section 16-10a-902 of the Utah Revised Business Corporation Act (the “Revised Act”) provides that a corporation may indemnify any individual who was, is, or is threatened to be made a named defendant or respondent (a “Party”) in any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative and whether formal or informal (a “Proceeding”), because he or she is or was a director of the corporation or, while a director of the corporation, is or was serving at its request as a director, officer, partner, trustee, employee, fiduciary or agent of another corporation or other person or of an employee benefit plan (an “Indemnifiable Director”), against any obligation incurred with respect to a Proceeding, including any judgment, settlement, penalty, fine or reasonable expenses (including attorneys’ fees), incurred in the Proceeding if his or her conduct was in good faith, he or she reasonably believed that his or her conduct was in, or not opposed to, the best interests of the corporation, and, in the case of any criminal Proceeding, had no reasonable cause to believe such conduct was unlawful; provided, however, that pursuant to Subsection 902(4): (i) indemnification under Section 902 in connection with a Proceeding by or in the right of the corporation is limited to payment of reasonable expenses (including attorneys’ fees) incurred in connection with the Proceeding and (ii) the corporation may not indemnify an Indemnifiable Director in connection with a Proceeding by or in the right of the corporation in which the Indemnifiable Director was adjudged liable to the corporation, or in connection with any other Proceeding charging that the Indemnifiable Director derived an improper personal benefit, whether or not involving action in his or her official capacity, in which Proceeding he or she was adjudged liable on the basis that he or she derived an improper personal benefit.

Section 16-10a-903 of the Revised Act provides that, unless limited by its articles of incorporation, a corporation shall indemnify an Indemnifiable Director who was successful, on the merits or otherwise, in the defense of any Proceeding, or in the defense of any claim, issue or matter in the Proceeding, to which he or she was a Party because he or she is or was an Indemnifiable Director of the corporation, against reasonable expenses (including attorneys’ fees) incurred in connection with the Proceeding or claim with respect to which he or she has been successful.

The articles of incorporation and bylaws of each of the Utah Corporations indemnifies its officers and directors against all reasonable expense incurred by them in defending claims or suits, irrespective of the time of the occurrence of the claims or causes of action in such suits, made or brought against them as officers or directors of the corporation, and against all liability in such suits, except in such cases as involve gross negligence or willful misconduct in the performance of their duties. Such indemnification extends to the payment of judgments against such officers and directors and to reimbursement of amounts paid in settlement of such claims or actions and may apply to judgments in favor of the corporation or amounts paid in settlement to the corporation. Such indemnification also extends to the payment of counsel fees and expenses of such officers and directors in suits against them where successfully defended by them or where unsuccessfully defended, if there is no finding or judgment that the claim or action arose from the gross negligence or willful misconduct of such officers or directors. Such right of indemnification is not exclusive of any right to which such officer or director may be entitled as a matter of law and shall extend and apply to the estates of deceased officers and directors.

313 Aviation, LLC and Vivint Purchasing, LLC are limited liability companies organized under the laws of the State of Utah.

Utah Revised Limited Liability Company Act

Sections 48-2c-1802 and 48-2c-1807 of the Utah Revised Limited Liability Company Act empowers a Utah limited liability company to indemnify any manager or other person from and against liability incurred in any proceeding if (i) his conduct was in good faith, (ii) he reasonably believed that his conduct was in, or not opposed to, the company’s best interests, and (iii) in the case of any criminal proceeding, he had no reasonable cause to believe his conduct was unlawful. A company may not indemnify a manager under Section 48-2c-1802 in connection with a proceeding by or in the right of the company in which the manager was adjudged liable to the company or in connection with any other proceeding charging that the manager derived an improper personal benefit, whether or not involving action in his official capacity, in which proceeding he was adjudged liable on the basis that he derived an improper personal benefit.

In accordance with this provision, the operating agreements of 313 Aviation, LLC and Vivint Purchasing, LLC provide that the company shall indemnify any manager and may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding by reason of the fact that the person is or was, or is or was serving at the request of, a manager, director, officer, employee or authorized representative of the company. Such indemnification is available, provided that, the indemnified person acted in good faith and in a manner the indemnified person reasonably believed to be not opposed to the best interests of the company and, with respect to any criminal action or proceeding, had no reasonable cause to believe the indemnified person’s conduct was unlawful.

Louisiana Registrants

Vivint Louisiana LLC is a limited liability company organized under the laws of Louisiana.

Louisiana Limited Liability Company Law

Under Section 1315 of the Louisiana Limited Liability Company Act, as codified in Chapter 22 of Title 12 of the Louisiana Revised Statutes, a limited liability company may, and shall have the power to, indemnify and hold harmless any member or manager from and against claims and demands, if done in good faith, and with due care, as long as said member or manager was not grossly negligent, violated a criminal law, or received a financial benefit to which the member or manager was not entitled.

In accordance with these provisions, the articles of organization of Vivint Louisiana LLC (the “Company”) provide the Company shall indemnify to the full extent permitted by law any person who is made or threatened to be made a party to any action, suit or proceeding (whether civil, criminal, administrative or investigative) for judgments, settlements, penalties, fines, or expenses, including attorneys’ fees, incurred because he or she is or was a Member, officer, employee or agent of the Company or because he or she serves or served any other enterprise at the request of the Company.

Item 21. Exhibits and Financial Statement Schedules.

(a) Exhibits

Exhibit No.	Description

3.1*	Fifth Amended and Restated Certificate of Incorporation of APX Group, Inc.

3.2	Bylaws of the APX Group, Inc. (incorporated by reference to Exhibit 3.2 to the Registration Statement on Form S-4 of APX Group Holdings, Inc. and the other registrants listed therein (File Number: 333-191132))

3.3	Certificate of Incorporation of APX Group Holdings, Inc. (incorporated by reference to Exhibit 3.3 to the Registration Statement on Form S-4 of APX Group Holdings, Inc. and the other registrants listed therein (File Number: 333-191132))

3.4	Bylaws of APX Group Holdings, Inc. (incorporated by reference to Exhibit 3.4 to the Registration Statement on Form S-4 of APX Group Holdings, Inc. and the other registrants listed therein (File Number: 333-191132))

3.5	Articles of Organization of 313 Aviation, LLC (incorporated by reference to Exhibit 3.5 to the Registration Statement on Form S-4 of APX Group Holdings, Inc. and the other registrants listed therein (File Number: 333-191132))

3.6	Operating Agreement for 313 Aviation, LLC (incorporated by reference to Exhibit 3.6 to the Registration Statement on Form S-4 of APX Group Holdings, Inc. and the other registrants listed therein (File Number: 333-191132))

3.7	Articles of Incorporation of Smart Home Pros, Inc. (incorporated by reference to Exhibit 3.7 to the Registration Statement on Form S-4 of APX Group Holdings, Inc. and the other registrants listed therein (File Number: 333-191132))

3.7.1	Articles of Amendment to the Articles of Incorporation of Smart Home Pros, Inc. (incorporated by reference to Exhibit 3.7.1 to the Registration Statement on Form S-4 of APX Group Holdings, Inc. and the other registrants listed therein (File Number: 333-212390))

3.8	Bylaws of Smart Home Pros, Inc. (incorporated by reference to Exhibit 3.8 to the Registration Statement on Form S-4 of APX Group Holdings, Inc. and the other registrants listed therein (File Number: 333-191132))

3.9	Articles of Incorporation of Vivint, Inc. (incorporated by reference to Exhibit 3.9 to the Registration Statement on Form S-4 of APX Group Holdings, Inc. and the other registrants listed therein (File Number: 333-191132))

3.10	Bylaws of Vivint, Inc. (incorporated by reference to Exhibit 3.10 to the Registration Statement on Form S-4 of APX Group Holdings, Inc. and the other registrants listed therein (File Number: 333-191132))

Exhibit No.	Description

3.11	Articles of Organization of Vivint Purchasing, LLC (incorporated by reference to Exhibit 3.11 to the Registration Statement on Form S-4 of APX Group Holdings, Inc. and the other registrants listed therein (File Number: 333-191132))

3.12	Operating Agreement of Vivint Purchasing, LLC (incorporated by reference to Exhibit 3.12 to the Registration Statement on Form S-4 of APX Group Holdings, Inc. and the other registrants listed therein (File Number: 333-191132))

3.13	Certificate of Formation of AP AL LLC (incorporated by reference to Exhibit 3.13 to the Registration Statement on Form S-4 of APX Group Holdings, Inc. and the other registrants listed therein (File Number: 333-191132))

3.14	Limited Liability Company Agreement of AP AL LLC (incorporated by reference to Exhibit 3.14 to the Registration Statement on Form S-4 of APX Group Holdings, Inc. and the other registrants listed therein (File Number: 333-191132))

3.15	Certificate of Incorporation of Vivint Wireless, Inc. (incorporated by reference to Exhibit 3.15 to the Registration Statement on Form S-4 of APX Group Holdings, Inc. and the other registrants listed therein (File Number: 333-191132))

3.16	Bylaws of Vivint Wireless, Inc. (incorporated by reference to Exhibit 3.16 to the Registration Statement on Form S-4 of APX Group Holdings, Inc. and the other registrants listed therein (File Number: 333-191132))

3.17	Certificate of Formation of Farmington IP LLC (incorporated by reference to Exhibit 3.17 to the Registration Statement on Form S-4 of APX Group Holdings, Inc. and the other registrants listed therein (File Number: 333-201060))

3.18	Limited Liability Company Agreement of Farmington IP LLC (incorporated by reference to Exhibit 3.18 to the Registration Statement on Form S-4 of APX Group Holdings, Inc. and the other registrants listed therein (File Number: 333-201060))

3.19	Certificate of Formation of IPR LLC (incorporated by reference to Exhibit 3.19 to the Registration Statement on Form S-4 of APX Group Holdings, Inc. and the other registrants listed therein (File Number: 333-201060))

3.20	Limited Liability Company Agreement of IPR LLC (incorporated by reference to Exhibit 3.20 to the Registration Statement on Form S-4 of APX Group Holdings, Inc. and the other registrants listed therein (File Number: 333-201060))

3.21	Limited Liability Company Agreement of Smartrove LLC (incorporated by reference to Exhibit 3.21 to the Registration Statement on Form S-4 of APX Group Holdings, Inc. and the other registrants listed therein (File Number: 333-201060))

3.22	Conversion Agreement of Smartrove LLC (incorporated by reference to Exhibit 3.22 to the Registration Statement on Form S-4 of APX Group Holdings, Inc. and the other registrants listed therein (File Number: 333-201060))

3.23	Bylaws of Smartrove Inc. (incorporated by reference to Exhibit 3.23 to the Registration Statement on Form S-4 of APX Group Holdings, Inc. and the other registrants listed therein (File Number: 333-201060))

3.24	Certificate of Formation of Vivint Data Management, LLC (incorporated by reference to Exhibit 3.24 to the Registration Statement on Form S-4 of APX Group Holdings, Inc. and the other registrants listed therein (File Number: 333-201060))

Exhibit No.	Description

3.24.1	Certificate of Amendment to the Certificate of Formation of Space Monkey, LLC (incorporated by reference to Exhibit 3.7.1 to the Registration Statement on Form S-4 of APX Group Holdings, Inc. and the other registrants listed therein (File Number: 333-212390))

3.25	Limited Liability Company Agreement of Vivint Data Management, LLC (incorporated by reference to Exhibit 3.25 to the Registration Statement on Form S-4 of APX Group Holdings, Inc. and the other registrants listed therein (File Number: 333-201060))

3.26	Certificate of Formation of Vivint FireWild, LLC (incorporated by reference to Exhibit 3.26 to the Registration Statement on Form S-4 of APX Group Holdings, Inc. and the other registrants listed therein (File Number: 333-201060))

3.27	Limited Liability Company Agreement of Vivint FireWild, LLC (incorporated by reference to Exhibit 3.27 to the Registration Statement on Form S-4 of APX Group Holdings, Inc. and the other registrants listed therein (File Number: 333-201060))

3.28	Amended and Restated Certificate of Incorporation of Vivint Group, Inc. (incorporated by reference to Exhibit 3.28 to the Registration Statement on Form S-4 of APX Group Holdings, Inc. and the other registrants listed therein (File Number: 333-201060))

3.29	Bylaws of Vivint Group, Inc. (incorporated by reference to Exhibit 3.29 to the Registration Statement on Form S-4 of APX Group Holdings, Inc. and the other registrants listed therein (File Number: 333-201060))

3.30	Certificate of Filing of Vivint Louisiana LLC (incorporated by reference to Exhibit 3.30 to the Registration Statement on Form S-4 of APX Group Holdings, Inc. and the other registrants listed therein (File Number: 333-201060))

3.31	Articles of Organization of Vivint Louisiana LLC (incorporated by reference to Exhibit 3.31 to the Registration Statement on Form S-4 of APX Group Holdings, Inc. and the other registrants listed therein (File Number: 333-201060))

4.1	Indenture, dated as of November 16, 2012, among APX Group, Inc., the guarantors named therein and Wilmington Trust, National Association, as trustee, relating to the Company’s 6.375% Senior Secured Notes due 2019 (incorporated by reference to Exhibit 4.1 to the Registration Statement on Form S-4 of APX Group Holdings, Inc. and the other registrants listed therein (File Number: 333-191132))

4.2	First Supplemental Indenture, dated as of December 20, 2012, among 313 Aviation, LLC and Wilmington Trust, National Association, as trustee, relating to the Company’s 6.375% Senior Secured Notes due 2019 (incorporated by reference to Exhibit 4.2 to the Registration Statement on Form S-4 of APX Group Holdings, Inc. and the other registrants listed therein (File Number: 333-191132))

4.3	Second Supplemental Indenture, dated as of May 14, 2013, among Vivint Wireless, Inc. and Wilmington Trust, National Association, as trustee, relating to the Company’s 6.375% Senior Secured Notes due 2019 (incorporated by reference to Exhibit 4.3 to the Registration Statement on Form S-4 of APX Group Holdings, Inc. and the other registrants listed therein (File Number: 333-191132))

4.4	Third Supplemental Indenture, dated as of December 18, 2014, among the guarantors party thereto and Wilmington Trust, National Association, as trustee, relating to the Issuer’s 6.375% Senior Secured Notes due 2019 (incorporated by reference to Exhibit 4.4 to the Registration Statement on Form S-4 of APX Group Holdings, Inc. and the other registrants listed therein (File Number: 333-201060))

Exhibit No.	Description

4.5	Form of Note relating to Company’s 6.375% Senior Secured Notes due 2019 (attached as exhibit to Exhibit 4.1) (incorporated by reference to Exhibit 4.4 to the Registration Statement on Form S-4 of APX Group Holdings, Inc. and the other registrants listed therein (File Number: 333-191132))

4.6	Indenture, dated as of November 16, 2012, among APX Group, Inc., the guarantors named therein and Wilmington Trust, National Association, as trustee, relating to the Company’s 8.75% Senior Notes due 2020 (incorporated by reference to Exhibit 4.5 to the Registration Statement on Form S-4 of APX Group Holdings, Inc. and the other registrants listed therein (File Number: 333-191132))

4.7	First Supplemental Indenture, dated as of December 20, 2012, among 313 Aviation, LLC and Wilmington Trust, National Association, as trustee, relating to the Company’s 8.75% Senior Notes due 2020 (incorporated by reference to Exhibit 4.6 to the Registration Statement on Form S-4 of APX Group Holdings, Inc. and the other registrants listed therein (File Number: 333-191132))

4.8	Second Supplemental Indenture, dated as of May 14, 2013, among Vivint Wireless, Inc. and Wilmington Trust, National Association, as trustee, relating to the Company’s 8.75% Senior Notes due 2020 (incorporated by reference to Exhibit 4.7 to the Registration Statement on Form S-4 of APX Group Holdings, Inc. and the other registrants listed therein (File Number: 333-191132))

4.9	Third Supplemental Indenture, dated as of May 31, 2013, among APX Group, Inc., the guarantors named therein and Wilmington Trust, National Association, as trustee, relating to the Company’s 8.75% Senior Notes due 2020 (incorporated by reference to Exhibit 4.8 to the Registration Statement on Form S-4 of APX Group Holdings, Inc. and the other registrants listed therein (File Number: 333-191132))

4.10	Fourth Supplemental Indenture, dated as of December 13, 2013, among APX Group, Inc., the guarantors named therein and Wilmington Trust, National Association, as trustee, relating to the Company’s 8.75% Senior Notes due 2020 (incorporated by reference to Exhibit 4.1 to the Current Report on Form 8-K of APX Group Holdings, Inc. filed on December 13, 2013 (File Number: 333-191132-02))

4.11	Fifth Supplemental Indenture, dated as of July 1, 2014, among APX Group, Inc., the guarantors party thereto and Wilmington Trust, National Association, as trustee, relating to the Company’s 8.75% Senior Notes due 2020 (incorporated by reference to Exhibit 4.1 to the Current Report on Form 8-K of APX Group Holdings, Inc. filed on July 1, 2014 (File Number: 333-191132-02))

4.12	Sixth Supplemental Indenture, dated as of December 18, 2014, among the guarantors party thereto and Wilmington Trust, National Association, as trustee, relating to the Issuer’s 8.75% Senior Notes due 2020 (incorporated by reference to Exhibit 4.4 to the Registration Statement on Form S-4 of APX Group Holdings, Inc. and the other registrants listed therein (File Number: 333-201060))

4.13	Form of Note relating to Company’s 8.75% Senior Notes due 2020 (attached as exhibit to Exhibit 4.6) (incorporated by reference to Exhibit 4.9 to the Registration Statement on Form S-4 of APX Group Holdings, Inc. and the other registrants listed therein (File Number: 333-191132))

4.14	Indenture, dated May 26, 2016, among APX Group, Inc., the guarantors named therein and Wilmington Trust, National Association, as trustee, relating to the Company’s 7.875% Senior Notes due 2022 (incorporated by reference to Exhibit 4.1 to the Current Report on Form 8-K of APX Group Holdings, Inc. (File Number: 333-191132-02))

4.15	First Supplemental Indenture, dated as of August 17, 2016, among APX Group, Inc., the guarantors named therein and Wilmington Trust, National Association, as trustee, relating to the Company’s 7.875% Senior Secured Notes due 2022 (incorporated by reference to Exhibit 4.1 to the Current Report on Form 8-K of APX Group Holdings, Inc. (File Number: 333-191132-02))

Exhibit No.	Description

4.16	Second Supplemental Indenture, dated as of February 1, 2017, among APX Group, Inc., the guarantors named therein and Wilmington Trust, National Association, as trustee, relating to the Company’s 7.875% Senior Secured Notes due 2022 filed on February 1, 2017 (incorporated by reference to Exhibit 4.1 to the Current Report on Form 8-K of APX Group Holdings, Inc. (File Number: 333-191132-02))

4.17	Registration Rights Agreement, dated February 1, 2017, among APX Group, Inc., the guarantors named therein and Credit Suisse Securities (USA) LLC, relating to the Company’s 7.875% Senior Notes due 2022 filed on February 1, 2017 (incorporated by reference to Exhibit 4.2 to the Current Report on Form 8-K of APX Group Holdings, Inc. (File Number: 333-191132-02))

5.1*	Opinion of Simpson Thacher & Bartlett LLP

5.2*	Opinion of Durham Jones & Pinegar, P.C.

5.3*	Opinion of Taylor, Porter, Brooks & Phillips L.L.P.

10.1	Amended and Restated Credit Agreement, dated as of June 28, 2013 among APX Group, Inc., the other guarantors party thereto, Bank of America, N.A., as Administrative Agent and the other lenders and parties thereto (incorporated by reference to Exhibit 10.1 to the Registration Statement on Form S-4 of APX Group Holdings, Inc. and the other registrants listed therein (File Number: 333-191132))

10.2	Second Amended and Restated Credit Agreement, dated as of March 6, 2015, among APX Group, Inc., the other guarantors party thereto, Bank of America, N.A., as Administrative Agent and the other lenders and parties thereto (incorporated by reference to Exhibit 10.1 to the Current Report on Form 8-K of APX Group Holdings, Inc. filed on March 11, 2015. (File Number: 333-191132-02))

10.3	Security Agreement, dated as of November 16, 2012, among the grantors named therein and Bank of America, N.A., as Administrative Agent (incorporated by reference to Exhibit 10.2 to the Registration Statement on Form S-4 of APX Group Holdings, Inc. and the other registrants listed therein (File Number: 333-191132))

10.4	Security Agreement, dated as of November 16, 2012, among the grantors named therein and Wilmington Trust, National Association, as Collateral Agent (incorporated by reference to Exhibit 10.3 to the Registration Statement on Form S-4 of APX Group Holdings, Inc. and the other registrants listed therein (File Number: 333-191132))

10.5	Intercreditor Agreement and Collateral Agency Agreement, dated as of November 16, 2012, among 313 Group Inc., the other grantors named therein, Bank of America, N.A., as Credit Agreement Collateral Agent, Wilmington Trust, National Association, as Notes Collateral Agent, and each Additional Collateral Agent from time to time party thereto (incorporated by reference to Exhibit 10.4 to the Registration Statement on Form S-4 of APX Group Holdings, Inc. and the other registrants listed therein (File Number: 333-191132))

10.6**	Management Subscription Agreement (Co-Investment Units), dated as of November 16, 2012, between 313 Acquisition LLC and Todd Pedersen (incorporated by reference to Exhibit 10.5 to the Registration Statement on Form S-4 of APX Group Holdings, Inc. and the other registrants listed therein (File Number: 333-191132))

10.7**	Management Subscription Agreement (Co-Investment Units), dated as of November 16, 2012, between 313 Acquisition LLC and Alex Dunn (incorporated by reference to Exhibit 10.6 to the Registration Statement on Form S-4 of APX Group Holdings, Inc. and the other registrants listed therein (File Number: 333-191132))

Exhibit No.	Description

10.8**	Management Subscription Agreement (Incentive Units), dated as of November 16, 2012, between Acquisition LLC and Todd Pedersen (incorporated by reference to Exhibit 10.7 to the Registration Statement on Form S-4 of APX Group Holdings, Inc. and the other registrants listed therein (File Number: 333-191132))

10.9**	Management Subscription Agreement (Incentive Units), dated as of November 16, 2012, between Acquisition LLC and Alex Dunn (incorporated by reference to Exhibit 10.8 to the Registration Statement on Form S-4 of APX Group Holdings, Inc. and the other registrants listed therein (File Number: 333-191132))

10.10**	Form of Management Subscription Agreement (Incentive Units) (incorporated by reference to Exhibit 10.9 to the Registration Statement on Form S-4 of APX Group Holdings, Inc. and the other registrants listed therein (File Number: 333-191132))

10.11**	Form of Management Subscription Agreement (Co-Investment Units) (incorporated by reference to Exhibit 10.10 to the Registration Statement on Form S-4 of APX Group Holdings, Inc. and the other registrants listed therein (File Number: 333-191132))

10.12**	Amended and Restated 313 Acquisition LLC Unit Plan dated as of November 16, 2012 (incorporated by reference to Exhibit 10.1 to the Current Report on Form 8-K of APX Group Holdings, Inc. filed on September 23, 2016 (File Number: 333-191132-02))

10.13**	Form of Aircraft Time-Sharing Agreement (incorporated by reference to Exhibit 10.12 to the Registration Statement on Form S-4 of APX Group Holdings, Inc. and the other registrants listed therein (File Number: 333-191132))

10.14**	Employment Agreement, dated as of August 7, 2014, between APX Group, Inc. and Alex Dunn (incorporated by reference to Exhibit 10.1 to the Quarterly Report on Form 10-Q of APX Group Holdings, Inc. for the quarter ended June 30, 2014 (File No. 333-191132-02) filed on August 8, 2014)

10.15**	Employment Agreement, dated as of August 7, 2014, between APX Group, Inc. and Todd Pedersen (incorporated by reference to Exhibit 10.2 to the Quarterly Report on Form 10-Q of APX Group Holdings, Inc. for the quarter ended June 30, 2014 (File No. 333-191132-02) filed on August 8, 2014)

10.16**	Employment Agreement, dated as of March 8, 2016, between APX Group, Inc. and Mark Davies (incorporated by reference to Exhibit 10.17 to the Annual Report on Form 10-K of APX Group Holdings, Inc. for the year ended December 31, 2015 (File No. 333-191132-02) filed on March 11, 2016)

10.17**	Employment Agreement, dated as of March 8, 2016, between APX Group, Inc. and Todd Santiago (incorporated by reference to Exhibit 10.18 to the Annual Report on Form 10-K of APX Group Holdings, Inc. for the year ended December 31, 2015 (File No. 333-191132-02) filed on March 11, 2016)

10.18**	Employment Agreement, dated as of March 8, 2016, between APX Group, Inc. and Matthew Eyring (incorporated by reference to Exhibit 10.19 to the Annual Report on Form 10-K of APX Group Holdings, Inc. for the year ended December 31, 2016 (File No. 333-191132-02) filed on March 13, 2017)

10.19**	Form of Letter Amendment, dated March 8, 2016, to Management Subscription Agreement (Incentive Units) (incorporated by reference to Exhibit 10.19 to the Annual Report on Form 10-K of APX Group Holdings, Inc. for the year ended December 31, 2015 (File No. 333-191132-02) filed on March 11, 2016)

Exhibit No.	Description

10.20	Form of Outside Director Offer Letter (incorporated by reference to Exhibit 10.1 to the Quarterly Report on Form 10-Q of APX Group Holdings, Inc. for the quarterly period ended September 30, 2015 (File Number: 333-191132-02))

10.21	Form of Note Purchase Agreement, relating to the Company’s 8.875% Senior Secured Notes due 2022 (incorporated by reference to Exhibit 10.1 to the Current Report on Form 8-K of APX Group Holdings, Inc. filed on October 19, 2015 (File Number: 333-191132-02))

12.1*	Computation of Ratio of Earnings to Fixed Charges

21.1*	Subsidiaries of APX Group, Inc.

23.1*	Consent of Ernst & Young LLP, Independent Registered Public Accounting Firm

23.2	Consent of Simpson Thacher & Bartlett LLP (included as part of its opinion filed as Exhibit 5.1 hereto)

23.3	Consent of Durham Jones & Pinegar, P.C. (included as part of its opinion filed as Exhibit 5.2 hereto)

23.4	Consent of Taylor, Porter, Brooks & Phillips, L.L.C. (included as part of its opinion filed as Exhibit 5.3 hereto)

24.1	Power of Attorney (included in signature pages of this registration statement)

25.1*	Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939 of Wilmington Trust, National Association as trustee under the Indenture, dated May 26, 2016, among APX Group, Inc., the guarantors named therein and Wilmington Trust, National Association as trustee, relating to the Company’s 7.875% Senior Notes due 2022

99.1*	Form of Letter of Transmittal

99.2*	Form of Letter to Brokers, Dealers, Commercial Banks, Trust Companies and Other Nominees

99.3*	Form of Letter to Clients

99.4*	Form of Notice of Guaranteed Delivery

101.1*	The following materials are formatted in XBRL (eXtensible Business Reporting Language): (i) the Consolidated Balance Sheets, (ii) the Consolidated Statements of Operations, (iii) the Consolidated Statements of Comprehensive Loss, (iv) the Consolidated Statements of Changes in Equity, (v) the Consolidated Statements of Cash Flows, (vi) Notes to Consolidated Financial Statements, and (vii) document and entity information. (A)

*	Filed herewith.
**	Identifies exhibits that consist of a management contract or compensatory plan or arrangement.
(A)	Pursuant to Rule 406T of Regulation S-T, the Interactive Data files on Exhibit 101.1 hereto are deemed not filed or part of a registration statement or prospectus for purposes of Sections 11 or 12 of the Securities Act of 133, as amended, are deemed not filed for purposes of Section 18 of the Securities and Exchange Act of 1934, as amended, and otherwise are not subject to liability under those sections.
(b)	Financial Statement Schedules Financial schedules are omitted because they are not applicable or not required, or because the information is included herein in our financial statements and/or the notes related thereto.

Item 22. Undertakings.

(a) Each of the undersigned registrants hereby undertakes:

(1) to file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) to include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and (iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

(2) that, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

(3) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering;

(4) that, for the purpose of determining liability under the Securities Act to any purchaser, if the registrants are subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use; and

(5) that, for the purpose of determining liability of the registrants under the Securities Act to any purchaser in the initial distribution of the securities, each of the undersigned registrants undertakes that in a primary offering of securities of the undersigned registrants pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrants will be sellers to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and (iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b) Each of the undersigned registrants hereby undertakes to respond to requests for information that is incorporated by reference into the prospectus pursuant to Items 4, 10(b), 11 or 13 of this form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

(c) Each of the undersigned registrants hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

(d) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers, or controlling persons of each of the registrants pursuant to the foregoing provisions, or otherwise, each of the registrants has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrants of expenses incurred or paid by a director, officer or controlling person of the registrants in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person of the registrants in connection with the securities being registered, the registrants will, unless in the opinion of their counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by them is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Provo, State of Utah, on March 27, 2017.

APX GROUP, INC.

By:	/s/ Mark J. Davies
Name: Mark J. Davies
Title: Chief Financial Officer

SIGNATURES AND POWERS OF ATTORNEY

Each person whose signature appears below hereby constitutes and appoints Mark Davies and Shawn Lindquist and each of them, the true and lawful attorneys-in-fact and agents of the undersigned, with full power of substitution and resubstitution, for and in the name, place and stead of the undersigned, in any and all capacities, to sign this Registration Statement and any and all amendments (including post-effective amendments) to this Registration Statement, including any filings pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, and hereby grants to such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and anything necessary to be done, as fully to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitute, or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/S/ TODD R. PEDERSEN Todd R. Pedersen	Chief Executive Officer and Director (Principal Executive Officer)	March 27, 2017

/S/ MARK J. DAVIES Mark J. Davies	Chief Financial Officer (Principal Financial Officer)	March 27, 2017

/S/ PATRICK E. KELLIHER Patrick E. Kelliher	Chief Accounting Officer	March 27, 2017

/S/ ALEX J. DUNN Alex J. Dunn	President and Director	March 27, 2017

/S/ DAVID F. D’ALESSANDRO David F. D’Alessandro	Director	March 27, 2017

/S/ BRUCE MCEVOY Bruce McEvoy	Director	March 27, 2017

/S/ PAUL S. GALANT Paul S. Galant	Director	March 27, 2017

Signature	Title	Date

/S/ PETER F. WALLACE Peter F. Wallace	Director	March 27, 2017

/S/ JAY D. PAULEY Jay D. Pauley	Director	March 27, 2017

/S/ JOSEPH S. TIBBETTS, JR. Joseph S. Tibbetts, Jr.	Director	March 27, 2017

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Provo, State of Utah, on March 27, 2017.

APX GROUP HOLDINGS, INC.

By:	/s/ Mark J. Davies
Name: Mark J. Davies
Title: Chief Financial Officer

SIGNATURES AND POWERS OF ATTORNEY

Each person whose signature appears below hereby constitutes and appoints Mark Davies and Shawn Lindquist and each of them, the true and lawful attorneys-in-fact and agents of the undersigned, with full power of substitution and resubstitution, for and in the name, place and stead of the undersigned, in any and all capacities, to sign this Registration Statement and any and all amendments (including post-effective amendments) to this Registration Statement, including any filings pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, and hereby grants to such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and anything necessary to be done, as fully to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitute, or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/S/ TODD R. PEDERSEN Todd R. Pedersen	Chief Executive Officer and Director (Principal Executive Officer)	March 27, 2017

/S/ MARK J. DAVIES Mark J. Davies	Chief Financial Officer (Principal Financial Officer)	March 27, 2017

/S/ PATRICK E. KELLIHER Patrick E. Kelliher	Chief Accounting Officer	March 27, 2017

/S/ ALEX J. DUNN Alex J. Dunn	President and Director	March 27, 2017

/S/ DAVID F. D’ALESSANDRO David F. D’Alessandro	Director	March 27, 2017

/S/ BRUCE MCEVOY Bruce McEvoy	Director	March 27, 2017

/S/ PAUL S. GALANT Paul S. Galant	Director	March 27, 2017

Signature	Title	Date

/S/ PETER F. WALLACE Peter F. Wallace	Director	March 27, 2017

/S/ JAY D. PAULEY Jay D. Pauley	Director	March 27, 2017

/S/ JOSEPH S. TIBBETTS, JR. Joseph S. Tibbetts, Jr.	Director	March 27, 2017

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Provo, State of Utah, on March 27, 2017.

313 AVIATION, LLC

By:	APX GROUP, INC., as sole member

By:	/s/ Mark J. Davies
Name: Mark J. Davies
Title: Chief Financial Officer

SIGNATURES AND POWERS OF ATTORNEY

Each person whose signature appears below hereby constitutes and appoints Mark Davies and Shawn Lindquist and each of them, the true and lawful attorneys-in-fact and agents of the undersigned, with full power of substitution and resubstitution, for and in the name, place and stead of the undersigned, in any and all capacities, to sign this Registration Statement and any and all amendments (including post-effective amendments) to this Registration Statement, including any filings pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, and hereby grants to such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and anything necessary to be done, as fully to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitute, or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/S/ TODD R. PEDERSEN	Chief Executive Officer (Principal Executive Officer)	March 27, 2017
Todd R. Pedersen

/S/ MARK J. DAVIES	Chief Financial Officer (Principal Financial Officer)	March 27, 2017
Mark J. Davies

/S/ PATRICK E. KELLIHER	Chief Accounting Officer	March 27, 2017
Patrick E. Kelliher

/S/ ALEX J. DUNN	President	March 27, 2017
Alex J. Dunn

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Provo, State of Utah, on March 27, 2017.

SMART HOME PROS, INC.

By:	/s/ Dale R. Gerard
Name: Dale R. Gerard
Title: Senior Vice President of Finance,
Treasurer

SIGNATURES AND POWERS OF ATTORNEY

Each person whose signature appears below hereby constitutes and appoints Mark Davies and Shawn Lindquist and each of them, the true and lawful attorneys-in-fact and agents of the undersigned, with full power of substitution and resubstitution, for and in the name, place and stead of the undersigned, in any and all capacities, to sign this Registration Statement and any and all amendments (including post-effective amendments) to this Registration Statement, including any filings pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, and hereby grants to such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and anything necessary to be done, as fully to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitute, or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/S/ TODD R. PEDERSEN	Chief Executive Officer and Director (Principal Executive Officer)	March 27, 2017
Todd R. Pedersen

/S/ DALE R. GERARD	Senior Vice President of Finance, Treasurer (Principal Financial Officer)	March 27, 2017
Dale R. Gerard

/S/ PATRICK E. KELLIHER	Chief Accounting Officer	March 27, 2017
Patrick E. Kelliher

/S/ ALEX J. DUNN	President and Director	March 27, 2017
Alex J. Dunn

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Provo, State of Utah, on March 27, 2017.

VIVINT, INC.

By:	/s/ Dale R. Gerard
Name: Dale R. Gerard
Title: Senior Vice President of Finance,
Treasurer

SIGNATURES AND POWERS OF ATTORNEY

Each person whose signature appears below hereby constitutes and appoints Mark Davies and Shawn Lindquist and each of them, the true and lawful attorneys-in-fact and agents of the undersigned, with full power of substitution and resubstitution, for and in the name, place and stead of the undersigned, in any and all capacities, to sign this Registration Statement and any and all amendments (including post-effective amendments) to this Registration Statement, including any filings pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, and hereby grants to such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and anything necessary to be done, as fully to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitute, or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/S/ TODD R. PEDERSEN Todd R. Pedersen	Chief Executive Officer and Director (Principal Executive Officer)	March 27, 2017

/S/ DALE R. GERARD Dale R. Gerard	Senior Vice President of Finance, Treasurer (Principal Financial Officer)	March 27, 2017

/S/ PATRICK E. KELLIHER Patrick E. Kelliher	Chief Accounting Officer	March 27, 2017

/S/ ALEX J. DUNN Alex J. Dunn	President and Director	March 27, 2017

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Provo, State of Utah, on March 27, 2017.

VIVINT PURCHASING, LLC

By:	VIVINT, INC., as sole member

By:	/s/ Dale R. Gerard
Name: Dale R. Gerard
Title: Senior Vice President of Finance,
Treasurer

SIGNATURES AND POWERS OF ATTORNEY

Each person whose signature appears below hereby constitutes and appoints Mark Davies and Shawn Lindquist and each of them, the true and lawful attorneys-in-fact and agents of the undersigned, with full power of substitution and resubstitution, for and in the name, place and stead of the undersigned, in any and all capacities, to sign this Registration Statement and any and all amendments (including post-effective amendments) to this Registration Statement, including any filings pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, and hereby grants to such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and anything necessary to be done, as fully to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitute, or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/S/ TODD R. PEDERSEN Todd R. Pedersen	Chief Executive Officer and Director (Principal Executive Officer)	March 27, 2017

/S/ DALE R. GERARD Dale R. Gerard	Senior Vice President of Finance, Treasurer (Principal Financial Officer)	March 27, 2017

/S/ PATRICK E. KELLIHER Patrick E. Kelliher	Chief Accounting Officer	March 27, 2017

/S/ ALEX J. DUNN Alex J. Dunn	President and Director	March 27, 2017

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Provo, State of Utah, on March 27, 2017.

AP AL LLC

By:	VIVINT, INC., as sole member

By:	/s/ Dale R. Gerard
Name: Dale R. Gerard
Title: Senior Vice President of Finance,
Treasurer

SIGNATURES AND POWERS OF ATTORNEY

Each person whose signature appears below hereby constitutes and appoints Mark Davies and Shawn Lindquist and each of them, the true and lawful attorneys-in-fact and agents of the undersigned, with full power of substitution and resubstitution, for and in the name, place and stead of the undersigned, in any and all capacities, to sign this Registration Statement and any and all amendments (including post-effective amendments) to this Registration Statement, including any filings pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, and hereby grants to such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and anything necessary to be done, as fully to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitute, or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/S/ TODD R. PEDERSEN Todd R. Pedersen	Chief Executive Officer and Director (Principal Executive Officer)	March 27, 2017

/S/ DALE R. GERARD Dale R. Gerard	Senior Vice President of Finance, Treasurer (Principal Financial Officer)	March 27, 2017

/S/ PATRICK E. KELLIHER Patrick E. Kelliher	Chief Accounting Officer	March 27, 2017

/S/ ALEX J. DUNN Alex J. Dunn	President and Director	March 27, 2017

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Provo, State of Utah, on March 27, 2017.

VIVINT WIRELESS, INC.

By:	/s/ Dale R. Gerard
Name: Dale R. Gerard
Title: Senior Vice President of Finance,
Treasurer

SIGNATURES AND POWERS OF ATTORNEY

Each person whose signature appears below hereby constitutes and appoints Mark Davies and Shawn Lindquist and each of them, the true and lawful attorneys-in-fact and agents of the undersigned, with full power of substitution and resubstitution, for and in the name, place and stead of the undersigned, in any and all capacities, to sign this Registration Statement and any and all amendments (including post-effective amendments) to this Registration Statement, including any filings pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, and hereby grants to such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and anything necessary to be done, as fully to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitute, or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/S/ TODD R. PEDERSEN Todd R. Pedersen	Chief Executive Officer and Director (Principal Executive Officer)	March 27, 2017

/S/ DALE R. GERARD Dale R. Gerard	Senior Vice President of Finance, Treasurer (Principal Financial Officer)	March 27, 2017

/S/ PATRICK E. KELLIHER Patrick E. Kelliher	Chief Accounting Officer	March 27, 2017

/S/ ALEX J. DUNN Alex J. Dunn	President and Director	March 27, 2017

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Provo, State of Utah, on March 27, 2017.

VIVINT GROUP, INC.

By:	/s/ Mark J. Davies
Name: Mark J. Davies
Title: Chief Financial Officer

SIGNATURES AND POWERS OF ATTORNEY

Each person whose signature appears below hereby constitutes and appoints Mark Davies and Shawn Lindquist and each of them, the true and lawful attorneys-in-fact and agents of the undersigned, with full power of substitution and resubstitution, for and in the name, place and stead of the undersigned, in any and all capacities, to sign this Registration Statement and any and all amendments (including post-effective amendments) to this Registration Statement, including any filings pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, and hereby grants to such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and anything necessary to be done, as fully to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitute, or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/S/ TODD R. PEDERSEN Todd R. Pedersen	Chief Executive Officer and Director (Principal Executive Officer)	March 27, 2017

/S/ MARK J. DAVIES Mark J. Davies	Chief Financial Officer (Principal Financial Officer)	March 27, 2017

/S/ PATRICK E. KELLIHER Patrick E. Kelliher	Chief Accounting Officer	March 27, 2017

/S/ ALEX J. DUNN Alex J. Dunn	President and Director	March 27, 2017

/S/ DAVID F. D’ALESSANDRO David F. D’Alessandro	Director	March 27, 2017

/S/ BRUCE MCEVOY Bruce McEvoy	Director	March 27, 2017

/S/ JAY D. PAULEY Jay D. Pauley	Director	March 27, 2017

Signature	Title	Date

/S/ PETER F. WALLACE Peter F. Wallace	Director	March 27, 2017

/S/ PAUL S. GALANT Paul S. Galant	Director	March 27, 2017

/S/ JOSEPH S. TIBBETTS, JR. Joseph S. Tibbetts, Jr.	Director	March 27, 2017

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Provo, State of Utah, on March 27, 2017.

FARMINGTON IP LLC

By:	IPR LLC, as sole member

By:	AP AL LLC, its sole member

By:	VIVINT, INC., as sole member

By:	/s/ Dale R. Gerard
Name: Dale R. Gerard
Title: Senior Vice President of Finance,
Treasurer

SIGNATURES AND POWERS OF ATTORNEY

Each person whose signature appears below hereby constitutes and appoints Mark Davies and Shawn Lindquist and each of them, the true and lawful attorneys-in-fact and agents of the undersigned, with full power of substitution and resubstitution, for and in the name, place and stead of the undersigned, in any and all capacities, to sign this Registration Statement and any and all amendments (including post-effective amendments) to this Registration Statement, including any filings pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, and hereby grants to such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and anything necessary to be done, as fully to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitute, or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/S/ TODD R. PEDERSEN Todd R. Pedersen	Chief Executive Officer and Director (Principal Executive Officer)	March 27, 2017

/S/ DALE R. GERARD Dale R. Gerard	Senior Vice President of Finance, Treasurer (Principal Financial Officer)	March 27, 2017

/S/ PATRICK E. KELLIHER Patrick E. Kelliher	Chief Accounting Officer	March 27, 2017

/S/ ALEX J. DUNN Alex J. Dunn	President and Director	March 27, 2017

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Provo, State of Utah, on March 27, 2017.

IPR LLC

By:	AP AL LLC, its sole member

By:	VIVINT, INC., as sole member

By:	/s/ Dale R. Gerard
Name: Dale R. Gerard
Title: Senior Vice President of Finance,
Treasurer

SIGNATURES AND POWERS OF ATTORNEY

Each person whose signature appears below hereby constitutes and appoints Mark Davies and Shawn Lindquist and each of them, the true and lawful attorneys-in-fact and agents of the undersigned, with full power of substitution and resubstitution, for and in the name, place and stead of the undersigned, in any and all capacities, to sign this Registration Statement and any and all amendments (including post-effective amendments) to this Registration Statement, including any filings pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, and hereby grants to such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and anything necessary to be done, as fully to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitute, or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/S/ TODD R. PEDERSEN Todd R. Pedersen	Chief Executive Officer and Director (Principal Executive Officer)	March 27, 2017

/S/ DALE R. GERARD Dale R. Gerard	Senior Vice President of Finance, Treasurer (Principal Financial Officer)	March 27, 2017

/S/ PATRICK E. KELLIHER Patrick E. Kelliher	Chief Accounting Officer	March 27, 2017

/S/ ALEX J. DUNN Alex J. Dunn	President and Director	March 27, 2017

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Provo, State of Utah, on March 27, 2017.

SMARTROVE INC.

By:	/s/ Dale R. Gerard
Name: Dale R. Gerard
Title: Senior Vice President of Finance,
Treasurer and Director

SIGNATURES AND POWERS OF ATTORNEY

Each person whose signature appears below hereby constitutes and appoints Mark Davies and Shawn Lindquist and each of them, the true and lawful attorneys-in-fact and agents of the undersigned, with full power of substitution and resubstitution, for and in the name, place and stead of the undersigned, in any and all capacities, to sign this Registration Statement and any and all amendments (including post-effective amendments) to this Registration Statement, including any filings pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, and hereby grants to such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and anything necessary to be done, as fully to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitute, or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/S/ DALE R. GERARD Dale R. Gerard	Senior Vice President of Finance, Treasurer and Director (Principal Executive Officer and Principal Financial Officer)	March 27, 2017

/S/ MARK J. DAVIES Mark J. Davies	Director	March 27, 2017

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Provo, State of Utah, on March 27, 2017.

VIVINT FIREWILD, LLC

By:	VIVINT WIRELESS, INC., as sole member

By:	/s/ Dale R. Gerard
Name: Dale R. Gerard
Title: Senior Vice President of Finance,
Treasurer

SIGNATURES AND POWERS OF ATTORNEY

Each person whose signature appears below hereby constitutes and appoints Mark Davies and Shawn Lindquist and each of them, the true and lawful attorneys-in-fact and agents of the undersigned, with full power of substitution and resubstitution, for and in the name, place and stead of the undersigned, in any and all capacities, to sign this Registration Statement and any and all amendments (including post-effective amendments) to this Registration Statement, including any filings pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, and hereby grants to such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and anything necessary to be done, as fully to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitute, or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/S/ TODD R. PEDERSEN Todd R. Pedersen	Chief Executive Officer (Principal Executive Officer)	March 27, 2017

/S/ DALE R. GERARD Dale R. Gerard	Senior Vice President of Finance, Treasurer (Principal Financial Officer)	March 27, 2017

/S/ PATRICK E. KELLIHER Patrick E. Kelliher	Chief Accounting Officer	March 27, 2017

/S/ ALEX J. DUNN Alex J. Dunn	President	March 27, 2017

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Provo, State of Utah, on March 27, 2017.

VIVINT LOUISIANA LLC

By:	Vivint, Inc., as sole member

By:	/s/ Dale R. Gerard
Name: Dale R. Gerard
Title: Senior Vice President of Finance,
Treasurer

SIGNATURES AND POWERS OF ATTORNEY

Each person whose signature appears below hereby constitutes and appoints Mark Davies and Shawn Lindquist and each of them, the true and lawful attorneys-in-fact and agents of the undersigned, with full power of substitution and resubstitution, for and in the name, place and stead of the undersigned, in any and all capacities, to sign this Registration Statement and any and all amendments (including post-effective amendments) to this Registration Statement, including any filings pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, and hereby grants to such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and anything necessary to be done, as fully to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitute, or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/S/ TODD R. PEDERSEN Todd R. Pedersen	Chief Executive Officer (Principal Executive Officer)	March 27, 2017

/S/ DALE R. GERARD Dale R. Gerard	Senior Vice President of Finance, Treasurer (Principal Financial Officer)	March 27, 2017

/S/ PATRICK E. KELLIHER Patrick E. Kelliher	Chief Accounting Officer	March 27, 2017

/S/ ALEX J. DUNN Alex J. Dunn	President	March 27, 2017

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Provo, State of Utah, on March 27, 2017.

SPACE MONKEY, LLC

By:	APX Parent Holdco, Inc., as sole member

By:	/s/ Dale R. Gerard
Name: Dale R. Gerard
Title: Senior Vice President of Finance,
Treasurer

SIGNATURES AND POWERS OF ATTORNEY

Each person whose signature appears below hereby constitutes and appoints Mark Davies and Shawn Lindquist and each of them, the true and lawful attorneys-in-fact and agents of the undersigned, with full power of substitution and resubstitution, for and in the name, place and stead of the undersigned, in any and all capacities, to sign this Registration Statement and any and all amendments (including post-effective amendments) to this Registration Statement, including any filings pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, and hereby grants to such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and anything necessary to be done, as fully to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitute, or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/S/ TODD R. PEDERSEN Todd R. Pedersen	Chief Executive Officer (Principal Executive Officer)	March 27, 2017

/S/ DALE R. GERARD Dale R. Gerard	Senior Vice President of Finance, Treasurer (Principal Financial Officer)	March 27, 2017

/S/ PATRICK E. KELLIHER Patrick E. Kelliher	Chief Accounting Officer	March 27, 2017

/S/ ALEX J. DUNN Alex J. Dunn	President	March 27, 2017